RESTATED
                           REVOLVING CREDIT AGREEMENT

                                     among

                            BEACON PROPERTIES, L.P.
                         BEACON PROPERTIES CORPORATION

                                      and

                       THE FIRST NATIONAL BANK OF BOSTON
                          BHF BANK AKTIENGESELLSCHAFT
                          FIRST AMERICAN BANK, S.S.B.
                                    USTRUST
               WELLS FARGO REALTY ADVISORS FUNDING, INCORPORATED

                                      and

                          OTHER BANKS WHICH MAY BECOME
                           PARTIES TO THIS AGREEMENT

                                      and

                       THE FIRST NATIONAL BANK OF BOSTON,
                                    AS AGENT

                              Dated June 27, 1996

                               TABLE OF CONTENTS


Section                                                              Page

S1.     DEFINITIONS AND RULES OF INTERPRETATION                        2

        S1.1.   Definitions                                            2
        S1.2.   Rules of Interpretation                               31

S2.     THE REVOLVING CREDIT FACILITY                                 32

        S2.1.   Commitment to Lend                                    32
        S2.2.   Intentionally Omitted                                 33
        S2.3.   Reduction of Commitment                               33
        S2.4.   The Revolving Credit Notes                            34
        S2.5.   Interest on Revolving Credit Loans; Fees              34
        S2.6.   Requests for Revolving Credit Loans                   35
        S2.7.   Conversion Options                                    40
        S2.8.   Funds for Revolving Credit Loans                      41

S3.     REPAYMENT OF THE REVOLVING CREDIT LOANS                       42

        S3.1.   Maturity                                              42
        S3.2.   Optional Repayments of Revolving Credit Loans         42

S4.     CERTAIN GENERAL PROVISIONS                                    43

        S4.1.   Funds for Payments                                    43
        S4.2.   Computations                                          44
        S4.3.   Inability to Determine Eurodollar Rate                44
        S4.4.   Illegality                                            44
        S4.5.   Additional Costs, Etc.                                45
        S4.6.   Capital Adequacy                                      46
        S4.7.   Certificate                                           47
        S4.8.   Indemnity                                             47
        S4.9.   Interest on Overdue Amounts                           47
        S4.10.  HLT Classification                                    47

S5.     COLLATERAL SECURITY                                           48
        S5.1.                                                         48
        S5.2.                                                         49
        S5.3.                                                         49
        S5.4.                                                         49

Section                                                              Page
S6.     REPRESENTATIONS AND WARRANTIES                                50

        S6.1.   Authority; Etc.                                       50
        S6.2.   Governmental Approvals                                54
        S6.3.   Title to Properties; Leases                           54
        S6.4.   Financial Statements                                  55
        S6.5.   Intentionally Omitted                                 56
        S6.6.   Franchises, Patents, Copyrights, Etc.                 56
        S6.7.   Litigation                                            56
        S6.8.   No Materially Adverse Contracts, Etc.                 56
        S6.9.   Compliance With Other Instruments, Laws, Etc.         56
        S6.10.  Tax Status                                            58
        S6.11.  No Event of Default                                   58
        S6.12.  Investment Company Acts                               58
        S6.13.  Absence of UCC Financing Statements, Etc.             58
        S6.14.  Setoff, Etc.                                          58
        S6.15.  Certain Transactions                                  59
        S6.16.  Employee Benefit Plans; Multiemployer Plans;
                 Guaranteed Pension Plans                             59
        S6.17.  Regulations U and X                                   59
        S6.18.  Environmental Compliance                              59
        S6.19.  Subsidiaries                                          61
        S6.20.  Lease Summaries                                       61
        S6.21.  Loan Documents                                        62
        S6.22.  Collateral Properties                                 62
        S6.23.  REIT Status                                           66

S7.     AFFIRMATIVE COVENANTS OF THE BORROWER AND THE
        GUARANTOR                                                     66

        S7.1.   Punctual Payment                                      66
        S7.2.   Maintenance of Office                                 66
        S7.3.   Records and Accounts                                  67
        S7.4.   Financial Statements, Certificates and Information    67
        S7.5.   Notices                                               70
        S7.6.   Existence of Borrower; Maintenance of Properties      72
        S7.7.   Existence of Guarantor; Maintenance of REIT Status
                 of Guarantor; Maintenance of Properties              73
        S7.8.   Insurance                                             73
        S7.9.   Taxes                                                 74
        S7.10.  Inspection of Properties and Books                    75
        S7.11.  Compliance with Laws, Contracts, Licenses,
                 and Permits                                          75
        S7.12.  Use of Proceeds                                       76
        S7.13.  Appraisals                                            76
        S7.14.  Leases; Lease Approvals                               76

                                      (ii)

Section                                                              Page
        s7.15.  Further Assurances                                    77
        s7.16.  Interest Rate Protection                              78
        S7.17.  Environmental Indemnification                         78
        S7.18.  Response Actions                                      78
        S7.19.  Environmental Assessments                             78
        S7.20.  Employee Benefit Plans                                79
        s7.21.  Operating Accounts                                    80
        S7.22.  No Amendments to Certain Documents                    80
        S7.23.  Mandatory Option Exercise                             80
        S7.24.  Intentionally Omitted                                 80
        S7.25.  Management                                            80
        s7.26.  Capital for Development                               81
        S7.27.  Location and Class of Real Estate Assets              81

S8.     CERTAIN NEGATIVE COVENANTS OF THE BORROWER
        AND THE GUARANTOR                                             82

        S8.1.   Restrictions on Indebtedness                          82
        S8.2.   Restrictions on Liens, Etc.                           84
        S8.3.   Restrictions on Investments                           86
        S8.4.   Merger, Consolidation and Disposition of Assets       87
        S8.5.   Sale and Leaseback                                    88
        S8.6.   Compliance with Environmental Laws                    88
        S8.7.   Distributions                                         88
        S8.8.   Leases                                                89

S9.     FINANCIAL COVENANTS OF THE BORROWER                           90

        S9.1.   Appraised Value                                       90
        S9.2.   Collateral Quarterly Operating Cash Flow to
                 Pro Forma Debt Service Charges                       90
        S9.3.   Total Liabilities to Asset Value                      90
        S9.4.   Operating Cash Flow to Total Debt Service             90
        s9.5    Tangible Net Worth                                    91
        S9.6    Covenant Calculations                                 91

S10.    INTENTIONALLY OMITTED                                         93

S11     CONDITIONS TO THE CLOSING DATE                                93

        S11.1.  Loan Documents                                        93
        S11.2.  Certified Copies of Organization Documents            93
        S11.3.  By-laws; Resolutions                                  93
        S11.4.  Incumbency Certificate; Authorized Signers            94
        S11.5.  Validity of Liens                                     94

                                       (iii)

Section                                                              Page
        S11.6.  Survey and Taxes                                      94
        S11.7.  Title Insurance; Title Exception Documents            94
        S11.8.  Leases, Service Contracts and Other Documents         94
        S11.9.  Estoppel Agreements; Subordination,
                 Attornment and Non-Disturbance Agreements            95
        S11.10. Certificates of Insurance                             95
        S11.11. Hazardous Substance Assessments                       95
        S11.12. Opinion of Counsel Concerning Organization
                 and Loan Documents                                   95
        S11.13. Certificate of Occupancy                              95
        S11.14. Appraisals                                            96
        S11.15. Tax and Securities Law Compliance                     96
        S11.16. Structural Condition Assurances                       96
        S11.17. Architect's/Engineer's Reports; Permit
                 Assurances; Compliance                               96
        S11.18. Guaranty                                              96
        S11.19. Interest Rate Protection                              96
        S11.20. Financial Analysis of Initial Collateral Properties   96
        S11.21  Inspection of Collateral Properties                   97
        S11.22  Certifications from Government Officials;
                 UCC-11 Reports                                       97
        S11.23  Intentionally Omitted                                 97
        S11.24  Proceedings and Documents                             97
        S11.25  Fees                                                  97
        S11.26  Closing Certificate                                   97
        S11.27  Capital Reserves                                      97

S12.    CONDITIONS TO ALL BORROWINGS                                  98

        S12.1   Representations True; No Event of Default;
                Compliance Certificate                                98
        S12.2   Date Down Endorsement                                 98
        S12.3   No Legal Impediment                                   98
        S12.4   Governmental Regulation                               98

S13.    EVENTS OF DEFAULT; ACCELERATION; ETC.                         99

        S13.1.  Events of Default and Acceleration                    99
        S13.2.  Termination of Commitments                           103
        S13.3.  Remedies                                             104
        S13.4.  Distribution of Collateral Proceeds                  104

S14.    SETOFF                                                       105

                                      (iv)

Section                                                              Page

S15.    THE AGENT                                                    106

        S15.1.  Authorization                                        106
        S15.2.  Employees and Agents                                 106
        S15.3.  No Liability                                         106
        S15.4.  No Representations                                   107
        S15.5.  Payments                                             107
        S15.6.  Holders of Revolving Credit Notes                    109
        S15.7.  Indemnity                                            109
        S15.8.  Agent as Bank                                        109
        S15.9.  Notification of Defaults and Events of Default       109
        S15.10. Duties in the Case of Enforcement                    109
        S15.11. Successor Agent                                      110
        S15.12. Notices                                              110

S16.    EXPENSES                                                     111

S17.    INDEMNIFICATION                                              112

S18.    SURVIVAL OF COVENANTS, ETC.                                  113

S19.    ASSIGNMENT; PARTICIPATIONS; ETC.                             113

        S19.1.  Conditions to Assignments by Banks                   113
        S19.2.  Certain Representations and Warranties;
                 Limitations; Covenants                              114
        S19.3.  Register                                             115
        S19.4.  New Revolving Credit Notes                           115
        S19.5.  Participations                                       116
        S19.6.  Pledge by Lender                                     116
        S19.7.  No Assignment by Borrower                            116
        S19.8   Disclosure                                           116

S20.    NOTICES, ETC.                                                117

S21.    GOVERNING LAW; CONSENT TO JURISDICTION
        AND SERVICE                                                  117

S22.    HEADINGS                                                     118

S23.    COUNTERPARTS                                                 118

S24.    ENTIRE AGREEMENT, ETC.                                       118

S25.    WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS               119

                                      (v)

Section                                                              Page

S26.    CONSENTS, AMENDMENTS, WAIVERS, ETC.                          119

S27.    SEVERABILITY                                                 121

S28.    LIMITED RECOURSE AGAINST GUARANTOR                           121

S29.    TRANSITIONAL ARRANGEMENTS                                    123

        S29.1   Original Agreement Superseded                        123
        S29.2   Return and Cancellation of Notes                     123
        S29.3   Interest and Fees Under Original Agreement           124

                                      (vi)

                                    EXHIBITS


        A       Form of Revolving Credit Note
        B       Form of Assignment of Leases and Rents
        C       Collateral Property Conditions
        D       [Intentionally Omitted]
        E       Form of Lease Summary
        F       [Intentionally Omitted]
        G       [Intentionally Omitted]
        H       Form of Loan Request
        I       Form of Compliance Certificate
        J       [Intentionally Omitted]
        K       Form of Closing Certificate
        L       Form of Assignment and Assumption Agreement
        M       Form of Assignment Amendments
        N       Form of Security Deed Amendment

                                     (vii)

                            Beacon Properties, L.P.

                Schedules to Restated Revolving Credit Agreement


SCHEDULE 1.2     Capitalization Rate
SCHEDULE 1.3     Banks' Commitments
SCHEDULE 1.4     Rowes Wharf Debt
SCHEDULE 6.1(b)  Capitalization; Outstanding Securities, Etc.
SCHEDULE 6.3     Partially Owned Real Estate Holding Entities
SCHEDULE 6.7     Litigation
SCHEDULE 6.15    Certain Transactions
SCHEDULE 6.18    Environmental Compliance
SCHEDULE 6.19    Subsidiaries
SCHEDULE 6.22(c) Independent Buildings
SCHEDULE 6.22(d) Material Defects in Building
SCHEDULE 6.22(k) Eminent Domain Proceedings
SCHEDULE 6.22(l) Rent Roll, Lease Information
SCHEDULE 7.14    Standard Form of Lease
SCHEDULE 8.1     Indebtedness of Borrower
SCHEDULE 8.1(h)  Contingent Liabilities

                                     (viii)

                                    RESTATED
                           REVOLVING CREDIT AGREEMENT


        This RESTATED REVOLVING CREDIT AGREEMENT is made as of the 27th day of June, 1996, by and among BEACON PROPERTIES, L.P., a Delaware limited partnership (the "Borrower"), BEACON PROPERTIES CORPORATION, a Maryland corporation which is the sole general partner of the Borrower (the "Guarantor"), each having its principal place of business at 50 Rowes Wharf, Boston, Massachusetts 02110 THE FIRST NATIONAL BANK OF BOSTON ("Bank of Boston"), a national banking association having its principal place of business at 100 Federal Street, Boston, Massachusetts 02110, BHF Bank Aktiengesellschaft ("BHF Bank"), First American Bank, S.S.B. ("First American"), USTrust ("USTrust"), Wells Fargo Realty Advisors Funding, Incorporated ("Wells Fargo"), and the other lending institutions which may become parties hereto pursuant to Section 19 (individually, a "Bank" and collectively, the "Banks") and BANK OF BOSTON, as agent for itself and each other Bank.

                                    RECITALS

        A. The Borrower is primarily engaged in the business of owning, purchasing, developing, constructing, renovating and operating Class A office buildings and mixed use facilities in the United States.

        B. The Guarantor is the sole general partner of the Borrower, holds in excess of 80% of the partnership interests in the Borrower, and is qualified to elect REIT status for income tax purposes and has agreed to guaranty the obligations of the Borrower hereunder on a limited recourse basis as set forth in Section 28 hereof and to make certain representations, warranties and covenants hereunder.

        C. The Borrower, the Guarantor, Wellesley Holding, L.P., certain of the Banks and the Agent are parties to a Revolving Credit Agreement dated as of May 23, 1994, as amended through the date hereof (the "Original Agreement"), pursuant to which the Banks party thereto agreed to make Revolving Credit Loans to the Borrower as set forth therein.

        D. The Borrower and the Guarantor have requested, and the Agent and the Banks have agreed, to restate the Original Agreement in its entirety pursuant to the terms and conditions hereof.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

        1.     DEFINITIONS AND RULES OF INTERPRETATION.

        1.1. Definitions. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Agreement referred to below:

        Accountants. In each case, independent certified public accountants reasonably acceptable to the Majority Banks. The Banks hereby acknowledge that the Accountants may include Coopers & Lybrand L.L.P. and Price Waterhouse.

        Acquisition Conditions. The conditions precedent to the Borrower purchasing any real estate asset or interest in any entity whose primary business is the ownership of real estate with the proceeds of the Revolving Credit Loans as set forth in Section 2.6(iii)(b).

        Acquisition Property or Properties. Those Real Estate Assets or interests in any entity whose primary business is the ownership of real estate meeting the Acquisition Conditions acquired by the Borrower after the date hereof with the proceeds of the Revolving Credit Loans.

        Additional Collateral Property Conditions. The conditions precedent to a Real Estate Asset (other than the Initial Collateral Properties) becoming a Collateral Property, as set forth in Section 5.4.

        Adjusted Appraised Value. The value, determined from time to time, of a Collateral Property (or a property proposed by the Borrower to become a Collateral Property), in accordance with the Appraisal Determination Process.

        Affiliate. With reference to any Person, (i) any director or executive officer of that Person, (ii) any other Person controlling, controlled by or under direct or indirect common control of that Person, (iii) any other Person directly or indirectly holding 10% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person and (iv) any other Person 10% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person.

        Agent. The First National Bank of Boston acting as agent for the Banks, or any successor agent, as permitted by Section 15.

        Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time, or the office of any successor Agent permitted under Section 15 hereof, provided such office (which need not be such successor Agent's head office) is located in Boston, Massachusetts.

        Aggregate Value of Partially-Owned Real Estate Holding Entities. An amount equal to the sum of each Value of a Partially-Owned Real Estate Holding Entity.

        Agreement. This Restated Revolving Credit Agreement, including the Schedules and Exhibits hereto, as the same may be from time to time amended and in effect.

        Agreement of Limited Partnership. The Amended and Restated Agreement of Limited Partnership of the Borrower, dated May 26, 1994, among the Guarantor and the limited partners named therein, as amended through the date hereof and as the same may be further amended from time to time as permitted by Section 7.22.

        Applicable Margin. The applicable margin over the then Base Rate or Eurodollar Rate, as applicable to the Loan(s) in question, as set forth in the table below, used in calculating the interest rate applicable to Revolving Credit Loans, which shall vary from time to time in accordance with the Leverage
Ratio:

================================================================================
                               Applicable Margin        Applicable Margin
Leverage Ratio                for Base Rate Loans   for Eurodollar Rate Loans
============================  ====================  ===========================
less than or equal to 0.55        0% per annum          1.75% per annum
to 1
- ----------------------------  --------------------  ---------------------------
greater than 0.55 to 1 for        0.125% per annum      2.125% per annum
90 days or fewer
- ----------------------------  --------------------  ---------------------------
greater than 0.55 to 1 for        0.50% per annum       2.50% per annum
more than 90 days
================================================================================

        The effective date of any change in the Applicable Margin shall be the date of any change in the Leverage Ratio which causes a change in the Applicable Margin as provided above. Any such change in the Applicable Margin shall also affect and immediately cause a recalculation of the interest rate for all Revolving Credit Loans then outstanding.

        Appraisal Determination Process. The determination of the Adjusted Appraised Value of a Collateral Property, or a property proposed by the Borrower to become a Collateral Property (each an "Appraisal Property"), made in the following manner:

                (i) the Agent shall obtain an MAI Appraisal of the Appraisal Property and distribute copies thereof to each of the Banks;

                (ii) each Bank shall submit to the Agent its determination of the value of the Appraisal Property, based upon such Bank's review and adjustment, if any, of the MAI Appraisal (each a "Bank Value");

                (iii) the Agent shall calculate the average of the Bank Values after eliminating the Bank Value which deviates by the greatest amount (plus or minus) from the value shown on the MAI Appraisal for the Appraisal Property;

                (iv) the "Adjusted Appraised Value" of the Appraisal Property shall be the lower of (a) the average of the Bank Values determined under subsection (iii) above, and (b) the value of the Appraisal Property shown on the MAI Appraisal; and

                (v) in calculating the average Bank Value under subsection (iii) above, in the event that more than one Bank Value deviates (either higher or lower) from the value shown on the MAI Appraisal by the same amount (and such Bank Values also deviate by the greatest amount from the value shown on the MAI Appraisal), (a) if such Bank Values deviate in the same direction (either higher or lower), only one Bank Value shall be eliminated; and (b) if such Bank Values deviate in opposite directions, none shall be eliminated.

        Appraised Value of Collateral Properties. The sum of the Adjusted Appraised Values of the Collateral Properties determined in accordance with the Appraisal Determination Process, based upon the most recent MAI Appraisals obtained on or prior to the Closing Date or pursuant to Section 7.13 or Section 11.14.

        Asset Value. With respect to the Borrower, the sum (as of the date of determination) of:

                (i) cash on hand (without double-counting any cash reserves taken into account in clause (ii) below);

                (ii)    the Appraised Value of Collateral
Properties;

                (iii)   the Value of Non-Collateral Properties;

                (iv)    the Aggregate Value of Partially-Owned
Real Estate Holding Entities;

                (v)     the Value of Operating Subsidiaries;

                (vi) the total project cost related to work in place for Real Estate Assets Under Development which are at least 50% pre-leased by square footage of rentable space to tenants which have been approved by the Majority Banks; and

                (vii)   the Rowes Wharf Assigned Value.

        For purposes of determining Asset Value, the Agent will use what it determines, in its reasonable discretion, is reasonably current information, it being understood that the Agent may, in accordance with Section 7.13, require the Borrower to provide updated MAI Appraisals satisfactory to the Agent in connection with item (ii) above.

        Assignment Amendments. The separate amendments to the Assignments of Rents and Leases, dated the Closing Date, in or substantially in the form of Exhibit M to this Agreement.

        Assignment and Assumption.  See Section 19.1.

        Assignment of Protected Interest Rate Agreement. The assignment, dated as of the date hereof, executed by the Borrower in favor of the Agent (for the benefit of the Banks), assigning all of its rights in and to the Protected Interest Rate Agreement and the proceeds thereof.

        Assignments of Rents and Leases. The collateral assignments of rents and leases given by the Borrower to the Agent pursuant to the Original Agreement, as amended through the date hereof, pursuant to which the Borrower has granted and assigned to the Agent, as agent for the Banks, a security interest in, and assignment of, the Borrower's interest as lessor with respect to all Leases (and rents thereunder) of all or any part of the Collateral Properties, the form of which is attached hereto as Exhibit B, as any of such Assignments of Rents and Leases may hereafter be further modified or amended from time to time, and including the Assignment Amendments.

        Average Annual Collateral Capital Expenditure Reserves. The amounts determined by the Borrower, shown on schedules submitted to and approved by the Agent in its reasonable discretion, to be an appropriate reserve, based on a three-year average, for repairs, replacements, Leasing Costs and other Capital Expenditures for the Collateral Properties. The Average Annual Collateral Capital Expenditure Reserves shall be appropriately revised at such time as any Collateral Property is added or released in accordance with the terms of this Agreement or when the Agent reasonably determines that market issues indicate that a revision would be appropriate.

        Average Annual Total Capital Expenditure Reserves. The amounts determined by the Borrower, shown on schedules submitted to and approved by the Agent in its reasonable discretion, to be an appropriate reserve, based on a three-year average, for repairs, replacements, Leasing Costs and other Capital Expenditures for the Real Estate Assets (including the Collateral Properties). The Average Annual Total Capital Expenditure Reserves shall be appropriately revised at such time as any Real Estate Asset (including the Collateral Properties) or interest therein is acquired or sold by the Borrower or when the Agent reasonably determines that market issues indicate that a revision would be appropriate. Notwithstanding the foregoing, at the option of the Borrower to be exercised upon written notice to the Agent and the establishment and funding of the One Fifty Federal Reserve Account with all cumulative amounts required to be deposited therein since July 1, 1996, the Leasing Costs and Capital Expenditures that are to be funded through the One Fifty Federal Reserve Account shall not be included in the Average Annual Total Capital Expenditure Reserves or any calculation relating thereto pursuant to this Agreement.

        Average Unused Commitment. For any period of time, the daily average difference between the Total Commitment in effect for each day during such period and the principal amount of Revolving Credit Loans outstanding for each such day hereunder.

        Banks. Collectively, the Bank of Boston, BHF Bank, First American, USTrust, Wells Fargo, any other Banks which may provide additional commitments and become parties to this Agreement, and any other Person who becomes an assignee of any rights of a Bank pursuant to
Section 19 or a Person who acquires all or substantially all of the stock or assets of a Bank.

        Base Rate. The higher of (a) the annual rate of interest announced from time to time by Bank of Boston at its head office in Boston, Massachusetts as its "base rate" and (b) one half of one percent (1/2%) above the overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time. Any change in the Base Rate during an Interest Period shall result in a corresponding change on the same day in the rate of interest accruing from and after such day on the unpaid balance of principal of the Base Rate Loans, if any, applicable to such Interest Period, effective on the day of such change in the Base Rate.

        Base Rate Loans. Those Revolving Credit Loans bearing interest calculated by reference to the Base Rate.

        BCN Center Plaza. BCN Center Plaza, LLC, a Delaware limited liability company which is the general partner of Center Plaza Associates.

        Beacon Group. Collectively, TBC Holdings Limited Partnership (formerly known as The Beacon Companies), a Massachusetts limited partnership, and any of its Affiliates or related entities which were the Borrower's predecessors in interest in the ownership of any Real Estate Asset.

        Borrower.  Beacon Properties, L.P.

        Borrower Real Estate Asset(s). Any Real Estate Asset(s) owned by the Borrower, any Subsidiary of the Borrower, or any Partially-Owned
Real Estate Holding Entity (including all Collateral Properties).

        Borrowing Base. The amount from time to time equal to the lesser of: (i) the Total Commitment in effect at such time, and (ii) 60% of the Appraised Value of the Collateral Properties at such time minus the Polk and Taylor Building Capital Reserve.

        Budgeted Project Costs. With respect to Real Estate Assets Under Development, the budgeted project cost of such Real Estate Asset Under Development shown on schedules submitted to the Agent; provided that for Real Estate Assets Under Development owned by any Partially-Owned Real Estate Holding Entity, the Budgeted Project Cost of such Real Estate Asset Under Development shall be the Borrower's pro-rata share of the budgeted project cost of such Real Estate Asset Under Development

(based on the greater of (x) the Borrower's percentage equity interest in such Partially-Owned Real Estate Holding Entity or (y) the Borrower's obligation to provide funds to such Partially-Owned Real Estate Holding Entity).

        Building. Individually and collectively, the buildings, structures and improvements now or hereafter located on each of the Collateral Properties.

        Building Service Equipment. All apparatus, fixtures and articles of personal property owned by the Borrower now or hereafter attached to or used or procured for use in connection with the operation or maintenance of any Building, including, without limitation, all engines, furnaces, boilers, stokers, pumps, heaters, tank, dynamos, motors, generators, switchboards, electrical equipment, heating, plumbing, lifting and ventilating apparatus, air-cooling and air-conditioning apparatus, gas and electric fixtures, elevators, escalators, fittings, and machinery and all other equipment of every kind and description, used or procured for use in the operation of any Building (except apparatus, fixtures or articles of personal property belonging to lessees or other occupants of such Building or to Persons other than the Borrower unless the same be abandoned by any such lessee or other occupant or Person), together with any and all replacements thereof and additions thereto.

        Business Day. Any day on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurodollar Rate Loans, also a day which is a Eurodollar Business Day.

        Capital Expenditures. Any expenditure for any item that would be treated or defined as a capital expenditure under GAAP or the Code.

        Capitalization Rate. The rate set forth on Schedule 1.2 hereto with respect to each Real Estate Asset, each of which rates shall be subject to adjustment from time to time by the Agent in its reasonable discretion based on then current market conditions.

        Capitalized Leases. Leases under which the Borrower or any of its Subsidiaries or any Partially-Owned Real Estate Holding Entity is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

        Center Plaza. The nine-story office and retail property located in downtown Boston, Massachusetts, commonly known as One, Two and

Three Center Plaza, and more particularly described in the Center Plaza Subordinate Mortgage.

        Center Plaza Associates. Center Plaza Associates Limited Partnership, a Massachusetts limited partnership, of which the Borrower is a 75% limited partner, the CPA Trust is a 24% limited partner and BCN Center Plaza is a 1% sole general partner. Center Plaza Associates is the 100% fee owner of Center Plaza.

        Center Plaza Beacon Note. The Amended and Restated Beacon Note dated as of June 10, 1993 in the original principal amount of $7,500,000 made by Center Plaza Associates in favor of Scollay Corp., a Massachusetts corporation, which promissory note has been assigned by Scollay Corp. to the Borrower, which has in turn assigned said note to CIGNA, as collateral security.

        Center Plaza First Tier Notes. Collectively, the thirteen separate promissory notes evidencing indebtedness incurred by Center Plaza Associates in connection with Center Plaza in an aggregate original principal amount equal to $61,000,000, each dated June 10, 1993, made by Center Plaza Associates in favor of certain lenders, which promissory notes have been assigned by such lenders to the Borrower, which has in turn assigned said notes to CIGNA, as collateral security.

        Center Plaza Option Agreements. Collectively, (i) the Option Agreement (Second Tier Notes), dated as of November 30, 1994, between the Center Plaza Second Tier Trust and the Borrower (the "Center Plaza Option Agreement (Second Tier Notes)"), pursuant to which the Borrower is granted an option to purchase the Center Plaza Second Tier Note, and (ii) the Option Agreement (Limited Partnership Interests), dated as of November 30, 1994, between the CPA Trust and the Borrower (the "Center Plaza Option Agreement (Limited Partnership Interest)") pursuant to which the Borrower is granted an option to purchase all limited partnership interests of the CPA Trust in Center Plaza Associates.

        Center Plaza Second Tier Note. The promissory note evidencing indebtedness on Center Plaza in the original principal amount equal to $48,060,479.50 executed November 30, 1994 and effective as of June 10, 1993, made by Center Plaza Associates in favor of the Center Plaza Second Tier Trust. The Borrower has purchased an option to acquire the Center Plaza Second Tier Note from the Center Plaza Second Tier Trust pursuant to the terms of the Center Plaza Option Agreement (Second Tier Notes).

        Center Plaza Second Tier Trust. The Note Holding Trust, a Massachusetts common law grantor trust whose trustee is CP Holding Corp., a Massachusetts corporation of which Lionel P. Fortin is the sole stockholder.

        Center Plaza Subordinate Debt. That certain outstanding indebtedness of Center Plaza Associates which is evidenced by the Center Plaza Beacon Note, the Center Plaza First Tier Notes and the Center Plaza Second Tier Note.

        Center Plaza Subordinate Mortgage. The Mortgage, Security Agreement, Financing Statement and Assignment of Leases and Rents dated as of December 1, 1986, as amended by First Amendment of Mortgage, Security Agreement, Financing Statement and Assignment of Leases and Rents dated as of March 15, 1987 and by Mortgage Amendment, Consolidation and Extension Agreement dated June 10, 1993, by Center Plaza Associates in favor of The Sakura Bank, Limited, New York Branch, as agent (successor in interest to Center Plaza Finance Corporation), originally recorded with the Suffolk Registry of Deeds in Book 13151, Page 65, and filed with the Suffolk Registry District of the Land Court as Document No. 414822, as amended and assigned. The Center Plaza Subordinate Mortgage secures the Center Plaza First Tier Notes and the Center Plaza Second Tier Note.

        CERCLA.  See Section 6.18.

        CIGNA.  See Section 13.1(q).

        Closing Date. The first date on which all of the conditions set forth in 11 have been satisfied.

        Code. The Internal Revenue Code of 1986, as amended and in effect from time to time.

        Collateral. All of the properties, rights and interests of the Borrower, whether now owned or hereafter acquired, that are or are intended to be subject to the security interests, liens and mortgages created by the Security Documents, including, without limitation, (i) the Collateral Properties, (ii) the Leases, (iii) the Protected Interest Rate Agreement, (iv) the Permits and the Service Agreements (each to the extent assignable), (v) any and all proceeds of the foregoing items (i) through (iv), inclusive, and (vi) the Guaranty.

        Collateral Properties. At any date of determination, collectively, the Initial Collateral Properties and New Collateral Properties, if any, but excluding any such properties that have been released as Collateral Properties in accordance with Section 5.3.

        Collateral Property Conditions. The conditions set forth in Exhibit C hereto.

        Collateral Quarterly Operating Cash Flow. With respect to any fiscal quarter of the Borrower, an amount equal to (i) the aggregate Net Operating Income of the Collateral Properties for such fiscal quarter; minus (ii) 25% of the Average Annual Collateral Capital Expenditure Reserve applicable to the fiscal quarter being tested.

        Collateral Release Conditions.  See Section 5.3.

        Completed Loan Request. A loan request accompanied by all information required to be supplied under the applicable provisions of Section 2.6.

        Commitment. With respect to each Bank, the amount set forth from time to time on Schedule 1.3 hereto as the amount of such Bank's Commitment to make Loans to the Borrower, as such commitment may be reduced in accordance with
Section 2.3.

        Commitment Fee.  See Section 2.5(e).

        Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1.3 hereto as such Bank's percentage of the Total Commitment and any changes thereto from time to time.

        Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of the Borrower and its subsidiaries, or the Guarantor and its subsidiaries (as the case may be), consolidated in accordance with GAAP.

        Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 2.7.

        CP Holding Corp. CP Holding Corp., a Massachusetts corporation which is the trustee of the CPA Trust.

        CPA Trust. The Partnership Holding Trust, a Massachusetts common law grantor trust, the stock of the trustee of which, CP Holding Corp., is owned by Lionel P. Fortin, which trust is a 24% limited partner of Center Plaza Associates.

        default. When used with reference to this Agreement or any other Loan Document, any of the events or conditions specified in Section 13.1, whether or not any requirement for the giving of notice, the lapse of time or both, has been satisfied.

        Default. As of the relevant time of determination, an event or occurrence which:

                (i) requires notice and time to cure to become an Event of Default and as to which notice has been given to the Borrower by the Agent; or

                (ii) has occurred and will become an Event of Default (without notice) if such event remains uncured after any grace period specified in
Section 13.1 or, in the case of matters referred to in Section 13.1(m), in the other applicable Loan Document(s).

        Distribution.  With respect to:

                (i) the Borrower, any distribution of cash or Cash Flow or other cash equivalent, directly or indirectly, to the partners of the Borrower; or any other distribution on or in respect of any partnership interests of the Borrower; and

                (ii) the Guarantor, the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of the Guarantor, other than dividends payable solely in shares of common stock by the Guarantor; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Guarantor, directly or indirectly through a Subsidiary of the Guarantor or otherwise; the return of capital by the Guarantor to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Guarantor.

        Dollars or $. Dollars in lawful currency of the United States of America.

        Drawdown Date. The date on which any Revolving Credit Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with Section 2.7.

        Eligible Assignee. Any of (a) a commercial bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with GAAP; and (c) a commercial bank organized under the laws of any other country (including the central bank of such country) which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America.

        Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

        Environmental Indemnity Agreement. The Environmental Indemnity Agreement, restated as of the date hereof, from the Borrower and the Guarantor to the Banks pursuant to which the Borrower and the Guarantor shall each, among other things, indemnify the Banks from environmental liability on or affecting the Collateral Properties in accordance with the terms thereof.

        Environmental Laws.  See Section 6.18(a).

        Environmental Reports.  See Section 6.18.

        ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

        ERISA Affiliate. Any Person which is treated as a single employer with the Borrower under Section 414 of the Code.

        ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

        Eurocurrency Reserve Rate. For any day with respect to a Eurodollar Rate Loan, the weighted average of the rates (expressed as a decimal) at which all of the Banks subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

        Eurodollar Breakage Costs. With respect to any Eurodollar Rate Loan to be prepaid or not drawn after elected, a prepayment "breakage" fee in an amount determined by the Agent in the following manner:

                (i) First, the Agent shall determine the amount by which (a) the total amount of interest which would have otherwise accrued hereunder on each installment of principal prepaid or not so drawn, during the period beginning on the date of such prepayment or failure to draw and ending on the last day of the applicable Eurodollar Rate Loan Interest Period (the "Reemployment Period"), exceeds (b) the total amount of interest which would accrue, during the Reemployment Period, on any readily marketable bond or other obligation of the United States of America designated by the Agent in its sole discretion at or about the time of such payment, such bond or other obligation of the United States of America to be in an amount equal (as nearly as may be) to the amount of principal so paid or not drawn after elected and to have maturity at the end of the Reemployment Period, and the interest to accrue thereon to take account of amortization of any discount from par or accretion of premium above par at which the same is selling at the time of designation. Each such amount is hereinafter referred to as an "Installment Amount".

                (ii) Second, each Installment Amount shall be treated as payable on the last day of the Eurodollar Rate Loan Interest Period which would have been applicable had such principal installment not been prepaid or not borrowed.

                (iii) Third, the amount to be paid on each such date shall be the present value of the Installment Amount determined by discounting the amount thereof from the date on which such Installment Amount is to be treated as payable, at the same yield to maturity as that payable upon the bond or other obligation of the United States of America designated as aforesaid by the Agent.

        Eurodollar Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

        Eurodollar Rate. For any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to the quotient of (a) the rate at which the Agent is offered Dollar deposits two Eurodollar Business Days prior to the beginning of such Interest Period in an interbank eurodollar market where the eurodollar and foreign currency and exchange operations of the Agent are customarily conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Rate Loan to which such Interest Period applies, divided by
(b) a number equal to 1.00 minus the Eurocurrency Reserve Rate.

        Eurodollar Rate Loan(s). Revolving Credit Loans bearing interest calculated by reference to the Eurodollar Rate.

        Event of Default.  See Section 13.1.

        Financial Statement Date. With respect to (i) the Borrower, December 31, 1995, and (ii) with respect to the Guarantor, December 31, 1995.

        Funds from Operations. With respect to any fiscal period of the Borrower, an amount, without double-counting, equal to the net income of the Borrower and its Subsidiaries (other than non-consolidated Subsidiaries), as determined in accordance with GAAP, before deduction of depreciation and amortization, and excluding gains (or losses) from the sale of real property or interests therein, debt restructurings or other extraordinary items, and after adjustments for unconsolidated partnerships, joint ventures or other entities (such adjustments to be calculated to reflect Funds from Operations on the same basis); plus amortization of pre-paid deferred financing costs to the extent deducted in calculating Funds from Operations; and including, in any case, net income (after payment of operating and fixed charges and obligations) from the operation (but not capital transactions, debt restructurings or other extraordinary items) of consolidated and unconsolidated partnerships, joint ventures and other entities which is not subject to any claims by any other Person.

        "funds from operations". In accordance with the resolution adopted by the Board of Governors of the National Association of Real Estate

Investment Trusts, with respect to any fiscal period of an entity, net income
(loss), (computed in accordance with GAAP) excluding gains (or losses) from debt restructurings and sales of property, plus depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures.

        GAAP. Generally accepted accounting principles, consistently applied.

        Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or the Guarantor, as the case may be, or any ERISA Affiliate of either of them the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

        Guaranty. The Guaranty, restated as of the date hereof, made by the Guarantor in favor of the Agent and the Banks pursuant to which the Guarantor guarantees to the Agent and the Banks the unconditional payment and performance of the Obligations, subject to the limitations on liability set forth therein.

        Guarantor. Beacon Properties Corporation, a Maryland corporation and the sole general partner of the Borrower.

        Hazardous Substances.  See Section 6.18(b).

        Indebtedness. All obligations, contingent and otherwise, that in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (c) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of indebtedness or obligations of others, including any obligation to supply funds (including partnership obligations and capital requirements) to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit.

        Initial Collateral Properties. The (a) Real Estate Assets located at (i) Russia Wharf, Boston, Massachusetts (approximately 314,596 rentable square feet ("r.s.f.")); (ii) Crosby Corporate Center (Bedford Research Park), Bedford, Massachusetts (approximately 336,000 r.s.f.); (iii) Condominium Unit Nos. R-1A through R-1D, 0-2 through 0-10, and 0-26 through 0-28 (16 Units) at 150 Federal Street, Boston, Massachusetts (aggregating approximately 275,872 r.s.f.); (iv) Westwood Business Center, Westwood, Massachusetts (approximately 160,400 r.s.f.); (v) One Canal Park, Cambridge, Massachusetts (approximately 100,300 r.s.f.); (vi) Ten Canal Park, Cambridge, Massachusetts (approximately 110,000 r.s.f.); (vii) Two Oliver Street/147 Milk Street, Boston, Massachusetts (approximately 271,000 r.s.f.); (viii) 1235 Westlakes Drive, Berwyn, Pennsylvania (Building I, Westlakes Office Park; approximately 136,026 r.s.f.);
(ix) 1205 Westlakes Drive, Berwyn, Pennsylvania (Building II, Westlakes Office Park; approximately 128,924 r.s.f.); (x) 1055 Westlakes Drive, Berwyn, Pennsylvania (Building III, Westlakes Office Park; approximately 118,425 r.s.f.); and (xi) 1000 Westlakes Drive, Berwyn, Pennsylvania (Building V, Westlakes Office Park; approximately 60,217 r.s.f.), as all of such Real Estate Assets are more particularly described in the Security Deeds; (b) the Buildings and Building Service Equipment located thereon; (c) all other property owned by the Borrower located on or at the Initial Collateral Properties incident to any of the same described in any Security Document or other Loan Document; and (d) all proceeds or products of any of the foregoing, unless released pursuant to
Section 5.3.

        Interest Payment Date. As to any Loan, the last day of any calendar month in which such Loan is outstanding; and in addition, the last day of any Interest Period with respect to such Loan.

        Interest Period. With respect to each Revolving Credit Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the following periods (as selected by the Borrower in a Completed Loan Request): (i) for any Base Rate Loan, the last day of the calendar month, and (ii) for any Eurodollar Rate Loan, 1, 2, 3 or 6 months; and
(b) thereafter, each period commencing at the end of the last day of the immediately preceding Interest Period applicable to such Revolving Credit Loan and ending on the last day of the applicable period set forth in (a)(i) and (ii) above selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

        (A) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

        (B) if any Interest Period with respect to a Eurodollar Rate Loan would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

        (C) if the Borrower shall fail to give notice of conversion as provided in Section 2.7, the Borrower shall be deemed to have requested a conversion of the affected Eurodollar Rate Loan to a Base Rate Loan on the last day of the then current Interest Period with respect thereto;

        (D) any Interest Period relating to any Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to subparagraph (E) below, end on the last Business Day of a calendar month; and

        (E) any Interest Period that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

        Investments. All expenditures made and all liabilities incurred (contingently or otherwise, but without double-counting): (i) for the acquisition of stock, partnership or other equity interests or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, any Person; and (ii) for the acquisition of any other obligations of any Person. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

        Leases. Leases, licenses and agreements whether written or oral, relating to the use or occupation of space in or on the Buildings or on the

Collateral Properties by persons other than the Borrower, including but not limited to the leases listed on Schedule 6.22(l).

        Lease Summaries. Summaries of the material terms of the Leases. Such Lease Summaries shall contain the information described on Exhibit E and any other material terms of the Leases.

        Leasing Costs. Collectively, leasing commissions, legal fees, design costs, tenant improvement costs and other costs incurred by the Borrower in connection with entering into Leases or amendments thereto.

        Leverage Ratio.  See Section 9.3.

        Loan Documents. Collectively, this Agreement, the Revolving Credit Notes, the Security Documents, the Environmental Indemnity Agreement, the Guaranty, the Russia Wharf Agreements and any and all other agreements, instruments or documents now or hereafter evidencing, securing or otherwise relating to the Revolving Credit Loans and executed or delivered by or on behalf of the Borrower or its Subsidiaries or the Guarantor or its Subsidiaries in connection with the Loan, or referred to herein or therein and delivered to the Agent or the Banks by or on behalf of the Borrower, the Guarantor or their respective Subsidiaries, and all schedules, exhibits and annexes hereto or thereto, as the same may from time to time be amended and in effect.

        Loans.  The Revolving Credit Loans.

        MAI Appraisal. Real property appraisal(s) of the value of any Collateral Property or property proposed by the Borrower to become a Collateral Property, determined on a market value basis, performed and prepared at the Borrower's expense as herein provided, impartially by an independent MAI qualified appraiser(s) selected and retained by the Agent, the form and substance of such appraisal(s) to be subject to review and revision by each of the Banks with the final determination of value to be made in accordance with the Appraisal Determination Process. Each such Appraisal shall have been prepared in accordance with the Uniform Standards of Professional Appraisal Practice and the Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

        Major Leases. Those Leases for (a) 25,000 square feet or more or (b) fifty-one percent (51%) or more of the net leaseable area of a Building. For purposes of this definition, all leases to a single tenant and/or its Affiliates within a building or industrial park or similar development shall be aggregated.

        Major Tenants. As to any Major Lease, those tenants that are parties to that Major Lease and any guarantors of those tenants.

        Majority Banks. As of any date, the Banks whose aggregate Commitments constitute at least fifty-one percent (51%) of the Total Commitment, but in no event fewer than two Banks.

        Maturity Date. June 27, 1999, or such earlier date on which the Revolving Credit Loans shall become due and payable pursuant to the terms thereof.

        Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or the Guarantor as the case may be or any ERISA Affiliate.

        Net Collateral Operating Income. With respect to any fiscal period, the Net Operating Income of the Borrower from the operation of all Collateral Properties.

        Net Operating Income. With respect to any fiscal period, the total rental and other income from the operation of all Real Estate Assets of the entity in question, less all expenses and other proper charges incurred in connection with the operation of such Real Estate Assets during such fiscal period (including, without limitation, real estate taxes, management fees and bad debt expenses), but before payment of or provision for debt service charges for such fiscal period, income taxes for such period, and depreciation, amortization, and other non-cash expenses for such fiscal period, all as determined in accordance with GAAP (except that any rent leveling adjustments shall be excluded from rental income).

       New Collateral Properties. Those Real Estate Assets that are hereafter accepted with Unanimous Bank Approval as a Collateral
Property under Section 5.4.

        Non-Collateral Properties. The Real Estate Assets which are 100% owned or ground-leased by the Borrower but which are not, at the relevant time of reference, Collateral Properties. For purposes of the calculations to be made under Section 9, the Real Estate Assets located at (a) 65 William Street, 60 William Street, 55 William Street and 40 William Street in Wellesley, Massachusetts (Buildings One, Two, Three and Four at the Wellesley Office Park),
(b) 100 William Street, Wellesley, Massachusetts, and (c) Center Plaza shall be treated as being 100% owned by the Borrower.

        Obligations. All indebtedness, obligations and liabilities of the Borrower and its Subsidiaries to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans or the Revolving Credit Notes or other instruments at any time evidencing any thereof, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

        One Fifty Federal Reserve Account. The unpledged investment/demand account which, if established by the Borrower, shall be maintained by the Borrower with the Agent and be funded on a quarterly basis in eight (8) equal deposits on January 1, April 1, July 1 and October 1 of each year, commencing July 1, 1996, that, together with the investment return earned on such deposits, shall equal at least $9,082,000 by April 1, 1998, for the purposes of funding the Capital Expenditures and Leasing Costs for the Real Estate Asset located at 150 Federal Street, Boston, Massachusetts (Condominium Units 0-13 through 0-25). The investment/demand account shall at all times be owned by the Borrower and shall not be subject to any Lien or withdrawal other than for the purpose provided herein. If the Borrower establishes the One Fifty Federal Reserve Account after July 1, 1996, simultaneously with opening such account, the Borrower shall initially deposit therein an amount equal to the sum of the quarterly deposits that would have been required to be made had the account been opened on or before July 1, 1996 (e.g., if the Borrower establishes such account in November, 1996, the Borrower shall initially deposit an amount equal to two quarterly payments, and the next quarterly payment will be due on January 1,
1997), and the Borrower shall thereafter make quarterly payments currently as due.

        Operating Accounts. Collectively, all deposit or other accounts of the Borrower relating to each of the Collateral Properties other than segregated accounts that the Borrower is required to maintain with third parties.

        Operating Cash Flow. With respect to any fiscal quarter of the Borrower, an amount equal to:

                (i)     Funds from Operations for such fiscal
quarter; plus

                (ii)    Total Interest Expense for such fiscal
quarter; minus

                (iii) 25% of the Average Annual Total Capital Expenditure Reserve applicable to the fiscal quarter being tested.

        Operating Subsidiaries. Those Subsidiaries of the Borrower that, at any time of reference, provide management, construction, design or other services (excluding any such Subsidiary which may provide any such services which are only incidental to that Subsidiary's ownership of one or more Real Estate Assets) but including, in any case, Beacon Property Management Corporation, Beacon Construction Company, Inc., Beacon Design Corporation, Beacon Property Management, L.P., Beacon Design, L.P. and Beacon Property South Station Management Company, L.P., and any successors or assigns of their respective businesses and/or assets which are Subsidiaries of the Borrower or the Guarantor.

        Operating Subsidiary Contracts. Collectively, the contracts or agreements, whether oral or written, whether now existing or hereafter arising, pursuant to which any one of the Borrower's Operating Subsidiaries provides services for or to any of the Collateral Properties.

        Original Agreement.  See Recitals.

        Partially-Owned Real Estate Holding Entity(ies). Any of the partnerships, joint ventures and other entities owning real estate assets in which the Borrower directly (or indirectly through its full or partial ownership of another entity) owns less than 100% of the equity interests, whether or not such entity is required in accordance with GAAP to be consolidated with the Borrower for financial reporting purposes. For purposes of the calculations to be made under Section 9 of this Agreement, the beneficial interests of the Guarantor in BeaMetFed, Inc. (the entity which owns the property at 75-101 Federal Street, Boston, Massachusetts) and in Crystal Holdings Limited Partnership (the partnership that owns the Polk Building and the Taylor Building), and the interests of Rowes Wharf Holding, L.P. in Rowes Wharf Limited Partnership, shall all be treated as if the Borrower were the owner of such interests; provided, however, that none of the Guarantor-owned beneficial interests shall at any time as to any such property exceed 1% of the entire beneficial interest in such property.

        Partnership Documents. Collectively, (i) the Borrower's Agreement of Limited Partnership, (ii) the Borrower's Certificate of Limited Partnership,
(iii) all of the partnership or any other related agreements to which the Borrower or the Guarantor is a party, including, without limitation, all of the partnership or other related agreements between the Borrower and the other partner(s) in each Partially-Owned Real Estate

Holding Entity (and any other parties thereto) relating to the Borrower's interests in such Entities, and (iv) all other agreements, instruments or contracts which shall from time to time be identified in writing by the Agent, the Banks and the Borrower as "Partnership Documents" for purposes of this Agreement.

        PBGC. The Pension Benefit Guaranty Corporation created by 4002 of ERISA and any successor entity or entities having similar responsibilities.

        Permits. All governmental permits, licenses, and approvals necessary or useful for the lawful operation and maintenance of the Collateral Properties.

        Permitted Purposes.  See Section 7.12.

        Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

        Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government (or any governmental agency or political subdivision thereof).

        Polk and Taylor Building Capital Reserve. That special capital reserve in the amount of $2,500,000 with respect to the James K. Polk Building at 2521 Jefferson Davis Highway, Arlington, Virginia (the "Polk Building") and the Zachary Taylor Building at 2531 Jefferson Davis Highway in Arlington, Virginia (the "Taylor Building"); provided that such amount will be reduced to $0 at such time as the existing lease of such properties is extended to have a termination date which is after the Maturity Date.

        Pro Forma Debt Service Charges. For any fiscal quarter of the Borrower, a pro forma amount determined by the Agent to be the payments which would be required during such quarter to amortize the average amount of the Obligations outstanding during such quarter using a twenty-five (25) year mortgage style amortization schedule, and using an annual interest rate equal to the higher of
(i) the actual annual interest rate applicable to the Revolving Credit Loans outstanding during such fiscal quarter, and (ii) the sum of two percent (2%) plus the imputed seven (7) year United States Treasury notes annual yield as of the last day of such fiscal quarter based upon published quotes for Treasury notes having seven (7) years to maturity).

        Protected Interest Rate Agreement. Those three certain agreements, dated as of April 24, 1995, June 29, 1995, and on or about the date hereof, respectively, which collectively evidence the interest protection arrangements required by Section 7.16 hereof, and all extensions, renewals, modifications, amendments, substitutions and replacements thereof.

        RCRA.  See Section 6.18.

        Real Estate Assets. The fixed and tangible properties consisting of land, buildings and/or other improvements owned or ground-leased by the Borrower or by an entity in which the Borrower is the holder of an equity interest at the relevant time of reference thereto, including, without limitation, (i) the Collateral Properties at such time of reference, (ii) the Non-Collateral Properties at such time of reference, and (iii) the real estate assets owned by each of the Partially-Owned Real Estate Holding Entities at such time of reference, but excluding all leaseholds other than (x) the leasehold under the South Station ground lease, and (y) other leaseholds under ground leases having an unexpired term of not less than thirty (30) years from the date hereof (which ground lease term will include only renewal options exercisable solely at the ground lessee's option).

        Real Estate Assets Under Development. Any Real Estate Assets for which the Borrower or its Subsidiaries or any Partially-Owned Real Estate Holding Entity is actively pursuing construction of buildings or other improvements and for which construction is proceeding to completion without undue delay from permit denial, construction delays or otherwise, all pursuant to the Borrower's ordinary course of business, property type and location, provided that such Real Estate Asset will no longer be considered a Real Estate Asset Under Development when it achieves and maintains a fifty percent (50%) occupancy rate for two (2) consecutive fiscal quarters. Notwithstanding the foregoing, tenant improvements to previously constructed and/or leased Real Estate Assets shall not be considered Real Estate Assets Under Development.

        Record. The grid attached to any Revolving Credit Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan.

        REIT.  A "real estate investment trust", as such term is defined in
Section 856 of the Code.

        Release.  See Section 6.18(c)(iii).

        Revolving Credit Loan(s). Each and every revolving credit loan made or to be made by the Banks to the Borrower pursuant to Section 2.

        Revolving Credit Notes. Collectively, the separate promissory notes of the Borrower in favor of each Bank in substantially the form of Exhibit A hereto, in the aggregate principal amount of $275,000,000, dated as of the date hereof or as of such later date as any Person becomes a Bank under this Agreement, and completed with appropriate insertions, as each of such notes may be amended and/or restated from time to time.

        Revolving Credit Note Record. A Record with respect to the Revolving Credit Notes.

        Rowes Wharf Assigned Value shall mean $16,500,000, or such greater amount as may result from the Borrower's requests from time to time to all of the Banks for a reasonable redetermination by the Banks of such Dollar ($) amount, subject to Section 9.6(d) hereof.

        Rowes Wharf Debt. The indebtedness described on Schedule 1.4 hereto.

        Russia Wharf Agreements. Collectively, (i) the letter agreement dated August 15, 1995 by and between the Agent and the Banks which were then party to the Original Agreement, on the one hand, and the Borrower, the Guarantor, Wellesley Holding, L.P. and Center Plaza Associates, on the other hand, except that the provisions of such letter agreement to the effect that only 50% (rather than 60%) of the Appraised Value of Russia Wharf would be taken into account for purposes of determining availability under the Borrowing Base and compliance with Section 9.1 shall no longer be applicable, (ii) the letter agreement dated August 15, 1995 by and between the Agent, on the one hand, and the Borrower, the Guarantor, Wellesley Holding, L.P. and Center Plaza Associates, on the other hand, and (iii) the Subordination Agreement dated as of August 15, 1995 between Beacon Properties Acquisition Corporation and the Agent, as affected by the Assignment and Assumption Agreement Regarding Russia Wharf Mortgage Documents dated as of December 1, 1995 by and between Beacon Properties Acquisition Corporation and the Guarantor (the "Russia Wharf Subordination Agreement").

        SARA.  See Section 6.18.

        SEC Filings. Collectively, (a) the Guarantor's Annual Report on Form 10-K for the year ended December 31, 1995, filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), (b) the

Guarantor's Current Report on Form 8-K, dated February 15, 1996, filed with the SEC pursuant to the Exchange Act, including all amendments thereto, (c) the description of the Guarantor's Common Stock contained in its Registration Statement on Form 8-A filed with the SEC pursuant to the Exchange Act, including all amendments and reports updating such description, (d) the Guarantor's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 filed with the SEC pursuant to the Exchange Act, and (e) the Guarantor's Prospectus dated March 4, 1996 and the Prospectus Supplement dated March 4, 1996 (the "March, 1996 Prospectus and Prospectus Supplement").

        Security Deed Amendments. The separate amendments to the Security Deeds dated the Closing Date and in or substantially in the form of Exhibit N to this Agreement.

        Security Deeds. Collectively, the mortgages and deeds of trust from the Borrower to the Agent for the benefit of the Banks (or to trustees named therein acting on behalf of the Agent for the benefit of the Banks) pursuant to which the Borrower has conveyed (or in the case of New Collateral Properties, will convey) to the Agent, as agent for the Banks, the Collateral Properties as security for the Obligations, as any of such Security Deeds have been or may hereafter be modified or amended from time to time, and including the Security Deed Amendments.

        Security Documents. Collectively, the Security Deeds, the Assignments of Rents and Leases, the Environmental Indemnity Agreement, the Subordination, Attornment and Non-Disturbance Agreements, the Guaranty, the Assignment of Protected Interest Rate Agreement, the UCC-1 financing statements executed and delivered in connection therewith, and all other agreements, instruments or contracts at any time evidencing any security for the payment of the Obligations.

        Service Agreements. Collectively, the service agreements with third parties (including the Borrower's Subsidiaries), whether written or oral, relating to the operation, management, maintenance, security, finance or insurance of the Collateral Properties, and including, in any case, the Operating Subsidiary Contracts.

        Subordination, Attornment and Non-Disturbance Agreement. An agreement among the Agent (for the benefit of the Banks), the Borrower and a tenant under a Lease pursuant to which such tenant agrees to subordinate its rights under the Lease to the lien of the applicable Security Deed and agrees to recognize the Agent or its successor in interest as landlord under the Lease in the event of a foreclosure or deed-in-lieu under the Security Deed, in form and substance reasonably satisfactory to the Agent.

        subsidiary. Any entity required to be consolidated with its direct or indirect parent in accordance with GAAP.

        Subsidiary. Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding voting interests or at least a majority of the economic interests (including, in any case, the Operating Subsidiaries and any entity required to be consolidated with its designated parent in accordance with GAAP), provided, however, that (i) in the case of the Borrower, the term Subsidiary shall always include all Operating Subsidiaries and exclude the Partially-Owned Real Estate Holding Entities, and
(ii) in the case of the Guarantor, the term Subsidiary shall not include the Borrower or its Subsidiaries.

        Surveys. Instrument surveys of each of the Collateral Properties previously received in respect of each Initial Collateral Property or, in the case of a New Collateral Property, dated no earlier than ninety (90) days before the date upon which such property becomes a Collateral Property, each of which (except as may otherwise be accepted in writing by the Agent) shall show the location of all buildings, structures, easements and utility lines on the applicable Collateral Property, shall be sufficient to remove the survey exception from the applicable Title Policy, shall show that all buildings and structures are within the lot lines of the applicable Collateral Property, shall not show any encroachments by others, shall show the zoning district or districts in which the applicable Collateral Property is located and shall show whether or not the applicable Collateral Property is located in a flood hazard district as established by the Federal Emergency Management Agency or any successor agency or is located in any flood plain, flood hazard or wetland protection district established under federal, state or local law and, in addition, shall otherwise be in form and substance reasonably satisfactory to the Agent and meet the then applicable standards of the Agent.

        Surveyor Certificates. Certificates executed by the surveyors who prepared the Surveys dated as of a date in close proximity to the date of the applicable Survey and containing such information relating to the Collateral Properties as the Agent or the Title Insurance Company may require, such certificates to be reasonably satisfactory to the Agent in form and substance.

        Tangible Net Worth. The excess of (i) Asset Value over (ii) Total Liabilities (excluding from Total Liabilities any payables due to Affiliates, partners, officers or shareholders of the Borrower or any Affiliates of any thereof).

        Title Insurance Company. Commonwealth Land Title Insurance Company or other title insurance company approved by the Agent.

        Title Policy. For each Collateral Property, an ALTA standard form title insurance policy (or, if such form is not available, an equivalent form of mortgage title insurance policy acceptable to the Agent) issued by the Title Insurance Company (with such reinsurance or co-insurance as the Agent may reasonably require, any such reinsurance to be with direct access agreements) in an amount equal to $200,000,000 or the Appraised Value of such Collateral Property in effect from time to time insuring the priority of the Security Deed and Assignment of Leases and Rents relating to such Collateral Property, and insuring that the Borrower holds good and clear record marketable fee simple title to such Collateral Property, subject only to the encumbrances permitted by the relevant Security Deed and which shall not contain exceptions for mechanics liens, persons in occupancy (other than Leases listed on Schedule 6.22(l) with respect to the Initial Collateral Properties and other than as approved by the Majority Banks with respect to New Collateral Properties) or matters which would be shown by a survey, shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Agent in its discretion may reasonably require, including but not limited to (a) comprehensive endorsement, (b) variable rate of interest endorsement, (c) usury endorsement (except with respect to the Title Policies for Buildings I, III and V and for Building II at Westlakes Office Park), (d) revolving credit endorsement, (e) doing business endorsement (except with respect to the Title Policy for Building II at Westlakes Office Park), (f) tie-in endorsement (except with respect to the Title Policy for Building II at Westlakes Office Park), and
(g) first loss endorsement (except with respect to the Title Policy for Building II at Westlakes Office Park).

        Title Policy Endorsements. Such date down and other endorsements to each Title Policy presently in effect with respect to the Initial Collateral Properties (except with respect to the Title Policy for Buildings I, III and V at Westlakes Office Park and the Title Policy for Building II at Westlakes Office Park) as the Agent shall require to ensure that each of such Title Policies insures to the same perfection, priority and title standard the Agent's and Bank's interests in each of the Initial Collateral Properties as of the date of the applicable Title Policy.

        Total Commitment. As of any date, the sum of the then-current Commitments of the Banks, provided that the Total Commitment shall not at any time exceed $275,000,000.

        Total Debt Service. For any fiscal period of the Borrower, the sum (without double-counting) of (i) Total Interest Expense for such period, plus
(ii) current maturities of Indebtedness of the Borrower for borrowed money as at the end of such period, determined in accordance with GAAP, plus (iii) all fees (excluding all fees paid in connection with the Loans other than the Commitment
Fee), charges and other expenses due in such period in connection with Indebtedness of the Borrower for borrowed money.

        Total Interest Expense. For any fiscal period of the Borrower, the aggregate amount of interest required in accordance with GAAP to be paid or accrued (but excluding interest reserves funded from the proceeds of any construction loan), without double-counting, by the Borrower and the Operating Subsidiaries during such period on: (i) all Indebtedness of the Borrower (including the Loans and including original issue discount and amortization of prepaid interest, if any) and (ii) all amounts available for borrowing, or for drawing under letters of credit, if any, issued for the account of the Borrower or its Operating Subsidiaries, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments in respect of Capitalized Leases.

        Total Liabilities. All Indebtedness of the Borrower excluding any undrawn amount of the Total Commitment as of the time of determination (but including in any event all other undrawn amounts under any other credit facilities, letters of credit or the like and the Borrower's pro-rata share of Indebtedness owed by any Partially-Owned Real Estate Holding Entities).

        Type. As to any Revolving Credit Loan, its nature as a Base Rate Loan or a Eurodollar Rate Loan.

        Unanimous Bank Approval. The written consent of each Bank that is a party to this Agreement at the time of reference.

        Unrestricted Cash and Cash Equivalents. As of any date of determination, the sum of (a) the aggregate amount of unrestricted cash then held by the Borrower or any of its consolidated Subsidiaries and (b) the aggregate amount of unrestricted cash equivalents (valued at fair market value) then held by the Borrower or any of its consolidated Subsidiaries. As used in this definition,
(i) "unrestricted" means the
specified asset is not subject to any Liens in favor of any Person other than the Agent and (ii) "cash equivalents" means that such asset has a liquid, par value in cash and is convertible to cash on demand. Notwithstanding anything contained herein to the contrary, the term Unrestricted Cash and Cash Equivalents shall not include the Commitments of the Banks to make Loans under this Agreement.

        Value of Non-Collateral Property. An amount determined by taking the Net Operating Income of a Non-Collateral Property for the four fiscal quarters immediately preceding the date of determination of such Value, minus that portion of the Average Annual Total Capital Expenditure Reserves applicable to such Property in effect for such fiscal quarters, divided by the Capitalization Rate for such Property. Alternatively, at the Borrower's election and expense, such value may be determined by the Appraisal Determination Process. Notwithstanding the foregoing, the Agent and the Banks acknowledge and agree that the Borrower has been valuing the Non-Collateral Property located at Perimeter Center, Atlanta, Georgia based upon the purchase price thereof, and that the Borrower may continue to value such property based upon its purchase price (a) unless and until the Borrower elects to value such property in accordance with either of the alternatives set forth in the preceding provisions of this paragraph or (b) until the Agent, at any time after the first anniversary of the Closing Date, requires that the Borrower value such property in accordance with either of the alternatives (at the Borrower's election as aforesaid) set forth in the preceding provisions of this paragraph.

        Value of Operating Subsidiaries. An amount determined by multiplying (i) the aggregate net cash flow (determined in accordance with GAAP) from the Operating Subsidiaries actually received by the Borrower during the four fiscal quarters immediately preceding the date of determination of such amount, by (ii) four (4).

        Value of a Partially-Owned Real Estate Holding Entity. The Borrower's share of the "Entity Value" (as defined below) of any Partially-Owned Real Estate Holding Entity, assuming that the proceeds of sale for such Entity Value are distributed to the partners (or holders of other interests) of such Entity in accordance with the documents of such Entity governing liquidation transactions. For purposes of the foregoing computation, the term "Entity Value" means as to any Partially-Owned Real Estate Holding Entity, the Net Operating Income of such Entity from the operation of all of its Real Estate Assets or, as the case may be, of the Real Estate Assets of entities in which it holds an interest, during the four fiscal quarters immediately preceding the date of determination, minus that portion of the Average Annual Total Capital Expenditure Reserves in effect for such fiscal quarters applicable to such Real Estate Assets, divided by the applicable Capitalization Rate Alternatively, at the Borrower's election and expense, such "Entity Value" may be determined by the Appraisal Determination Process. Notwithstanding the foregoing, the Agent and the Banks acknowledge and agree that the Borrower has established the Entity Value for BeaMetFed, Inc. (the Partially-Owned Real Estate Holding Entity which owns 75-101 Federal Street, Boston, Massachusetts) based upon the purchase price of such property, and that the Borrower may continue to establish the Entity Value for BeaMetFed, Inc. based upon such purchase price (a) unless and until the Borrower elects to value such property in accordance with either of the alternatives set forth in the preceding provisions of this paragraph or (b) until the Agent, at any time after the first anniversary of the Closing Date, requires that the Borrower value such property in accordance with either of the alternatives (at the Borrower's election as aforesaid) set forth in the preceding provisions of this paragraph.

        wholly-owned Subsidiary. Any Subsidiary of which the Borrower and/or the Guarantor shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding voting interests and at least ninety-nine percent (99%) of the economic interests.

        "Without Recourse" or "without recourse". With reference to any obligation or liability, any obligation or liability for which a Person is not personally liable or obligated; provided that, if the only basis for a Person having any personal liability for an obligation is in the event of fraud, misrepresentation, misapplication of funds or indemnity for hazardous materials, such liability or obligation shall be considered "Without Recourse" for purposes of this Agreement unless a claim has been made as to such matters and then only to the extent of such claim.

        Section 1.2.   Rules of Interpretation.

                (i) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms or the terms of this Agreement.

                (ii) The singular includes the plural and the plural includes the singular.

                (iii)   A reference to any law includes any
amendment or modification to such law.

                (iv)    A reference to any Person includes its
permitted successors and permitted assigns.

                (v) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

                (vi)    The words "include", "includes" and
"including" are not limiting.

                (vii) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in Massachusetts, have the meanings assigned to them therein.

                (viii) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated.

                (ix) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

        Section 2.     THE REVOLVING CREDIT FACILITY.

        Section 2.1. Commitment to Lend. Subject to the provisions of Section
2.6 and the other terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower and the Borrower may borrow, repay, and reborrow from each Bank from time to time between the Closing Date and the Maturity Date upon notice by the Borrower to the Agent (with copies for each Bank) given in accordance with Section 2.6 hereof, such sums as are requested by the Borrower up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Commitment; provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) shall not at any time exceed the Borrowing Base at such time; and provided further that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) shall not at any time exceed the aggregate coverage under the Title Policies (except with respect to the Title Policy for Buildings I, III and V at Westlakes Office Park and the Title Policy for Building II at Westlakes Office Park). The Borrower agrees that it shall be an Event of Default if at any time the outstanding Revolving Credit Loans exceed the Borrowing Base at such time, unless the Borrower shall, within 30 days of receiving notice of such excess from the Agent, (i) pay to the Agent for the benefit of the Banks an amount in cash necessary to eliminate such excess, or (ii) provide the Agent with one or more New Collateral Properties acceptable to the Banks by Unanimous Bank Approval (such determination to be made by each Bank in its sole discretion) having an Adjusted Appraised Value sufficient to eliminate such excess, or (iii) request the Agent to obtain (at the Borrower's expense) new MAI Appraisals for one or more of the Collateral Properties, and after completion of the Appraisal Determination Process for such Collateral Properties (based on such new MAI Appraisals), the aggregate Adjusted Appraised Value of all Collateral Properties is sufficient to eliminate such excess; provided that the foregoing thirty (30) day period may be extended by an additional fifteen (15) days if, prior to the expiration of such thirty (30) day period, the Agent determines, in its reasonable discretion, that the Borrower is diligently pursuing the elimination of such excess.

        The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Revolving Credit Loan made pursuant to Section 2.6 hereof shall constitute a representation and warranty by the Borrower that the conditions set forth in Section 11 have been satisfied as of the Closing Date (to the extent such conditions have not been waived in writing by the Banks and/or deferred to be a condition to the initial advance) and that the conditions set forth in Section 12 have been satisfied on the date of such request and will be satisfied on the proposed Drawdown Date of the requested Loan, provided that the making of such representation and warranty by the Borrower shall not limit the right of any Bank not to lend if such conditions have not been met. No Revolving Credit Loan shall be required to be made by any Bank unless all of the conditions contained in Section 11 have been satisfied as of the Closing Date (to the extent such conditions have not been waived in writing by the Banks and/or deferred to be a condition to the initial advance) and that the conditions set forth in Section 12 have been met at the time of any request for a Revolving Credit Loan.

        Section 2.2.   [Intentionally Omitted.]

        Section 2.3. Reduction of Commitment. The Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent (with copies for each Bank) to reduce by $500,000 or an integral multiple of $100,000 in excess thereof or terminate entirely the unborrowed portion of the then Total Commitment, whereupon the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages by the amount specified in such notice or, as the case may be, terminated. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of the Commitment Fee then accrued and unpaid on the amount of the reduction. No reduction or termination of the Commitments may be reinstated.

        Section 2.4. The Revolving Credit Notes. The Revolving Credit Loans shall be evidenced by the Revolving Credit Notes. A Revolving Credit Note shall be payable to the order of each Bank in an aggregate principal amount equal to such Bank's Commitment. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Notes, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

        Section 2.5. Interest on Revolving Credit Loans; Fees.

                (a) Each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto (unless earlier paid in accordance with Section 3.2) at a rate equal to the Base Rate plus the Applicable Margin for Base Rate Loans.

                (b) Each Eurodollar Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto (unless earlier paid in accordance with Section 3.2) at a rate equal to the Eurodollar Rate determined for such Interest Period plus the Applicable Margin for Eurodollar Rate Loans.

                (c) The Borrower unconditionally promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

                (d) The Borrower agrees to pay to the Agent a facility fee (the "Facility Fee") as set forth in that certain letter agreement of even date herewith between the Borrower and the Agent.

                (e) The Borrower agrees to pay to the Agent, for the accounts of the Banks in accordance with their respective Commitment Percentages, a commitment fee calculated at the rate of one-fifth of one percent (1/5%) per annum on the Average Unused Commitment during each calendar quarter or portion thereof from the date hereof to the Maturity Date (the "Commitment Fee"). The Commitment Fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter commencing on the first such date following the Closing Date, with a final payment on the Maturity Date or any earlier date on which the Commitments shall terminate.

                (f) Agent's Fee. The Borrower shall pay to the Agent an Agent's fee as set forth in that certain letter agreement of even date herewith between the Borrower and the Agent.

        Section 2.6.   Requests for Revolving Credit Loans.

        The following provisions shall apply to each request by the Borrower for a Revolving Credit Loan:

                (i) The Borrower shall submit a Completed Loan Request to the Agent, together with a duplicate copy of such Completed Loan Request for each Bank which is then a party to this Agreement at the time such loan request is made. Such Completed Loan Requests shall be delivered in separate envelopes to the Agent and be addressed to the Agent and each Bank, respectively, and each such envelope shall be conspicuously marked with the following legend:
"LOAN REQUEST -- TIME SENSITIVE -- MUST RESPOND WITHIN [ ] DAYS" and with the appropriate period filled in. Except as otherwise provided herein, each Completed Loan Request shall be in a minimum amount of $500,000 or an integral multiple thereof. Each Completed Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loans requested from the Banks on the proposed Drawdown Date, unless such Completed Loan Request is withdrawn (x) in the case of a request for a Eurodollar Rate Loan, at least five (5) Business Days prior to the proposed Drawdown Date for such Loan, and (y) in the case of a request for a Base Rate Loan, at least two (2) Business Days prior to the proposed Drawdown Date for such Loan.

                (ii) Each Completed Loan Request may be delivered by the Borrower to the Agent by 10:00 a.m. on any Business Day, and

                        (a) in the case of a loan request under Section 7.12(i),
(ii) or (iii) hereof, at least three (3) Business Days prior to the proposed Drawdown Date of any Base Rate Loan, and at least five (5) Business Days prior to the proposed Drawdown Date of any Eurodollar Rate Loan; and

                        (b) in the case of a loan request under Section 7.12(iv) hereof in connection with a proposed Acquisition Property or Properties, at least fifteen (15) Business Days prior to the proposed Drawdown Date; and

                        (c) in the case of a loan request under Section 7.12(iv) hereof in connection with a proposed New Collateral Property, at least thirty-five (35) days prior to the proposed Drawdown Date.

                (iii)   Each Completed Loan Request shall include:

                        (a) in the case of a loan request under Section 7.12(i) or (ii) hereof, a completed writing in the form of Exhibit H hereto specifying:
(1) the principal amount of the Revolving Credit Loan requested, (2) the proposed Drawdown Date of such Revolving Credit Loan, (3) the Interest Period applicable to such Revolving Credit Loan, (4) the Type of such Revolving Credit Loan being requested and (5) the Permitted Purpose for which such funds will be used (a "Completed Exhibit H"); and

                        (b) in the case of a loan request under Section 7.12(iv) hereof in connection with a proposed Acquisition Property, (x) a Completed Exhibit H, and (y) evidence that the proposed Acquisition Property meets the following conditions (collectively, the "Acquisition Conditions"):

                                (1) the proposed Acquisition Property when
aggregated with the other Real Estate Assets of the Borrower would not violate the covenants contained in Section 7.27; and

                                (2) the proposed Acquisition Property (A) does
not have potential remediation costs or other environmental liabilities in excess of $500,000 and (B) would not cause the aggregate potential remediation costs and/or other environmental liabilities of all Real Estate Assets of the Borrower to exceed $2,000,000 (provided that for purposes of determining such caps in clauses (A) and (B), the costs and liabilities for which the Borrower has received an indemnity from a credit-worthy entity (as determined by the Agent) in form and substance satisfactory to the Agent in its sole discretion shall not be included). The Completed Loan Request shall include evidence that the Borrower has performed a hazardous waste due diligence review of the proposed Acquisition Property, and have attached to it a copy of an environmental site assessment report obtained by the Borrower in connection with the proposed acquisition which contains sufficient information to permit the above determination regarding potential remediation costs or other environmental liabilities to be made;

                        (c) in the case of a loan request under Section 7.12(iv) hereof in connection with the addition of a proposed New Collateral Property,
(v) a Completed Exhibit H, (w) evidence that the proposed New Collateral Property meets the Acquisition Conditions, (x) all of the documents and other information relating to the proposed New Collateral Property required by the Collateral Property Conditions, (y) evidence that the proposed New Collateral Property would not cause the aggregate potential remediation costs and/or other environmental liabilities of all Collateral Properties to exceed $500,000 (provided that for purposes of determining such cap, the costs and liabilities for which the Borrower has received an indemnity from a credit-worthy entity (as determined by the Agent) in form and substance satisfactory to the Agent in its sole discretion shall not be included), and (z) evidence that the proposed New Collateral Property when aggregated with the other Collateral Properties would not violate the covenants contained in
Section 7.27(b); and

                        (d) in the case of a loan request under Section 7.12(iii) in connection with the development of a Real Estate Asset, (x) a Completed Exhibit H and (y) a certification by the Borrower that the covenants contained in Section 7.26 are true and correct as of the date of the loan request and will be true as of the time of the making of such Loan.

                (iv) No Bank shall be obligated to fund any Revolving Credit Loan unless:

                        (a) a Completed Loan Request has been timely received by the Agent as provided in subsection (i) above; and

                        (b) both before and after giving effect to the Revolving Credit Loan to be made pursuant to the Completed Loan Request, all of the conditions contained in Section 11 shall have been satisfied as of the Closing Date (to the extent such conditions have not been waived in writing by the Banks and/or deferred to be a condition to the initial advance) and all of the conditions set forth in Section 12 shall have been met, including, without limitation, the condition under Section 12.1 that there be no Default or Event of Default under this Agreement; and

                        (c) the Agent shall have received (with copies for each Bank) a certificate in the form of Exhibit I hereto signed by the chief financial officer of the Borrower setting forth computations evidencing compliance with the covenants contained in Section 9 on a pro forma basis after giving effect to such requested Revolving Credit Loan, and for purposes of calculating pro forma compliance under Section 9.2, Pro Forma Debt Service Charges shall be calculated, for the quarter in which the loan request is made, using the higher of (x) the actual annual interest rate applicable to the Revolving Credit Loans on the date that such certificate is submitted, and (y) the sum of two percent (2%) plus the imputed seven (7) year United States Treasury notes yield on such date based upon published quotes for Treasury notes having seven (7) years to maturity (and attaching a copy of the pro forma analysis used in determining such compliance), and certifying that, both before and after giving effect to such requested Revolving Credit Loan, no Default or Event of Default exists or will exist under this Agreement or any other Loan Document, and that after taking into account such requested Revolving Credit Loan, no default will exist as of the Drawdown Date or thereafter; and

                        (d) in the case of a loan request under Section 7.12(i),
(ii) or (iii) hereof, the proceeds of the Loan are to be used for the purposes and meet the conditions set forth therein; and

                        (e) in the case of a loan request under Section 7.12(iv) hereof in connection with a proposed Acquisition Property, the Acquisition Conditions have been met; and

                        (f) in the case of a loan request under Section 7.12(iv) hereof for the acquisition of an

Acquisition Property and its proposed inclusion as a New Collateral Property, the Collateral Property Conditions and the Acquisition Conditions have been met.

                (v)     [Intentionally Omitted].

                (vi) The Agent will use best efforts to cause the Completed Loan Request to be delivered to each Bank on the same day or the Business Day following the day a Completed Loan Request is received by the Agent.

                (vii) In the case of Completed Loan Requests under subsections
(iii)(b) and (iii)(c) above, the Borrower may, until five (5) Business Days prior to the proposed Drawdown Date, amend items (2), (3) and (4) of the Completed Exhibit H relating to such Completed Loan Request to extend (but not accelerate) the Drawdown Date, change the Type of Loan or change the requested Interest Period to another Type and/or Interest Period permitted under this Agreement. Any such amendment shall be (in writing or by telephone notice confirmed in writing) delivered to the Agent (with copies for each Bank) not later than five (5) Business Days prior to the Drawdown Date.

        Section 2.7.   Conversion Options.

                (a) The Borrower may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion of a Eurodollar Rate Loan to a Base Rate Loan, such conversion shall take place automatically at the end of the applicable Interest Period unless the Borrower provides notice to the Agent of its request to continue such Loan as a Eurodollar Rate Loan as provided in Section 2.7(b) and Section 2.7(a)(ii); (ii) subject to the further proviso at the end of this Section 2.7(a) and subject to Section 2.7(b) and Section 2.7(d), with respect to any conversion of a Base Rate Loan to a Eurodollar Rate Loan (or a continuation of a Eurodollar Rate Loan, as provided in Section 2.7(b)), the Borrower shall give the Agent (with copies for each Bank) at least four (4) Eurodollar Business Days' prior written notice of such election, which such notice must be received by the Agent by 10:00 a.m. on any Business Day; and
(iii) no Loan may be converted into a Eurodollar Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of outstanding Revolving Credit Loans of any Type may be converted as provided herein, provided that each

Conversion Request relating to the conversion of a Base Rate Loan to a Eurodollar Rate Loan shall be for an amount equal to $500,000 or an integral multiple of $100,000 in excess thereof and shall be irrevocable by the Borrower.

                (b) Any Revolving Credit Loan of any Type may be continued as such upon the expiration of the Interest Period with respect thereto (i) in the case of Base Rate Loans, automatically and (ii) in the case of Eurodollar Rate Loans by compliance by the Borrower with the notice provisions contained in
Section 2.7(a)(ii); provided that no Eurodollar Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7(b) is scheduled to occur.

                (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Revolving Credit Loan, such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.

                (d) The Borrower may not request or elect a Eurodollar Rate Loan pursuant to Section 2.6, elect to convert a Base Rate Loan to a Eurodollar Loan pursuant to Section 2.7(a) or elect to continue a Eurodollar Rate Loan pursuant to Section 2.7(b) if, after giving effect thereto, there would be greater than five (5) Eurodollar Rate Loans then outstanding. Any Loan Request for a Eurodollar Rate Loan that would create greater than five (5) Eurodollar Rate Loans outstanding shall be deemed to be a Loan Request for a Base Rate Loan.

        Section 2.8.   Funds for Revolving Credit Loans.

                (a) Subject to the other provisions of this Section 2, not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loan. Upon receipt from each Bank of such amount, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loan made available to the Agent by the Banks; all such funds received by the Agent by 11:00 a.m. (Boston Time) on any Business Day will be made available to the Borrower not later than 2:00 p.m. on the same Business Day. Funds received after such time will be made available by not later than 11:00 a.m. on the next Business Day. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loan shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of its Commitment Percentage of any requested Revolving Credit Loan but in no event shall the Agent (in its capacity as Agent) have any obligation to make any funding or shall any Bank be obligated to fund more than its Commitment Percentage of the requested Revolving Credit Loan or to increase its Commitment Percentage on account of such failure or otherwise.

                (b) The Agent may, unless notified to the contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loan to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, multiplied by (ii) the amount of such Bank's Commitment Percentage of such Revolving Credit Loan, multiplied by (iii) a fraction, the numerator of which is the number of days that elapsed from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loan shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank.

        Section 3.     REPAYMENT OF THE REVOLVING CREDIT LOANS.

        Section 3.1. Maturity. The Borrower promises to pay on the Maturity Date, and there shall become absolutely due and payable on the Maturity Date, all unpaid principal of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon, the unpaid balance of the Commitment Fee accrued through such date, and any and all other unpaid amounts due under this Agreement, the Revolving Credit Notes or any other of the Loan Documents.

        Section 3.2. Optional Repayments of Revolving Credit Loans. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Revolving Credit Loans, in whole or in part, at any time without penalty or premium; provided that the outstanding amount of any Eurodollar Rate Loans may not be prepaid unless the Borrower pays the Eurodollar Breakage Costs for each Eurodollar Rate Loan so prepaid at the time of such prepayment. The Borrower shall give the Agent (with copies for each Bank), no later than 10:00 a.m., Boston time, at least three (3) Business Days' prior written notice of any prepayment pursuant to this Section 3.2 of any Base Rate Loans, and at least four (4) Eurodollar Business Days' notice of any proposed prepayment pursuant to this Section 3.2 of Eurodollar Rate Loans, specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Loans shall be in an integral multiple of $100,000, or, if less, the outstanding balance of the Revolving Credit Loans then being repaid, shall be accompanied by the payment of all charges outstanding on all Revolving Credit Loans so prepaid and of all accrued interest on the principal prepaid to the date of payment, and shall be applied, in the absence of instruction by the Borrower, first to the principal of Base Rate Loans and then to the principal of Eurodollar Rate Loans, at the Agent's option.

        Section 4.     CERTAIN GENERAL PROVISIONS.

        Section 4.1.   Funds for Payments.

                (a) All payments of principal, interest, fees, and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks or (as the case may be) the Agent, at the Agent's Head Office, in each case in Dollars and in immediately available funds.

                (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory liens, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower shall pay to the Agent, for the account of the Banks or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks to receive the same net amount which the Banks would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent (with copies for each Bank) certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

        Section 4.2. Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurodollar Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Record from time to time shall constitute prima facie evidence of the principal amount thereof.

        Section 4.3. Inability to Determine Eurodollar Rate. In the event, prior to the commencement of any Interest Period relating to any Eurodollar Rate Loan, the Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the Eurodollar Rate that would otherwise determine the rate of interest to be applicable to any Eurodollar Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower and the Banks. In such event (a) any Loan Request with respect to Eurodollar Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (b) each Eurodollar Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Loan, and (c) the obligations of the Banks to make Eurodollar Rate Loans shall be suspended until the Agent reasonably determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

        Section 4.4. Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain Eurodollar Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the Commitment of such Bank to make Eurodollar Rate Loans or convert Base Rate Loans to Eurodollar Rate Loans shall forthwith be suspended and (b) such Bank's Commitment Percentage of a Eurodollar Rate Loans then outstanding shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurodollar Rate Loans or within such earlier period as may be required by law, all until such time as it is no longer unlawful for such Bank to make or maintain Eurodollar Rate Loans. The Borrower hereby agrees promptly to pay the Agent for the account of such Bank, upon demand, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion required by this
Section 4.4 prior to the last day of an Interest Period with respect to a Eurodollar Rate Loan, including any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its Eurodollar Rate Loans hereunder.

        Section 4.5. Additional Costs, Etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law, but if not having the force of law, then generally applied by the Banks with respect to similar loans), shall:

                (a) subject any Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Bank), or

                (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to the Agent or any Bank under this Agreement or the other Loan Documents, or

                (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

                (d) impose on any Bank any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment, or any class of loans or commitments of which any of the Loans or such Bank's Commitment forms a part;

and the result of any of the foregoing is

                        (i)     to increase the cost to such Bank of
making, funding, issuing, renewing, extending or maintaining any of the Loans or such Bank's
Commitment, or

                        (ii)    to reduce the amount of principal,
interest or other amount payable to such Bank hereunder on account of such Bank's Commitment or any of the Loans, or

                        (iii)   to require such Bank to make any
payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by such Bank at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank such additional amounts as such Bank shall determine in good faith to be sufficient to compensate such Bank for such additional cost, reduction, payment or foregone interest or other sum, provided that such Bank is generally imposing similar charges on its other similarly situated borrowers.

        Section 4.6. Capital Adequacy. If any future law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law, but if not having the force of law, then generally applied by the Banks with respect to similar loans) or the interpretation thereof by a court or governmental authority with appropriate jurisdiction affects the amount of capital required or expected to be maintained by banks or bank holding companies and any Bank or the Agent determines that the amount of capital required to be maintained by it is increased by or based upon the existence of Loans made or deemed to be made pursuant hereto, then such Bank or the Agent may notify the Borrower of such fact, and the Borrower shall pay to such Bank or the Agent from time to time on demand, as an additional fee payable hereunder, such amount as such Bank or the Agent shall determine in good faith and certify in a notice to the Borrower to be an amount that will adequately compensate such Bank in light of these circumstances for its increased costs of maintaining such capital. Each Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis, and will not charge the Borrower unless it is generally imposing a similar charge on its other similarly situated borrowers.

        Section 4.7. Certificate. A certificate setting forth any additional amounts payable pursuant to Sections 4.5 or 4.6 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be prima facie evidence that such amounts are due and owing.

        Section 4.8. Indemnity. In addition to the other provisions of this Agreement regarding such matters, the Borrower agrees to indemnify the Agent and each Bank and to hold the Agent and each Bank harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Agent or such Bank may sustain or incur as a consequence of (a) the failure by the Borrower to pay any principal amount of or any interest on any Eurodollar Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Agent or such Bank to lenders of funds obtained by it in order to maintain its Eurodollar Rate Loans, (b) the failure by the Borrower to make a borrowing or conversion after the Borrower has given a Completed Loan Request for a Eurodollar Rate Loan or a Conversion Request for a Eurodollar Rate Loan, and (c) the making of any payment of a Eurodollar Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by the Agent or a Bank to lenders of funds obtained by it in order to maintain any such Eurodollar Rate Loans.

        Section 4.9. Interest on Overdue Amounts. Overdue principal and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest payable on demand at a rate per annum equal to four percent (4%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Borrower shall pay a late charge equal to three percent (3%) of any amount of principal (other than principal due on the Maturity Date) and/or interest charges on the Loans which is not paid within ten
(10) days of the date when due.

        Section 4.10. HLT Classification. The Agent and each of the Banks hereby confirms that as of the date hereof neither the Commitment nor the Loans are classified as "highly leveraged transactions". Notwithstanding the foregoing, if after the date hereof, the Agent determines, or is advised by any Bank that such Bank has determined, or is advised by any Bank that such Bank has received notice from any governmental authority, central bank or comparable agency having jurisdiction over such Bank, that any of the Commitments or Loans are classified as a "highly leveraged transaction" (an "HLT Classification") pursuant to any existing regulations regarding "highly leveraged transactions" or any modification, amendment or interpretation thereof, or the adoption of new regulations regarding "highly leveraged transactions" after the date hereof by any governmental authority, central bank or comparable agency, the Agent shall promptly give notice of such HLT Classification to the Borrower and the Banks. The Agent, the Banks and the Borrower shall thereupon commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased so as to reflect such HLT Classification. If the Borrower and the Banks subject to such HLT Classification agree on the amount of such increase or increases, this Agreement shall be promptly amended to give effect to such increase or increases. If the Borrower and the Banks subject to such HLT Classification fail to so agree and the Borrower has failed to refinance the Obligations within one hundred and twenty (120) days after notice is given by the Agent as provided above, then the Agent shall, if so requested by such Banks, by notice to the Borrower terminate the Commitments of such Banks, and such Commitments shall thereupon terminate, and the Borrower shall on such date make mandatory prepayment of all outstanding principal, interest and other amounts due to such Banks on account of Loans made by them as if the Borrower had elected to make a prepayment of such amounts in accordance with
Section 3.2 and shall pay such other amounts as would be due under Section 3.2 on account of an optional prepayment. The Agent and the Banks acknowledge that an HLT Classification is not a default, Default or an Event of Default.

        Section 5.     COLLATERAL SECURITY.

        Section 5.1. The Obligations shall be secured by (i) a perfected first priority lien and security interest to be held by the Agent for the benefit of the Banks (subject only to Permitted Liens) in each of the Collateral Properties, pursuant to the terms of the Security Deed applicable to each Collateral Property, (ii) a perfected first priority assignment and security interest to be held by the Agent for the benefit of the Banks in the Leases pursuant to the Assignments of Rents and Leases, (iii) a perfected first priority assignment and security interest, to the extent assignable, to be held by the Agent for the benefit of the Banks, in the Permits and Service Agreements pursuant to the Security Deeds, (iv) a perfected first priority lien and security interest to be held by the Agent (subject only to the Permitted Liens) in all furniture, fixtures, equipment, building materials, general intangibles and other personal property owned by the Borrower relating to the Collateral Properties, (v) the Guaranty, (vi) the

Environmental Indemnity Agreement, (vii) a perfected first priority assignment and security interest, to be held by the Agent for the benefit of the Banks, in the Protected Interest Rate Agreement, and (viii) any and all other property of the Borrower, real or personal, tangible or intangible, in which the Agent or any Bank now has or hereafter acquires a security interest or which is now or may hereafter be in the possession of the Agent or any Bank to secure the Obligations, and all proceeds and products of and accessions to all of the foregoing.

        Section 5.2. Notwithstanding the foregoing Collateral, (a) the Obligations are full recourse obligations of the Borrower and all of its assets and properties shall be available for the payment in full in cash and performance of the Obligations and (b) the Obligations are limited recourse obligations of the Guarantor (in its own capacity and in its capacity as general partner of the Borrower) as provided in Section 28 hereof.

        Section 5.3. From time to time during the term of the Loans, the Borrower may request the Agent (on behalf of the Banks) to release the security interest in and lien on any Collateral Property, and the Agent shall provide such release, if the Borrower has met the following conditions as to each such requested release (the "Collateral Release Conditions"): (A) new Appraisal Determination Processes have been conducted using new MAI Appraisals delivered to the Agent (prepared at the Borrower's expense), and the Adjusted Appraised Value of the Collateral Properties remaining after the proposed release (as determined as a result of such Appraisal Determination Processes) will be sufficient so that, immediately following such release, the outstanding amount of Revolving Credit Loans will not exceed the Borrowing Base (after taking into account such release), and (B) the Borrower shall have provided to the Agent (with copies for each Bank) a compliance certificate evidencing that, after giving effect to such release, the Borrower will be in compliance with the covenants contained in Section 9.1 through Section 9.5 hereof on a pro forma basis after giving effect to the release, attaching a copy of the pro forma analysis used in determining such compliance, and certifying that, both before and after giving effect to such release, no default, Default or Event of Default exists or will exist under any Loan Document.

        Section 5.4. From time to time during the term of the Loans, the Borrower may request the Banks to replace or add to the Collateral then held by the Agent for the benefit of the Banks. Any such request for replacement or addition may be approved only by Unanimous Bank Approval, which approval may be given or withheld by each Bank in its sole discretion, as hereinafter provided. The Banks shall approve or deny such request within thirty-five (35) days of receipt, provided that the Agent has received (with copies for each Bank), at the time such request is made, all of the information regarding the Real Estate Asset proposed to be added to the Collateral required by the Collateral Property Conditions.

        Any property so approved by the Agent and the Banks as a replacement of or addition to the Collateral (a "New Collateral Property") shall secure the Loans and the Adjusted Appraised Value of such New Collateral Property shall thereafter be included in computing the Borrowing Base. The Borrower shall reimburse the Agent and the Banks for their reasonable costs and expenses (including reasonable attorneys' fees and expenses of the Agent's counsel) in evaluating the proposed New Collateral Property and, if approved, causing it to secure the Obligations. Without in any way limiting the absolute discretion of the Banks to approve or deny any request to include a property as a New Collateral Property, before a property shall become a New Collateral Property, the Borrower shall have, in any case, satisfied each of the following conditions (the "Additional Collateral Property Conditions"):

                (a) The Acquisition Conditions have been met with respect to the Property (whether or not the proposed New Collateral Property is then owned by the Borrower or is a proposed Acquisition Property) and the Borrower shall have executed and delivered to the Agent (with copies for each Bank), with respect to the proposed New Collateral Property, agreements or other documentation substantially similar to the Security Documents (adjusted to reflect differences in the laws of the state in which the New Collateral is located) to create, evidence and secure a perfected first priority lien in favor of the Agent, for the benefit of the Banks, in the New Collateral Property (including, without limitation, (i) the Leases, (ii) the Permits and Service Agreements (to the extent assignable), and (iii) the Building and Building Service Equipment relating thereto);

                (b) The Borrower shall satisfy, with respect to the proposed New Collateral Property, to the satisfaction of the Banks by Unanimous Bank Approval (in their sole discretion), each of the Collateral Property Conditions with respect to each New Collateral Property (provided that with respect to the requirement for three (3) year historical operating statements for each Collateral Property, the Borrower shall only be required to deliver such historical operating statements as are available to it);

                (c) No Default or Event of Default by the Borrower shall exist under this Agreement or any other Loan Document at the time of any acceptance of a New Collateral Property, unless such Default or Event of Default would be cured thereby and the Borrower shall have delivered a compliance certificate in the form of Exhibit I to the Agent (with copies for each Bank) to such effect;

                (d) The New Collateral Property shall be 100% owned in fee simple by the Borrower and shall be unencumbered (other than in favor of the Agent and the Banks or as otherwise approved by Unanimous Bank Approval); and

                (e) The Banks by Unanimous Bank Approval shall, in their sole discretion, have approved in writing the addition of the property as a New Collateral Property for inclusion in the Borrowing Base.

        Section 6. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Banks all of the statements contained in this Section 6. The Guarantor represents and warrants to the Banks the statements contained in Sections 6.1(a)(ii), 6.1(b), 6.1(c), 6.1(d), 6.2, 6.3, 6.4, 6.7 through 6.10, inclusive, 6.11, 6.12, 6.13, 6.15, 6.16, 6.19, 6.21, and 6.23 of this Section 6 insofar as such statements relate to the Guarantor.

        Section 6.1.   Authority; Etc.

                (a)     Organization; Good Standing.

                        (i) The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware; each Subsidiary of the Borrower is duly organized, validly existing and in good standing as a corporation or a partnership, as the case may be, under the laws of the state of its organization; the Borrower and each of the Borrower's Subsidiaries has all requisite partnership or corporate, as the case may be, power to own its respective properties and conduct its respective business as now conducted and as presently contemplated; and each is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where the Collateral Properties are located and in each other jurisdiction where such qualification is necessary except where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on any of their respective businesses, assets or financial conditions.

                        (ii)    The Guarantor is a corporation duly
organized, validly existing and in good standing under the laws of the State of Maryland; each Subsidiary of the Guarantor is duly organized, validly existing and in good standing as a corporation or partnership, as the case may be, under the laws of the state of its organization; the Guarantor and each of its Subsidiaries has all requisite corporate or partnership, as the case may be, power to own its respective properties and conduct its respective business as now conducted and as presently contemplated; and the Guarantor and each of its Subsidiaries is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where such qualification is necessary (including, as to the Guarantor, in the Commonwealth of Massachusetts) except where a failure to be so qualified in such other jurisdiction would not have a materially adverse effect on the business, assets or financial condition of the Guarantor or such Subsidiary.

                (b)     Capitalization.

                        (i)     The outstanding equity of the
Borrower is comprised of a general partner interest and limited partner interests, all of which have been duly issued and are outstanding and fully paid and non-assessable as set forth in Schedule 6.1(b) hereto. All of the issued and outstanding general partner interests of the Borrower are owned and held of record by the Guarantor; all of the limited partner interests of the Borrower are owned and held of record as set forth in Schedule 6.1(b) hereto. Except as set forth in the Agreement of Limited Partnership or as disclosed in Schedule 6.1(b) hereto, as of the Closing Date there are no outstanding securities or agreements exchangeable for or convertible into or carrying any rights to acquire any equity interests in the Borrower. Except as disclosed in the SEC Filings or in Schedule 6.1(b), there are no outstanding commitments, options, warrants, calls or other agreements (whether written or oral) binding on the Borrower or the Guarantor which require or could require the Borrower or the Guarantor to sell, grant, transfer, assign, mortgage, pledge or otherwise dispose of any equity interests of the Borrower. Except as set forth in the Agreement of Limited Partnership, no general partnership interests of the Borrower are subject to any restrictions on transfer or any partner agreements, voting agreements, trust deeds, irrevocable proxies, or any other similar agreements or interests (whether written or oral).

                        (ii)    As of the Closing Date, the
authorized capital stock of, or any other equity interests in, each of the Borrower's Subsidiaries are as set forth in the SEC Filings, and the issued and outstanding voting and non-voting shares of the common stock of each of the Borrower's Subsidiaries, and all of the other equity interests in such Subsidiaries, all of which have been duly issued and are outstanding and fully paid and non-assessable, are owned and held of record as set forth in the SEC Filings. Except as disclosed in the SEC Filings, as of the Closing Date there are no outstanding securities or agreements exchangeable for or convertible into or carrying any rights to acquire any equity interests in any of the Borrower's Subsidiaries, and there are no outstanding options, warrants, or other similar rights to acquire any class in the capital of or any other equity interests in any of the Borrower's Subsidiaries. Except as disclosed in the SEC Filings, as of the Closing Date there are no outstanding commitments, options, warrants, calls or other agreements or obligations (whether written or oral) binding on any of the Borrower's Subsidiaries to issue, sell, grant, transfer, assign, mortgage, pledge or otherwise dispose of any shares of any class in the capital of or other equity interests in any of the Borrower's Subsidiaries. Except as disclosed in the SEC Filings, no shares of, or equity interests in, any of the Borrower's Subsidiaries held by the Borrower are subject to any restrictions on transfer pursuant to any of the Borrower's Subsidiaries' applicable partnership, charter, by-laws or any shareholder agreements, voting agreements, voting trusts, trust agreements, trust deeds, irrevocable proxies or any other similar agreements or instruments (whether written or oral).

                (c) Due Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower or the Guarantor is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Borrower and the Guarantor, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower or the Guarantor and any general partner thereof, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or the Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower, (iv) do not conflict with any provision of the Agreement of Limited Partnership, any certificate of limited partnership, the charter documents or by-laws of the Borrower or the Guarantor, and (v) do not contravene any provisions of, or constitute a default, Default or Event of Default hereunder or a failure to comply with any term, condition or provision of, any other agreement, instrument, judgment, order, decree, permit, license or undertaking binding upon or applicable to the Borrower or the Guarantor or any of the Borrower's or the Guarantor's properties (except for any such failure to comply under any such other agreement, instrument, judgment, order, decree, permit, license, or undertaking as would not materially and adversely affect the condition (financial or otherwise), properties, business or results of operations of the Borrower, the Operating Subsidiaries or the Guarantor) or result in the creation, other than in favor of the Agent on behalf of the Banks, of any mortgage, pledge, security interest, lien, encumbrance or charge upon any of the properties or assets of the Borrower, the Operating Subsidiaries or the Guarantor.

                (d) Enforceability. Each of the Loan Documents to which the Borrower or the Guarantor is a party has been duly executed and delivered and constitutes the legal, valid and binding obligations of the Borrower and the Guarantor, as the case may be, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and to the fact that the availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        Section 6.2. Governmental Approvals. The execution, delivery and performance by the Borrower and the Guarantor of this Agreement and the other Loan Documents to which the Borrower or the Guarantor is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained and the filing of the Security Documents in the appropriate records office with respect thereto.

        Section 6.3.   Title to Properties; Leases.

        The Borrower, the Operating Subsidiaries and the Guarantor each has good title to all of its respective properties, assets and rights of every name and nature purported to be owned by it, including, without limitation, that:

                (a) The Borrower holds good and clear record and marketable fee simple title to (or an undivided condominium interest in) the Collateral Properties and all assets or properties relating thereto, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or encumbrances except for Permitted Liens.

                (b) Each of the Borrower and the Guarantor will, as of the Closing Date, own all of the assets as reflected in the financial statements of the Borrower and the Guarantor described in Section 6.4 or acquired since the date of such financial statements (except property and assets sold or otherwise disposed of in the ordinary course of business since that date).

                (c) Each of the direct or indirect interests of the Borrower or its Subsidiaries in any Partially-Owned Real Estate Holding Entity is set forth on Schedule 6.3 hereto, including the type of entity in which the interest is held, the percentage interest owned by the Borrower or such Subsidiary in such entity, the capacity in which the Borrower or such Subsidiary holds the interest, and the Borrower's or such Subsidiaries' ownership interest therein.

        Section 6.4 Financial Statements. The following financial statements have been furnished to each of the Banks:

                (a) The audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1995 and their related audited consolidated and consolidating statements of operations for the fiscal year ended December 31, 1995 and unaudited statements for the three months ended March 31, 1996. Such audited balance sheet and audited statements of operations are accompanied by an Accountant's report prepared without qualification by the Accountants stating that such balance sheet and statements of operations have been prepared in accordance with GAAP and fairly present the financial condition of the Borrower and its Subsidiaries as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Borrower or any of its Subsidiaries as of such date involving material amounts, known to the officers of the Borrower or any of its Subsidiaries not disclosed in said balance sheet and the related notes thereto.

                (b)     [Intentionally Omitted]

                (c) Audited statements of Net Operating Income and outstanding Indebtedness as at December 31, 1995 and for the fiscal year then ended (or portion thereof during which the Borrower owned such property) in respect of each Real Estate Asset (including the Collateral Properties) owned by the Borrower as of such date, accompanied by an Accountant's report prepared without qualification by the Accountants, stating that such statements fairly present such Net Operating Income and outstanding Indebtedness with respect to such Real Estate Assets as of such date and for the fiscal year (or such portion thereof) then ended and there are no contingent liabilities in respect of such Real Estate Assets as of such date known to the officers of the Borrower that involve material amounts not disclosed in such statements.

                (d) Unaudited statements of Net Operating Income and outstanding Indebtedness as at March 31, 1996, and for the four (4) fiscal quarters then ended (or portion thereof in which the Borrower owned such property) in respect of each Real Estate Asset owned by the Borrower as of such date, which have been prepared in accordance with accounting principles consistent with those used in the preparation of the annual audited statements delivered pursuant to subsection (c) above and present fairly the Net Operating Income and outstanding Indebtedness in respect of each such Real Estate Asset.

                (e) The audited consolidated balance sheet of the Guarantor and its Subsidiaries (including, without limitation, the Borrower and its Subsidiaries) as of December 31, 1995 and their related consolidated statements of operations for the fiscal year ended December 31, 1995 and unaudited statements for the three months ended March 31, 1996. Such audited balance sheet and audited statements of operations are accompanied by an Accountant's report prepared without qualification by the Accountants stating that such balance sheet and statements of operations have been prepared in accordance with GAAP and fairly present the financial condition of the Guarantor and its Subsidiaries as of the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of the Guarantor as of such dates involving material amounts, known to the officers of the Borrower or of the Guarantor, not disclosed in said financial statements and the related notes thereto.

                (f)     The SEC Filings.

                (g) The March, 1996 Prospectus and Prospectus Supplement, which contains a summary of information relating to the Real Estate Assets as of the date thereof, including true, accurate and complete information as to the average annual base rents, occupancy rates and lease expiration information.

        Section 6.5    [Intentionally Omitted.]

        Section 6.6. Franchises, Patents, Copyrights, Etc. The Borrower, the Guarantor and each of their respective Subsidiaries possesses all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their respective businesses substantially as now conducted without known conflict with any rights of others, including all Permits.

        Section 6.7. Litigation. Except as stated on Schedule 6.7 there are no actions, suits, proceedings or investigations of any kind pending or threatened against the Borrower, the Guarantor or any of their respective Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either individually or in the aggregate, materially adversely affect the properties, assets, financial condition or business of the Borrower, the Guarantor or their respective Subsidiaries or materially impair the right of the Borrower, the Guarantor or their respective Subsidiaries to carry on their respective businesses substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained, as reflected in the applicable financial statements of the Borrower and the Guarantor, or which question the validity of this Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

        Section 6.8. No Materially Adverse Contracts, Etc. Neither the Borrower, the Guarantor nor any of their respective Subsidiaries is subject to any charter, corporate, partnership or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on their respective businesses, assets or financial conditions. None of the Borrower, the Guarantor nor any of their respective Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of their respective officers, to have any materially adverse effect on the respective businesses of the Borrower, the Guarantor or their respective Subsidiaries.

        Section 6.9. Compliance With Other Instruments, Laws, Etc. Neither the Borrower, the Guarantor nor any of their respective Subsidiaries is in violation of any provision of its partnership agreement or charter, as the case may be, or any respective agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result, individually or in the aggregate, in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or businesses of the Borrower, the Guarantor and their respective Subsidiaries.

        Section 6.10. Tax Status. Each of the Borrower, the Guarantor and their respective Subsidiaries (a) has made or filed all federal, state and local income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the respective officers of the Borrower and the Guarantor and their respective Subsidiaries know of no basis for any such claim.

        Section 6.11. No Event of Default. No default (except as may previously have been disclosed in writing), Default or Event of Default has occurred and is continuing.

        Section 6.12. Investment Company Acts. None of the Borrower, the Guarantor or any of their respective Subsidiaries is an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment
Company Act of 1940.

        Section 6.13. Absence of UCC Financing Statements, Etc. Except for Permitted Liens, as of the Closing Date there will be no financing statement, security agreement, chattel mortgage, real estate mortgage, equipment lease, financing lease, option, encumbrance or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien or encumbrance on, or security interest in, any Collateral. Neither the Borrower nor the Guarantor has pledged or granted any lien on or security interest in or otherwise encumbered or transferred any of their respective interests in any Subsidiary (including in the case of the Guarantor, its interests in the Borrower, and in the case of the Borrower, its interests in the Operating Subsidiaries) or in any Partially-Owned Real Estate Holding Entity.

        Section 6.14. Setoff, Etc. The Collateral and the rights of the Agent and the Banks with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrower is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

        Section 6.15. Certain Transactions. Except as set forth on Schedule 6.15 or in the SEC Filings, none of the officers, partners, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with the Borrower, the Guarantor or any of their respective Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, partner, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, partner, director, or any such employee or natural Person related to such officer, partner, director or employee or other Person in which such officer, partner, director or employee has a direct or indirect beneficial interest has a substantial interest or is an officer, director, trustee or partner.

        Section 6.16. Employee Benefit Plans; Multiemployer Plans; Guaranteed Pension Plans. Except as disclosed in the SEC Filings, none of the Borrower, the Guarantor nor any ERISA Affiliate maintains or contributes to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan.

        Section 6.17. Regulations U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

        Section 6.18. Environmental Compliance. The Borrower has caused Phase I and other environmental assessments to be conducted with respect to the Collateral Properties, all of which reports are listed on Schedule 6.18 (collectively, the "Environmental Reports"), and the results of which have been delivered previously to the Agent. Based upon the Borrower's knowledge, without specific investigation beyond the information contained in the Environmental Reports, the Borrower makes the following representations and warranties.

                (a) Except as may be set forth in the Environmental Reports or otherwise on Schedule 6.18, none of the Borrower, its Subsidiaries or any operator of the Borrower Real Estate Assets or any portion thereof, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation or alleged violation involves the Collateral Properties or involves other Borrower Real Estate Assets and would have a material adverse effect on the environment or the business, assets or financial condition of the Borrower.

                (b) Except as set forth on Schedule 6.18 hereto or in the Environmental Reports, neither the Borrower nor any of its Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C. 9601(5), any hazardous substances as defined by 42 U.S.C. 9601(14), any pollutant or contaminant as defined by 42 U.S.C. 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower or any of its Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances.

                (c) Except as may be set forth in the Environmental Reports or otherwise on Schedule 6.18: (i) no portion of the Borrower Real Estate Assets has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws; and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of any Collateral Property; (ii) in the course of any activities conducted by the Borrower, its Subsidiaries or the operators of their respective properties, or any ground or space tenants on any Borrower Real Estate Asset, no Hazardous Substances have been generated or are being used on any Borrower Real Estate Asset except in accordance with applicable Environmental Laws; (iii) there has been no present or past releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Collateral Properties or from the other Borrower Real Estate Assets, which Release would in the case of such other Real Estate Assets have a material adverse effect on the value of any of such Real Estate Assets or adjacent properties or the environment; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of the Borrower Real Estate Assets which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, such Real Estate Assets; and (v) any Hazardous Substances that have been generated on any of the Borrower Real Estate Assets during ownership thereof by the Borrower or any member of the Beacon Group have been transported off-site only by carriers having an identification number issued by the EPA, treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's knowledge, operating in compliance with such permits and applicable Environmental Laws. Notwithstanding that the representations contained herein are limited to the knowledge of the Borrower, any such limitation shall not affect the covenants specified in 7.11 or elsewhere in this Agreement.

                (d) Except as may be set forth in the Environmental Reports or otherwise on Schedule 6.18 hereto, neither the Borrower nor any of the Borrower Real Estate Assets is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording any of the Security Deeds or to the effectiveness of any other transactions contemplated hereby.

        Section 6.19. Subsidiaries. Schedule 6.19 sets forth all of the respective Subsidiaries of the Borrower and the Guarantor.

        Section 6.20. Lease Summaries. The Borrower has delivered to the Agent lease summaries relating to certain of the Leases (the "Lease Summaries"). Such Lease Summaries are materially true, accurate and complete summaries of the material terms of such Leases relating to the Collateral Properties as of the date thereof and as supplemented hereafter.

        Section 6.21. Loan Documents. All of the representations and warranties of the Borrower and the Guarantor made in this Agreement and in the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects and do not include any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make such representations and warranties not materially misleading.

        Section 6.22. Collateral Properties. The Borrower makes the following representations and warranties concerning the Collateral Properties.

                (a) Off-Site Utilities. All water, sewer, electric, gas, telephone and other utilities are installed to the property lines of each Collateral Property and, except in the case of drainage facilities, are connected to the Building located thereon with valid permits and are adequate to service the Building in full compliance with applicable law. Each Building is properly and legally connected directly to, and served exclusively by, public or private water and sewer systems. No easements over land of others not yet obtained are required for any such utilities, and no drainage of surface or other water across land of others is required except as disclosed in the Surveys or pursuant to easements which have been obtained.

                (b) Access; Etc. The streets abutting each Collateral Property are public roads, to which each Collateral Property has direct access by trucks and other motor vehicles and by foot, or are private ways (with direct access by trucks and other motor vehicles and by foot to public roads) to which each Collateral Property has direct access without charge or liability for maintenance or repair, except as may be provided in the Permitted Liens. No easements over land of others not yet obtained are required for such means of access and egress except as disclosed in the Surveys.

                (c) Independent Building. Except as set forth in Schedule 6.22(c), the Buildings on each Collateral Property are fully independent from any other real estate in all respects including, without limitation, in respect of structural integrity, heating, ventilating and air conditioning, plumbing, mechanical and other operating and mechanical systems, and electrical, sanitation and water systems, all of which are connected directly to off-site utilities located in public streets or ways. The Buildings are located on lots which are separately assessed for purposes of real estate tax assessment and payment. The Buildings, all Building Service Equipment and all paved or landscaped areas related to or used in connection with the Buildings are located wholly within the perimeter lines of the lot or lots on which the Collateral Properties are located except as disclosed on the Surveys.

                (d) Condition of Building; No Asbestos. Except as set forth in the engineering reports provided to the Agent and listed on Schedule 6.22(d), in the Environmental Reports or in Schedule 6.22(d): there are no material defects in the roof, foundation, structural elements and masonry walls of the Buildings or their heating, ventilating and air conditioning, electrical, sprinkler, plumbing or other mechanical systems or their Building Service Equipment; the Buildings are fully sprinklered to the extent required by law; and no friable asbestos is located in or on the Buildings.

                (e) Building Compliance with Law; Permits. To the Borrower's best knowledge, except as may be expressly disclosed in the zoning and permitting opinions of the Borrower's counsel delivered by the Borrower to the
Agent: the Buildings as presently constructed do not violate any applicable federal or state law or governmental regulation, or any local ordinance, order or regulation, including, without limitation, laws, regulations, or ordinances relating to zoning, building use and occupancy, subdivision control, fire protection, health and sanitation; and the Buildings comply with applicable zoning laws and regulations; the zoning laws permit use of the Buildings for their current use; there is such number of parking spaces on the lot or lots on which each Collateral Property is located as is adequate under the zoning laws and regulations to permit use of the Buildings for its current use; and all private ways providing access to each Collateral Property are zoned in a manner which will permit access to the Buildings over such ways by trucks and other commercial and industrial vehicles, to the extent necessary to continue the existing use of such Buildings; all Permits legally required for the operation and maintenance of each Collateral Property, including, without limitation, building permits, curb-cut permits, water connection permits, sewer extension or connection permits and other permits relating to the use of utilities, and permits required under the Federal Clean Air Act, as amended, the Federal Clean Water Act, as amended (including, without limitation, a so-called "404 Permit"), and by state law or regulations consistent with the requirements of said Acts, have been validly issued by the appropriate governmental Persons and are now in full force and effect. With respect to each Collateral Property and the operation thereof, the Borrower is in compliance in all respects with the Americans with Disabilities Act or has implemented a plan to bring such Collateral Property into compliance with the Americans with Disabilities Act.

                (f) No Required Real Property Consents, Permits, Etc. Except as may be expressly disclosed in the zoning and permitting opinions of the Borrower's counsel delivered by the Borrower to the Agent, the Borrower has received no notices of, nor has any knowledge of, any Permits, utility installations and connections (including, without limitation, drainage facilities, curb cuts and street openings), or private consents required for the maintenance, operation, servicing and use of the Collateral Properties or the Buildings for their current use which have not been granted, effected, or performed and completed (as the case may be) or any fees or charges therefor which have not been fully paid. To the Borrower's knowledge, no such approvals, consents, permits or licenses, (including, without limitation, any railway siding agreements) will terminate, or become void or voidable or terminable on any foreclosure sale of any Collateral Property pursuant to the applicable Security Deed.

                (g) Suits; Judgments. There are no outstanding notices, suits, orders, decrees or judgments relating to zoning, building use and occupancy, fire, health, sanitation, or other violations affecting, against, or with respect to, the Collateral Property or any part thereof.

                (h) Insurance. The Borrower has not received any notices from any insurer or its agent requiring performance of any work with respect to each Collateral Property or canceling or threatening to cancel any policy of insurance, and each Collateral Property complies with the requirements of its insurance carrier(s).

                (i) Real Property Taxes; Special Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against any Collateral Property or any part thereof which are payable by Borrower or tenants (except only real estate taxes not yet due and payable). There are no betterment assessments or other special assessments presently pending with respect to any portion of any Collateral Property, other than as shown on Title Policies or municipal lien certificates delivered to the Agent, and the Borrower has received no notice of any such special assessment being contemplated.

                (j) Historic Status. Except as may be disclosed in the zoning and permitting opinions of the Borrower's counsel delivered by the Borrower to the Agent, the Buildings are not historic structures or landmarks and neither the Buildings nor any Collateral Property is located within any historic district pursuant to any federal, state or local law or governmental regulation.

                (k) Eminent Domain. Except as may be set forth in Schedule 6.22(k), there are no pending eminent domain proceedings against any Collateral Property or any part thereof, and, to the Borrower's knowledge, no such proceedings are presently threatened or contemplated by any taking authority.

                (l) Leases. A rent roll as of June 1, 1996 with respect to all Leases of any portion of the Collateral Properties is accurately and completely set forth in all material respects in Schedule 6.22(l) as the same shall be supplemented each fiscal quarter by a certificate signed by an authorized officer of the Borrower. The Leases reflected on such rent roll constitute the sole and complete agreements and understandings relating to leasing or licensing of space in the Buildings or at the Collateral Properties by the Borrower. The Borrower has delivered or made available to the Agent a true and complete copy of all Leases. There are no occupancies, rights, privileges or licenses in or to the Buildings or any other part of the Collateral Properties other than pursuant to the Leases reflected on the rent roll set forth in Schedule 6.22(l). Except as set forth in Schedule 6.22(l), the Leases reflected on the Schedule 6.22(l) rent roll are in full force and effect, in accordance with their respective terms, and no tenant under any of such Leases has failed to make a required payment thereunder which is now more than fifteen (15) days past due or has failed to comply with any other material term, condition or provision contained therein, nor (except as set forth in the Leases or in the estoppel certificates delivered by the tenants thereunder to the Agent) are there any defenses, counterclaims, offsets, concessions or rebates available to any tenant thereunder, and the Borrower has not given or made, or received, any notice of default, or any claim, which remains uncured or unsatisfied, with respect to any of the Leases and, to the best of the Borrower's knowledge there is no basis for any such claim or notice of default by any tenant. The Schedule 6.22(l) rent roll accurately and completely sets forth all rents payable by and security, if any, deposited by tenants, no tenant having paid more than one month's rent in advance. All tenant improvements or work to be done, furnished or paid for by the Borrower, or credited or allowed to a tenant, for, or in connection with, the Building pursuant to any Lease has been completed and paid for or provided for in a manner satisfactory to the Agent. Other than leasing commissions due and payable in the ordinary course of business, no leasing, brokerage or like commissions, fees or payments are due from the Borrower in respect of the Leases, except as set forth on Schedule 6.22(l) or as contained in the Leases, or reflected in the financial statements delivered pursuant to Section 6.4.

                (m) Service Agreements. Except as reflected in the financial statements delivered pursuant to Section 6.4, there are no Service Agreements (other than certain of the property management agreements) relating to the operation, maintenance and management of the Buildings, the Collateral Properties, or any part thereof which are terminable upon more than six (6) months notice. All property management agreements (including, without limitation those property management agreements that are terminable upon more than six (6) months notice) for the Collateral Properties are terminable upon thirty (30) days or less notice by mortgagee after foreclosure or deed-in-lieu. To the best of the Borrower's knowledge, there are no material claims or any bases for material claims in respect of the Collateral Properties or their operation by any party to any Service Agreements.

                (n) Other Material Real Property Agreements; No Options. There are no material agreements pertaining to the Collateral Properties, the Buildings or the operation or maintenance of either thereof other than as described in this Agreement (including the Schedules hereto) or otherwise disclosed in writing to the Agent (with copies for each Bank) by the Borrower; and no person or entity has any right or option to acquire the Buildings or the Collateral Properties or any portion thereof or interest therein or lease any portion thereof or additional portion thereof (other than expansion by existing tenants of leased premises disclosed in the Leases), or provide services therefor.

        Section 6.23. REIT Status. The Guarantor has not taken any action that would prevent it from maintaining its qualification as a REIT for its tax year ended December 31, 1995 or from maintaining such qualification at all times during the term of the Loans.

        Section 7. AFFIRMATIVE COVENANTS OF THE BORROWER AND THE GUARANTOR. The Borrower and the Guarantor (if and to the extent expressly included in Subsections contained in this Section) each covenant and agree that, so long as any Loan or Revolving Credit Note is outstanding or the Banks have any obligation to make any Loans:

        Section 7.1. Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest, fees, charges and other amounts provided for in this Agreement and the other Loan Documents, all in accordance with the terms of this Agreement and the Revolving Credit Notes, and the other Loan Documents.

        Section 7.2. Maintenance of Office. Each of the Borrower and the Guarantor will maintain its chief executive office in Boston, Massachusetts, or at such other place in the United States of America as each of them shall designate upon written notice to the Agent to be delivered within five (5) days of such change, where notices, presentations and demands to or upon the Borrower and the Guarantor, as the case may be, in respect of the Loan Documents may be given or made.

        Section 7.3. Records and Accounts. Each of the Borrower and the Guarantor will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), contingencies, depreciation and amortization of its properties and the properties of its Subsidiaries; all of such reserves may be unfunded.

        Section 7.4. Financial Statements, Certificates and Information. The Borrower and the Guarantor, as applicable, will deliver to the Agent (with copies for each Bank):

                (a) as soon as practicable, but in any event not later than ninety (90) days after the end of each of its fiscal years:

                        (i)     in the case of the Borrower, the
audited consolidated and consolidating balance sheet of the Borrower and its subsidiaries at the end of such year, and the related audited consolidated and consolidating statements of operations, owner's equity (deficit) and cash flows for the year then ended; and

                        (ii)    in the case of the Guarantor, the
audited consolidated and consolidating balance sheet of the Guarantor and its subsidiaries (including, without limitation, the Borrower and its subsidiaries) at the end of such year, and the related audited consolidated statements of operations, owner's equity (deficit) and cash flows for the year then ended;

each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, and, in each case, accompanied by an auditor's report prepared without qualification by the Accountants, together with a written statement from such Accountants to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any default, Default, Event of Default or of any facts or circumstances that would cause the Guarantor not to continue to qualify as a REIT for federal income tax purposes, or, if such accountants shall have obtained knowledge of any then existing default, Default, Event of Default or such facts or circumstances, they shall make disclosure thereof in such statement;

                (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of its fiscal quarters:

                        (i)     in the case of the Borrower, copies of
the unaudited consolidated and consolidating balance sheet of the Borrower and its subsidiaries as at the end of such quarter, and the related unaudited consolidated and consolidating statements of operations, owner's equity (deficit) and cash flows for the portion of the Borrower's fiscal year then elapsed; and

                        (ii)    in the case of the Guarantor, copies
of the unaudited consolidated balance sheet of the Guarantor and its subsidiaries (including, without limitation, the Borrower and its subsidiaries) as at the end of such quarter, and the related unaudited consolidated statements of operations, owner's equity (deficit) and cash flows for the portion of the Guarantor's fiscal year then elapsed;

all in reasonable detail and prepared in accordance with GAAP, together with a certification by the principal financial officer of the Borrower or the Guarantor, as applicable, that the information contained in such financial statements fairly presents the financial position of the Borrower or the Guarantor (as the case may be) and its subsidiaries on the date thereof (subject to year-end adjustments none of which shall be materially adverse);

                (c) as soon as practicable, but in any event not later than ninety (90) days after the end of each of its fiscal years, audited statements of Net Operating Income and outstanding Indebtedness as at the end of such fiscal year and for the fiscal year then ended in respect of each Real Estate Asset (including each Collateral Property), each prepared in accordance with GAAP consistent with the definitions of Net Operating Income and outstanding Indebtedness used in this Agreement and accompanied by an auditor's report prepared without qualification by the Accountants;

                (d) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, copies of the unaudited statements of Net Operating Income and outstanding Indebtedness as at the end of such quarter and for the portion of the fiscal year then elapsed in respect of each Real Estate Asset (including each Collateral Property), each prepared in accordance with GAAP consistent with the definitions of Net Operating Income and outstanding Indebtedness used in this Agreement and certified by the chief financial officer of the Borrower to present fairly the Net Operating Income and outstanding Indebtedness in respect of each such Real Estate Asset;

                (e) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement in the form of Exhibit I hereto signed by the chief financial officer of the Borrower or the Guarantor, as applicable, and (if applicable) reconciliations to reflect changes in GAAP since the applicable Financial Statement Date; and, in the case of the Borrower, setting forth in reasonable detail computations evidencing compliance with the covenants contained in Sections 9.1 through 9.5;

                (f) promptly as they become available, a copy of each report (including any so-called management letters) submitted to the Borrower, the Guarantor, or any of their respective subsidiaries by the Accountants in connection with each annual audit of the books of the Borrower, the Guarantor, or such subsidiary by such accountants or in connection with any interim audit thereof pertaining to any phase of the business of the Borrower, the Guarantor or any such subsidiary;

                (g) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature sent to the holders of any Indebtedness of the Borrower (other than the Loans) for borrowed money, to the extent that the information or disclosure contained in such material refers to or could reasonably be expected to have a material adverse effect on the business, assets, financial condition or prospects, or operations of the Borrower;

                (h) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC or sent to the stockholders of the Guarantor;

                (i) as soon as practicable, but in any event not later than ninety (90) days after the end of each fiscal year of the Guarantor, copies of the Form 10-K statement filed by the Guarantor with the SEC for such fiscal year, and as soon as practicable, but in any event not later than forty-five
(45) days after the end of each fiscal quarter of the Guarantor, copies of the Form 10-Q statement filed by the Guarantor with the SEC for such fiscal quarter, provided that, in either case, if the SEC has granted an extension for the filing of such statements, the Guarantor shall deliver such statements to the Agent simultaneously with the filing thereof with the SEC;

                (j) not later than forty-five (45) days after the end of each of the fiscal quarters of the Borrower, and promptly after the amendment of any Lease, updated Lease Summaries with respect to the Leases;

                (k) promptly following the Borrower's receipt thereof, copies of the annual financial statements, if any, delivered by any Major Tenants or guarantors of Major Leases, or if requested by the Agent, copies of the annual financial statements, if any, delivered by any other tenants or guarantors pursuant to any Leases;

                (l) as soon as practicable, but in any event no later than forty-five (45) days after the end of each fiscal quarter of the Borrower, the Borrower will provide the Agent (with copies for each Bank) with (i) leasing pro formas and (ii) a billing and collections report for each Collateral Property with respect to each calendar month included in such fiscal quarter which shall include a current rent roll supplementing Schedule 6.22(l) and record of the billed rent and common area maintenance charges (if applicable) for each tenant, the amount actually paid, the payment date, an aging schedule of all past due amounts, and unaudited lease summaries certified by the chief financial or accounting officer of the Borrower;

                (m) from time to time such other financial data and information about the Borrower, the Guarantor, their respective Subsidiaries, the Collateral, the other Real Estate Assets and the Partially-Owned Real Estate Holding Entities as the Agent or any Bank may reasonably request; and

                (n) in the case of the Borrower and the Guarantor, as soon as practicable, but in any event not later than ninety (90) days after the end of each of their respective fiscal years, pro forma projections for the next three fiscal years.

        Section 7.5.   Notices.

                (a) Defaults. The Borrower and the Guarantor, as applicable, will promptly notify the Agent in writing (with copies for each Bank) of the occurrence of any default, Default or Event of Default of which (i) the Borrower or the Guarantor has knowledge, and (ii) the Agent has not previously given notice. If any Person shall give any notice or take any other action in respect of (x) a claimed default (whether or not constituting an Event of Default) under this Agreement or (y) a claimed failure by the Borrower, the Guarantor or any of their respective Subsidiaries, as applicable, to comply with any term, condition or provision of or under any note, evidence of Indebtedness, indenture or other obligation aggregating in excess of $500,000 to which or with respect to which any of them is a party or obligor, whether as principal or surety, and such failure to comply would permit the holder of such note or obligation or other evidence of Indebtedness to accelerate the maturity thereof, which acceleration would have a material adverse effect on the Borrower or its Subsidiaries, or the Guarantor or its Subsidiaries, as the case may be, the Borrower or the Guarantor, as the case may be, shall forthwith give written notice thereof to the Agent and each of the Banks, describing the notice or action and the nature of the claimed failure to comply.

                (b) Environmental Events. The Borrower will promptly give notice in writing to the Agent (with copies for each Bank) (i) upon Borrower's obtaining knowledge of any violation of any Environmental Law regarding any Collateral Property or of any material violation (as determined by the Borrower in the exercise of its reasonable discretion) of any Environmental Law regarding any Real Estate Asset (other than a Collateral Property) or Borrower's operations; (ii) upon Borrower's obtaining knowledge of any known Release of any Hazardous Substance at, from, or into any Real Estate Asset which it reports in writing or is reportable by it in writing to any governmental authority and which is material in amount or nature or which could materially affect the value of such Real Estate Asset; (iii) upon Borrower's receipt of any notice of material violation of any Environmental Laws or of any Release of Hazardous Substances in violation of any Environmental Laws, including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) Borrower's or any Person's operation of any Real Estate Asset, (B) contamination on, from or into any Real Estate Asset, or (C) investigation or remediation of off-site locations at which Borrower or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Substances; or (iv) upon Borrower's obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Substances with respect to which Borrower or any Partially-Owned Real Estate Entity may be liable or for which a lien may be imposed on any Real Estate Asset.

                (c) Notification of Claims against Collateral. The Borrower will, promptly upon becoming aware thereof, notify the Agent in writing (with copies for each Bank) of any setoff, claims (including, with respect to the Collateral Properties, environmental claims), withholdings or other defenses to which any of the Collateral, or the rights of the Agent or the Banks with respect to the Collateral, are subject, except that a failure to so notify shall not in any way limit the Borrower's, the Agent's or any Bank's rights in connection therewith.

                (d) Notice of Litigation and Judgments. The Borrower and the Guarantor will, and will cause each of their respective wholly-owned Subsidiaries to, give notice to the Agent in writing (with copies for each Bank) within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings an adverse determination in which could materially affect the Borrower, the Guarantor or any of their respective Subsidiaries or any Collateral Property or to which the Borrower, the Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against the Borrower, the Guarantor or any of their respective Subsidiaries that could reasonably be expected to have a materially adverse effect on the Borrower or the Guarantor or their respective properties, business, assets, financial condition or prospects or on the value or operation of the Collateral Properties and stating the nature and status of such litigation or proceedings. The Borrower and the Guarantor will, and will cause each of the Operating Subsidiaries and each of their other respective wholly-owned Subsidiaries to, give notice to the Agent and each of the Banks, in writing, in form and detail reasonably satisfactory to the Agent and each of the Banks, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Borrower, the Guarantor or any of their respective wholly-owned Subsidiaries in an amount in excess of $500,000.

                (e) Notice of Default under Major Leases. The Borrower will simultaneously give to the Agent (with copies for each Bank) copies of any notice (i) given by the Borrower to a Major Tenant or (ii) received by the Borrower from any Major Tenant, of the occurrence of any failure of the party receiving such notice to comply with any of the material terms, covenants, conditions or agreements under any of the Major Leases.

        Section 7.6. Existence of Borrower; Maintenance of Properties. The Borrower will do or cause to be done all things necessary to, and shall, preserve and keep in full force and effect its existence as a Delaware limited partnership and will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. The Borrower (a) will cause all of the Collateral

Properties and all of the other Real Estate Assets owned or controlled by it to be maintained in a condition consistent with the requirements of 7.27(b) and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, subject to the terms of the applicable Leases and partnership agreements, (b) will cause all of its other properties and those of its Subsidiaries (to the extent controlled by the Borrower) used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment, and (c) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses.

        Section 7.7. Existence of Guarantor; Maintenance of REIT Status of Guarantor; Maintenance of Properties. The Guarantor will do or cause to be done all things necessary to, and shall, preserve and keep in full force and effect its existence as a Maryland corporation. The Guarantor will at all times maintain its status as a REIT and will not take any action which could lead to its disqualification as a REIT. The Guarantor will not engage in any business other than the business of acting as a REIT and serving as the general partner and limited partner of the Borrower, and shall conduct all or substantially all of its business operations through the Borrower or through subsidiary partnerships or other entities in which the Borrower owns at least 99% of the economic interests. The Guarantor will do or cause to be done all things necessary to preserve and keep in full force all of its rights and franchises and those of its Subsidiaries. The Guarantor (a) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment,
(b) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Guarantor may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (c) will cause each of its Subsidiaries to continue to engage primarily in the businesses now conducted by it and in related businesses.

        Section 7.8. Insurance. The Borrower will maintain insurance on the Collateral Properties as required by the Security Deeds and will maintain with respect to its other properties, and will cause each of its Subsidiaries to maintain with financially sound and reputable insurers, insurance with respect to such properties and its business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent. The Agent shall be named as mortgagee, loss payee and additional insured under the Borrower's insurance described in the foregoing sentence with respect to the Collateral Properties and shall be given thirty
(30) days' advance notice of any cancellation of such insurance.

        Section 7.9. Taxes. The Borrower will pay or cause to be paid real estate taxes, other taxes, assessments and other governmental charges against the Collateral Properties before the same become delinquent and will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon its sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of the Collateral Properties; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Borrower shall have set aside on its books adequate reserves with respect thereto, and if the same relates to the Collateral Properties and if the Agent so requests, the Borrower shall have posted adequate security therefor with the Agent; and provided further that the Borrower will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor. Promptly after payment of real estate taxes, other taxes, assessments and other governmental charges against the Collateral Properties, Borrower will provide evidence of such payments to the Agent, in the form of receipted tax bills or other form reasonably acceptable to the Agent. Notwithstanding anything contained herein to the contrary, with respect to the Collateral Properties, the Borrower, after receipt of notice from the Agent (which notice may be given by the Agent at any time after the occurrence and during the continuance of an Event of Default), shall deposit with Agent, on the first day of each month thereafter, a sum determined by Agent to be sufficient to provide, in the aggregate, a fund adequate to pay all real estate taxes, other taxes, assessments and other governmental charges against the Collateral Properties at least ten (10) days before the same become delinquent; and whenever the Agent determines sums accumulated under such escrow to be insufficient to meet the obligations for which such deposits were made, the Borrower shall pay, within fifteen (15) days after written demand by the Agent, any amount required to cover the deficiency therein.

        Section 7.10. Inspection of Properties and Books. The Borrower shall permit the Agent or any of the Banks' other designated representatives upon no less than 24 hours notice (which notice may be given orally or in writing), to visit and inspect any of the properties of the Borrower or any of its Subsidiaries to examine the books of account of the Borrower and its Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent may reasonably request; provided that, so long as no Event of Default has occurred and is continuing, the Borrower shall only be responsible for the costs and expenses incurred by the Agent in connection with such inspections. The Agent and each Bank agrees to keep any non-public information delivered or made available by the Borrower to it confidential from anyone other than persons employed or retained by the Agent or such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent the Agent or any Bank from disclosing such information (i) to any other Bank, (ii) to any other person if reasonably incidental to the administration of the Loans, (iii) upon the order of any court or administrative agency, (iv) upon the request or demand of any regulatory agency or authority, (v) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Bank which is not permitted by this Agreement, (vi) in connection with any litigation to which the Agent, any Bank, or their respective Affiliates may be a party, (vii) to the extent reasonably required in connection with the exercise of any remedy hereunder, (viii) to the Agent's or such Bank's legal counsel and independent auditors, and (ix) to any actual or proposed participant or Eligible Assignee of all or part of its rights hereunder.

        Section 7.11. Compliance with Laws, Contracts, Licenses, and Permits. Each of the Borrower and the Guarantor will comply with, and will cause each of its respective Subsidiaries to comply with (a) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including, without limitation, all Environmental Laws and all applicable federal and state securities laws, (b) the provisions of its partnership agreement or corporate charter and other charter documents and by-laws, as applicable, (c) all material agreements and instruments to which it is a party or by which it or any of its properties may be bound (including the Real Estate Assets and the Leases) and (d) all applicable decrees, orders, and judgments. If at any time while any Loan or Revolving Credit Note is outstanding or the Banks have any obligation to make Loans hereunder, any Permit shall become necessary or required in order that the Borrower may fulfill any of its obligations hereunder, the Borrower and the Guarantor will immediately take or cause to be taken all reasonable steps within the power of the Borrower or the Guarantor, as applicable, to obtain such Permit and furnish the Agent with evidence thereof.

        Section 7.12. Use of Proceeds. Subject at all times to the other provisions this Agreement, the Borrower will use the proceeds of the Loans solely for: (i) up to $30,000,000 outstanding at any time, and from time to time, for working capital; (ii) payment of tenant improvements, other capital improvements necessary for the normal operation of the Real Estate Assets and leasing commissions; (iii) up to an aggregate of $75,000,000 outstanding at any time, and from time to time, for payment of (A) Budgeted Project Costs of Real Estate Assets Under Development which are at least 50% pre-leased by square footage of rentable space to tenants which have been approved by the Majority Banks and (B) Budgeted Project Costs of Real Estate Assets Under Development which are not at least 50% pre-leased by square footage of rentable space to tenants which have been approved by the Majority Banks (which amount described in this clause (B) shall not exceed $25,000,000 at any time); and (iv) financing the acquisition of Acquisition Properties and/or New Collateral Properties by the Borrower (collectively, the "Permitted Purposes").

        Section 7.13. Appraisals. If the Agent so requires (in its sole discretion or at the direction of the Majority Banks), the Agent may order MAI Appraisals of one or more of the Collateral Properties and the Borrower will cooperate with the making of such MAI Appraisals so that the MAI Appraisals may be provided to the Agent within 45 days after notice of such requirement is given to the Borrower. The MAI Appraisals shall be in form and substance satisfactory to the Agent. The Borrower shall pay to the Agent on demand all costs of all such MAI Appraisals. Notwithstanding anything contained herein to the contrary, so long as no Default or Event of Default has occurred and is continuing the Agent may not so request or obtain such MAI Appraisals (unless requested to do so by the Borrower) more frequently than once in every twelve month period.

        Section 7.14. Leases; Lease Approvals. The Borrower will promptly at all times exercise or enforce its rights under those provisions of the Major Leases requiring the delivery of financial statements, subleases and other information from tenants under Major Leases or guarantors of Major Lease obligations to the Borrower, and will deliver to the Agent (with copies for each Bank) copies of all material information so delivered by any of the tenants or guarantors immediately following the Borrower's receipt thereof. After an Event of Default has occurred and while it is continuing, the Agent shall have the right, and the Borrower hereby authorizes the Agent, to communicate directly with any of the tenants or guarantors for any purpose contemplated by this Agreement or any of the

Security Documents. In the event that any of the Leases is terminated, the Borrower will take or cause to be taken all steps within the power of the Borrower to market and lease the untenanted rentable area of the Buildings to such tenants and in the case of any Major Lease, upon such terms and conditions as may be reasonably approved by the Majority Banks. Any proposed lease (i) for the occupancy of (A) 25,000 square feet or more or (B) fifty-one percent (51%) or more of the net leasable area of a Building located on a Collateral Property, or (ii) for any space in a Collateral Property which, when aggregated with all other leases in the Building (or in an office park or similar development which includes such Building) to the tenant under such proposed lease and/or its Affiliates, would cause such proposed tenant to occupy (A) 25,000 square feet or more or (B) fifty-one percent (51%) or more of the net leasable area of a Building, office park or similar development, shall be submitted to the Agent (with copies for each Bank) and approved by the Majority Banks prior to execution, provided that if the Majority Banks have not approved or disapproved such lease within fifteen (15) days of receipt of the final form of such Lease together with a request for approval as to which the Agent and the Banks have, within a reasonable period prior thereto (but in no event less than fifteen (15) days prior thereto), received copies of the lease term sheet, a draft lease, a lease summary and tenant financials (to the extent such tenant financials were available), and (ii) provided, further that the final request for approval and the envelope in which it was delivered have been each appropriately marked with the following legend: "TIME SENSITIVE -- RESPONSE REQUIRED WITHIN FIFTEEN (15) DAYS", such lease will be deemed automatically approved. The approval of the Majority Banks shall not be required for any Lease of any portion of a Collateral Property of less than (A) 25,000 square feet and (B) fifty-one percent (51%) of such Collateral Property so long as such Lease is substantially in the form of the standard form of lease submitted to and approved by the Agent and the Majority Banks and attached hereto as Schedule 7.14 or in such other standard form as the Agent and the Majority Banks may hereafter approve (in either case, with such customary modifications thereto as may be negotiated by the Borrower and the tenant thereunder). A copy of any new Lease shall be delivered to the Agent (with copies for each Bank) promptly following execution of such Lease.

        Section 7.15. Further Assurances. The Borrower and the Guarantor will cooperate with, and will cause each of their respective wholly-owned Subsidiaries to cooperate with, the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents and the granting and perfecting of all liens and Security Interest in the Collateral for the benefit of the Agent as agent for the Banks.

        Section 7.16. Interest Rate Protection. The Borrower shall (a) maintain in effect its existing interest rate protection arrangements in respect of a notional principal amount of not less than $135,000,000 effective from the Closing Date through May 26, 1997 and (b) effect an interest rate protection arrangement in respect of a notional principal amount of not less than fifty percent (50%) of the Total Commitment with respect to the period from May 27, 1997 until May 25, 1999 or such earlier date upon which the Loans are terminated (which arrangement shall be entered into prior to the Closing Date). The Borrower shall maintain such arrangements in full force and effect as provided therein, and shall not, without Unanimous Bank Approval, modify, terminate, or transfer such arrangements during such period. The agreements providing interest rate protection shall be pledged as Collateral hereunder.

        Section 7.17. Environmental Indemnification. The Borrower and the Guarantor each covenants and agrees that it will indemnify and hold the Agent and each Bank harmless from and against any and all claims, expense, damage, loss or liability incurred by the Agent or any Bank in connection with environmental matters with respect to the Collateral Properties to the extent set forth in the Environmental Indemnity Agreement. It is expressly acknowledged by the Borrower that the Environmental Indemnity Agreement shall survive any foreclosure or any modification, release or discharge of any or all of the Security Documents or the payment of the Loans and shall inure to the benefit of the Agent and the Banks, and their successors and assigns.

        Section 7.18. Response Actions. The Borrower covenants and agrees that if any Release or disposal of Hazardous Substances shall occur or shall have occurred on any Collateral Property or any other wholly-owned Real Estate Asset, the Borrower will cause the prompt containment and removal of such Hazardous Substances and remediation of such Collateral Property or other wholly-owned Real Estate Asset as necessary to comply with all Environmental Laws or to preserve the value of such Collateral Property or other wholly-owned Real Estate Asset.

        Section 7.19. Environmental Assessments. If the Agent in its good faith judgment, after discussion with the Borrower, has reason to believe that the environmental condition of any Collateral Property has deteriorated, after reasonable notice by the Agent, whether or not a default, Default or an Event of Default shall have occurred, the Agent may, from time to time, for the purpose of assessing and ensuring the value of such Collateral Property, obtain one or more environmental assessments or audits of such Collateral Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (i) whether any Hazardous Substances are present in the soil or water at such Collateral Property and (ii) whether the use and operation of such Collateral Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Collateral Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent deems appropriate. All such environmental assessments shall be at the sole cost and expense of the Borrower; provided, however, the Agent may not require environmental assessments at the Borrower's expense, with respect to any Collateral Property, more frequently than annually except (i) during the continuance of an Event of Default or (ii) upon the occurrence of a Release on any Collateral Property.

        Section 7.20.  Employee Benefit Plans.

                (a) Notice. The Borrower and the Guarantor will obtain the consent of the Majority Banks prior to the establishment of any Employee Benefit Plan or Guaranteed Pension Plan by either of them or any of their respective ERISA Affiliates other than those disclosed in the SEC Filings.

                (b) In General. Each Employee Benefit Plan maintained by the Borrower, the Guarantor or any of their respective ERISA Affiliates will be operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions.

                (c) Terminability of Welfare Plans. With respect to each Employee Benefit Plan maintained by the Borrower, the Guarantor or any of their respective ERISA Affiliates which is an employee welfare benefit plan within the meaning of Section 3(1) or Section 3(2)(B) of ERISA, the Borrower, the Guarantor, or any of their respective ERISA Affiliates, as the case may be, has the right to terminate each such plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) without liability other than liability to pay claims incurred prior to the date of termination.

                (d) Multiemployer Plans. Without the consent of the Majority Banks, neither the Guarantor nor the Borrower will enter into, maintain or contribute to, any Multiemployer Plan.

                (e) Unfunded or Underfunded Liabilities. Neither the Borrower nor the Guarantor will, at any time, have accruing or accrued unfunded or underfunded liabilities with respect to any Employee Benefit Plan, Guaranteed Pension Plan or Multiemployer Plan, or permit any condition to exist under any Multiemployer Plan that would create a withdrawal liability.

        Section 7.21. Operating Accounts. The Borrower will maintain all of the Operating Accounts with respect to each Collateral Property with the Agent.

        Section 7.22. No Amendments to Certain Documents. Neither the Borrower nor the Guarantor will at any time cause or permit its Certificate of Limited Partnership, Agreement of Limited Partnership, Articles of Incorporation or by-laws to be modified, amended or supplemented in any respect whatever, without (in each case) the express prior written consent or approval of the Agent, if such changes would affect the Guarantor's REIT status or otherwise materially adversely affect the rights of the Agent and the Banks hereunder or under any other Loan Document.

        Section 7.23. Mandatory Option Exercise. If for any of its fiscal quarters, the Borrower's net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures, is less than the greater of (i) $6,250,000, and
(ii) the sum of the amount of the aggregate cash dividends paid by the Guarantor plus the amount of the aggregate cash distributions made by the Borrower to its partners other than the Guarantor for such fiscal quarter, as tested quarterly for the fiscal quarter then ended; then the Borrower shall, unless otherwise waived by Unanimous Bank Approval, immediately exercise its rights under (x) the Center Plaza Option Agreement (Second Tier Notes) to become the holder of the Center Plaza Second Tier Note, and (y) the Center Plaza Option Agreement (Limited Partnership Interest) to become the sole limited partner of Center Plaza Associates.

        Section 7.24.  [Intentionally Omitted]

        Section 7.25. Management. Except by reason of death or incapacity, at least three (3) of the Key Management Individuals (as hereinafter defined) shall remain active in the executive and/or operational management, in their current (or comparable) positions, of the Guarantor; provided, however, if at least three (3) of the Key Management Individuals are not so active in such positions (except by reason of death or incapacity as aforesaid), then within ninety (90) days of the occurrence of such event, the Guarantor shall propose and appoint such individual(s) of comparable experience, reputation and otherwise reasonably acceptable to the Majority Banks to such position(s) such that, after such appointment, such acceptable replacement individuals, together with the Key
Management Individuals remaining so active in such positions with the Guarantor, total at least three (3). For purposes hereof, "Key
Management Individuals" shall mean and include (a) Norman B.
Leventhal, Edwin N. Sidman, Alan M. Leventhal, Lionel P. Fortin,
Douglas S. Mitchell, Robert J. Perriello and James M. Becker, and (b) for so long as at least two (2) of the foregoing seven (7) individuals remain active in the executive and/or operational management, in their current
(or comparable) positions, of the Guarantor, Nancy J. Broderick, Charles
H. Cremens and Carol Judson.

        Section 7.26. Capital for Development. The Borrower will, and will cause its Subsidiaries which hold an interest in a Real Estate Asset Under Development to, maintain available to it sources of Unrestricted Cash and Cash Equivalents which are equal to or greater than the Budgeted Project Costs of all Real Estate Assets Under Development. Notwithstanding the definition of "Unrestricted Cash and Cash Equivalents" set forth in 1.1, for purposes of this Section 7.26, Unrestricted Cash and Cash Equivalents shall include the amount of the Total Commitment available to the Borrower under Section 7.12(iii) of this Agreement in excess of outstanding Loans advanced under Section 7.12(iii) of this Agreement (subject in all cases to the then available limits of the Borrowing
Base).

        Section 7.27. Location and Class of Real Estate Assets. The Borrower will, and will cause its Subsidiaries to, comply with the following conditions with respect to the Real Estate Assets:

                (a) at least eighty percent (80%) of the Real Estate Assets shall be located in Standard Metropolitan Statistical Areas (as defined in the [United States Census Report]) with populations of at least one million persons; and

                (b) The Collateral Properties and the Real Estate Assets shall each be comprised of (i) at least seventy percent (70%) Class A office buildings (on a rentable square foot basis) and (ii) no more than thirty percent (30%) Class B office buildings (on a rentable square foot basis). Without limiting the generality of the foregoing restriction, except for (x) those Real Estate Assets leased (as permitted by this Agreement) or owned by the Borrower and the Partially-Owned Real Estate Holding Entities on the Closing Date and (y) mixed use facilities which contain

Class A office buildings and/or Class B office buildings (other than mixed use facilities including hotels, motels or other similar facilities), the Borrower shall not, and shall not permit its Subsidiaries to, acquire or own any Real Estate Asset of any property class other than Class A and Class B buildings in the percentages described in the immediately preceding sentence.

        Section 8. CERTAIN NEGATIVE COVENANTS OF THE BORROWER AND THE GUARANTOR. Each of the Borrower and the Guarantor covenants and agrees that, so long as any Loan or Revolving Credit Note is outstanding or any of the Banks has any obligation to make any Loans, none of the Borrower, the Guarantor, any Operating Subsidiary and any wholly-owned Subsidiary will:

        Section 8.1. Restrictions on Indebtedness. Create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:

                (a) Indebtedness to the Banks arising under any of the Loan Documents;

                (b) current liabilities incurred in the ordinary course of business other than through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.9, and Indebtedness in respect of taxes and assessments relating to the Real Estate Assets other than the Collateral Properties;

                (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which, at the time, a good faith appeal or proceeding for review is being prosecuted, and in respect of which a stay of execution shall have been obtained pending such appeal or review;

                (e) endorsements for collection, deposit or negotiation incurred in the ordinary course of business;

                (f) Indebtedness existing on the Closing Date and listed and described on Schedule 8.1 hereto or in the financial statements delivered pursuant to Section 6.4, including any refinancing of any debt listed on
Schedule 8.1 hereto, provided that (i) such refinancing is Without Recourse to the Borrower, the Operating Subsidiaries, the Guarantor, any wholly-owned Subsidiary of the Borrower or the Guarantor or any of the respective assets of any of the foregoing entities other than to the specific property being refinanced, and (ii) at the time of any such refinancing and after giving effect thereto, there exists no Default or Event of Default hereunder;

                (g) Indebtedness incurred after the Closing Date, provided that:
(i) such Indebtedness is Without Recourse to the Borrower, the Operating Subsidiaries, the Guarantor, any wholly-owned Subsidiary of the Borrower or the Guarantor or any of the respective assets of any of the foregoing entities other than to the specific Real Estate Asset or Assets acquired, refinanced or rehabilitated with the proceeds of such Indebtedness (which shall not include Collateral Properties); and (ii) at the time any such Indebtedness is incurred and after giving effect thereto, there exists no Default or Event of Default hereunder;

                (h) contingent liabilities disclosed in the financial statements referred to in Section 6.4 or on Schedule 8.1(h) hereto, and such other contingent liabilities having a combined aggregate potential liability of not more than $10,000,000 at any time; and

                (i) Indebtedness for the purchase price of capital assets (other than Real Estate Assets but including Indebtedness in respect of Capitalized Leases) incurred in the ordinary course of business, provided that the aggregate principal amount of Indebtedness permitted by this clause (i) shall not exceed $1,000,000 at any time outstanding.

        It is understood and agreed that the provisions of this Section 8.1 shall not apply to Indebtedness of any Partially-Owned Real Estate Holding Entity which is Without Recourse to the Borrower, the Operating Subsidiaries, the Guarantor, any wholly-owned Subsidiary of the Borrower or the Guarantor, or any of their respective assets other than their respective interests in such Partially-Owned Real Estate Holding Entity.

        Notwithstanding anything to the contrary set forth in this Section 8.1, none of the Borrower, the Guarantor, any Operating Subsidiary and any wholly-owned Subsidiary will incur any Indebtedness which (x) causes the aggregate amount of Indebtedness incurred since delivery of the most recent compliance certificate to exceed $5,000,000 or (y) causes the Leverage Ratio to exceed its limit then applicable pursuant to Section 9.3 unless, in either case, the Borrower shall have given the Agent prior written notice of the incurrence of such Indebtedness and shall have delivered to the Agent (with copies for each Bank) a compliance certificate evidencing compliance with the covenants set forth in Section 9 on a pro forma basis after giving effect to such Indebtedness.

        Section 8.2. Restrictions on Liens, Etc. (a) Create or incur or suffer to be created or incurred or to exist any lien, mortgage, pledge, attachment or security interest of any kind upon any of their respective properties or assets of any character (other than the real estate assets owned by the Partially-Owned Real Estate Entities), whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement in connection with the operation of the Collateral Properties; (c) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred, any Indebtedness or claim or demand against any of them not permitted by Section 8.1(c) that, if unpaid, might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors, but excluding any Indebtedness of, or any claim or demand against, any Partially-Owned Real Estate Holding Entity that is Without Recourse to the Borrower, the Operating Subsidiaries, the Guarantor, any wholly-owned Subsidiary of the Borrower or the Guarantor, or any of their respective assets other than their respective interests in such Partially-Owned Real Estate Holding Entity; or (d) sell, assign, pledge or otherwise transfer for security any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse, relating to assets other than the assets of the Partially-Owned Real Estate Holding Entities (the foregoing items (a) through (d) being sometimes referred to in this Section 8.2 collectively as "Liens"), provided that the Borrower, the Guarantor and any Operating Subsidiary or wholly-owned Subsidiary of the Borrower or the Guarantor may create or incur or suffer to be created or incurred or to exist:

                        (i)     Liens with respect to Indebtedness
which is permitted by Section 8.1(c);

                        (ii)    deposits or pledges made in
connection with, or to secure payment of, worker's compensation, unemployment insurance, old age pensions or other social security obligations; and deposits with utility companies and other similar deposits made in the ordinary course of business;

                        (iii) Liens in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 8.1(d), provided that (A) if such Lien relates to the Collateral Properties, the Borrower shall have posted adequate security therefor, and (B) if such Lien does not relate to the Collateral Properties, the amount of all such Liens shall not exceed $500,000 in the aggregate;

                        (iv)    [Intentionally Omitted];

                        (v)     [Intentionally Omitted];

                        (vi)    [Intentionally Omitted];

                        (vii)   Liens existing on the date hereof on
the Non-Collateral Properties to secure Indebtedness listed on Schedule 8.1 hereto, and Liens to secure any refinancing thereof permitted by Section 8.1(f);

                        (viii)  Liens on specific assets to secure
Indebtedness permitted by Section 8.1(g);

                        (ix)    Liens securing Indebtedness for the
purchase price of capital assets (other than Real Estate Assets but including Indebtedness in respect of Capitalized Leases) to the extent such Indebtedness is permitted by Section 8.1(i) hereof;

                        (x)     [Intentionally Omitted];

                        (xi)    deposits in connection with the
acquisition of Real Estate Assets; and

                        (xii)   Liens in favor of the Agent and the
Banks granted pursuant to the Security Documents.

        In addition, the Borrower shall not otherwise encumber the Collateral Properties, except for: (a) encumbrances set forth as exceptions to title on the Title Policies; (b) future leases entered into in accordance with this Agreement; and (c) utility easements and the like approved by the Agent (such approval not to be unreasonably withheld).

         Section 8.3. Restrictions on Investments. Make or permit to exist or to remain outstanding any Investment except Investments in:

                (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower;

                (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000;

                (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

                (d) Investments existing on the Closing Date and listed in the SEC Filings or in the financial statements referred to in Section 6.4 hereof, and any other Investments hereafter made with respect to Real Estate Assets held by the Borrower or by any Partially-Owned Real Estate Holding Entity as of the Closing Date (including, without limitation, Investments in any such Partially-Owned Real Estate Holding Entity);

                (e) Investments in respect of (1) equipment, inventory and other tangible personal property acquired in the ordinary course of business, (2) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, (3) advances to employees for travel expenses, drawing accounts and similar expenditures, (4) prepaid expenses made in the ordinary course of business;

                (f) any Investments now or hereafter made in the Operating Subsidiaries or any wholly-owned Subsidiary of the Borrower or the Guarantor;

                (g) any other Investments made in the ordinary course of business, provided that the aggregate value of all Investments under this subsection (g) by the Borrower shall not exceed at any time $500,000;

                (h) Investments in respect of Acquisition Properties or other Real Estate Assets or interests in Partially-Owned Real Estate Holding Entities acquired by the Borrower after the date hereof in accordance with the terms of this Agreement;

                (i) Investments in respect of the Borrower's acquisition of the Center Plaza Second Tier Note pursuant to the Center Plaza Option Agreement (Second Tier Notes); and

                (j) Investments consisting of the acquisition of the Indosuez Junior Sub-Participation Interest and the Additional Junior Sub-Participation Interests (as such terms are defined in the Rowes Wharf Option Agreement defined below) from Foster Wharf Investment Corp., as Trustee of the RWLP Participation Holding Trust (the "RWLP Trust"), pursuant to that certain Option Agreement dated as of March 31, 1995, as amended (the "Rowes Wharf Option Agreement") between the RWLP Trust, as Optionor, and Beacon Construction Company, Inc. and Beacon Property Management Corporation, as Optionee.

        Section 8.4.   Merger, Consolidation and Disposition of Assets.

                (a) Become a party to any merger or consolidation, or agree to or effect any asset acquisition (other than the acquisition of Real Estate Assets or interests in Partially-Owned Real Estate Holding Entities in accordance with the terms of this Agreement and other than the Investments permitted under Section 8.4(i) or (j)) or stock acquisition or disposition (except (i) the merger or consolidation of one or more of the Operating Subsidiaries with and into the Borrower, (ii) the merger or consolidation of two or more Subsidiaries of the Borrower; (iii) the merger or consolidation of one or more of the Subsidiaries of the Guarantor with and into the Guarantor; or
(iv) the merger or consolidation of two or more Subsidiaries of the Guarantor); or sell or otherwise dispose of any of their now owned or hereafter acquired assets other than as permitted under subsections (b) and (c) below.

                (b) In the case of the Borrower, become a party to or agree to or effect any disposition of the Collateral without Unanimous Bank Approval or effect any disposition of any other Real Estate Asset, or any of its other properties without obtaining the prior written consent of the Majority Banks except for: (i) the disposition of properties other than Real Estate Assets having an aggregate value not exceeding $100,000 in any calendar year and disposed of in the ordinary course of business, (ii) the sale or disposition of any Real Estate Asset (other than Collateral Properties) on an asset-by-asset basis in the normal course of the on-going business of the Borrower, provided that after any such disposition permitted under this clause (ii), no Default or Event of Default would occur and be continuing; and provided, further that prior to any such sale or disposition under this clause (ii), the Borrower shall provide to the Agent (with copies for each Bank) a statement in the form of
Exhibit I
hereto signed by the principal financial officer of the Borrower and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 9.1 through Section 9.5 hereof and all other terms and conditions of this Agreement and the other Loan Documents after giving effect to such proposed sale or disposition and all liabilities, fixed or contingent, pursuant thereto; and (iii) the sale or disposition of any Collateral Property approved for release by the Agent and the Banks under Section 5.3.

                (c) In the case of the Guarantor, the Operating Subsidiaries, and any wholly-owned Subsidiary of the Borrower or the Guarantor, the sale or disposition of assets in the ordinary course of their respective businesses shall be permitted.

        Section 8.5. Sale and Leaseback. Enter into any arrangement, directly or indirectly, whereby the Borrower or the Guarantor or their respective Subsidiaries shall sell or transfer any property owned by any of them in order then or thereafter to lease such property or lease other property that it intends to use for substantially the same purpose as the property being sold or transferred.

        Section 8.6. Compliance with Environmental Laws. Do any of the following: (a) use any of the Real Estate Assets or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances except for small quantities of Hazardous Substances used in the ordinary course of business and in compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate Assets any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate Assets except in full compliance with Environmental Laws, or (d) conduct any activity at any Real Estate Asset or use any Real Estate Asset in any manner so as to cause a Release.

        Section 8.7. Distributions. (i) In the case of the Borrower, make (A) annual Distributions in excess of 90% of "funds from operations" or (B) any Distributions during any period when any Event of Default has occurred and is continuing; provided, however, that the Borrower may at all times make Distributions to the extent (after taking into account all available funds of the Guarantor from all other sources) required in order to enable the Guarantor to continue to qualify as a REIT.

        (ii) In the case of the Guarantor, during any period when any Event of Default has occurred and is continuing, make any Distributions in excess of the Distributions required to be made by the Guarantor in order to maintain its status as a REIT.

        Section 8.8. Leases. The Borrower will not materially amend, supplement or otherwise modify, or terminate or cancel, or accept the surrender of any Major Lease, or grant any concessions to or waive the performance of any of the Major Tenants under the Major Leases, without the prior approval of the Majority Banks, provided that the Borrower may, without such approval, terminate a Major Lease if the Major Tenant is in material default of such Major Lease. The Borrower and the Banks acknowledge and agree that, among other things, an amendment or modification (including by waiver or estoppel) of any monetary obligation, the term, or any construction obligation under a Major Lease (other than settlement of disputed common area charges, percentage or other non-fixed rent disputes in an amount not exceeding five percent (5%) of total annual rent (as used herein, total annual rent shall not include items constituting additional rent such as tax or insurance payments), and additive construction change orders adding less than ten percent (10%) to the total cost of the tenant improvements to a Major Lease), shall be deemed material. Except to the extent required by existing Major Leases, or Major Leases entered into after the Closing Date in accordance with the terms of this Agreement, the Borrower will not grant any consent to any assignment of any of the Major Leases by any of the Major Tenants without the prior approval of the Majority Banks. The Borrower, without the approval of the Majority Banks, will not, directly or indirectly, cause or permit to exist (beyond applicable notice and grace periods provided for in the Major Lease in question) any condition within its control which would result in the termination or cancellation of, or which would relieve the performance of any obligation of any of the Major Tenants under, the Major Leases, subject to force majeure, fire or other casualty. The Agent and the Banks agree that they shall grant Subordination, Attornment and Non-Disturbance Agreements to any tenants under Leases approved by the Majority Banks.

        For purposes of this Section 8.8, the Banks agree that with respect to any approval by the Majority Banks required hereunder (provided that any request for approval and the envelope in which it was delivered have been appropriately marked with the following legend: "TIME SENSITIVE -- RESPONSE REQUIRED WITHIN FIFTEEN (15) DAYS"), if the Majority Banks have not approved or disapproved of any action to be taken by the Borrower within fifteen (15) days of receipt of written request or notice by the Borrower, such request will be deemed automatically approved; provided that, in the case of any such amendment or modification, the Agent shall have, within a reasonable period prior to the request for such approval (but in no event less than fifteen (15) days prior thereto), received (with copies for each Bank) copies of such proposed amendment or modification. The Borrower may, without the approval of the Agent or the Banks, grant its consent to a subletting of all or part of the premises demised under any of the Major Leases, provided that the Major Tenant thereunder is not released from its continuing liability as the party-tenant under such Major Lease.

        Section  9.     FINANCIAL COVENANTS OF THE BORROWER.  The
Borrower covenants and agrees that, so long as any Loan or Revolving Credit Note is outstanding or any Bank has any obligation to make any
Loan:

        Section 9.1. Appraised Value. The Borrower will not at any time permit the outstanding principal amount of the Loans to exceed sixty percent (60%) of the Appraised Value of the Collateral Properties.

        Section 9.2. Collateral Quarterly Operating Cash Flow to Pro Forma Debt Service Charges. The Borrower will not permit the ratio of Collateral Quarterly Operating Cash Flow to Pro Forma Debt Service Charges for any of its fiscal quarters to be less than 1.5 to 1.0, tested quarterly for the fiscal quarter then ended and at the time of the making of each Revolving Credit Loan.

        Section 9.3. Total Liabilities to Asset Value. The Borrower will not permit the ratio of Total Liabilities to Asset Value (the "Leverage Ratio") to exceed 0.55 to 1 as at the end of any of its fiscal quarters and at the time of the making of each Revolving Credit Loan; provided that the Borrower shall not be deemed to have breached the within covenant if from time to time, for a period of not more than one hundred eighty (180) consecutive days, the Leverage Ratio exceeds 0.55 to 1 but does not exceed 0.667 to 1 (an "Increased Leverage Period") so long as (a) the Borrower shall have given the Agent prior or simultaneous written notice of the commencement of an Increased Leverage Period and (b) after the Borrower at any time reduces the Leverage Ratio to 0.55 to 1 (or lower), the Borrower shall maintain such Leverage Ratio at 0.55 to 1 (or lower) for a period of at least thirty (30) consecutive days or such shorter period of time as may be agreed to in writing by the Banks whose aggregate Commitments constitute at least two-thirds (2/3) of the Total Commitment.

        Section 9.4. Operating Cash Flow to Total Debt Service. The Borrower will not permit the ratio of Operating Cash Flow to Total Debt Service for any of its fiscal quarters to be less than 2.0 to 1.0, tested quarterly for the fiscal quarter then ended and at the time of the making of each Revolving Credit Loan.

        For purposes of the calculations to be made pursuant to Section 9.4 (and the defined terms relevant thereto), references to Indebtedness of the Borrower shall mean Indebtedness of the Borrower (including the Obligations) plus (but without double-counting):

                        (i)     all Indebtedness of the Operating
Subsidiaries and any other wholly-owned Subsidiary of the Borrower or the Guarantor (excluding any such Indebtedness owed to the Borrower or the Guarantor; provided that, as to the Guarantor, the Guarantor has a corresponding Indebtedness to the Borrower), and

                        (ii)    Indebtedness of each Partially-
Owned Real Estate Holding Entity but only to the extent, if any, that said Indebtedness is not Without Recourse to the Borrower, the Guarantor, the Operating Subsidiaries or any wholly-owned Subsidiary of the Borrower or the Guarantor or any of their respective assets (other than their respective interests in such Partially-Owned Real Estate Holding Entity);

provided, however, Indebtedness of the Borrower shall not include any item of Indebtedness of a Partially-Owned Real Estate Holding Entity not described in item (ii) above.

        Section 9.5. Tangible Net Worth. The Borrower will at all times maintain Tangible Net Worth of not less than the sum of (i) $300,000,000, plus (ii) fifty percent (50%) of the net proceeds received by the Guarantor as a result of any public equity offering by the Guarantor subsequent to the Closing Date.

        Section 9.6.   Covenant Calculations.

                (a) For purposes of the calculations to be made pursuant to
Section 9.3 and Section 9.5 (and the defined terms relevant thereto), references to Indebtedness of the Borrower shall mean Indebtedness of the Borrower (including the Obligations) plus (but without double-counting):

                        (i) all Indebtedness of the Operating Subsidiaries and any other wholly-owned Subsidiary of the Borrower or the Guarantor (excluding any such Indebtedness owed to the Borrower or the Guarantor; provided that, as to the Guarantor, the Guarantor has a corresponding Indebtedness to the Borrower), and

                        (ii) Indebtedness of each Partially-Owned Real Estate Holding Entity but only to the extent of the pro rata share of such Indebtedness of the Borrower, the Guarantor, the Operating Subsidiaries or any wholly-owned Subsidiary of the Borrower or the Guarantor;

provided, however, Indebtedness of the Borrower shall not include any item of Indebtedness of a Partially-Owned Real Estate Holding Entity not described in item (ii) above.

                (b) For purposes of any calculations to be made pursuant to any of the covenants contained in this Section 9 and the defined terms used herein,
(i) Wellesley Holding, L.P., Wellesley Holding II, L.P., and Center Plaza Associates shall be treated for all purposes as if their assets, liabilities and operations were owned directly by the Borrower and (ii) references to Indebtedness of the Borrower shall not include the Center Plaza Subordinate Debt, the Rowes Wharf Debt or the subordinated mortgage debt on Russia Wharf held by the Guarantor and described in the Russia Wharf Subordination Agreement.

                (c) The Agent shall have the right to treat Center Plaza as not 100% owned by the Borrower and/or to adjust, in its sole discretion, the Value thereof (including, without limitation, to exclude entirely from the calculations to be made pursuant to the covenants contained in this Section 9 both the Value thereof and the Without Recourse Indebtedness on Center Plaza owed to CIGNA or any other lender) in the event that (i) the Borrower ceases to own at least a 75% limited partnership interest in Center Plaza Associates and either the remaining 24% limited partnership interest therein or an option to purchase such interest pursuant to the Center Plaza Option Agreement (Limited Partnership Interest), (ii) the entire 1% general partner interest in Center Plaza Associates ceases to be beneficially owned in its entirety by the Borrower and/or the Guarantor, or (iii) the Borrower ceases to own the Center Plaza Subordinate Debt Interests (as hereinafter defined). For purposes of the preceding sentence, the Borrower will be considered the owner of the Center Plaza Subordinate Debt Interests even though the Borrower has pledged the same to CIGNA (the "CIGNA Pledge") as collateral security for CIGNA's first mortgage loan on Center Plaza (the "CIGNA Center Plaza Mortgage") unless and until (x) CIGNA or its assignee forecloses on the CIGNA Pledge, (y) the Center Plaza Subordinate Debt Interests are transferred to CIGNA or its assignee, or (z) CIGNA or its assignee commences any other creditors' rights action against the Borrower or Center Plaza Associates which results or may result in the Borrower not being the owner of the Center Plaza Subordinate Debt Interests. As used herein, the "Center Plaza Subordinate Debt Interests" shall mean (A) the

Center Plaza First Tier Notes, (B) the Center Plaza Beacon Note and (C) either the option to acquire the Center Plaza Second Tier Note pursuant to the Center Plaza Option Agreement (Second Tier Notes) or, if such option is exercised, the Center Plaza Second Tier Note itself.

        (d) The Agent shall have the right to adjust, in its sole discretion, the Rowes Wharf Assigned Value (including, without limitation, to reduce such value to zero) in the event that either (i) the Borrower ceases to beneficially own at least a 50% interest in the Rowes Wharf Current Pay Notes (as such term is defined in Schedule 1.4), or (ii) neither the Borrower nor the Guarantor (nor an entity which is wholly-owned by the Borrower and/or the Guarantor) shall be a Trustee of the Rowes Wharf Debt Holding Trust (as defined in Schedule 1.4).

        Section 10.    [INTENTIONALLY OMITTED.]

        Section 11. CONDITIONS TO THE CLOSING DATE. The obligations of the Banks to enter into this Agreement shall be subject to the satisfaction of the following conditions precedent on or prior to June 27, 1996:

        Section 11.1. Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect.

        Section 11.2. Certified Copies of Organization Documents. The Agent shall have received (i) from the Borrower a copy, certified as of a recent date by a duly authorized officer of the Guarantor, in its capacity as general partner of the Borrower, to be true and complete, of the Agreement of Limited Partnership of the Borrower and any other agreement governing the rights of the partners of the Borrower, (ii) from the Guarantor a copy, certified as of a recent date by the appropriate officer of the State of Maryland to be true and correct, of the corporate charter of the Guarantor, in each case along with any other organization documents of the Borrower or the Guarantor, as the case may be, and each as in effect on the date of such certification.

        Section 11.3. By-laws; Resolutions. All action on the part of the Borrower and the Guarantor necessary for the valid execution, delivery and performance by the Borrower and the Guarantor of this Agreement and the other Loan Documents to which either of them is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Banks shall have been provided to the Agent. The Agent shall have received from the Guarantor, for itself and in its capacity as general partner of the Borrower, true copies of its by-laws and the resolutions adopted by its board of directors authorizing the transactions described herein and evidencing the due authorization, execution and delivery of the Loan Documents to which it and/or the Borrower is a party, each certified by the secretary as of a recent date to be true and complete.

        Section 11.4. Incumbency Certificate; Authorized Signers. The Agent shall have received from the Guarantor for itself and as general partner of the Borrower, an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Guarantor and giving the name and bearing a specimen signature of each individual who shall be authorized: (a) to sign, in the name and on behalf of the Borrower and the Guarantor, as the case may be, each of the Loan Documents to which the Borrower or the Guarantor is or is to become a party; (b) to make Loan and Conversion Requests on behalf of the Borrower; and (c) to give notices and to take other action on behalf of the Borrower or the Guarantor, as applicable, under the Loan Documents.

        Section 11.5. Validity of Liens. The Security Documents shall be effective to create, on the Closing Date or, if earlier, on the date such Security Documents are recorded or filed with the appropriate offices, in favor of the Agent, on behalf of the Banks, a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly executed, and ready to be effected on or prior to the Closing Date. The Agent shall have received evidence thereof in form and substance reasonably satisfactory to the Agent.

        Section 11.6. Survey and Taxes. The Agent shall have received (a) a Survey of each of the Initial Collateral Properties, together with the applicable Surveyor Certificate, bearing dates acceptable to the Agent, and in form and substance acceptable to the Agent, and (b) evidence of payment of real estate taxes and municipal charges on the Initial Collateral Properties which are or will become due and payable on or before the Closing Date.

        Section 11.7. Title Insurance; Title Exception Documents. The Agent (on behalf of the Banks) shall have received the Title Policy Endorsements. The Agent (on behalf of the Banks) shall have received true and accurate copies of all documents listed as exceptions under each Title Policy, as endorsed.

        Section 11.8. Leases, Service Contracts and Other Documents. The Agent shall have received from the Borrower true copies of all Leases (together with Lease Summaries, if available), all material Service Agreements, and all Partnership Documents.

        Section 11.9. Estoppel Agreements; Subordination, Attornment and Non-Disturbance Agreements. The Agent shall have received (a) Subordination, Attornment and Non-Disturbance Agreements, in form and substance satisfactory to the Agent, from each of the tenants under the Major Leases, and (b) Estoppel Agreements in form and substance satisfactory to the Agent, from each of the tenants under the Leases which occupies more than 12,500 square feet of gross rentable area.

        Section 11.10. Certificates of Insurance. The Agent shall have received
(a) current certificates of insurance as to all of the insurance maintained by Borrower on the Initial Collateral Properties (including flood insurance if necessary) from the insurer or an independent insurance broker, identifying insurers, types of insurance, insurance limits, and policy terms and insurance binders naming the Agent as Mortgagee, loss payee and additional insured; (b) certified copies of all policies evidencing such insurance (or certificates therefor signed by the insurer or an agent authorized to bind the insurer); and
(c) such further information and certificates from Borrower, its insurers and insurance brokers as the Agent may request.

        Section 11.11. Hazardous Substance Assessments. The Agent shall have received hazardous waste site assessment reports running in favor of the Agent and the Banks concerning Hazardous Substances (or the threat thereof) and asbestos with respect to the Initial Collateral Properties, dated as of a date satisfactory to the Banks, from environmental engineers acceptable to the Agent, such reports to be in form and substance satisfactory to the Agent and each of the Banks. The Agent shall have the right to obtain third-party review of the reports at the Borrower's expense.

        Section 11.12. Opinion of Counsel Concerning Organization and Loan Documents. Each of the Banks and the Agent shall have received favorable opinions addressed to the Banks and the Agent in form and substance satisfactory to the Banks and the Agent from Goodwin, Procter and Hoar and/or Goulston & Storrs, as counsel to the Borrower, the Guarantor and their respective subsidiaries with respect to Massachusetts law and certain matters of Delaware law and Goodwin, Procter and Hoar, as counsel to the Guarantor with respect to Maryland law.

        Section 11.13. Certificate of Occupancy. The Agent shall have received final Certificates of Occupancy for each of the Initial Collateral Properties.

        Section 11.14. Appraisals. The Agent and each of the Banks shall have received MAI Appraisals dated as of a date satisfactory to the Banks for each of the Initial Collateral Properties in form and substance satisfactory to the Agent and each of the Banks (which MAI Appraisals are subject to review by the Agent and the Banks and adjustment in accordance with the Appraisal Determination Process). The Agent shall have the right to obtain third-party review of the MAI Appraisals at the Borrower's expense.

        Section 11.15. Tax and Securities Law Compliance. Each of the Banks and the Agent shall also have received from Goodwin, Procter & Hoar, as counsel to the Borrower and the Guarantor, a favorable opinion addressed to the Banks and the Agent, in form and substance satisfactory to each of the Banks and the Agent, with respect to the qualification of the Guarantor as a REIT and certain other tax matters.

        Section 11.16. Structural Condition Assurances. The Agent and each of the Banks shall have received evidence satisfactory to the Agent and each of the Banks as to the good physical condition of the Buildings and that utilities and public water and sewer service is available at the lot lines of the Initial Collateral Properties and connected directly to the Buildings with all necessary permits.

        Section 11.17. Architect's/Engineer's Reports; Permit Assurances; Compliance. The Agent shall have received satisfactory reports addressed to the Agent, from engineers or architects with respect to each of the Initial Collateral Properties. The Agent shall have received evidence reasonably satisfactory to the Agent that (i) all activities being conducted on the Initial Collateral Properties which require federal, state or local Permits have been duly licensed and that such Permits are in full force and effect, and (ii) the Initial Collateral Properties are in compliance with all zoning, land use, environmental, architectural access, historical and building laws.

        Section 11.18. Guaranty. The Guaranty shall have been duly executed and delivered by the Guarantor.

        Section 11.19. Interest Rate Protection. The Agent shall have received evidence satisfactory to the Agent that the Borrower has obtained interest rate protection arrangements in accordance with the requirements set forth in
Section 7.16 hereof.

        Section 11.20. Financial Analysis of Initial Collateral Properties. Each of the Banks shall have completed to its satisfaction, a financial analysis of each Initial Collateral Property, which analysis shall include, without limitation, a review, with respect to each Initial Collateral Property, of (i) the most recent rent rolls, (ii) three (3) year historical and projected operating statements, (iii) cash flow projections, (iv) capital expenditure budgets (which shall be subject to the review and approval of each of the Banks), (v) market data, (vi) Leases and Lease Summaries (including any separate agreements regarding concessions to or options for tenants), (vii) tenant financial statements, to the extent available, and (viii) an aging of rent payments and rent payment histories for each Major Tenant.

        Section 11.21. Inspection of Collateral Properties. The Agent and each Bank (other than Banks that were Banks under the Original Agreement) shall have completed to its satisfaction an inspection of the Initial Collateral Properties at the Borrower's expense.

        Section 11.22. Certifications from Government Officials; UCC-11 Reports. The Agent shall have received (i) long-form certifications from government officials evidencing the legal existence, good standing and foreign qualification of the Borrower and the Guarantor, along with a certified copy of the certificate of limited partnership of the Borrower, all as of the most recent practicable date; and (ii) UCC-11 search results from the appropriate jurisdictions for the Borrower and the Guarantor.

        Section 11.23. [Intentionally Omitted].

        Section 11.24. Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement, the other Loan Documents and all other documents incident thereto shall be satisfactory in form and substance to each of the Banks and to the Agent's counsel, and the Agent, each of the Banks and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

        Section 11.25. Fees. The Borrower shall have paid to the Agent, for the accounts of the Banks or for its own account, as applicable, all of the fees and expenses that are due and payable as of the Closing Date in accordance with this Agreement.

        Section 11.26. Closing Certificate. The Borrower and the Guarantor shall have delivered a Closing Certificate to the Agent, the form of which is attached hereto as Exhibit K.

        Section 11.27. Capital Reserves. The Borrower shall have delivered and the Agent shall have approved initial schedules of the Average

Annual Total Capital Expenditure Reserves and the Average Annual
Collateral Capital Expenditure Reserves covering the period from 1997 through 1999.

        Section 12. CONDITIONS TO ALL BORROWINGS. The obligations of the Banks to make any Loan, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

        Section 12.1. Representations True; No Event of Default; Compliance Certificate. Each of the representations and warranties of the Borrower and the Guarantor contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of each Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or not prohibited by this Agreement or the other Loan Documents and changes occurring in the ordinary course of business, and except to the extent that such representations and warranties relate expressly to an earlier date); and no Default or Event of Default under this Agreement shall have occurred and be continuing on the date of any Loan Request or on the Drawdown Date of any Loan. Each of the Banks shall have received a certificate of the Borrower signed by an authorized officer of the Borrower as provided in
Section 2.6(iv)(c).

        Section 12.2. Date Down Endorsement. In the case of a loan request under
Section 2.6 in excess of $250,000, the Agent shall have received verbal confirmation (to be followed, on a semi-annual basis, by datedown endorsements to all of the Title Policies other than the Title Policies for Collateral Properties located in the Commonwealth of Pennsylvania, for which written title rundown reports will be provided on a semi-annual basis) that there have been no changes to the title to or encumbrances upon the Collateral Properties, other than as may have been permitted pursuant to this Agreement.

        Section 12.3. No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of the Agent or any Bank would make it illegal for any Bank to make such Loan.

        Section 12.4. Governmental Regulation. Each Bank shall have received such statements in substance and form reasonably satisfactory to such Bank as such Bank shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System.

        Section 13.    EVENTS OF DEFAULT; ACCELERATION; ETC.

        Section 13.1. Events of Default and Acceleration. If any of the following events ("Events of Default") shall occur:

                (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable;

                (b) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents (including, without limitation, amounts due under the Environmental Indemnity Agreement referred to in Section 7.17), when the same shall become due and payable, and such failure continues for three (3) days (provided that in the case of such sums due other than for interest or the Commitment Fee, the Borrower shall have received from the Agent notice of the nature and amount of such other amounts and that payment therefor is due);

                (c) the Borrower or the Guarantor shall fail to comply with any of their respective covenants contained in Section 7.1 (except with respect to interest and other sums covered by clause (b) above), Section 7.2, Section 7.6 (as to the legal existence of the Borrower), Section 7.7 (as to the legal existence and REIT status of the Guarantor), Section 7.8 (with respect to insurance on Collateral Properties), Section 7.12, Section 7.13 (with respect to cooperating in connection with MAI Appraisals), Section 7.16, Section 7.21,
Section 7.22, Section 8.2 (pertaining to liens, mortgages, pledges, attachments or other security interests with respect to Collateral Properties), Section 8.4,
Section 8.7, and Section 8.8 (except for the penultimate sentence of the first paragraph thereof); or the Borrower shall fail to comply with its covenant contained in Section 7.23 and such failure continues for five (5) days after notice from the Agent to the Borrower.

                (d) (i) the Borrower or the Guarantor shall fail to comply with any of their respective covenants contained in Section 7.5, Section 7.8 (with respect to insurance on Non-Collateral Properties or other assets of the Borrower), Section 7.9, Section 7.14, Section 7.18, Section 8.2 (other than pertaining to liens, mortgages, pledges, attachments or other security interests with respect to Collateral Properties), Section 8.6, Section 9.2 and Section 9.4, and such failure continues for thirty (30) days; provided, however, that the grace period within which the Borrower must cure any failure to comply with any covenant contained in Section 9.2 or Section 9.4, may be extended by an additional fifteen (15) days, if prior to the expiration of such initial thirty
(30) day cure period, the Agent determines, in its reasonable discretion, that the Borrower is diligently pursuing a cure; (ii) the Borrower shall fail to comply with the covenants contained in Section 9.1 and such failure shall not be cured as provided in the last sentence of the first paragraph of Section 2.1; and (iii) the Borrower shall fail to comply with its covenants contained in Section 9.3 or
Section 9.5 and such failure continues for thirty (30) days after written notice of such failure from the Agent to the Borrower (which notice shall include the then Appraised Value of the Collateral Properties); provided, however, that such period may be extended by an additional fifteen (15) days if, prior to the expiration of such thirty (30) day cure period, the Agent determines, in its reasonable discretion, that the Borrower is diligently pursuing a cure;

                (e) the Borrower or any of its Subsidiaries or the Guarantor shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this 13) for thirty (30) days after written notice of such failure from the Agent to the Borrower;

                (f) any representation or warranty of the Borrower or the Guarantor in this Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated, provided, however that, with respect to the representations and warranties contained in Section 6.6, Section 6.9, Section 6.16, Section 6.18, and in paragraphs (a), (c), (d), (e), (f) and
(m) of Section 6.22 if (i) the condition or event making the representation and warranty false is capable of being cured by the Borrower, (ii) no enforcement action has been commenced by a third party against the Borrower or any related Collateral Property on account of such condition or event nor is such Collateral Property subject to risk of forfeiture to a third party due to such condition or event, and (iii) the Borrower promptly commences the cure thereof after the Borrower's first obtaining knowledge of such condition or event, the Borrower shall have a period of thirty (30) days after the date that the Borrower first obtained knowledge of such condition or event during which the Borrower may cure such condition or event (or, if such condition or event is not reasonably capable of being cured within such thirty (30) day period, such additional period of time as may be reasonably required in order to cure such condition or event but in any event such period shall not exceed six (6) months from the date that the Borrower first obtained knowledge of such condition or event), and no Event of Default shall exist under this Section 13.1(f) during such thirty (30) day or additional period so long as the Borrower continuously and diligently pursues the cure of such condition or event and the other conditions to cure (i.e., no enforcement action, forfeiture, etc.) have not changed;

                (g) the Borrower or the Guarantor or any of their respective Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases (other than non-recourse obligations or credit) in an aggregate amount in excess of $500,000, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound relating to such recourse obligations, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time (after the giving of appropriate notice if required) as would permit the holder or holders thereof or of any obligations issued thereunder aggregating in excess of $500,000 to accelerate the maturity thereof; or the Borrower, the Guarantor or any of their respective Subsidiaries shall fail to pay, observe or perform any term, covenant, condition or agreement contained in any agreement, document or instrument evidencing, securing or otherwise relating to any Indebtedness of the Borrower within any applicable period of grace provided for in such agreement, document or instrument (other than (i) the Obligations, (ii) Indebtedness which is Without Recourse to the Borrower, the Guarantor, the Operating Subsidiaries, any of their respective wholly-owned Subsidiaries or any of their respective assets, and (iii) such Indebtedness not in excess of $500,000);

                (h) the Borrower or any of its Subsidiaries or the Guarantor or any of its Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower or any of its Subsidiaries or the Guarantor or any of its Subsidiaries or of any substantial part of the properties or assets of the Borrower or any of its Subsidiaries or the Guarantor or any of its Subsidiaries or shall commence any case or other proceeding relating to the Borrower or any of its Subsidiaries or the Guarantor or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Borrower or any of its Subsidiaries or the Guarantor or any of its Subsidiaries and (i) the Borrower or any of its Subsidiaries or the Guarantor or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or (ii) any such petition, application, case or other proceeding shall continue undismissed, or unstayed and in effect, for a period of ninety (90) days;

                (i) a decree or order is entered appointing any trustee, custodian, liquidator or receiver or adjudicating the Borrower or any of its Subsidiaries or the Guarantor or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower or any Subsidiary of the Borrower or the Guarantor or any Subsidiary of the Guarantor in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                (j) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any uninsured final judgment against the Borrower or any of its Subsidiaries or the Guarantor or any of its Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against the Borrower or any of its Subsidiaries or the Guarantor or any of its Subsidiaries exceeds in the aggregate $500,000;

                (k) any of the Loan Documents or any material provision of any Loan Documents shall be cancelled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Agent or the Guaranty shall be cancelled, terminated, revoked or rescinded at any time or for any reason whatsoever, or any action at law, suit or in equity or other legal proceeding to make unenforceable, cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower or any of its Subsidiaries or Guarantor or any of its Subsidiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable as to any material terms thereof;

                (l) a Major Lease shall be cancelled or terminated otherwise than with the express prior written agreement, consent, approval or deemed approval of the Majority Banks due to a breach or default under such Major Lease by the Borrower;

                (m) any "Event of Default" or default (after notice and expiration of any period of grace, to the extent provided, and if none is specifically provided, then for a period of thirty (30) days after notice), as defined or provided in any of the other Loan Documents, shall occur and be continuing;

                (n) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries or Guarantor or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $500,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

                (o) [Intentionally Omitted];

                (p) [Intentionally Omitted];

                (q) [Intentionally Omitted];

                (r) the occurrence of any of the events described in Section 28(b)(i) or (ii) below; or

                (s) the occurrence of a breach or default under Section 7.25 (Management) hereof which remains uncured for the ninety (90) day period provided for therein;

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrower, declare all amounts owing with respect to this Agreement, the Revolving Credit Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantor; provided that in the event of any Event of Default specified in Section 13.1(h) or Section 13.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent or action by the Banks or the Agent.

        Section 13.2. Termination of Commitments. If any one or more Events of Default specified in Section 13.1(h) or Section 13.1(i) shall occur, any unused portion of the Commitments hereunder shall forthwith terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower. If any other Event of Default shall have occurred and be continuing, any Bank may, by notice to the Borrower, terminate the unused portion of that Bank's Commitment hereunder, and upon such notice being given such unused portion of such Commitment shall terminate immediately, such

Bank shall be relieved of all further obligations to make Loans and the Total Commitments shall be reduced accordingly. No such termination of a Commitment hereunder shall relieve the Borrower of any of the Obligations or any of its existing obligations to such Bank arising under other agreements or instruments.

         Section 13.3. Remedies. In the event that one or more Events of Default shall have occurred and be continuing, whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 13.1, the Majority Banks may direct the Agent to proceed to protect and enforce the rights and remedies of the Agent and the Banks under this Agreement, the Revolving Credit Notes, any or all of the other Loan Documents or under applicable law by suit in equity, action at law or other appropriate proceeding (including for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents or any instrument pursuant to which the Obligations are evidenced and, to the full extent permitted by applicable law, the obtaining of the ex parte appointment of a receiver), and, if any amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right or remedy of the Agent and the Banks under the Loan Documents or applicable law. No remedy herein conferred upon the Banks or the Agent or the holder of any Revolving Credit Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any of the other Loan Documents or now or hereafter existing at law or in equity or by statute or any other provision of law.

         Section 13.4. Distribution of Collateral Proceeds. In the event that, following the occurrence and during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

                (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Banks under this Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

                (b) Second, to all other Obligations pro rata based upon the amount of the Obligations due each of the Agent and the Banks; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

                (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Majority Banks of all of the Obligations, to the payment of any obligations required to be paid pursuant to
Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts or any similar law; and

                (d) Fourth, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

        Section 14. SETOFF. Regardless of the adequacy of any Collateral and without demand or notice, during the continuance of any Event of Default, any deposits in any Operating Account (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch at which such deposits are held, but specifically excluding tenant security deposits, other fiduciary accounts and other segregated escrow accounts required to be maintained by the Borrower for the benefit of any third party in connection with any of the Collateral Properties) in the possession of the Agent or a Bank may be applied to or set off against the payment of the Obligations. Neither the Agent nor any of the Banks shall have any right of set-off or the like with respect to the Obligations against any other accounts of the Borrower, the Guarantor, their respective Subsidiaries or any Partially-Owned Real Estate Holding Entity, all such rights of set-off and the like being hereby waived by the Agent and the Banks, excepting only the Agent's right of set-off with respect to the Operating Accounts set forth in the preceding sentence. Each of the Banks agrees with each other Bank that (a) if pursuant to any agreement between such Bank and the Borrower (other than this Agreement or any other Loan Document), an amount to be set off is to be applied to Indebtedness of the Borrower to such Bank, other than with respect to the Obligations, such amount shall be applied ratably to such other Indebtedness and to the Obligations, and
(b) if such Bank shall receive from the Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the Obligations by proceedings against the Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Revolving Credit Note or Revolving Credit Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Revolving Credit Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise, as shall result in each Bank receiving in respect of the Revolving Credit Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. Notwithstanding the foregoing, no Bank shall exercise a right of setoff if such exercise would limit or prevent the exercise of any other remedy, right to Collateral or other recourse against the Borrower.

        Section 15.    THE AGENT.

        Section 15.1. Authorization. (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The relationship between the Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee or fiduciary for any Bank.

                (b) The Borrower, without further inquiry or investigation, shall, and is hereby authorized by the Banks to, assume that all actions taken by the Agent hereunder and in connection with or under the Loan Documents are duly authorized by the Banks. The Banks shall notify Borrower of any successor to Agent by a writing signed by Majority Banks, which successor shall be reasonably acceptable to the Borrower. The Borrower acknowledges that any Bank which was an original signatory to the Revolving Credit Agreement dated as of May 23, 1994 is acceptable as a successor to the Agent.

        Section 15.2. Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

        Section 15.3. No Liability. Neither the Agent, nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent may be liable for losses due to its willful misconduct or gross negligence.

        Section 15.4. No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Revolving Credit Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Revolving Credit Notes, or for the value of any such collateral security or for the validity, enforceability or collectibility of any such amounts owing with respect to the Revolving Credit Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Guarantor or the Borrower or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements in this Agreement, the other Loan Documents or in any instrument at any time constituting, or intended to constitute, collateral security for the Obligations. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or the Guarantor or any holder of any of the Revolving Credit Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial condition of the Borrower or any of its Subsidiaries or the Guarantor or any of the Subsidiaries or any tenant under a Lease or any other entity. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

        Section 15.5.  Payments.

                (a) A payment by the Borrower to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the Banks, as provided herein or in any of the other Loan Documents. All such payments shall be made on the date received, if before 1:00 p.m., and if after 1:00 p.m., on the next Business Day. If payment is not made on the day received, the funds shall be invested by the Agent in overnight obligations, and interest thereon paid pro rata to the Banks.

                (b) If in the reasonable opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Revolving Credit Notes or under any of the other Loan Documents might involve it in material liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction, provided that the Agent shall invest any such undistributed amounts in overnight obligations on behalf of the Banks and interest thereon shall be paid pro rata to the Banks. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

                (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or (ii) to comply with the provisions of Section 14 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, or to adjust promptly such Bank's outstanding principal and its pro rata Commitment Percentage as provided in
Section 2.1, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. If not previously satisfied directly by the Delinquent Bank, a Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

        Section 15.6. Holders of Revolving Credit Notes. The Agent may deem and treat the payee of any Revolving Credit Notes as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

        Section 15.7. Indemnity. The Banks ratably and severally agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by Section 16), and liabilities of every nature and character arising out of or related to this Agreement, the Revolving Credit Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

        Section 15.8. Agent as Bank. In its individual capacity as a Bank, the Bank of Boston shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Revolving Credit Notes, as it would have were it not also the Agent.

        Section 15.9. Notification of Defaults and Events of Default. Each Bank hereby agrees that, upon learning of the existence of a default, Default or an Event of Default, it shall (to the extent notice has not previously been provided) promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this Section 15.9 it shall promptly notify the other Banks of the existence of such default, Default or Event of Default.

        Section 15.10. Duties in the Case of Enforcement. In case one of more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Majority Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances against expenses and liabilities as the Agent may reasonably request, proceed to enforce the provisions of this Agreement and the Security Documents authorizing the sale or other disposition of all or any part of the Collateral and exercise all or any such other legal and equitable and other rights or remedies as it may have in respect of such Collateral and enforcement of the Banks' rights against the Borrower and the Guarantor under this Agreement and the other Loan Documents. The Majority Banks may direct the Agent in writing as to the method and the extent of any such sale or other disposition, the Banks (including any Bank which is not one of the Majority Banks) hereby agreeing to ratably and severally indemnify and hold the Agent harmless from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful or commercially unreasonable in any applicable jurisdiction.

        Section 15.11. Successor Agent. The Bank of Boston, or any successor Agent, may resign as Agent at any time by giving written notice thereof to the Banks and to the Borrower. In addition, the Majority Banks may remove the Agent in the event of the Agent's willful misconduct or gross negligence. Any such resignation or removal shall be effective upon appointment and acceptance of a successor Agent, as hereinafter provided. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Agent, provided that the Borrower shall have the right to approve any successor Agent, which approval shall not be unreasonably withheld. If, in the case of a resignation by the Agent, no successor Agent shall have been so appointed by the Majority Banks and approved by the Borrower, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint any one of the other Banks as a successor Agent, provided such Bank has an office in the City of Boston from which it will administer the Loan. The Borrower acknowledges that any Bank which was an original signatory to the Revolving Credit Agreement dated as of May 23, 1994 is acceptable as a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from all further duties and obligations as Agent under this Agreement. After any Agent's resignation or removal hereunder as Agent, the provisions of this Section 15 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. The Agent agrees that it shall not assign any of its rights or duties as Agent to any other Person.

        Section 15.12. Notices. Any notices or other information required hereunder to be provided to the Agent (with copies for each Bank) shall be forwarded by the Agent to each of the Banks on the same day (if practicable) and, in any case, on the next Business Day following the Agent's receipt thereof.

        Section 16. EXPENSES. The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks (other than taxes based upon the Agent's or any Bank's net income), including any recording, mortgage, documentary or intangibles taxes in connection with the Security Documents and other Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement, including any such taxes payable by the Agent or any of the Banks after the Closing Date (the Borrower hereby agreeing to indemnify the Agent and the Banks with respect thereto), (c) all title insurance premiums, appraisal fees (subject to Section 7.13), engineer's, inspector's and surveyor's fees, and the reasonable fees, expenses and disbursements of the Agent's outside counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including, without limitation, the costs incurred by the Agent in connection with its inspection of the Collateral Properties, and the fees and disbursements of the Agent's counsel in preparing the documentation, (e) the fees, costs, expenses and disbursements of the Agent incurred in connection with the syndication and/or participations of the Loans,
(f) all reasonable expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of any Bank or the Agent and the fees and costs of appraisers, engineers, investment bankers, surveyors or other experts retained by any Bank or the Agent in connection with any such enforcement proceedings) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or any of its Subsidiaries or the Guarantor or the administration thereof after the occurrence and during the continuance of a Default or Event of Default (including, without limitation, expenses incurred in any restructuring and/or "workout" of the Loans), and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Bank's or the Agent's relationship with the Borrower or any of its Subsidiaries or the Guarantor and (f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings or mortgage recordings,
(g) all costs incurred by the Agent in the future in connection with its inspection of the Collateral Properties, and (i) the out-of-pocket expenses of Bank personnel and the fees, costs, expenses and disbursements of the Agent incurred in connection with the granting of additional Collateral by the Borrower pursuant to Section 5 hereof, including, without limitation, the costs incurred by the Agent in connection with its inspection of such additional Collateral, and the fees and disbursements of the Agent's counsel. The covenants of this Section 16 shall survive payment or satisfaction of payment of amounts owing with respect to the Revolving Credit Notes.

        Section 17. INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent and each of the Banks and the shareholders, directors, agents, officers, subsidiaries and affiliates of the Agent and each of the Banks from and against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, settlement payments, obligations, damages and expenses of every nature and character, arising out of this Agreement or any of the other Loan Documents or the transactions contemplated hereby or thereby or which otherwise arise in connection with the financing, including, without limitation, (a) any actual or proposed use by the Borrower or any of its Subsidiaries of the proceeds of any of the Loans, (b) the Borrower or any of its Subsidiaries or the Guarantor entering into or performing this Agreement or any of the other Loan Documents,
(c) with respect to the Borrower and its Subsidiaries or the Guarantor or its Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including but not limited to claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding, provided, however, that the Borrower shall not be obligated under this Section 17 to indemnify any Person for liabilities arising from such Person's own gross negligence, willful misconduct or breach of this Agreement. In litigation, or the preparation therefor, the Borrower shall be entitled to select counsel reasonably acceptable to the Majority Banks and the Banks (as approved by the Majority Banks) shall be entitled to select their own supervisory counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of each such counsel. If and to the extent that the obligations of the Borrower under this Section 17 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The provisions of this Section 17 shall survive the repayment of the Loan and the termination of the obligations of the Banks hereunder and shall continue in full force and effect as long as the possibility of any such claim, action, cause of action or suit exists.

        Section 18. SURVIVAL OF COVENANTS, ETC. All covenants, agreements, representations and warranties made herein, in the Revolving Credit Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or any of its Subsidiaries or the Guarantor pursuant hereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Revolving Credit Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or any of its Subsidiaries or the Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or such Subsidiary or the Guarantor hereunder.

        Section 19.    ASSIGNMENT; PARTICIPATIONS; ETC.

        Section 19.1. Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it) and the Revolving Credit Notes held by it; provided that (a) the Agent and the Borrower each shall have the right to approve any Eligible Assignee, which approval shall not be unreasonably withheld, it being agreed that the Agent and the Borrower must approve or reject a proposed Eligible Assignee within seven (7) days of receiving a written request from any Bank for such approval (provided that the request for approval, and the envelope in which it is delivered, is conspicuously marked with the following legend: "REQUEST FOR APPROVAL -- TIME SENSITIVE -- MUST RESPOND WITHIN SEVEN (7) DAYS") and if the Agent or the Borrower fails to respond within such seven (7) day period, such request for approval shall be deemed approved by the Agent or the Borrower, or both, as the case may be, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) subject to the provisions of Section 2.3 hereof, each Bank shall have at all times an amount of its Commitment of not less than $10,000,000 and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an assignment and assumption, substantially in the form of Exhibit L hereto (an "Assignment and Assumption"), together with any Revolving Credit Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Assumption, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Assumption, have the rights and obligations of a Bank hereunder and thereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 19.3, be released from its obligations under this Agreement. Any such Assignment and Assumption shall run to the benefit of the Borrower and a copy of any such Assignment and Assumption shall be delivered by the Assignor to the Borrower.

        Section 19.2. Certain Representations and Warranties; Limitations; Covenants. By executing and delivering an Assignment and Assumption, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows: (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto; (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower and its Subsidiaries or the Guarantor or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Borrower and its Subsidiaries or the Guarantor or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto or the validity or enforceability or priority of any lien or any Collateral; (c) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 6.4 and Section 7.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and

Assumption; (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and Collateral decisions in taking or not taking action under this Agreement; (e) such assignee represents and warrants that it is an Eligible Assignee; (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank; and (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Assumption.

        Section 19.3. Register. The Agent shall maintain a copy of each Assignment and Assumption delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and principal amount of the Loans owing to, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.

        Section 19.4. New Revolving Credit Notes. Upon its receipt of an Assignment and Assumption executed by the parties to such assignment, together with each Revolving Credit Notes subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Revolving Credit Notes, a new Revolving Credit Notes to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Assumption and, if the assigning Bank has retained some portion of its obligations hereunder, a new Revolving Credit Notes to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Revolving Credit Notes shall provide that they are replacements for the surrendered Revolving Credit Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Revolving Credit Notes, shall be dated the effective date of such Assignment and Assumption and shall otherwise be in substantially the form of the assigned Revolving Credit Notes. The surrendered Revolving Credit Notes shall be cancelled and returned to the Borrower.

        Section 19.5. Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) each such participation shall be in an amount of not less than $10,000,000, (b) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower and the Agent and the Bank shall continue to exercise all approvals, disapprovals and other functions of a Bank, (c) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of, or approvals under, the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest, and (d) no participant shall have the right to grant further participations or assign its rights, obligations or interests under such participation to other Persons without the prior written consent of the Agent.

        Section 19.6. Pledge by Lender. Notwithstanding any other provision of this Agreement, any Bank at no cost to the Borrower may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Revolving Credit Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section
341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

        Section 19.7. No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan
Documents without prior Unanimous Bank Approval.

        Section 19.8. Disclosure. The Borrower agrees that, in addition to disclosures made in accordance with standard banking practices, any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder. Any such disclosed information shall be treated by any assignee or participant with the same standard of confidentiality set forth in Section 7.10 hereof.

        Section 20. NOTICES, ETC. Except as otherwise expressly provided in this Agreement, all notices and other communications made or required to be given pursuant to this Agreement or the Revolving Credit Notes shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail, postage prepaid, sent by overnight courier, or sent by facsimile and confirmed by delivery via courier or postal service, addressed as follows:

                (a) if to the Borrower or the Guarantor, at Beacon Properties Corporation, 50 Rowes Wharf, Boston, Massachusetts 02110, Attention: Mr. Alan M. Leventhal, President, with a copy to Gilbert G. Menna, Esq., Goodwin, Procter & Hoar, Exchange Place, Boston, Massachusetts 02109 and Harold Stahler, Esq., Goulston & Storrs, 400 Atlantic Avenue, Boston, Massachusetts 02110-3333, or to such other address for notice as the Borrower or the Guarantor shall have last furnished in writing to the Agent;

                (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, Attention: Mr. Howard Blackwell, or such other address for notice as the Agent shall have last furnished in writing to the Borrower, with a copy to Paul M. Vaughn, Esq., Bingham, Dana & Gould, 150 Federal Street, Boston, Massachusetts 02110, or at such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice; and

                (c) if to any Bank, at such Bank's address set forth on Schedule
1.3 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice.

        Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to the party to which it is directed, at the time of the receipt thereof by such party or the sending of such facsimile and (ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

        Section 21. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND

GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS SITTING IN SUFFOLK COUNTY OR ANY FEDERAL COURT SITTING IN THE EASTERN DISTRICT OF MASSACHUSETTS AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN
SECTION 20. THE BORROWER AND THE GUARANTOR HEREBY WAIVE ANY OBJECTION THAT EITHER OF THEM MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. IN ADDITION TO THE COURTS OF THE COMMONWEALTH SITTING IN SUFFOLK COUNTY OR ANY FEDERAL COURT SITTING IN THE EASTERN DISTRICT OF MASSACHUSETTS, THE AGENT OR ANY BANK MAY BRING ACTION(S) FOR ENFORCEMENT OF SECURITY DOCUMENTS ON A NONEXCLUSIVE BASIS WHERE ANY COLLATERAL EXISTS AND THE BORROWER AND THE GUARANTOR CONSENT TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER (OR, IF APPLICABLE, THE GUARANTOR) BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 20.

        Section 22. HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

        Section 23. COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

        Section 24. ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 26.

        Section 25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. THE BORROWER AND THE GUARANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE REVOLVING CREDIT NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER AND THE GUARANTOR HEREBY WAIVE ANY RIGHT EITHER OF THEM MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES, INCLUDING ANY DAMAGES PURSUANT TO M.G.L. C.93A ET SEQ. THE BORROWER AND THE GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGE THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

        Section 26. CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other of the other Loan Documents may be amended, and the performance or observance by the Borrower or the Guarantor of any terms of this Agreement or the other Loan Documents or the continuance of any default, Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Majority Banks.

        Notwithstanding the foregoing, Unanimous Bank Approval shall be required for any amendment, modification or waiver of this Agreement that:

                        (i)     reduces or forgives any principal of
any unpaid Loan or any interest thereon (including any interest "breakage" costs) or any fees due any Bank hereunder, or permits any prepayment not otherwise permitted hereunder; or

                        (ii)    changes the unpaid principal amount
of, or the rate of interest on, any Loan; or

                        (iii)   changes the date fixed for any
payment of principal of or interest on any Loan
(including, without limitation, any extension of the Maturity Date) or any fees payable hereunder; or

                        (iv)    changes the amount of any Bank's
Commitment (other than pursuant to an assignment permitted under Section 19.1 hereof) or increases the amount of the Total Commitment; or

                        (v)     amends or otherwise changes the
definition of the Borrowing Base, or the method of calculating such Borrowing Base; or

                        (vi)    amends any of the covenants
contained in Section 9.1 through Section 9.5, inclusive, hereof; or

                        (vii)   releases any Collateral beyond any
release expressly provided for in Section 5.3 hereof, or, except for utility easements and the like approved by the Agent, subordinates any lien granted to the Agent for the benefit of the Banks to any lien for the benefit of any Person; or

                        (viii)  releases or reduces the liability of
the Guarantor pursuant to the Guaranty or Section 28 hereof;
or

                        (ix)    modifies any provision herein or in
any other Loan Document which by the terms thereof expressly requires Unanimous Bank Approval; or

                        (x)     amends any of the provisions
governing funding contained in Section 2 hereof; or

                        (xi)    changes the rights, duties or
obligations of the Agent specified in Section 15 hereof (provided that no amendment or modification to such Section 15 or to the fee payable to the Agent under this

Agreement may be made without the prior written consent of the Agent); or

                        (xii)   changes the definitions of Majority
Banks or Unanimous Bank Approval.

No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or the Banks or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial to such right or any other rights of the Agent or the Banks. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

        Section 27. SEVERABILITY. The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

        Section 28.    LIMITED RECOURSE AGAINST GUARANTOR.

                (a) Notwithstanding anything to the contrary contained in this Agreement, in the Revolving Credit Notes or in any of the other Loan Documents, but subject to subparagraphs (b) and (c) below, (i) in no event shall any of the general or limited partners of the Borrower have any personal liability for the obligations of the Borrower hereunder, under the Revolving Credit Notes or under any of the other Loan Documents, and (ii) the liability of the Guarantor in its own capacity hereunder and under any of the other Loan Documents to which it is a party shall be limited to its interest in the Borrower, and the Agent and the Banks shall have no recourse to any other assets of the Guarantor.

                (b) Notwithstanding the provisions of subparagraph (a) above, the Guarantor, both in its capacity as the general partner of the Borrower and in its capacity as Guarantor, shall be and remain liable with full recourse for the obligations of the Borrower hereunder, under the Revolving Credit Notes and under the other Loan Documents, and for the obligations of the Guarantor hereunder and under the Loan Documents to which the Guarantor is a party, for the following acts and omissions, to the extent described (the "Non-Recourse Carve-Outs"):

Acts and Omissions                                   Liability




(i)    The Guarantor shall hereafter voluntarily     To the full extent of the
       or involuntarily fail for any cause or        Net Proceeds not so
       reason whatsoever to contribute to the        contributed unless and
       Borrower the Net Proceeds (as hereinafter     until the Guarantor in fact
       defined) of any capital raised by the         contributes all of such Net
       Guarantor (from a public offering of shares   Proceeds to the Borrower;
       of stock of the Guarantor, other public
       offerings of securities or any other
       capital transaction entered into by the
       Guarantor) within three (3) Business Days of the Guarantor's receipt thereof,

(ii)   The Guarantor shall hereafter voluntarily     To the full extent of such
       or involuntarily fail for any cause or        funds not paid over to the
       reason whatsoever to pay over to the          Borrower unless and until
       Borrower any funds received by the            the Guarantor in fact pays
       Guarantor for the account of the Borrower     over all of such funds to
       (whether such funds are received by the       the Borrower;
       Guarantor in its capacity as the general partner of the Borrower, as a trustee for the benefit of the Borrower or otherwise) within three (3) Business Days of the Guarantor's receipt thereof,

(iii)  The Borrower or the Guarantor shall           To the extent of such
       misapply (including any application           misapplication;
       inconsistent with the requirements of any Loan Document) any condemnation or insurance proceeds attributable to any of the Collateral Properties,

(iv)   The Borrower or the Guarantor shall           To the extent of such
       misapply (including any application           misapplication;
       inconsistent with the requirements of any Loan Document) any security deposits attributable to any of the Collateral
       Properties,

(v)    The Borrower or the Guarantor shall collect   To the extent of such rents
       rents in advance in violation of any          so collected in advance;
       covenant under the Loan Documents,            and/or

(vi)   The Borrower or the Guarantor shall commit    To the extent of any loss,
       (x) any fraud or willful misrepresentation    claim, liability, damage,
       or (y) an intentional act of destruction      expense or cost resulting
       with respect to any of the Collateral         from any of the foregoing
       Properties,                                   matters referred to in this
                                                     clause (vi).

As used herein, the "Net Proceeds" of any capital raised by the Guarantor shall mean the gross proceeds thereof received by the Guarantor less any bona fide third party expenses paid or incurred by the Guarantor in connection therewith (including, without limitation, any underwriter's discount in connection with a public offering).

                (c) The provisions of this Section 28 shall not, however, limit the liability of the Guarantor under (i) the Guaranty, subject to the limitations of liability provided therein, or (ii) the Environmental Indemnity Agreement.

        Section 29.  TRANSITIONAL ARRANGEMENTS.

        Section 29.1. Original Agreement Superseded. This Agreement shall supersede the Original Agreement in its entirety, except as provided in this
Section 29. On the Closing Date, the rights and obligations of the parties under the Original Agreement and the "Notes" as defined therein shall be subsumed within and be governed by this Agreement and the Revolving Credit Notes; provided, however, that any of the "Revolving Credit Loans" (as defined in the Original Agreement) outstanding under the Original Agreement on the Closing Date shall, for purposes of this Agreement, be Revolving Credit Loans.

        Section 29.2. Return and Cancellation of Notes. Upon its receipt of the Revolving Credit Notes to be delivered hereunder on the Closing Date, each Bank will promptly return to the Borrower, marked "Cancelled", the notes of the Borrower held by such Bank pursuant to the Original Agreement.

        Section 29.3. Interest and Fees Under Original Agreement. All interest and all commitment, facility and other fees and expenses owing or accruing under or in respect of the Original Agreement shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing Date in accordance with the method specified in the Original Agreement, as if the Original Agreement were still in effect.

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.



                                       BEACON PROPERTIES, L.P.

                                       By:  Beacon Properties Corporation

                                       By:  /s/ Robert J. Perriello
                                               Name: Robert J. Perriello
                                               Title: Sr. Vice President


                                       BEACON PROPERTIES
                                         CORPORATION


                                       By:  /s/ Robert J. Perriello
                                               Name: Robert J. Perriello
                                               Title: Sr. Vice President



                                       THE FIRST NATIONAL BANK OF
                                       BOSTON, individually and as Agent


                                       By:  /s/ Howard Blackwell
                                               Name:
                                               Title:


                                       USTRUST


                                       By: ________________________________
                                               Name:
                                               Title:

                                       WELLS FARGO REALTY
                                       ADVISORS FUNDING,
                                       INCORPORATED


                                       By: ________________________________
                                               Name:
                                               Title:


                                       By: ________________________________
                                               Name:
                                               Title:


                                       BHF BANK
                                       AKTIENGESELLSCHAFT


                                       By: /s/ Sylvia Gross   /s/ Perry Forman
                                               Name: Sylvia Gross Perry Forman
                                               Title: VP          VP


                                       FIRST AMERICAN BANK, S.S.B.

                                       By:

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.


                                       BEACON PROPERTIES, L.P.
                                       By: Beacon Properties Corporation


                                       By: ________________________________
                                               Name:
                                               Title:

                                       BEACON PROPERTIES
                                        CORPORATION

                                       By: ________________________________
                                               Name:
                                               Title:


                                       THE FIRST NATIONAL BANK OF
                                       BOSTON, individually and as Agent


                                       By: ________________________________
                                               Name:
                                               Title:


                                       USTRUST

                                       By: /s/ Brian W. Sepp
                                               Name: Brian W. Sepp
                                               Title: Executive Vice President

                                       WELLS FARGO REALTY
                                       ADVISORS FUNDING,
                                       INCORPORATED


                                       By: ________________________________
                                               Name:
                                               Title:


                                       By: ________________________________
                                               Name:
                                               Title:


                                       BHF BANK
                                       AKTIENGESELLSCHAFT


                                       By: ________________________________
                                               Name:
                                               Title:


                                       FIRST AMERICAN BANK, S.S.B.

                                       By: /s/ Dan Stegemoeller
                                               Name: Dan Stegemoeller
                                               Title: Vice President

                                       WELLS FARGO REALTY
                                       ADVISORS FUNDING,
                                       INCORPORATED, a Colorado
                                       corporation

                                       By: Wells Fargo Real Estate
                                           Group, Inc.
                                           a California corporation,
                                           Agent


                                       By: /s/E.F. Shay III
                                               Name: E.F. Shay III
                                               Title: Vice President


                                       By: Kimberly R. Perrell
                                               Name: Kimberly R. Perrell
                                               Title: Assistant Secretary


                                       BHF BANK
                                       AKTIENGESELLSCHAFT


                                       By: ________________________________
                                               Name:
                                               Title:


                                       FIRST AMERICAN BANK, S.S.B.

                                       By: ________________________________
                                               Name:
                                               Title:

                                                                       EXHIBIT A

                        [Form of Revolving Credit Note]


                             [AMENDED AND RESTATED]
                             REVOLVING CREDIT NOTE



$____________________                                       Date: June __, 1996



        FOR VALUE RECEIVED, the undersigned Beacon Properties, L.P., a Delaware limited partnership (hereinafter, together with its successors in title and assigns, called the "Borrower"), by this promissory note (hereinafter, called "this Note"), absolutely and unconditionally promises to pay to the order of ___________________________________________________, a national banking association organized under the laws of the United States of America (hereinafter, together with its successors in title and assigns, called the "Bank"), the principal sum of ______________________ Dollars ($__________________), or so much thereof as shall have been advanced by the Bank to the Borrower by way of revolving credit loans under the Revolving Credit Agreement (as hereinafter defined) and shall remain outstanding, such payment to be made as hereinafter provided, and to pay interest on the principal sum outstanding hereunder from time to time from the date hereof until the said principal sum or the unpaid portion thereof shall have become due and payable as hereinafter provided.

        Capitalized terms used herein without definition shall have the meanings set forth in the Revolving Credit Agreement.

        The unpaid principal (not at the time overdue) under this Note shall bear interest at the rate or rates from time to time in effect under the Revolving Credit Agreement. Accrued interest on the unpaid principal under this Note shall be payable on the dates specified in the Revolving Credit Agreement.

        On the Maturity Date there shall become absolutely due and payable by the Borrower hereunder, and the Borrower hereby promises to pay to the Bank, the balance (if any) of the principal hereof then remaining unpaid, all of the unpaid interest accrued hereon and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby.

        Each overdue amount (whether of principal, interest or otherwise) payable on or in respect of this Note or the indebtedness evidenced hereby shall (to the extent permitted by applicable law) bear interest at the rates and on the terms provided in the Revolving Credit Agreement. The unpaid interest accrued on each overdue amount in accordance with the foregoing terms of this paragraph shall become and be absolutely due and payable by the Borrower to Bank on demand by the Agent. Interest on each overdue amount will continue to accrue as provided by the foregoing terms of this paragraph, and will (to the extent permitted by applicable law) be compounded daily until the obligations of the Borrower in respect of the payment of such overdue amount shall be discharged (whether before or after judgment).

        Each payment of principal, interest or other sum payable on or in respect of this Note or the indebtedness evidenced hereby shall be made by the Borrower directly to the Agent in dollars, for the account of the Bank, at the Agent's Head Office, on the due date of such payment, and in immediately available and freely transferable funds. All payments on or in respect of this Note or the indebtedness evidenced hereby shall be made without set-off or counterclaim and free and clear of and without any deductions, withholdings, restrictions or conditions of any nature.

        This Note is made and delivered by the Borrower to the Bank pursuant to a Restated Revolving Credit Agreement, dated as of June __, 1996, among (i) the Borrower, (ii) Beacon Properties Corporation, (iii) the Banks party thereto and
(iv) The First National Bank of Boston, in its capacity as a Bank and as Agent (hereinafter, as originally executed, or, if varied, supplemented, amended and/or restated, called the "Revolving Credit Agreement"). This Note amends and restates that certain [Amended and Restated] Revolving Credit Note dated as of __________, 19__ from the Borrower to _________, and is issued in substitution for, and not in payment of, such Note. This Note evidences the obligations of the Borrower (a) to repay the principal amount of the Bank's Commitment Percentage of the Revolving Credit Loans made by the Bank to the Borrower pursuant to the Revolving Credit Agreement; (b) to pay interest, as herein provided, on the principal amount hereof remaining unpaid from time to time; and
(c) to pay other amounts which may become due and payable hereunder as herein provided. The payment of the principal of and the interest on this Note and the payment of all (if any) other amounts as may become due and payable on or in respect of this Note are secured by certain collateral and have been guaranteed. Reference is hereby made to the Revolving Credit Agreement (including the Exhibits annexed thereto) for a complete statement of the terms thereof and for a description of such collateral and such guaranty.

        The Borrower has the right to prepay the unpaid principal of this Note in full or in part upon the terms contained in the Revolving Credit Agreement. The Borrower has an obligation to prepay principal of this Note from time to time if and to the extent required under, and upon the terms contained in, the Revolving Credit Agreement. Any partial payment of the indebtedness evidenced by this Note shall be applied in accordance with the terms of the Revolving Credit Agreement.

        Pursuant to and upon the terms contained in Section 13 of the Revolving Credit Agreement, the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby may be declared to be immediately due and payable, whereupon the entire unpaid principal of this Note, all of the interest accrued on the unpaid principal of this Note and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby shall (if not already due and payable) forthwith become and be due and payable to the Bank without presentment, demand, protest or any other formalities of any kind, all of which are hereby expressly and irrevocably waived by the Borrower, excepting only for notice expressly provided for in the Revolving Credit Agreement.

        All computations of interest payable as provided in this Note shall be made by the Agent on the basis of the actual number of days elapsed divided by
360. The interest rate in effect from time to time shall be determined in accordance with the terms of the Revolving Credit Agreement.

        Should all or any part of the indebtedness represented by this Note be collected by action at law, or in bankruptcy, insolvency, receivership or other court proceedings, or should this Note be placed in the hands of attorneys for collection after default, the Borrower hereby promises to pay to the holder of this Note, upon demand by the holder hereof at any time, in addition to principal, interest and all (if any) other amounts payable on or in respect of this Note or the indebtedness evidenced hereby, all court costs and attorneys' fees and all other collection charges and expenses reasonably incurred or sustained by the holder of this Note.

        Notwithstanding anything to the contrary contained in this Note, except as otherwise provided in Section 28 of the Revolving Credit Agreement, in no event shall any of the general or limited partners of the Borrower have any personal liability for the obligations of the Borrower hereunder.

        The Borrower hereby irrevocably waives notice of acceptance, presentment, notice of nonpayment, protest, notice of protest, suit and all other conditions precedent in connection with the delivery, acceptance, collection and/or enforcement of this Note or any collateral or security therefor, except for notices expressly provided for in the Revolving Credit Agreement. The Borrower hereby absolutely and irrevocably consents and submits to the jurisdiction of the Courts of the Commonwealth of Massachusetts sitting in Suffolk County and of any Federal Court located in the Eastern District of Massachusetts in connection with any actions or proceedings brought against the Borrower by the holder hereof arising out of or relating to this Note.

        This Note is intended to take effect as a sealed instrument. This Note and the obligations of the Borrower hereunder shall be governed by and interpreted and determined in accordance with the laws of the Commonwealth of Massachusetts.

        IN WITNESS WHEREOF, this [AMENDED AND RESTATED] REVOLVING CREDIT NOTE has been duly executed by the undersigned on the day and in the year first above written in Boston, Massachusetts.

                                             BEACON PROPERTIES, L.P.

WITNESS:                                     By:  Beacon Properties Corporation,
                                                  its general partner

____________________________                 By:  __________________________
                                                  Title:

                                   EXHIBIT B

                                    FORM OF
                    COLLATERAL ASSIGNMENT OF LEASES AND RENTS

        THIS COLLATERAL ASSIGNMENT OF LEASES AND RENTS (hereinafter referred to as this "Assignment"), is made and entered into this ____ day of _________, 199_, by BEACON PROPERTIES, L.P., a Delaware limited partnership, having a mailing address at 50 Rowes Wharf, Boston, Massachusetts 02110 (hereinafter referred to as "Borrower" or "Assignor"), to THE FIRST NATIONAL BANK OF BOSTON, a national banking association, for itself and as Agent for itself and the other Banks under and as defined in the Loan Agreement as defined below (hereinafter referred to as the "Assignee").

                              W I T N E S S E T H:

        THAT FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the Obligations as defined herein, Assignor does hereby grant, transfer and assign to Assignee, its successors, successors-in-title and assigns, all of Assignor's right, title and interest in, to and under any and all leases, tenancies, agreements or licenses, written or oral, now existing or hereafter entered into by Assignor as "landlord", "lessor" or "licensor", for the use or occupancy of all or any portion of the property (hereinafter referred to as the "Property") located at [ ] County, Massachusetts, more particularly described in Exhibit A attached hereto and by this reference made a part hereof, including any and all extensions, renewals and modifications thereof and guaranties of the performance or obligations of any tenants, lessees or licensees thereunder (such leases, tenancies, agreements and licenses are hereinafter referred to collectively as the "Leases," and such tenants, lessees, licensees and guarantors thereof are hereinafter referred to collectively as "Tenants" or individually as a "Tenant" as the context requires), which Leases include those certain leases more particularly described in Exhibit B attached hereto and by this reference made a part hereof, together with all of Assignor's right, title and interest in and to all rents, issues and profits from the Leases and from the Property. This Assignment constitutes a present and absolute assignment of leases and rents, subject only to Assignor's rights under Paragraph 1.03(a) hereof.

        TO HAVE AND TO HOLD unto Assignee, its successors and assigns forever, subject to and upon the terms and conditions set forth herein.

        This Assignment is made for the purpose of securing the full and prompt payment and performance when due, whether by acceleration or otherwise, with such interest as may accrue thereon, either before or after maturity thereof, of the following described indebtedness and obligations (herein collectively called the "Obligations"):

        (a) The debt evidenced by those certain Revolving Credit Notes (as defined in the Loan Agreement; hereinafter, together with any and all amendments, restatements, renewals, modifications, consolidations and extensions thereof, referred to as the "Notes") made by the Borrower to the order of the various Banks (as defined in the Loan Agreement) in the aggregate principal face amount of up to TWO HUNDRED SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($275,000,000.00), together with interest and charges as therein provided;

        (b) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations contained in that certain Restated Revolving Credit Agreement dated as of June __, 1996, as amended (hereinafter referred to as the "Loan Agreement") between Borrower and Assignee, and certain other parties;

        (c) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Notes (the Notes, this Assignment, the Security Deed, the Loan Agreement and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, are hereinafter collectively referred to as the "Loan Documents"), and the payment of all other sums therein covenanted to be paid;

        (d) Any and all additional advances made by Assignee to protect or preserve the Property or the security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Assignor's obligations hereunder or Borrower's obligations under the other Loan Documents or for any other purpose provided herein or in the other Loan Documents (whether or not the original Assignor remains the owner of the Property at the time of such advances); and

        (e) Any and all other indebtedness, however incurred, which may now or hereafter be due and owing from Assignor to Assignee, now existing or hereafter coming into existence, however and whenever incurred or evidenced, whether expressed or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations and extensions thereof, including, without limitation, any and all future advances under the Notes or any thereof.

        As further security for the Obligations and the full and prompt payment and performance of any and all obligations of Borrower to Assignee under the Loan Documents, Assignor hereby assigns to Assignee any awards or payments which may be made in respect of Assignor's interest in any of the Leases in any bankruptcy, insolvency or reorganization proceedings in any state or federal court. Assignor hereby appoints Assignee as its attorney-in-fact to appear in any such proceeding and/or to collect any such award or payment.

                                    ARTICLE I

                            WARRANTIES AND COVENANTS

        1.01 Representations and Warranties of Assignor. Assignor hereby represents and warrants as follows.

                (a) Assignor is the sole and absolute owner of the entire landlord's or lessor's or licensor's interest in the Leases and such rents, issues and profits.

                (b) Assignor has made no prior assignment of any of the Leases or with respect to any of such rents, issues or profits.

                (c) Assignor has neither done any act nor omitted to do any act which might prevent Assignee from, or limit Assignee in, acting under any of the provisions of this Assignment.

                (d) Neither the execution and delivery of this Assignment or any of the Leases, the performance of each and every covenant of Assignor under this Assignment and the Leases, nor the meeting of each and every condition contained in this Assignment, conflicts with, or constitutes a breach or default under, any agreement, indenture or other instrument to which Assignor is a party or by which the Property is subject, or any law, ordinance, administrative regulation or court decree which is applicable to Assignor.

                (e) No action has been brought or, so far as is known to Assignor, is threatened, which would interfere in any way with the right of Assignor to execute this Assignment and perform all of Assignor's obligations contained in this Assignment and in the Leases.

                (f) All Leases existing as of the date of this Assignment are listed and described on Exhibit B attached hereto, and correct and complete copies of all such Leases and all amendments, exhibits, addenda and schedules thereto have been heretofore delivered by Assignor to Assignee.

                (g) The Leases existing as of the date of this Assignment and listed and described in Exhibit B attached hereto were duly executed and delivered, pursuant to authority legally adequate therefor, are now in full force and effect, and are the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms.

                (h) No default exists on the part of Assignor in the fulfillment, performance or observance of any of the terms, conditions or covenants of landlord or lessor contained in any of the Leases, and the Assignor incorporates by reference herein the Borrower's representation and warranty set forth in Section 6.22(l) of the Loan Agreement with respect to the Property and the Leases existing as of the date hereof.

        1.02 Covenants of Assignor. Assignor hereby covenants and agrees as follows.

                (a) Assignor shall (i) fulfill, perform and observe each and every term, condition and covenant of landlord or lessor or licensor contained in each of the Leases; (ii) give prompt notice to Assignee of any claim of default under any of the Leases, whether given by the Tenant to Assignor, or given by Assignor to the Tenant, together with a complete copy of any such notice; (iii) at no cost or expense to Assignee, enforce, short of termination, the performance and observance of each and every term, condition and covenant of each of the Leases to be performed or observed by the Tenant thereunder; and
(iv) appear in and defend any action arising out of, or in any manner connected with, any of the Leases, or the obligations or liabilities of Assignor as the landlord or lessor thereunder, or of the Tenant or any guarantor thereunder.

                (b) Assignor shall not, without the prior written consent of Assignee, (i) permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the accrual thereof; or (ii) except as may be specifically permitted in the Loan Agreement with respect to Borrower, assign its interest in, to or under any of the Leases or the rents, issues and profits from any of the Leases or from the Property to any person or entity other than Assignee.

                (c) Except as otherwise expressly permitted in the Loan Agreement with respect to Borrower, Assignor shall not, without the prior written consent of Assignee, (i) enter into any new Major Lease of all or any part of the Property; (ii) modify any of the Major Leases; (iii) terminate the term or accept the surrender of any of the Major Leases; (iv) waive or release the Tenant from the performance or observation by the Tenant of any obligation or condition of any of the Major Leases; (v) give any consent to any assignment or sublease by the Tenant under any of the Major Leases; (vi) agree to subordinate any of the Major Leases to any mortgage or other encumbrance; or
(viii) modify the terms of any guaranty of any of the Major Leases, or terminate any such guaranty.

                (d) Assignor shall take no action which will cause or permit the estate of the Tenant under any of the Leases to merge with the interest of Assignor in the Property or any portion thereof.

                (e) Assignor does hereby authorize and empower Assignee to collect all rents, issues and profits arising or accruing under the Leases or from the Property as they become due, whether or not the Assignee shall have made entry or become a mortgagee in possession pursuant to the Security Deed, and does hereby irrevocably authorize and direct, each and every present and future Tenant of the whole or any part of the Property, upon receipt of written notice from Assignee, to pay all rents, issues and profits thereafter arising or accruing under the Leases or from the Property to Assignee and to continue to do so until otherwise notified by Assignee, and Assignor agrees that each and every Tenant shall have the right to rely upon such notice by Assignee without any obligation or right to inquire as to whether any Event of Default exists and notwithstanding any notice or claim of Assignor to the contrary, and that Assignor shall have no right or claim against any Tenant for any rents paid by such Tenant to Assignee following receipt of such notice.

        1.03 Covenants of Assignee. Assignee hereby covenants and agrees with Assignor as follows:

                (a) This Assignment constitutes a present, current and absolute assignment of all Leases and all rents, issues and profits from the Property, provided, that so long as no Event of Default has occurred, Assignee shall not demand that such rents, issues and profits be paid directly to Assignee, and Assignor shall have the right to collect, but not more than one (1) month prior to accrual, all such rents, issues and profits from the Property (including, but not by way of limitation, all rents payable under the Leases), further, provided, however, that Assignor shall collect and receive all such rents, issues and profits from the Property as trustee for the benefit of Assignee, and shall apply such rents, issues and profits so collected to the Obligations, to the extent then due, with the balance, so long as no Event of Default has occurred, to the account of Assignor.

                (b) Upon the payment in full of the Obligations, as evidenced by the recording or filing of an instrument of satisfaction or full release of the Security Deed without the recording of another security deed in favor of Assignee affecting the Property, this Assignment shall be terminated and released of record by Assignee and shall thereupon be of no further force or effect.

                                   ARTICLE II

                                     DEFAULT

        2.01 Event of Default. If an Event of Default shall occur the Assignee may exercise any and all remedies provided in Paragraph 2.02 of this Assignment, under the Security Deed, under the Notes, and under any and all other instruments and documents providing security for the Obligations, or any other remedies available under applicable law or any one or more of such remedies.

        2.02 Remedies. Upon the occurrence of any Event of Default, Assignee may at its option, with or without notice or demand of any kind (except as may be provided herein or in any of the Loan Documents), and without waiving such Event of Default, exercise any or all of the following rights and remedies.

                (a) Either with or without entry or taking possession of the Property, give or require Assignor to give notice to any or all Tenants under the Leases authorizing and directing such Tenants to pay all rents, issues and profits and any other sums due under their Leases directly to Assignee, whether or not the Assignee shall have made entry or become a mortgagee in possession pursuant to the Security Deed, and collect and receive all rents, issues and profits and other sums due under the Leases with respect to which such notice is given.

                (b) Either with or without entry or taking possession of the Property, perform any and all obligations of Assignor under any or all of the Leases or this Assignment and exercise any and all rights of Assignor herein or therein as fully as Assignor itself could do, including, without limiting the generality of the foregoing, enforcing, modifying, extending or terminating any or all of the Leases, collecting, modifying, compromising, waiving or increasing any or all of the rents payable thereunder, and obtaining new Tenants and entering into new Leases on the Property on any terms and conditions deemed desirable by Assignee, and, to the extent Assignee shall incur any costs in connection with the performance of any such obligations of Assignor, including costs of litigation, then all such costs shall become a part of the Obligations, shall bear interest from the incurring thereof at the default interest rate specified in the Notes, and shall be due and payable on demand.

                (c) Either with or without entry or taking possession of the Property, in Assignor's or Assignee's name, institute any legal or equitable action which Assignee in its sole discretion deems desirable to collect and receive any or all of the rents, issues and profits assigned herein or to evict or remove any Tenants.

                (d) Subject to the terms of the Leases and any applicable Subordination, Attornment and Non-Disturbance Agreement as to any Tenant, enter upon, take possession of, and use and operate all or any portion of the Property which Assignee in its sole discretion deems desirable to effectuate any or all of the foregoing remedies, with full power to make alterations, renovations, repairs or replacements thereto.

Assignee shall have full right to exercise any or all of the foregoing remedies rights and without regard to the adequacy of security for any or all of the Obligations, and with or without the commencement of any legal or equitable action or the appointment of any receiver or trustee.

        2.03 Application of Rents. All rents, issues and profits and any other sums due under the Leases and with respect to the Property which are collected by Assignee shall be applied by Assignee in such order as Assignee in its sole discretion may elect against: (i) all costs and expenses, including reasonable attorneys' fees, incurred in connection with the operation of the Property, the performance of Assignor's obligations under the Leases or the collection of the rents thereunder; (ii) all costs and expenses, including reasonable attorneys' fees, incurred in the collection of any of all of the Obligations, including all costs, expenses and attorneys' fees incurred in seeking to realize on or to protect or preserve Assignee's interest in any other collateral securing any or all of the Obligations; and (iii) any or all unpaid principal of and interest on the Obligations.

        2.04 No Liability of Assignee. Assignee shall not be obligated to perform or discharge, nor does Assignee hereby undertake to perform or discharge, any obligation, duty or liability of Assignor under any of the Leases or under or by reason of this Assignment, except those arising after Assignee takes possession of the Property after an Event of Default and incurred in connection with the Assignee's possession, use or operation. Prior to Assignee's taking possession of the Property after an Event of Default, this Assignment shall not operate to place upon Assignee responsibility for the control, care, management or repair of the Property, nor for the carrying out of any of the terms and conditions of any of the Leases, nor shall it operate to make Assignee responsible or liable for any waste committed on the Property, for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property resulting in loss or injury or death to any person. Assignee shall not be liable for any loss sustained by Assignor resulting from Assignee's failure to let the Property after taking possession of the Property after an Event of Default, unless such loss is caused by the willful misconduct or gross negligence of Assignee.

        2.05 Indemnification. Assignor shall and does hereby agree to indemnify and to hold Assignee harmless of and from any and all claims, demands, liability, loss or damage (including all costs, expenses, and attorneys' fees incurred in the defense thereof) asserted against, imposed on or incurred by Assignee in connection with or as a result of this Assignment or the exercise of any rights or remedies under this Assignment or under any of the Leases or by reason of any alleged obligations or undertakings of Assignee to perform or discharge any of the terms, covenants or agreements contained in any of the Leases; provided, however, that nothing herein shall be construed to obligate Assignor to indemnify and hold Assignee harmless from and against any and all claims, demands, liability, loss or damage enacted against, imposed on or incurred by Assignee by reason of Assignee's willful misconduct or gross negligence. Should Assignee incur any such liability, loss or damage, or in the defense of any such claims or demands, for which it is to be indemnified by Assignor as aforesaid, the amount thereof shall be added to the Obligations, shall bear interest at the default rate specified in the Notes from the date incurred until paid, shall be secured by this Assignment, the Security Deed and the other Loan Documents, and shall be payable immediately upon demand.

                                   ARTICLE III

                                   DEFINITIONS

        The following terms as used herein shall have the following meanings:

        "Assignee" shall mean The First National Bank of Boston, for itself and as Agent under the Loan Agreement, and its successors and assigns.

        "Assignment" shall mean this Collateral Assignment of Leases and Rents between Assignor and Assignee.

        "Assignor" shall have the meaning assigned to that term in the preamble hereto.

        "Borrower" shall have the meaning assigned to that term in the preamble hereto.

        "Event of Default" shall mean (a) any Event of Default under the Loan Agreement or any other Loan Documents, as defined thereunder, or (b) any Event of Default under the Security Deed, or (c) any default in the performance of the obligations of Assignor hereunder which obligation is not also contained in the Loan Agreement or the Security Deed, which default continues for more than thirty (30) days after notice to the Assignor, or (d) any representation or warranty of Assignor in this Assignment shall prove to have been false or incorrect in any material respect upon the date when made.

        "Leases" shall have the meaning set forth in the Preamble to this Agreement.

        "Loan Agreement" shall mean the Restated Revolving Credit Agreement dated as of June __, 1996, as amended, between Borrower and Assignee and certain other parties, as originally executed, or if varied, extended, supplemented, consolidated, amended or restated from time to time as so varied, extended, supplemented, consolidated, amended or restated.

        "Loan Documents" shall mean this Assignment, the Notes, the Security Documents, the Loan Agreement and any other agreements, documents or instruments now or hereafter executed in connection therewith.

        "Major Leases" shall have the meaning assigned to such term in the Loan Agreement.

        "Property" shall mean the property located at Two Oliver Street and 147 Milk Street, Boston, Massachusetts, which is more particularly described in Exhibit A attached hereto.

        "Security Deed" shall mean the Mortgage and Security Agreement from Assignor to Assignee pursuant to which Assignor has conveyed the Property as security for the Obligations.

        "Security Documents" shall mean the Security Deed, this Assignment and the other Security Documents described and defined in the Loan Agreement.

        "Tenants" shall mean those tenants, lessees and licensees occupying space pursuant to the Leases on the Property, and guarantors thereof.

                                   ARTICLE IV

                               GENERAL PROVISIONS

        4.01 Successors and Assigns. This Assignment shall inure to the benefit of and be binding upon Assignor and Assignee and their respective heirs, executors, legal representatives, successors and assigns (but in the case of assigns of Assignor, only if and to the extent that such assignment is specifically permitted under the terms of the Loan Agreement with respect to Borrower or Assignee has consented in writing to Assignor's assignment of its rights or obligations hereunder to such assigns). Whenever a reference is made in this Assignment to "Assignor" or "Assignee", such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Assignor or Assignee.

        4.02 Assignee's Rights of Assignment; Rights of Assignees. Assignee may assign to any subsequent holder of the Notes or the Security Deed, or to any person acquiring title to the Property, all of Assignee's right, title and interest in any of the Leases and rents, issues and profits from the Property. No such assignee shall have any liability for any obligation which accrued under any of the Leases prior to the assignment to such assignee nor shall such assignee have any obligation to account to Assignor for any rental payments which accrued prior to such assignment. After Assignor's right, title and interest in the Property has been foreclosed or otherwise terminated, no assignee of Assignor's interest in the Leases shall be liable to account to Assignor for any rents, issues or profits thereafter accruing.

        4.03 Terminology. All personal pronouns used in this Assignment, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa.

Titles of Articles are for convenience only and neither limit nor amplify the provisions of this Assignment. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Loan Agreement.

        4.04 Severability. If any provision of this Assignment or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Assignment and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        4.05 Applicable Law. This Assignment shall be interpreted, construed and enforced according to the laws of the Commonwealth of Massachusetts.

        4.06 No Third Party Beneficiaries. This Assignment is made solely for the benefit of Assignee and its assigns. No Tenant under any of the Leases nor any other person shall have standing to bring any action against Assignee as the result of this Assignment, or to assume that Assignee will exercise any remedies provided herein, and no person other than Assignee shall under any circumstances be deemed to be a beneficiary of any provision of this Assignment, other than as provided in Section 1.02(e).

        4.07 No Oral Modifications. Neither this Assignment nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

        4.08 Cumulative Remedies. The remedies herein provided shall be in addition to and not in substitution for the rights and remedies vested in Assignee in any of the Loan Documents or in law or equity, all of which rights and remedies are specifically reserved by Assignee. The remedies herein provided or otherwise available to Assignee shall be cumulative and may be exercised concurrently. The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof, nor shall use of any of the remedies herein provided prevent the subsequent or concurrent resort to any other remedy or remedies. It is intended that this clause shall be broadly construed so that all remedies herein provided or otherwise available to Assignee shall continue and be each and all available to Assignee until the Obligations shall have been paid in full.

        4.09 Cross-Default. An Event of Default by Assignor under this Assignment shall constitute a default under the Notes and an Event of Default under all other Loan Documents.

        4.10 Counterparts. This Assignment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Assignment by signing any such counterpart.

        4.11 Further Assurance. At any time and from time to time, upon request by Assignee, Assignor will make, execute and deliver, or cause to be made, executed and delivered, to Assignee and, where appropriate, cause to be recorded and/or filed and from time to time thereafter to be re-recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Assignee, any and all such other and further assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the reasonable opinion of Assignee, be necessary or desirable in order to effectuate, complete, or perfect, or to continue and preserve (a) the obligations of Assignor under this Assignment and (b) the security interest created by this Assignment as a first and prior security interest upon the Leases and the rents, issues and profits from the Property. Upon any failure by Assignor so to do, Assignee may make, execute, record, file, re-record and/or refile any and all such assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, instruments, certificates, and documents for and in the name of Assignor, and Assignor hereby irrevocably appoints Assignee the agent and attorney-in-fact of Assignor so to do.

        4.12 Notices. Any and all notices, elections, demands or requests provided for or permitted to be given pursuant to this Assignment (hereinafter in this Paragraph 4.12 referred to as "Notice") must be in writing and shall be deemed to have been properly given if sent in the manner set forth in Section 20 of the Loan Agreement with notices to Assignor hereunder to be sent to the address(es) of Borrower under the Loan Agreement.

        4.13 Modifications, Etc. Assignor hereby consents and agrees that Assignee may at any time and from time to time, without notice to or further consent from Assignor, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing the Obligations; substitute for any collateral so held by it, other collateral of like kind, or of any kind; agree to modification of the terms of the Notes or the Loan Documents; extend or renew the Notes or any of the Loan Documents for any period; grant releases, compromises and indulgences with respect to the Notes or the Loan Documents to any persons or entities now or hereafter liable thereunder or hereunder; release any guarantor or endorser of the Notes, the Security Deed, the Loan Agreement, or any other Loan Documents; or take or fail to take any action of any type whatsoever; and no such action which Assignee shall take or fail to take in connection with the Loan Documents, or any of them, or any security for the payment of the

Obligations or for the performance of any obligations or undertakings of Assignor, nor any course of dealing with Assignor or any other person, shall release Assignor's obligations hereunder, affect this Assignment in any way or afford Assignor any recourse against Assignee. The provisions of this Assignment shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of the Loan Documents and the Leases, and any and all references herein to the Loan Documents or the Leases shall be deemed to include any such renewals, amendments, extensions, consolidations or modifications thereof.

        4.14 Interpretation. All terms not defined in this Assignment shall have the meaning for such term set forth in the Loan Agreement. In the event of any conflict between the terms of this Assignment and the Loan Agreement (including, without limitation, as to Assignor's right to cure any misrepresentation or any breach of warranty hereunder), the terms of the Loan Agreement shall govern.

        IN WITNESS WHEREOF, Assignor has executed this Assignment under seal as of the day and year first above written.

                                  ASSIGNOR:



                                  BEACON PROPERTIES, L.P.



                                  By:  Beacon Properties Corporation,
                                       its sole general partner

                                       By: ________________________________
                                               Robert J. Perriello
                                               Its Senior Vice President
                                               Hereunto duly authorized


                                       By: ________________________________
                                               Nancy J. Broderick
                                               Its Treasurer
                                               Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS

County of __________, ss.

        I, the undersigned, a Notary Public in and for the county and state aforesaid do hereby certify that the above-named Robert J. Perriello and Nancy
J. Broderick, as the Senior Vice President and Treasurer, respectively, of BEACON PROPERTIES CORPORATION, the sole general partner of BEACON PROPERTIES, L.P., and personally known to me to be the persons whose names are subscribed to the foregoing instrument as such officers, appeared before me this day in person and acknowledged that they signed and delivered the said instrument as their own free and voluntary act and deed as said officers and as the free and voluntary act and deed of BEACON PROPERTIES CORPORATION and BEACON PROPERTIES, L.P. for the uses and purposes therein set forth.

        Given under my hand and in notarial seal this ____ day of _______, 199_.


                                        ______________________________
                                        Notary Public
                                        My Commission Expires

                                   Exhibit A


                         [Legal Description of Property]

                                   Exhibit B



                            [List of Existing Leases]

        Leases referred to in Exhibit B to Schedule B of the Mortgagee Policy of Title Insurance Policy No. [ ] being issued by Commonwealth Land Title Insurance Company to Assignee with respect to the Loan Documents.

                                                                       EXHIBIT C

                         Collateral Property Conditions


        If the Borrower requests the Banks to consider any (proposed) Real Estate Asset as a Collateral Property, the Borrower shall furnish or make available to the Banks, for purposes of the Banks' consideration of such request, the following:

        (1)     At the time that the Borrower makes such request:

        (a) Financial Analysis. Adequate information to permit the Banks to conduct a complete financial analysis of each proposed property, including a review of each such property's (i) most recent rent roll,
        (ii) 3-year historical operating statements, if available after reasonable efforts, (iii) cash flow projections, (iv) capital expenditure budgets, (v) market data, (vi) leases or other agreements that would constitute Leases if the property were a Collateral Property, including any separate agreements regarding concessions to or options for tenants, and lease summaries (in substantially the form of the Lease Summaries attached as Exhibit E to the Revolving Credit Agreement or in such other form as shall be reasonably acceptable to the Agent), (vii) tenant financials, if available, and (viii) if available after reasonable efforts, aging of rent payments and rent payment histories for each tenant which would constitute a Major Tenant if such property were a Collateral Property.

        (b) Inspection. The opportunity to inspect each proposed property.

        (c) Environmental Site Assessments. An environmental site assessment report running in favor of the Banks, at the Borrower's sole expense, for each proposed property, such report to be in form and substance satisfactory to the Agent and each of the Banks. The environmental site assessment report must be dated no earlier than six (6) months prior to the date on which the property is proposed to become a Collateral Property.

        (d) Capital Expenditure Budget. A capital expenditure budget for the proposed property.

        (e) Inspecting Engineer's/Architect's Report; Structural Condition Assurances. A satisfactory third party engineer's or architect's report prepared at the Borrower's expense in favor of the Banks for each proposed property dated no earlier than six (6) months prior to the date on which the property is proposed to become a Collateral Property.

        (f) MAI Appraisals. A satisfactory MAI Appraisal dated as of a recent date for each proposed property. The Banks may choose to obtain third party review of the MAI Appraisals at the Borrower's expense.

        (2) Prior to the proposed property being accepted as a New Collateral Property (except as otherwise provided in clause (d)(ii) below), and as a condition to any funding in connection therewith, such other due diligence items (or satisfaction of other conditions) as the Agent or the Banks reasonably require, including, without limitation:

        (a) A first-priority mortgage or deed of trust and other security documents relating to the proposed property (including, without limitation, an assignment of rents and leases);

        (b) A Title Policy for such New Collateral Property (except that a tie-in endorsement and other endorsements will not be required if unobtainable in the particular jurisdiction or if the Borrower would have to pay a substantial additional premium therefor in the Agent's reasonable judgment), together with true and accurate copies of all documents listed as exceptions under such Title Policy;

        (c) A favorable opinion addressed to the Banks and the Agent, in form and substance satisfactory to each of the Banks and the Agent, from counsel to the Borrower in the jurisdiction in which the New Collateral Property is located with respect to zoning, environmental and land use compliance, to the extent such opinion is required by major financial institutions and customarily given as a matter of practice by reputable and sophisticated counsel in such jurisdiction. In the event such opinion is not so required or given, the Borrower shall nevertheless provide the Agent with evidence of such compliance reasonably satisfactory to the Agent.

        (d) (i) Estoppel certificates, in form and substance reasonably satisfactory to the Agent, from each of the tenants under the Leases which occupy more than 12,500 square feet of gross rentable area; provided, however, if a Real Estate Asset hereafter acquired or proposed to be acquired by the Borrower is to become a New Collateral Property simultaneously with or within sixty (60) days after its acquisition by the Borrower, then and in such event the Agent and the Banks shall accept estoppel certificates from such tenants and in such form and content as are accepted by the Borrower incident to its acquisition of such property; and provided, further, if such property becomes a New Collateral Property within sixty (60) days after (as opposed to simultaneously with) its acquisition by the Borrower, the Borrower shall furnish its own estoppel certificate to the Agent updating the tenant estoppel certificates for the period of the Borrower's ownership of the property, such Borrower estoppel certificate to be in form and substance reasonably satisfactory to the Agent; and (ii) on or prior to the date which is one hundred twenty (120) days after the acceptance of the property as a New Collateral Property (the "SNDA Deadline"), Subordination, Attornment and Non-Disturbance Agreements, in form and substance reasonably satisfactory to the Agent, from Major Tenants leasing at least seventy-five percent (75%) by Building rentable square footage of the rentable area leased by Major Tenants under the Major Leases (not including Major Tenants which are federal, state or local governments or agencies thereof) (the "Required Percentage"), provided that if the Required Percentage is not satisfied by the SNDA Deadline, then thereafter, unless and until such Required Percentage is satisfied, only 45% (rather than 60%) of the Appraised Value of such New Collateral Property shall be taken into account for purposes of determining availability under the Borrowing Base. In the event that the Borrower breaches the covenant contained in S9.1 of the Revolving Credit Agreement directly and solely as a result of such reduction in percentage, a default, Default or Event of Default shall not be deemed to have occurred under the Revolving Credit Agreement, provided that unless and until such breach has been cured, the Banks shall not be required to issue additional Revolving Credit Loans to the Borrower, and provided further that the Banks shall not be precluded from calling any other defaults, Defaults or Events of Default arising from acts, omissions or circumstances not attributable solely to such reduction in percentage. Notwithstanding the foregoing requirement that the Borrower obtain only the Required Percentage of Subordination, Attornment and Non-Disturbance Agreements, the Borrower agrees to use reasonable efforts to obtain Subordination, Attornment and Non-Disturbance Agreements from all of the Major Tenants; and

        (e) The items required to be delivered or conditions required to be met set forth in Section 11.3 (as to resolutions adopted by the Borrower authorizing the transactions relating to the proposed New Collateral Property and the valid execution, delivery and performance by the Borrower of the documents delivered in connection therewith), Section 11.4, Section 11.5, Section 11.6, Section 11.8, Section 11.10, Section 11.12, Section 11.13 (to the extent issued by the jurisdiction in which the New Collateral Property is located), and Section 11.17 (other than the first sentence thereof, the evidence contemplated by said Section
        11.17 to be consistent with the customary practice of major national banking institutions lending in the jurisdiction) of the Agreement, with respect to the proposed New Collateral Property.

        The items referred to in subparagraph (e) of this paragraph (2), or copies or drafts thereof, as appropriate, shall be delivered to the Agent and the Banks a reasonable period of time prior to the requested funding date so as to afford the Banks a reasonable period of time in which to review the same, and in which to address to the Banks' satisfaction any issues raised therein or thereby.

        Unless otherwise defined herein, the terms used in this Exhibit C have the meanings described in the Revolving Credit Agreement to which it is an exhibit.

                                   EXHIBIT D

                            [Intentionally Omitted]

                                   EXHIBIT E

TERMS OF AGREEMENT TO LEASE                             Date: __________________

                                                        Document:_______________

PROPERTY: ______________________________________________________________________

TENANT: ________________________________________________________________________

PRESENT ADDRESS: _______________________________________________________________

TYPE OF BUSINESS: ______________________________________________________________

CREDIT RATING AND/OR GUARANTEES: _______________________________________________

AREA: _______________________________________  FLOOR: __________________________

TERM: _________________________ FROM: ______________________ TO:________________

EXTENSION OPTIONS:______________________________________________________________

OTHER ______   NEW TENANT ______   EXPANSION ______   EXTENSION ______

RENT/SQUARE FOOT:
- --------------------------------------------------------------------------------
|          |           |        |      EFFECTIVE RENT        |                 |
|          |           |        |----------------------------|                 |
|   YEARS  |  FLOOR(S) |  AREA  |  FORMER  |  BUDGET | | NEW |       CPI       |
|----------|-----------|--------|----------|---------| |-----|-----------------|
|          |           |        |          |         | |     |                 |
|          |           |        |          |         | |     |                 |
|          |           |        |          |         | |     |                 |
- --------------------------------------------------------------------------------
Tenant Electricity - By

EFFECTIVE RENT INCLUDES: $____/SQ. FT. BASE RENT AND ______ ESCALATION
NEW BASE RENT INCLUDES: $____ operating expense base and _____ real estate tax base

EXPANSION OPTIONS AND RENT/SQ. FT.

- --------------------------------------------------------------------------------
|   YEARS  |  FLOOR(S) |  AREA  |       EFFECTIVE RENT       |       CPI       |
|----------|-----------|--------|----------------------------|-----------------|
|          |           |        |                            |                 |
|          |           |        |                            |                 |
|          |           |        |                            |                 |
- --------------------------------------------------------------------------------

LANDLORD COSTS:                          BUDGETED                 ACTUAL
|-------------------------------|--------------------|-------|--------|--------|
| TIW (OBS)                     |$                   |$      |$       |$   /sf |
|-------------------------------|--------------------|-------|--------|--------|
| RECONSTRUCTION                |                    |       |        |        |
|-------------------------------|--------------------|-------|--------|--------|
| SPACE PLANNING                |                    |       |        |        |
|-------------------------------|--------------------|-------|--------|--------|
| BROKER:                       |                    |       |        |        |
|-------------------------------|--------------------|-------|--------|--------|
| FREE RENT:                    |                    |       |        |        |
|-------------------------------|--------------------|-------|--------|--------|
| LEGAL FEE                     |                    |       |        |        |
|-------------------------------|--------------------|-------|--------|--------|
| PARKING                       |                    |       |        |        |
|-------------------------------|--------------------|-------|--------|--------|
| TOTALS:                       | $                  |$      |$       |$   /sf |
- --------------------------------------------------------------------------------


ADDITIONAL INFORMATION:

PREPARED BY: ____________ APPROVED BY: ___________ DATE LEASE SIGNED: _________

                                   EXHIBIT F

                            [Intentionally Omitted]

                                   EXHIBIT G

                            [Intentionally Omitted]

                                                                       EXHIBIT H

                                  LOAN REQUEST


        This Loan Request is made pursuant to Section 2.6 of the Restated Revolving Credit Agreement dated as of June __, 1996 among Beacon Properties, L.P., Beacon Properties Corporation, The First National Bank of Boston, individually and as Agent, and certain other Banks as provided therein (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Loan Request have the meanings described in the Credit Agreement.

1.      The principal amount of the Loan requested in this Loan Request is:
        $ ________________

2.      The proposed Drawdown Date of the Loan requested in this Loan
        Request is:

        ___________,  19__

3.      The Interest Period requested for the Loan requested in this Loan
        Request is:

        __________________

4.      The Type of Loan being requested in this Loan Request is:
        ___  Base Rate Loan
        ___  Eurodollar Rate Loan

5. The proceeds of the Loan requested pursuant to this Loan Request will be used for the following Permitted Purposes:

         a. $_______ for working capital purposes, as permitted by Section 7.12(i) of the Credit Agreement. The outstanding amount of Loans previously made for this Permitted Purpose = $__________ (which amount, together with the amount requested pursuant to this subparagraph a., shall not exceed $30,000,000).

         b. $_______ for payment of tenant improvements, other capital improvements necessary for the normal operation of the Real Estate Assets, and leasing commissions, as permitted by
                Section 7.12(ii) of the Credit Agreement.

         c. $_______ for the payment of Budgeted Project Costs of Real Estate Assets Under Development which are at least 50% pre-leased by square footage of rentable space to tenants which have been approved by the Majority Banks, as permitted by
                Section 7.12(iii)(A) of the Credit Agreement. The outstanding amount of Loans previously made for this Permitted Purpose = $__________ (which amount, together with the amount requested pursuant to this subparagraph c. and the outstanding amount of Loans made pursuant to subparagraph d. below, shall not exceed $75,000,000).

         d. $_______ for the payment of Budgeted Project Costs of Real Estate Assets Under Development which are not at least 50% pre-leased by square footage of rentable space to tenants which have been approved by the Majority Banks, as permitted by
                Section 7.12(iii)(B) of the Credit Agreement. The outstanding amount of Loans previously made for this Permitted Purpose = $__________ (which amount, (i) together with the amount requested pursuant to this subparagraph d., shall not exceed $25,000,000, and (ii) together with the amount requested pursuant to this subparagraph d. and the outstanding amount of Loans made pursuant to subparagraph c. above, shall not exceed $75,000,000).

         e. $_______ for financing the acquisition of Acquisition Properties and/or New Collateral Properties, as permitted by Section 7.12(iv) of the Credit Agreement

        WITNESS my hand this __ day of ________, 19__.

                             BEACON PROPERTIES, L.P.

                             By:     Beacon Properties Corporation,
                                     its general partner

                                     By: _________________________
                                           Title:

                                   EXHIBIT I
                (Exhibit I consists of Exhibits I-1 through I-7)

                                                                     EXHIBIT I-1

               COMPLIANCE CERTIFICATE OF CHIEF FINANCIAL OFFICER
                                 (Loan Request)

        The undersigned (the "Borrower") HEREBY CERTIFIES THAT:

        This Compliance Certificate is furnished pursuant to Section 2.6(iv)(c) and Section 12.1 of the Restated Revolving Credit Agreement dated as of June 27, 1996 among the Borrower, Beacon Properties Corporation, The First National Bank of Boston, individually and as Agent, and certain other Banks as provided therein (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate and Schedule 1 attached hereto have the meanings described in the Credit Agreement.

        Schedule 1 attached hereto sets forth the financial data and computations evidencing the Borrower's compliance with the covenants contained in Section 9.1 through Section 9.5, inclusive, of the Credit Agreement on a pro-forma basis after giving effect to the requested Revolving Credit Loan, all of which data and computations, to the best knowledge and belief of the chief financial officer executing and delivering this Compliance Certificate on behalf of the Borrower (the "Chief Financial Officer"), are true, complete and correct.

        The activities of the Borrower, its Subsidiaries and subsidiaries (as defined in the Credit Agreement) since the date of the last Compliance Certificate submitted by the Borrower to the Agent have been reviewed by the Chief Financial Officer and/or by employees or agents under his immediate supervision. Based upon such review, to the best knowledge and belief of the Chief Financial Officer, both before and after giving effect to the requested Revolving Credit Loan, (1) no Default or Event of Default exists on the date hereof or will exist under the Credit Agreement or any other Loan Document on the Drawdown Date of such Loan and (2) after taking into account such requested Revolving Credit Loan, no default, Default or Event of Default will exist as of the Drawdown Date or thereafter.

        The Chief Financial Officer certifies that he is authorized to execute and deliver this Compliance Certificate on behalf of the Borrower.

        WITNESS our hands this __ day of ___________, 19__.

                             BEACON PROPERTIES, L.P.

                             By:     Beacon Properties Corporation,
                                       its general partner


                                     By:     _________________________
                                             Title:

                                                                     EXHIBIT I-2

               COMPLIANCE CERTIFICATE OF CHIEF FINANCIAL OFFICER
                            (Release of Collateral)

        The undersigned (the "Borrower") HEREBY CERTIFIES THAT:

        This Compliance Certificate is furnished pursuant to Section 5.3 of the Restated Revolving Credit Agreement dated as of June 27, 1996 among the Borrower, Beacon Properties Corporation, The First National Bank of Boston, individually and as Agent, and certain other Banks as provided therein (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate and Schedule 1 attached hereto have the meanings described in the Credit Agreement.

        Schedule 1 attached hereto sets forth the financial data and computations evidencing the Borrower's compliance with the covenants contained in Section 9.1 through Section 9.5, inclusive, of the Credit Agreement on a pro-forma basis after giving effect to the proposed release of a Collateral Property, all of which data and computations, to the best knowledge and belief of the chief financial officer executing and delivering this Compliance Certificate on behalf of the Borrower (the "Chief Financial Officer"), are true, complete and correct.

        The activities of the Borrower, its Subsidiaries and subsidiaries (as defined in the Credit Agreement) have been reviewed by the Chief Financial Officer and/or by employees or agents under his immediate supervision. Based upon such review, to the best knowledge and belief of the Chief Financial Officer, both before and after giving effect to the proposed release of Collateral, no default, Default or Event of Default exists or will exist under any Loan Document.

        The Chief Financial Officer certifies that he is authorized to execute and deliver this Compliance Certificate on behalf of the Borrower.

        WITNESS our hands this __ day of __________, 19__.

                             BEACON PROPERTIES, L.P.

                             By:     Beacon Properties Corporation,
                                       its general partner

                                     By:     ________________________
                                             Title:

                                                                     EXHIBIT I-3

               COMPLIANCE CERTIFICATE OF CHIEF FINANCIAL OFFICER
                           (New Collateral Property)

        The undersigned (the "Borrower") HEREBY CERTIFIES THAT:

        This Compliance Certificate is furnished pursuant to Section 5.4(c) of the Restated Revolving Credit Agreement dated as of June 27, 1996 among the Borrower, Beacon Properties Corporation, The First National Bank of Boston, individually and as Agent, and certain other Banks as provided therein (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate and Schedule 1 attached hereto have the meanings described in the Credit Agreement.

        Schedule 1 attached hereto sets forth the financial data and computations evidencing the Borrower's compliance with the covenants contained in Section 9.1 through Section 9.5, inclusive, of the Credit Agreement, all of which data and computations, to the best knowledge and belief of the chief financial officer executing and delivering this Compliance Certificate on behalf of the Borrower (the "Chief Financial Officer"), are true, complete and correct.

        The activities of the Borrower, its Subsidiaries and subsidiaries (as defined in the Credit Agreement) have been reviewed by the Chief Financial Officer and/or by employees or agents under his immediate supervision. Based upon such review, to the best knowledge and belief of the Chief Financial Officer, no Default or Event of Default exists or will exist under any Loan Document immediately prior to and after giving effect to the acceptance by the Banks of a New Collateral Property, except to the extent that any such Default or Event of Default would be cured by such acceptance of the proposed New Collateral Property.

        The Chief Financial Officer certifies that he is authorized to execute and deliver this Compliance Certificate on behalf of the Borrower.

        WITNESS our hands this __ day of __________, 19__.

                             BEACON PROPERTIES, L.P.

                             By:     Beacon Properties Corporation,
                                       its general partner

                                     By:     ________________________
                                             Title:

                                                                     EXHIBIT I-4

               COMPLIANCE CERTIFICATE OF CHIEF FINANCIAL OFFICER
                             (Financial Statements)

        The undersigned (the "Borrower") HEREBY CERTIFIES THAT:

        This Compliance Certificate is furnished pursuant to Section 7.4(e) of the Restated Revolving Credit Agreement dated as of June 27, 1996 among the Borrower, Beacon Properties Corporation, The First National Bank of Boston, individually and as Agent, and certain other Banks as provided therein (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate and Schedule 1 attached hereto have the meanings described in the Credit Agreement.

        As required by Section 7.4(e) of the Credit Agreement, financial statements of the Borrower and its respective subsidiaries (as defined in the Credit Agreement) for the [year] [quarter] ended ______, 19__ (the "Financial Statements") prepared in accordance with GAAP (subject, in the case of quarterly statements, to year-end adjustments none of which are anticipated to be materially adverse, except as specifically disclosed in this Compliance Certificate) accompany this Compliance Certificate. The Financial Statements present fairly the financial position of the Borrower and its subsidiaries (as defined in the Credit Agreement) as at the date thereof and the results of operations of the Borrower and its subsidiaries for the period covered thereby.

        Schedule 1 attached hereto sets forth the financial data and computations evidencing the Borrower's compliance with the covenants contained in Section 9.1 through Section 9.5, inclusive, of the Credit Agreement, all of which data and computations, to the best knowledge and belief of the chief financial officer executing and delivering this Compliance Certificate on behalf of the Borrower (the "Chief Financial Officer"), are true, complete and correct.

        The activities of the Borrower and its subsidiaries (as defined in the Credit Agreement) during the period covered by the Financial Statements have been reviewed by the Chief Financial Officer and/or by employees or agents under his immediate supervision. Based upon such review, during the period covered by the Financial Statements, and as of the date of this Certificate, no default, Default or Event of Default has occurred and is continuing of which (i) the Borrower has knowledge, and (ii) the Agent has not previously given notice, except as specifically disclosed in this Compliance Certificate.

        The Chief Financial Officer certifies that he is authorized to execute and deliver this Compliance Certificate on behalf of the Borrower.

        WITNESS our hands this __ day of __________, 19__.

                             BEACON PROPERTIES, L.P.

                             By:     Beacon Properties Corporation,
                                       its general partner

                                     By:     _________________________
                                             Title:

                                                                     EXHIBIT I-5

               COMPLIANCE CERTIFICATE OF CHIEF FINANCIAL OFFICER
                             (Financial Statements)

        The undersigned (the "Guarantor") HEREBY CERTIFIES THAT:

        This Compliance Certificate is furnished pursuant to Section 7.4(e) of the Restated Revolving Credit Agreement dated as of June 27, 1996 among the Borrower, Beacon Properties Corporation, The First National Bank of Boston, individually and as Agent, and certain other Banks as provided therein used in this Compliance Certificate have the meanings described in the Credit Agreement.

        As required by Section 7.4(e) of the Credit Agreement, financial statements of the Guarantor and its respective subsidiaries (as defined in the Credit Agreement) for the [year] [quarter] ended ______, 19__ (the "Financial Statements") prepared in accordance with GAAP (subject, in the case of quarterly statements, to year-end adjustments none of which are anticipated to be materially adverse, except as specifically disclosed in this Compliance Certificate) accompany this Compliance Certificate. The Financial Statements delivered herewith present fairly the financial position of the Guarantor and its subsidiaries (as defined in the Credit Agreement) as at the date thereof and the results of operations of the Guarantor and its subsidiaries for the period covered thereby.

        The activities of the Guarantor and its subsidiaries (as defined in the Credit Agreement) during the period covered by the Financial Statements, have been reviewed by the chief financial officer of the Guarantor and/or by employees or agents under his immediate supervision. Based upon such review, during the period covered by the Financial Statements, and as of the date of this Certificate, no default, Default or Event of Default has occurred and is continuing of which (i) the Guarantor has knowledge, and (ii) the Agent has not previously given notice, except as specifically disclosed in this Compliance Certificate.

                                BEACON PROPERTIES CORPORATION


                                By:     __________________________________
                                        Title:

                                                                     EXHIBIT I-6

               COMPLIANCE CERTIFICATE OF CHIEF FINANCIAL OFFICER
                          (Incurrence of Indebtedness)

        The undersigned (the "Borrower") HEREBY CERTIFIES THAT:

        This Compliance Certificate is furnished pursuant to Section 8.1 of the Restated Revolving Credit Agreement dated as of June 27, 1996 among the Borrower, Beacon Properties Corporation, The First National Bank of Boston, individually and as Agent, and certain other Banks as provided therein (the "Credit Agreement"). The Borrower hereby gives the Agent notice that the Borrower, the Guarantor, any Operating Subsidiary and any wholly-owned Subsidiary plans to incur Indebtedness which will cause the aggregate amount of Indebtedness incurred since delivery of the most recent compliance certificate to exceed $5,000,000. Unless otherwise defined herein, the terms used in this Compliance Certificate and Schedule 1 attached hereto have the meanings described in the Credit Agreement.

        Schedule 1 attached hereto sets forth the financial data and computations evidencing the Borrower's compliance with the covenants contained in Section 9.1 through Section 9.5, inclusive, of the Credit Agreement on a pro forma basis after giving effect to such Indebtedness, all of which data and computations, to the best knowledge and belief of the chief financial officer executing and delivering this Compliance Certificate on behalf of the Borrower (the "Chief Financial Officer"), are true, complete and correct.

        The activities of the Borrower, its Subsidiaries and subsidiaries (as defined in the Credit Agreement) have been reviewed by the Chief Financial Officer and/or by employees or agents under his immediate supervision. Based upon such review, to the best knowledge and belief of the Chief Financial Officer, both before and after giving effect to the proposed Indebtedness, no default, Default or Event of Default exists or will exist under any Loan Document.

        The Chief Financial Officer certifies that he is authorized to execute and deliver this Compliance Certificate on behalf of the Borrower.

        WITNESS our hands this __ day of __________, 19__.

                             BEACON PROPERTIES, L.P.

                             By:     Beacon Properties Corporation,
                                       its general partner

                                     By:     _________________________
                                             Title:

                                                                     EXHIBIT I-7

               COMPLIANCE CERTIFICATE OF CHIEF FINANCIAL OFFICER
                            (Disposition of Assets)

        The undersigned (the "Borrower") HEREBY CERTIFIES THAT:

        This Compliance Certificate is furnished pursuant to Section 8.4(b)(ii) of the Restated Revolving Credit Agreement dated as of June 27, 1996 among the Borrower, Beacon Properties Corporation, The First National Bank of Boston, individually and as Agent, and certain other Banks as provided therein (the "Credit Agreement"). The Borrower hereby gives the Agent notice of its intention to sell or dispose of a Real Estate Asset pursuant to Section 8.4(b)(ii) of the Credit Agreement. Unless otherwise defined herein, the terms used in this Compliance Certificate and Schedule 1 attached hereto have the meanings described in the Credit Agreement.

        Schedule 1 attached hereto sets forth the financial data and computations evidencing the Borrower's compliance with the covenants contained in Section 9.1 through Section 9.5, inclusive, of the Credit Agreement on a pro forma basis after giving effect to such proposed sale or disposition and all liabilities, fixed or contingent, pursuant thereto, all of which data and computations, to the best knowledge and belief of the chief financial officer executing and delivering this Compliance Certificate on behalf of the Borrower (the "Chief Financial Officer"), are true, complete and correct.

        The activities of the Borrower, its Subsidiaries and subsidiaries (as defined in the Credit Agreement) have been reviewed by the Chief Financial Officer and/or by employees or agents under his immediate supervision. Based upon such review, to the best knowledge and belief of the Chief Financial Officer, both before and after giving effect to the proposed disposition, no Default or Event of Default exists or will exist under any Loan Document.

        The Chief Financial Officer certifies that he is authorized to execute and deliver this Compliance Certificate on behalf of the Borrower.

        WITNESS our hands this __ day of __________, 19__.

                             BEACON PROPERTIES, L.P.

                             By:     Beacon Properties Corporation,
                                       its general partner

                                     By:     _________________________
                                             Title:

                                   EXHIBIT J

                            [Intentionally Omitted]

                                                                       EXHIBIT K

                            BEACON PROPERTIES, L.P.
                         BEACON PROPERTIES CORPORATION


                                                                   June 27, 1996

The First National Bank of Boston,
  individually and as Agent, and the other
  Banks party to the Credit Agreement
  described below
  100 Federal Street
  Boston, MA  02110

Attention:      Real Estate Division

        RE: Closing Certificate under Restated Revolving Credit Agreement dated as of June 27, 1996 (the "Credit Agreement")

Ladies and Gentleman:

        The undersigned hereby certifies to you, in accordance with the provisions of Section 11.26 of the Credit Agreement, that the representations and warranties of each of the undersigned contained in the Credit Agreement and in each document and instrument delivered pursuant to or in connection therewith are true as of the date hereof and that no default, Default or Event of Default has occurred and is continuing on the date hereof.

        Unless otherwise defined herein, the terms used in this Closing Certificate have the meanings described in the Credit Agreement.

                             Very truly yours,

                             Beacon Properties, L.P.

                             By:     Beacon Properties Corporation

                                     By:     ________________________
                                             Title:


                             Beacon Properties Corporation

                             By:     ________________________
                                     Title:

                                   EXHIBIT L

                                    FORM OF
                      ASSIGNMENT AND ASSUMPTION AGREEMENT



                             Dated __________, 19__


        Reference is made to the Restated Revolving Credit Agreement, dated as of June __, 1996 (as amended and in effect from time to time, the "Agreement"), among Beacon Properties L.P. (the "Borrower"), Beacon Properties Corporation, the banking institutions referred to therein as Banks (the "Banks"), and The First National Bank of Boston as agent (the "Agent") for the Banks. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Agreement.

        ____________________________________ (the "Assignor") and
______________________ (the "Assignee") agree as follows:

        1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ____% interest in and to all of the Assignor's rights and obligations under the Agreement as of the Effective Date (as hereinafter defined).

        2. The Assignor (i) represents that as of the date hereof, its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) is ___%, and the outstanding balance of its Loans (unreduced by any assignments thereof which have not yet become effective) is $____________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or subsidiaries (as defined in the Agreement) or any other person which may be primarily or secondarily liable in respect of any of the Obligations or any of their respective obligations under the Agreement or the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (iv) attaches hereto the Revolving Credit Note(s) delivered to it under the Agreement and requests that the Borrower exchange such Note(s) for new Note(s) payable to each of the Assignor and the Assignee as follows:

Note Payable to
  the Order of:         Amount of Note

[Name of Assignor]      [($________)]
[Name of Assignee]      [($________)]

        3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Assumption; (ii) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.4 and Section 7.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (iii) agrees that it will, independently and without reliance upon the Assignor, any other Bank or the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Agreement and the other Loan Documents; and (vi) agrees that it will perform all the obligations which by the terms of the Agreement are required to be performed by it as a Bank in accordance with the terms of the Agreement.

        4. The effective date for this Assignment and Assumption shall be ______________________ (the "Effective Date"). Following the execution of this Assignment and Assumption, it will be delivered to the Agent for acceptance and recording in the Register by the Agent.

        5. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Bank thereunder, and (ii) provided that the Agent and the Borrower shall have approved (or be deemed to have approved) the herein assignment pursuant to
Section 19.1 of the Agreement, the Assignor shall, with respect to that portion of its interest under the Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Agreement accruing from and after the Effective Date.

        6. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

        7. THIS ASSIGNMENT AND ASSUMPTION SHALL RUN TO THE BENEFIT OF THE BORROWER, IN ACCORDANCE WITH S19.1 OF THE AGREEMENT. THIS ASSIGNMENT AND ASSUMPTION IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

        IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Assumption to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

                                     [NAME OF ASSIGNOR]


                                     By: _______________
                                     Title: ____________


                                    [NAME OF ASSIGNEE]


                                     By: _______________
                                     Title: ____________

                                                                       EXHIBIT M
150 Federal Street

                         SECOND AMENDMENT TO COLLATERAL
                         ASSIGNMENT OF LEASES AND RENTS

        THIS SECOND AMENDMENT TO COLLATERAL ASSIGNMENT OF LEASES AND RENTS is made as of this ___ day of June, 1996, by and between BEACON PROPERTIES, L. P., a Delaware limited partnership having a mailing address at 50 Rowes Wharf, Boston, Massachusetts 02110 (hereinafter referred to as the "Borrower") and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as grantee or assignee for itself and as Agent for itself and the other Banks under and as defined in the Loan Agreement (as defined below), with a place of business at 100 Federal Street, Boston, Massachusetts 02110 (hereinafter referred to as the "Lender").

                              W I T N E S S E T H:

        WHEREAS, the Borrower executed and delivered to the Lender a certain Collateral Assignment of Leases and Rents, dated May 23, 1994, and recorded with the Suffolk County Registry of Deeds in Book 19093, Page 212, as amended by that certain Amendment to Collateral Assignment of Leases and Rents, dated June 7, 1995, and recorded with said Registry in Book 19810, Page 324, securing certain obligations as more fully set forth therein (as so amended, the "Assignment"); and

        WHEREAS, the Assignment secures, among other things, the obligations of the Borrower to the Lender and the Banks under that certain Revolving Credit Agreement dated as of May 23, 1994, as amended to date (as so amended, the "Loan Agreement"); and

        WHEREAS, the Borrower has requested that the Lender restate the Loan Agreement to, among other things, increase the maximum Total Commitment under (and as defined in) the Loan Agreement to up to $275,000,000.00; and

        WHEREAS, the "Notes" (as such term is defined in the Assignment) are this day being amended and restated; and

        WHEREAS, the "Security Deeds" (as such term is defined in the Loan Agreement) are this day being amended; and

        WHEREAS, the Lender is willing to so restate the Loan Agreement, and amend and restate the Revolving Credit Notes, provided (inter alia) that the Assignment is amended as set forth herein; and

        WHEREAS, the parties desire to amend the Assignment to provide for the continuing perfected, first priority security of the Obligations (as defined in the Assignment) incident to such amendments and the continuing security of all obligations of Borrower to Lender and the Banks under the Assignment; and

        NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, the parties hereby agree as follows:

        1. All references in the Assignment to the "Revolving Credit Notes" shall be deemed to refer to those certain amended and restated Revolving Credit Notes of even date, all as the same may hereafter be amended and/or restated.

        2. The Assignment is hereby amended by deleting from the definition of Obligations on the second page thereof all language contained in clause "(a)" and inserting in place thereof the following language:

                "(a) The debt evidenced by those certain Revolving Credit Notes (as defined in the Loan Agreement; hereinafter, together with any and all amendments, restatements, renewals, modifications, consolidations and extensions thereof, referred to as the "Notes") made by Borrower to the order of the various Banks (as defined in the Loan Agreement) in the aggregate principal face amount of up to TWO HUNDRED SEVENTY FIVE MILLION AND NO/100 DOLLARS ($275,000,000.00), together with interest and charges as therein provided."

        3. The Assignment is hereby amended by inserting the words ",including, without limitation, any and all future advances under the Notes or any thereof" at the end of clause (e) of the definition of Obligations contained on the second page thereof.

        4. The Assignment is hereby amended by deleting clause (f) of the definition of Obligations (which was added by Paragraph 3 of the Amendment to Collateral Assignment of Leases and Rents dated as of June 7, 1995).

        5. The Assignment is hereby amended by inserting the words "or licensor's" after the word "lessor's" appearing in the second line of Paragraph 1.01(a) thereof.

        6. The Assignment is hereby amended by inserting the words "or by which the Property is subject" after the word "party" appearing in the sixth line of Paragraph 1.01(d) thereof.

        7. The Assignment is hereby amended by inserting the words "or licensor" after the word "lessor" appearing in the second line of Paragraph 1.02(a) thereof.

        8. The Assignment is hereby amended by inserting the words ", as amended by that certain Amendment to Collateral Assignment of Leases and Rents, dated as of June 7, 1995, and by that certain Second Amendment to Collateral Assignment of Leases and Rents, dated as of June __, 1996, and as the same may be hereafter modified, amended, restated, reaffirmed or consolidated" at the end of the definition of "Assignment" in Article III thereof.

        9. The Assignment is hereby amended by adding to Article III thereof, subsequent to the definition of "Loan Documents" and preceding the definition of "Property", the following language:

                ""Major Leases" shall have the meaning assigned to such term in the Loan Agreement."

        10. The Assignment is hereby amended by inserting the words ", and guarantors thereof" after the word "Property" appearing in the second line of the definition of "Tenants" in Article III thereof.

        11. The Assignment is hereby amended by inserting the words ", other than as provided in Section 1.02(e)" at the end of Paragraph 4.06 thereof.

        12. All references in the Assignment to the "Loan Agreement" shall be deemed to refer to the Restated Revolving Credit Agreement of even date by and among the Banks, the Borrower and certain other parties, all as the same may hereafter be amended, restated, modified or supplemented.

        13. Except as expressly set forth herein, the Assignment is not otherwise modified or terminated, remains in full force and effect as continuing security for all of the obligations of Borrower thereunder and the Obligations, and the Assignment is hereby ratified and confirmed in its entirety. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Assignment.

        14. All indebtedness secured by the Assignment constitutes the continuing indebtedness of the Borrower to the Banks and is not a novation.

        IN WITNESS WHEREOF, the Borrower and Lender have duly executed this instrument, under seal, as of the day and year first above written in any number of counterpart copies, each of which shall be deemed an original for all purposes.

                                    BEACON PROPERTIES, L.P.

                                    By:  Beacon Properties Corporation, its
                                         sole general partner


                                         By: _________________________
                                             Robert J. Perriello
                                              Its Senior Vice President
                                              Hereunto duly authorized

                                         By: _________________________
                                             Nancy J. Broderick
                                              Its Treasurer
                                              Hereunto duly authorized

                                    THE FIRST NATIONAL BANK OF
                                    BOSTON
                                    for itself and as Agent for the Banks

                                    By: ____________________________
                                        Howard Blackwell
                                        Its Director
                                        Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS   )
                                ) SS.
COUNTY OF SUFFOLK               )

        On this _____ day of June, 1996, before me, the undersigned notary public, personally appeared Robert J. Perriello and Nancy J. Broderick who acknowledged themselves to be the Senior Vice President and Treasurer, respectively, of Beacon Properties Corporation, the sole general partner of Beacon Properties, L.P., a Delaware limited partnership, and that they as such officers being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said Beacon Properties Corporation, the sole general partner of Beacon Properties, L.P. by themselves as such officers, as their free act and deed and the free act and deed of Beacon Properties Corporation and Beacon Properties, L.P.

        In witness whereof, I have hereunto set my hand and official seal.

                                ------------------------------------
                                Notary Public
                                My Commission Expires:


COMMONWEALTH OF MASSACHUSETTS   )
                                ) SS.
COUNTY OF SUFFOLK               )

        On this _________ day of June, 1996, before me, the undersigned notary public, personally appeared Howard Blackwell who acknowledged himself to be a Director of The First National Bank of Boston, a national banking association, and that he as such Director being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said The First National Bank of Boston by himself as such Director, as his free act and deed and the free act and deed of The First National Bank of Boston.

        In witness whereof, I have hereunto set my hand and official seal.

                                -----------------------------------
                                Notary Public
                                My Commission Expires

                                                                       EXHIBIT N
150 Federal Street


                   SECOND AMENDMENT TO MORTGAGE AND SECURITY
                                   AGREEMENT


        THIS SECOND AMENDMENT TO MORTGAGE AND SECURITY AGREEMENT is made as of the ___ day of June, 1996, by and between BEACON PROPERTIES, L.P., a Delaware limited partnership having a mailing address of 50 Rowes Wharf, Boston, Massachusetts 02110 (hereinafter referred to as the "Borrower") and THE FIRST NATIONAL BANK OF BOSTON, a national banking association, as grantee or mortgagee for itself and as Agent for itself and the other Banks under and as defined in the Loan Agreement as defined below (hereinafter referred to as the "Lender"), having a place of business at 100 Federal Street, Boston, Massachusetts 02110,
Attention: Real Estate Division.

                              W I T N E S S E T H:

        WHEREAS, the Borrower executed and delivered to the Lender a certain Mortgage and Security Agreement, effective as of May 23, 1994, and recorded with the Suffolk County Registry of Deeds in Book 19093, Page 171, as amended by that certain Amendment to Mortgage and Security Agreement, dated as of June 7, 1995, and recorded with said Registry in Book 19810, Page 320, securing certain obligations as more fully set forth therein (as so amended, the "Mortgage"); and

        WHEREAS, the Mortgage secures, among other things, the obligations of the Borrower to the Lender and the Banks under that certain Revolving Credit Agreement dated as of May 23, 1994, as amended to date (as so amended, the "Loan Agreement"); and

        WHEREAS, the Borrower has requested that the Lender restate the Loan Agreement to, among other things, increase the maximum Total Commitment under (and as defined in) the Loan Agreement to up to $275,000,000.00; and

        WHEREAS, the "Notes" (as defined in the Mortgage) are this day being amended and restated; and

        WHEREAS, the "Assignments of Rents and Leases" (as defined in the Loan Agreement) are this day being amended; and

        WHEREAS, the Lender is willing to so restate the Loan Agreement, amend the Assignments of Rents and Leases, and amend and restate the Notes, provided (inter alia) that the Mortgage is amended as set forth herein; and

        WHEREAS, the parties desire to amend the Mortgage to provide for the continuing perfected, first priority security of the Secured Obligations (as defined in the Mortgage) incident to such amendments and the continuing security of all obligations of Borrower to Lender and the Banks under the Mortgage; and

        NOW, THEREFORE, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and legal sufficiency of which are hereby mutually acknowledged, the parties hereby agree as follows:

        1. All references in the Mortgage to the "Revolving Credit Notes" or the "Notes" shall be deemed to refer to those certain amended and restated Revolving Credit Notes of even date, all as the same may hereafter be amended and/or restated.

        2. The Mortgage is hereby amended by inserting the words "motor vehicles," after the word "machinery" appearing in the fifth line of clause (b) of the definition of "Property" contained on the second page thereof.

        3. The Mortgage is hereby amended by inserting the words "merchantable and" after the word "holds" appearing in the fifth line of the paragraph on the third page thereof beginning "TO HAVE AND TO HOLD".

        4. The Mortgage is hereby amended by deleting from the definition of Secured Obligations on the fourth page thereof all language contained in clause "(a)" and inserting in place thereof the following language:

        "(a) The debt evidenced by those certain Revolving Credit Notes (as defined in the Loan Agreement; hereinafter, together with any and all amendments, restatements, renewals, modifications, consolidations and extensions thereof, referred to as the "Notes"), made by the Borrower to the order of each of the Banks (as defined in the Loan Agreement) in the aggregate principal face amount of up to TWO HUNDRED SEVENTY-FIVE MILLION AND NO/100 DOLLARS

($275,000,000.00), together with interest and charges as therein provided;"

        5. The Mortgage is hereby amended by deleting clause (d) of the definition of Secured Obligations (which was added by Paragraph 3 of the Amendment to Mortgage and Security Agreement dated as of June 7, 1995).

        6. The Mortgage is hereby amended by inserting the following language at the end of clause (f) of the definition of Secured Obligations on the fourth page thereof:

                ",including, without limitation, any and all future advances under the Notes or any thereof."

        7. The Mortgage is hereby amended by deleting the definition of "Indemnified Parties" contained in Paragraph 7(a)(iii) thereof and inserting in place thereof the following definition:

                "(iii) "Indemnified Parties" shall mean Lender, each Bank, Lender's and each Bank's parent, subsidiaries and affiliates, each of their respective shareholders, directors, officers, employees and agents, and the successors and assigns of any of them; and "Indemnified Party" shall mean any one of the Indemnified Parties."

        8. The Mortgage is hereby amended by inserting the following language after the word "respects" appearing in Paragraph 7(c)(i) thereof:

                "and to use all reasonable efforts to ensure compliance by all tenants and subtenants".

        9. The Mortgage is hereby amended by inserting the following language after the word "Obligations" appearing in the third line of Paragraph 7(f)(i) thereof:

                "(i)  ",the satisfaction and discharge of the Mortgage".

        10. The Mortgage is hereby amended by inserting the following sentence after the second sentence of Paragraph 19 thereof:

                "IN ADDITION, IT IS INTENDED BY BORROWER AND LENDER THAT THIS SECURITY DEED BE EFFECTIVE AS A FIXTURE FILING FINANCING STATEMENT FILED AS SUCH WITH THE REAL ESTATE RECORDS".

        11. The Mortgage is hereby amended by inserting the following language after the word "Property" appearing in the third line of Paragraph 25(a)(vi) thereof:

                "(and Borrower shall peaceably permit same without order of court)".

        12. The Mortgage is hereby amended by inserting the following language after the word "sale" appearing in the third line of Paragraph 25(c) thereof:

                "relates to any portion of the Collateral as to which the provisions of the Uniform Commercial Code are applicable and".

        13. All references in the Mortgage to the "Loan Agreement" shall be deemed to refer to the Restated Revolving Credit Agreement of even date by and among the Banks, the Borrower and certain other parties, all as the same may hereafter be amended, restated, modified or supplemented.

        14. Except as expressly set forth herein, the Mortgage is not otherwise modified or terminated, remains in full force and effect as continuing security for all of the obligations of the Borrower thereunder and the Secured Obligations, and the Mortgage is hereby ratified and confirmed in its entirety. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Mortgage, as amended hereby.

        15. All indebtedness secured by the Mortgage constitutes the continuing indebtedness of the Borrower to the Banks and is not a novation.

        IN WITNESS WHEREOF, the Borrower and Lender have duly executed this instrument, under seal, as of the day and year first above written in any number of counterpart copies, each of which shall be deemed an original for all purposes.

                                  BEACON PROPERTIES, L.P.
                                  By: Beacon Properties Corporation,
                                      its sole general partner


                                  By: _________________________
                                      Robert J. Perriello
                                      Its Senior Vice President
                                      Hereunto duly authorized

                                  By: _________________________
                                      Nancy J. Broderick
                                      Its Treasurer
                                      Hereunto duly authorized

                                  THE FIRST NATIONAL BANK
                                   OF BOSTON
                                  for itself and as Agent for the Banks


                                  By: ____________________________
                                      Howard Blackwell
                                      Its Director
                                      Hereunto duly authorized

COMMONWEALTH OF MASSACHUSETTS   )
                                ) SS.
COUNTY OF SUFFOLK               )

        On this _____ day of June, 1996, before me, the undersigned notary public, personally appeared Robert J. Perriello and Nancy J. Broderick, who acknowledged themselves to be the Senior Vice President and Treasurer, respectively, of Beacon Properties Corporation, the sole general partner of Beacon Properties, L.P., a Delaware limited partnership, and that they as such officers being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said Beacon Properties Corporation, the sole general partner of Beacon Properties, L.P. by themselves as such officers, as their free act and deed and the free act and deed of Beacon Properties Corporation and Beacon Properties, L.P.

        In witness whereof, I have hereunto set my hand and official seal.

                                 ------------------------------------
                                 Notary Public
                                 My Commission Expires:


COMMONWEALTH OF MASSACHUSETTS   )
                                ) SS.
COUNTY OF SUFFOLK               )

        On this _________ day of June, 1996, before me, the undersigned notary public, personally appeared Howard Blackwell who acknowledged himself to be a Director of The First National Bank of Boston, a national banking association, and that he as such Director being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of said The First National Bank of Boston by himself as such Director, as his free act and deed and the free act and deed of The First National Bank of Boston.

        In witness whereof, I have hereunto set my hand and official seal.

                                 -----------------------------------
                                 Notary Public
                                 My Commission Expires

                                  Schedule 1.2


        Initial Capitalized Rate for Non-Collateral Properties or Partially-Owned Real Estate Holding Entities:

        Crystal City, Virginia          14%
        All Others                      10%

                                  Schedule 1.3

                               Bank's Commitment



Bank                                   Commitment         Commitment Percentage

The First National Bank of Boston      $170,000,000           61.81818182%
100 Federal Street
Boston, Massachusetts  02110

BHF Bank Aktiengesellschaft            $ 20,000,000            7.27272727%
590 Madison Avenue
New York, New York  10022-2540

First American Bank, S.S.B.            $ 20,000,000            7.27272727%
14651 Dallas Parkway, Suite 600
Dallas, Texas  75240

USTrust                                $ 15,000,000            5.45454546%
40 Court Street
Boston, Massachusetts  02108

Wells Fargo Realty Advisors Funding,   $ 50,000,000           18.18181818%
  Incorporated
2020 K Street, Suite 420
Washington, DC  20006

                           REVOLVING CREDIT AGREEMENT

                                  Schedule 1.4

                                Rowes Wharf Debt


I.      The Rowes Wharf Loan

        A. Pursuant to that certain Construction Loan Agreement (the "Original Rowes Wharf Loan Agreement") dated as of May 1, 1987, Bank of New England, N.A. (the "Bank of New England") entered into financing arrangements and commitments to make a loan (the "Original Rowes Wharf Loan") to Rowes Wharf Associates ("RWA"), a Massachusetts joint venture by and between Rowes Wharf Limited Partnership ("RWLP"), a Massachusetts limited partnership, and The Equitable Life Assurance Society of the United States ("Equitable"), a New York corporation, in the principal amount of up to Two Hundred Million ($200,000,000) Dollars, to finance the costs of developing, constructing and operating the project commonly known as Rowes Wharf, Boston, Massachusetts ("Rowes Wharf").

        B. The Original Rowes Wharf Loan Agreement was amended and restated pursuant to that certain First Amended and Restated Loan Agreement (the "Rowes Wharf Loan Agreement") dated as of March 31, 1992 by and between RWA and the Federal Deposit Insurance Corporation ("FDIC"), as Receiver of New Bank of New England, N.A., as successor-in-interest to the Bank of New England ("FDIC
(BNE)"), which restructured the terms of the Original Rowes Wharf Loan (the Original Rowes Wharf Loan, as so restructured, is hereinafter referred to as the "Rowes Wharf Loan").

        C. After giving effect to such restructuring, the outstanding principal amount of the Rowes Wharf Loan was, and continues to be, Two Hundred One Million Two Hundred Twelve Thousand Eight Hundred Eight ($201,212,808) Dollars, which is evidenced by five (5) Amended and Restated Promissory Notes executed by RWA in favor of FDIC (BNE), each dated March 31, 1992, in the respective amounts of $90,000,000 (the "Rowes Wharf First Note"), $14,000,000 (the "Rowes Wharf Second Note") and $22,000,000 (collectively, the "Rowes Wharf Current Pay Notes"), $62,733,659 (the "Rowes Wharf Fourth Note," and collectively with the Rowes Wharf Current Pay Notes, the "Rowes Wharf Participated Notes") and $12,479,149 (the "Rowes Wharf Swap Note"; and collectively with the Rowes Wharf Fourth Note, the "Rowes Wharf Junior Notes"; and collectively with the Rowes Wharf Participated Notes, the "Rowes Wharf Notes").

        D. The Rowes Wharf Loan and the Rowes Wharf Notes are now held by the Guarantor and Equitable Rowes Wharf, Inc. (a Massachusetts corporation), as Trustees of the Rowes Wharf Debt Holding Trust, a nominee trust formed pursuant to Declaration of Trust dated April 21, 1995 (the "Rowes Wharf Debt Holding Trust"). As of the date hereof, the sole beneficiaries of the Rowes

Wharf Debt Holding Trust are the Borrower and Equitable Rowes Wharf Limited Partnership (a Massachusetts limited partnership which is wholly-owned by Equitable, and the general partner of which is Equitable Rowes Wharf, Inc.), each with a 50% interest therein.

        E. Pursuant to Fifth Amended and Restated Sub-Participation Agreement dated as of June 3, 1996, the Borrower has sub-participated its entire interest in the Rowes Wharf Junior Notes to Foster Wharf Investment Corp., a Delaware corporation, as Trustee of the RWLP Participation Holding Trust. Accordingly, as of the date hereof, the beneficial interest in the Rowes Wharf Junior Notes is held 50% by the RWLP Participation Holding Trust (as a sub-participant of the Borrower) and 50% by Equitable Rowes Wharf Limited Partnership. Pursuant to Option Agreement dated as of March 1, 1995, the RWLP Participation Holding Trust has granted to Beacon Construction Company, Inc. and Beacon Property Management Corporation an option to acquire its entire sub-participation interest in the Rowes Wharf Junior Notes, which option must be exercised (if at all) on or before March 31, 1999.

II.     The Rowes Wharf Equitable Loans.

        The "Rowes Wharf Equitable Loans" are evidenced by (a) a Promissory Note in the original principal amount of $20,000,000 dated March 31, 1992 given by RWA to Equitable (the "$20,000,000 Equitable Note"), and (b) a Promissory Note dated March 31, 1992 in the original principal amount of $10,843,674.96 given by RWA to Equitable. The $20,000,000 Equitable Note is secured by a second mortgage on Rowes Wharf.


                                     * * *

        The Rowes Wharf Loan and the Rowes Wharf Equitable Loans together constitute the "Rowes Wharf Debt."

                                Schedule 6.1(b)


                  Capitalization; Outstanding Securities, Etc.


        Outstanding Equity Interests in the Borrower

        1. As described in Exhibit A to the Agreement of Limited Partnership.

        Outstanding Rights to Acquire Equity Interests in the Borrower

        1. The Borrower has entered into an Option Agreement with John Marshall Associates Limited Partnership, Greensboro Associates Limited Partnership, Woodland-Northridge I Limited Partnership, Pimpernell Estates Limited Partnership and Goodridge Drive Associates Limited Partnership (collectively, "Seller") in connection with the Borrower's potential acquisition of certain property located in Fairfax, Virginia pursuant to which the Borrower, if it acquires such property, may require the Seller to accept limited partner interests in the Borrower as the consideration (to be) paid by the Borrower for such property.

                           REVOLVING CREDIT AGREEMENT

                         Schedule 6.3 and Schedule 6.19


              Interests of the Borrower or its Subsidiaries in any
                   Partially-Owned Real Estate Holding Entity
                     (in each case as of the Closing Date)

1. The Borrower holds a 50% general partner interest in One Post Office Square Associates, a Massachusetts joint venture by and between the Borrower and The Equitable Life Assurance Society of the United States ("Equitable"), which owns One Post Office Square, Boston, Massachusetts.

2. Rowes Wharf Holding, L.P. holds a 90% limited partner interest in Rowes Wharf Limited partnership, a Massachusetts limited partnership, which holds a 50% general partner interest in Rowes Wharf Associates, a Massachusetts joint venture by and between Rowes Wharf Limited Partnership and Equitable, which owns (in part) and ground leases (in part) the hotel and office portions (and related facilities) of Rowes Wharf, Boston, Massachusetts, (The ownership of Rowes Wharf Holding, L.P. is described below.)

3. The Borrower holds a 9% limited partner interest, and the Guarantor holds a 1% general partner interest, in Crystal Holdings Limited Partnership, a Massachusetts limited partnership, which owns the Polk Building and the Taylor Building in Crystal City, Arlington, Virginia. It is presently anticipated that effective as of on or about July 1, 1996, BCN Crystal, LLC will replace the Guarantor as a general partner of Crystal Holdings Limited Partnership.

4. The Borrower holds a 50.802% interest, and the Guarantor holds a .81% interest, in BeaMetFed, Inc., a Maryland corporation, which owns 75-101 Federal Street, Boston, Massachusetts. Stichting Bedrijfspensioenfonds voor de Metaalnijverheid, a Dutch pension fund, owns a 48.002% interest in BeaMetFed, Inc. The remaining interests in BeaMetFed, Inc. (aggregating .386%) are held by over 100 shareholders.

Subsidiaries of The Borrower

5. Rowes Wharf Holding, L.P., a Delaware limited partnership, in which Beacon Property Management Corporation and Beacon Construction Company, Inc. (formerly New Beacon Construction Corporation) each holds a 50% interest (in the aggregate) as a general and limited partner.

6. Wellesley Holding, L.P., a Delaware limited partnership in which the Borrower holds a 99.9% general partner interest and the Guarantor holds a .1% limited partner interest.

7. Beacon Property Management Corporation, a Delaware corporation, in respect of which Norman B. Leventhal, as Voting Trustee for the benefit of Alan M. Leventhal and Edwin N. Sidman (each as to 495 shares), holds 990 shares of Class A Voting Common Stock ($.01 par value per share), and the Borrower holds 10 shares of Class A Voting Common Stock ($.01 par value per share) and 1,000 shares of Class B Non-Voting Common Stock ($.01 par value per share).

8. Beacon Construction Company, Inc. (formerly New Beacon Construction Corporation), a Delaware corporation, in respect of which Norman B. Leventhal, as Voting Trustee for the benefit of Alan M. Leventhal and Edwin
     N. Sidman (each as to 495 shares), holds 990 shares of Class A Voting Common Stock ($.01 par value per share), and the Borrower holds 10 shares of Class A Voting Common Stock ($.01 par value per share) and 1,000 shares of Class B Non-Voting Common Stock ($.01 par value per share).

9. Beacon Design Corporation, a Massachusetts corporation, in respect of which Norman B. Leventhal, as Voting Trustee for the benefit of Alan M. Leventhal and Edwin N. Sidman (each as to 792 shares), holds 1,584 shares of Class A Voting Common Stock ($.01 par value per share), and the Borrower holds 16 shares of Class A Voting Common Stock ($.01 par value per share) and 420 shares of Class B Non-Voting Common Stock ($.01 par value per share).

10. Beacon Property Management, L.P., a Delaware limited partnership in which BCN Management, LLC holds a 1% general partner interest and the Borrower holds a 99% limited partner interest.

11. Beacon Design, L.P., a Delaware limited partnership in which Beacon Design Corporation holds a 1% general partner interest and the Borrower holds a 99% limited partner interest.

12. Beacon Property South Station Management Company, L.P., a Delaware limited partnership, by and among Beacon Property Management Corporation, as general partner, and Robert M. Weinberg, as limited partner. Beacon Property South Station Management Company, L.P. is the management company for South Station. Robert M. Weinberg holds a 20% interest in the excess, if any, of the gross management fees received by the Partnership in 1995 and subsequent years in excess of the gross management fees received the Partnership (or its predecessor in interest with respect to the management of South Station) during 1994; the balance of the interests in the Partnership are held by Beacon Property Management Corporation.

13. Center Plaza Associates Limited Partnership, a Massachusetts limited partnership, which owns Center Plaza in Boston, Massachusetts, in which the Borrower holds a 75% limited partnership interest and BCN Center Plaza, LLC holds a 1% general partner interest.

14. Wellesley Holding II, L.P., a Delaware limited partnership in which the Guarantor holds a .3% general partner interest and the Borrower holds a 99.7% limited partner interest. Effective on or about July 1, 1996, the Borrower will become the general partner of Wellesley Holding II, L.P. and the Guarantor will become a limited partner therein; the respective interests of the Borrower (99.7%) and the Guarantor (.3%) in Wellesley Holding II, L.P. will remain the same.

15. BCN Center Plaza, LLC, a Delaware limited liability company, whose members are the Borrower (with a 99% interest therein) and the Guarantor (with a 1% interest therein).

16. BCN Management, LLC, a Delaware limited liability company, whose members are the Borrower (with a 99% interest therein) and the Guarantor (with a 1% interest therein).

17. BCN Crystal, LLC, a limited liability company (to be) formed under the laws of the State of Delaware, whose members are (or will be) the Borrower (with a 99% interest therein) and the Guarantor (with a 1% interest therein).

18. Beacon Properties Acquisition, LLC, a limited liability company (to be) formed under the laws of the State of Delaware, whose members are (or will be) the Borrower (with a 99% interest therein) and the Guarantor (with a 1% interest therein).

19. The Borrower and Equitable Rowes Wharf Limited Partnership (an affiliate of The Equitable Life Assurance Society of the United States) each holds a 50% beneficial interest in the Rowes Wharf Debt Holding Trust, Massachusetts nominee trust created under u/d/t dated April 21, 1995 recorded with the Suffolk Registry of Deeds in Book 19717, Page 254, which holds the first mortgage debt on Rowes Wharf. The Trustees of the Rowes Wharf Debt Holding Trust are the Guarantor and Equitable Rowes Wharf, Inc. (the general partner of Equitable Rowes Wharf Limited Partnership). The Borrower has granted a junior sub-participation interest in the so-called Fourth Note and Fifth Note (which are cash flow notes) to Foster Wharf Investment Corp., as Trustee of the RWLP Participation Holding Trust, which in turn has granted an option to acquire said notes to Beacon Construction Company, Inc. and Beacon Property Management Corporation, which option must be exercised (if at all) by March 31, 1999.

Subsidiaries of Beacon Properties Corporation (the Guarantor)

None, except as indicated above.

                           RESOLVING CREDIT AGREEMENT

                                  SCHEDULE 6.7


                   Pending or Threatened Material Litigation


As to the Borrower and the Guarantor

     1. As referred to in the portion of the Guarantor's Form 10-K for the period ending December 31, 1995 filed with the SEC entitled "LEGAL PROCEEDINGS."

     2. Three of the former investor limited partners in Wellesley Six Company, through their attorney, have raised questions concerning the appropriateness of the transaction in which Wellesley Six Company sold its interest in Wellesley Six Joint Venture to the Borrower, both as to price and as to the fact that said transaction was one between related parties; however, to the best knowledge of the Borrower, no litigation is pending concerning this matter and none has been overtly threatened.

As to Beacon Construction Company, Inc.

     A. Beacon Construction has been named as a defendant in a suit entitled The Millgard Corporation v. Barton Malow Company and Beacon Construction Company, et al. This is a claim by a subcontractor for caisson and slurry wall construction against the General Contractor/Construction Manager Barton Malow for alleged extra work and delay damages aggregating $1.287 million dollars. The claim is also brought against the project owner, the project architect and geotechnical and structural engineers. The counts against Beacon Construction are in negligence and under G.L. c. 93A, Sections 2 and 11 for unfair or deceptive trade practices. Beacon is also alleged to be a joint venturer with Barton Malow subjecting it to possible liability under further counts for breach of contract, unjust enrichment, and breach of warranty with respect to plans and specifications.

     There is a professional liability policy in place to provide indemnity for covered risks in the nature of negligent conduct. The deductible is $250,000. A reservation of rights is expected with respect to G.L. c. 93A and breach of contract/warranty claims.

     Substantial defenses exist with respect to the claims and a vigorous defense will be conducted if the contractor does not settle the claims on the basis of contractually approved changes which have been communicated to the contractor. In fact, the parties have reached an agreement in principle to settle this matter, and the documentation implementing that settlement is presently under negotiation.

        B. In connection with the erection of the Clinical Center at the Beth Israel Hospital in Boston, Massachusetts, Beacon Construction Company, Inc. engaged Component Assembly Systems, Inc. as a subcontractor to furnish and install metal studs and gypsum drywall. Component Assembly Systems, Inc. has filed a Notice of Contract and Statement of Claim in connection with amounts which it alleges to be due for the work which it performed on the project. Component Assembly Systems, Inc. alleges that it is owed approximately $900,000. Beacon Construction is involved in settlement discussions at this time.

                                 Schedule 6.15


                              Certain Transactions


     1. Property management contracts between Beacon Property Management, L.P., Beacon Property Management Corporation or Beacon Property South Station Management Company, L.P. and the owners of various Borrower Real Estate Assets.

     2. Various construction, design and other related contracts and agreements between/among Beacon Construction Company, Inc., Beacon Design Corporation, Beacon Design, L.P. and/or the owners of various Borrower Real Estate Assets.

     3. The following leases:

          a. Lease between the Guarantor and Rowes Wharf Associates for premises at 50 Rowes Wharf, Boston, Massachusetts;

          b. TBC Holdings Limited partnership (formerly known as The Beacon Companies) and certain of its Affiliates have leased premises from Beacon Properties, L.P. at Two Oliver Street, Boston, Massachusetts;

          c. Leases between owners of various Borrower Real Estate Assets and Beacon Property Management, L.P., Beacon Property Management Corporation and/or Beacon Property South Station Management Company, L.P. for management offices at certain Borrower Real Estate Assets; and

          d. Lease between the Borrower and Beacon Construction Company, Inc. for premises at Russia Wharf, Boston, Massachusetts.

                                 SCHEDULE 6.18
                                      and
                                SCHEDULE 6.22(d)

            List of Environmental, Asbestos and Engineering Reports;
                        Other Environmental Disclosures

ONE POST OFFICE SQUARE, BOSTON, MA

Phase I Environmental Site Assessment and Limited Asbestos Survey, One Post office Square, Boston, Massachusetts prepared by Balsam Environmental Consultants, Inc., dated August 6, 1993

Regulatory File Review, One Post Office Square, Boston, Massachusetts, prepared by Haley & Aldrich, Inc. dated April 11, 1994

SOUTH STATION, BOSTON, MA

Report on Oil and Hazardous Material Site Evaluation, South Station Development Parcel, Boston, Massachusetts prepared by Haley & Aldrich, Inc. dated May, 1988

Survey for Asbestos at the South Station Headhouse prepared by Hygeia Inc. dated December, 1987

Oil and Hazardous Materials Site Evaluation Update, South Station, prepared by Haley & Aldrich, Inc. dated April 11, 1994

WELLESLEY OFFICE PARK, WELLESLEY, MA

Environmental Audit Report for MGL c.21E an Wellesley Office Park, Wellesley, Massachusetts prepared by Berwick Associates, Inc. dated September, 1986

Environmental Survey Report, Wellesley office Park, 20, 40, 55, 60 and 65 William Street, Wellesley, Massachusetts prepared by Goldman Environmental Consultants, Inc. dated April 26, 1991

Report on Summary of Underground Storage Tank Removal Activities Wellesley Office Park, 60 William Street, Wellesley, Massachusetts prepared by Haley &
Aldrich, Inc. dated May,   1993

Asbestos containing Materials Investigative Survey Report, Mechanical and Maintenance Areas Building Numbers 1-5, Wellesley Office Park, Williams Street, Wellesley, Massachusetts prepared by H&GLC, Inc. dated May 18, 1993

Regulatory File Review and Response to Questions, Wellesley Office Park, Building 1-7, Wellesley, Massachusetts prepared by Haley & Aldrich, Inc. dated April 11, 1994

Report on Oil and Hazardous Material Site Evaluation - Wellesley Office Park, Building 1 through 5 and Building 7 prepared by Haley & Aldrich, Inc. dated May, 1994

Oil and Hazardous Material Site Evaluation, 45 William Street, Wellesley Office Park, Wellesley, Massachusetts, dated 15 November 1994 prepared by Haley & Aldrich, Inc., and related letter dated 16 November 1994 from Haley & Aldrich, Inc. addressed to The First National Bank of Boston.

Property Review, 45 Williams Street, Wellesley Office Park, Wellesley, MA, dated September 1, 1994 prepared by Property Condition Advisors, Inc.

100 WILLIAM STREET, WELLESLEY, MA

Property Review, 100 William Street, Wellesley, MA prepared by Property Condition Advisors, Inc. dated March 31, 1995

Report on Supplemental Exploration Program, 100 William Street, Wellesley, Massachusetts, DEP RTN#3-12750 dated July 1995 prepared by Haley & Aldrich, Inc. and related letter dated 8 August 1995 from Haley & Aldrich Inc. to The First National Bank of Boston for Itself and as Agent for Other Banks.

Letter Re: Supplemental Historical Records Search, 100 William Street Wellesley, Massachusetts DEP RTN #3-12750 from Haley & Aldrich, Inc. to Beacon Properties Corporation and Wellesley Holding II L.P. and The First National Bank of Boston for Itself and as Agent for Other Banks dated 26 September 1995.

175 FEDERAL STREET, BOSTON, MA

Environmental Survey Report, 175 Federal Street, Boston, Massachusetts prepared by Goldman Environmental Consultants, Inc. dated May 28, 1993

Letter Re: 175 Federal Street from Myrna Putziger of Rubin and Rudman to Claire McGuire of Ropes & Gray dated May 18, 1993

Asbestos Investigation of Building and Construction Materials at 175 Federal Street, Boston, Massachusetts prepared by Kaselaan & D'Angelo Associates, Inc. dated July 21, 1989

Test Boring Report prepared by Subsurface Investigations Inc. dated October 2, 1973

Hazardous Waste Manifests for Scudder, Stevens & Clark, a tenant at 175 Federal Street

OSHA - related correspondence with respect to space leased to BayBanks, Inc.

Regulatory File Review, 175 Federal Street, Boston, Massachusetts, prepared by Haley & Aldrich, Inc. dated April 11, 1994

ROWES WHARF, BOSTON, MA

Report on oil and Hazardous Materials Site Evaluation, Rowes/Fosters Wharf Development, Boston, Massachusetts prepared by Haley & Aldrich, Inc. dated August, 1984

Letter from Massachusetts DEQE to Jason M. Cortell Associates, Inc. dated October 3, 1984

Oil and Hazardous Materials Site Evaluation Update, Rowes Wharf, prepared by Haley & Aldrich, Inc. dated April 11, 1994

CROSBY CORPORATE CENTER (F/K/A BEDFORD RESEARCH PARK), BEDFORD, MA

Investigative Survey Report for Asbestos-Containing Materials, Bedford Research Park, 30 Crosby Drive, Bedford, MA, prepared by H&GCL, Inc. dated October 7, 1992

Report on Preliminary Oil and Hazardous Materials Site Evaluation, Bedford Research Park, 30 Crosby Drive, Bedford, Massachusetts prepared by Haley & Aldrich, Inc. dated August, 1992

Digital Equipment Corporation Indemnification Agreement dated as of March 3,
1993

Preliminary Site Assessment Update and Limited Subsurface Investigation, 12 Crosby Drive, Bedford, Massachusetts prepared by Rizzo Associates, Inc. dated April 23, 1993

Preliminary Assessment Report

Waiver Application Form dated July 22, 1993

Interim Site Classification Form dated July 27, 1993

Phase I - Limited Site Investigation prepared by GZA GeoEnvironmental, Inc. dated July, 1993

Letter from the Massachusetts Department of Environmental Protection to Digital Equipment Corporation date stamped February 3, 1993

Draft Report Re: Additional Environmental Study, Former Crosby Drive Facility, Bedford, Massachusetts from GZA GeoEnvironmental, Inc. dated May 26, 1992

Draft Tank Removal observation, Crosby Drive, Bedford, Massachusetts prepared by GZA Environmental, Inc. dated March, 1992

Regulatory File Review, Bedford Research Park, 12 to 30 Crosby Drive, Bedford, Massachusetts prepared by Haley & Aldrich, Inc. dated April 11, 1994

Report on Oil and Hazardous Material Site Evaluation - Bedford Research Park, 12 to 30 Crosby Drive, Bedford, Massachusetts dated May, 1994, prepared by Haley & Aldrich, Inc.

Letter from Daigle Engineers, Inc. to Mr. John Zuffante of C & K Components, Inc. date April 16, 1993;

Letter from Sennott Roofing Co., Inc. to C & K Components, Inc. date April 9, 1993; and

Letter from Jamaica Plumbing & Heating Co., Inc. to Mr. John Zuffante of C & Y, Components, Inc. date March 20, 1993.

CENTER PLAZA, BOSTON, MA

Preliminary Environmental Site Assessment Report, Center Plaza 1, 2 and 3 Center Plaza, Boston, Massachusetts prepared by H&GCL dated December 30, 1993

Letter dated December 23, 1993 from H&GCL to Beacon Management Company
Re: Report on Asbestos Associated Work for 1993

Preliminary Environmental site Assessment Update Report for Center Plaza, Boston, Massachusetts dated October 28, 1994 prepared by Hygienetics Environmental Services, Inc., and related letter also dated October 23, 1994 from Hygienetics addressed to The First National-Bank of Boston

Letter dated November 30, 1994 from Hygienetics Environmental Services, Inc. addressed to Mr. Steven Fessler of Beacon Management Company, together with a letter dated February 1, 1994 from H&GCL, Inc. to Mr. James Circo of Beacon Management referred to therein.

Property review, 1, 2 and 3 Center Plaza, Boston, Massachusetts dated October 27, 1994 prepared by Property Condition Advisors, Inc.

150 FEDERAL STREET, BOSTON,

Oil and Hazardous Materials Site Evaluation prepared by Haley & Aldrich, Inc. dated October 9, 1985

Draft Oil and Hazardous Materials Site Evaluation Update prepared by Haley & Aldrich, Inc. dated February 25, 1994

Report on oil and Hazardous Material Site Evaluation - 150 Federal Street, Boston, Massachusetts prepared by Haley & Aldrich, Inc. dated May, 1994

POLK AND TAYLOR BUILDINGS, CRYSTAL CITY (ARLINGTON), VA

Property Transfer Assessment, Polk and Taylor Buildings, Arlington County, Virginia, prepared by Versar, Inc. dated May 3, 1990

Report of Limited Asbestos Survey, Polk Building Elevator Lobby Renovation, Arlington, Virginia, prepared by Law Engineering and Environmental Services dated February 9, 1994

Environmental Regulatory Assessment of the Polk and Taylor Buildings Property in Arlington, Virginia, prepared by Versar, Inc. dated May 2, 1994

WESTWOOD BUSINESS CENTER, WESTWOOD, MASSACHUSETTS

Haley & Aldrich, Inc. letter addressed to The First National Bank .of Boston dated 9 September 1994.

Haley & Aldrich, Inc. Report dated 3 August 1994.

TGG Environmental Inc.  Environmental Site Assessment Updated dated April
1991.

Property Review, Westwood Business Center, 690 Canton Street, Westwood, Massachusetts dated February 7, 1994, prepared by Property Condition Advisors, Inc.

ONE CANAL PARK, CAMBRIDGE, MASSACHUSETTS

Haley & Aldrich, Inc. letter addressed to The First National Bank of Boston dated 9 September 1994.

Haley & Aldrich, Inc. Report dated 10 August 1994.

Goldberg-Zoino & Associates, Inc. Environmental Site Assessment Update dated October 1987.

Goldberg-Zoino & Associates, Inc.  Environmental Assessment dated July 1984.

Property Review, One Canal Park, Cambridge, Massachusetts dated January 31, 1994 prepared by Property Condition Advisors, Inc.

RUSSIA WHARF,  BOSTON, MASSACHUSETTS

Haley & Aldrich, Inc.  Report dated 2 August 1994.

Property Review, Russia Wharf Complex, dated June 7, 1994 prepared by Property Condition Advisors.

Property Review, Russia Wharf Complex - Boston, MA dated February 2, 1995 prepared by Property Condition Advisors, Inc.

WESTLAKES OFFICE PARK, TREDYFFRIN-TOWNSHIP, PENNSYLVANIA

Woodward-Clyde Consultants Report dated September 15, 1994.

Woodward-Clyde Consultants letter dated September 15, 1994 addressed to The First National Bank of Boston.

Woodward-Clyde Consultants letter dated November 29, 1994 addressed to Mr. Seth Ravitz of Beacon Management Company.

Property Review, Westlakes 1, 3 & 5 Berwyn, PA dated September 9, 1994 prepared by Property Condition Advisors, Inc.

WESTLAKES OFFICE PARK 2, BERWYN, PA

Property Review, Westlakes 2, Berwyn, PA dated June 15, 1995 prepared by Property Condition Advisors, Inc.

"Phase I Environmental Site Assessment Update, Westlakes Building Two (Lot 4), Westlakes Office Park, Tredyffrin Township, Pennsylvania," prepared by Woodward-Clyde Consultants and dated June 23, 1995 and the reports referred to therein.

"Geotechnical Evaluation, Westlakes Building Two (Lot 4), Westlakes Office Park, Tredyffrin Township, Pennsylvania," prepared by Woodward-Clyde Consultants and dated June 23, 1995 and the reports referred to therein.

2 OLIVER STREET/147 MILK STREET, BOSTON, MASSACHUSETTS

Property Condition Report, Two Oliver Street/147 Milk Street, Boston, Massachusetts, dated January 3, 1996, prepared by R.G. Vanderweil Engineers, Inc.

Report on Oil and Hazardous Material Site Evaluation, Properties at 2 Oliver Street and 147 Milk Street, Boston, Massachusetts prepared by Haley & Aldrich, Inc. dated 29 September 1995, and related letter from Haley & Aldrich, Inc. dated 19 December 1995.

TEN CANAL PARK, CAMBRIDGE, MASSACHUSETTS

Report entitled "Property Review, Ten Canal Park, Cambridge, Massachusetts", dated December 8, 1995, prepared by Property Condition Advisors, Inc.

Report on Preliminary Oil and Hazardous Material Site Evaluation, Ten Canal Park, Cambridge, Massachusetts prepared by Haley & Aldrich, Inc. dated 4 December 1995 and related letter dated 5 December 1995 from Haley & Aldrich, Inc. to The First National Bank of Boston for Itself and as Agent for Other Banks.

75-101 FEDERAL STREET, BOSTON, MASSACHUSETTS

Report entitled "Report on Phase I Environmental Site Assessment, 75-101 Federal Street, Boston, Massachusetts" dated August 25, 1995 prepared by Haley & Aldrich, Inc.

Report entitled "Asbestos Assessment of 75 Federal Street, Boston, Massachusetts" dated July 1988 prepared by Barnes and Jarnis, Inc.

Report entitled "Asbestos Survey, 75 Federal Street Building, 75 Federal Street, Boston, Massachusetts" dated December 11, 1990 prepared by Certified Engineering & Testing Company, Inc.

Letter dated September 8, 1995 from Hygienetics Environmental Services, Inc. re: asbestos

PERIMETER CENTER, ATLANTA, GEORGIA

The following Reports prepared by Haley & Aldrich, Inc.:

Report on Phase I Environmental Site Assessment, South 115 Perimeter Center Parkway & North 400 Perimeter Center Parkway, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, 219 & 223 Perimeter Center Parkway, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, 28, 30 and 32 Perimeter Center East, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, 41 & 47 Perimeter Center East, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, 20, 22, 24 & 26 Perimeter Center East, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, 8, 10, 12, 14 & 16 Perimeter Center East, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, 70, 72, 74 and 76 Perimeter Center East Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, 301 Perimeter Center North, Atlanta, Georgia, dated 30 January 1996.

Report on Phase I Environmental Site Assessment, 303 Perimeter Center North, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, 64A Perimeter Center North, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, 64 Perimeter Center North, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, 245 Perimeter Center Parkway, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, 125 Perimeter Center North, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, 56 Perimeter Center East, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, 53 Perimeter Center East, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, 50 Perimeter Center East, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, Retail Property at Park Place, 4505 Ashford Dunwoody Road, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, Marriott, Fuddruckers, and Chequers, 236, 240 and 246 Perimeter Center Parkway, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, Nations Bank and Drive-thru, Buildings 1 and 4, Perimeter Center East, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, Wachovia Bank, 84 Perimeter Center East, Atlanta, Georgia, dated 31 January 1996.

Report on Phase I Environmental Site Assessment, Perimeter Center Undeveloped Parcels, Atlanta, Georgia, dated 31 January 1996.

Letter re: Perimeter Center, Atlanta, Georgia from Haley & Aldrich, Inc. to The First National Bank of Boston for Itself and as Agent for Other Banks dated 1 February 1996.

BANK OBTAINED REPORTS

Those engineering and other reports obtained by the Agent or any of the Banks incident to their due diligence investigations with respect to the collateral Properties, including, without limitation, the Levien-Rich Associates, Inc. Reports.

TENANT ESTOPPELS

Matters referred to in any tenant estoppel certificate delivered to the Agent.

                                    * * * *

OTHER ENVIRONMENTAL DISCLOSURES

See the portion of the Guarantor's Form 10-K for the period ending December 31, 1995 filed with the SEC entitled "BUSINESS - Environmental Matters." See also the portion of the March, 1996 Prospectus and Prospectus Supplement entitled "RISK FACTORS - Possible Environmental Liabilities."

                                Schedule 6.22(c)

                             Independent Buildings


     1. 150 Federal Street, Boston, Massachusetts is a condominium, only a portion of which is a Collateral Property hereunder. The Collateral Property portion of 150 Federal Street and the balance thereof have shared common areas, parking, mechanical systems, utilities and other shared facilities.

     2. The Buildings on the Crosby Corporate Center (Bedford Research Park) Collateral Property are inter-connected.

     3. The Buildings on the Russia Wharf Collateral Property are inter-connected.

     4. The One Canal Park Collateral Property relies on off-site parking under the parking leases described in the Security Deed for the One Canal Park Collateral Property.

     5. The Buildings on the Two Oliver/147 Milk Street Collateral Property share certain common facilities, such as an egress stairwell and an emergency generator.

                                Schedule 6.22(k)

                           Eminent Domain Proceedings

     As provided in the section of the March, 1996 Prospectus and Prospectus Supplement entitled "THE COMPANY - Other Developments": The Massachusetts Bay Transportation Authority (the "MBTA") recently modified engineering plans for a bus tunnel slated to run under Atlantic Avenue from the South Station property to Boston's Fan Pier district. As currently contemplated, the engineering plans would require underpinning the Russia Wharf property. The Borrower is currently discussing this construction project, and its potential impact upon the Russia Wharf property, with the MBTA. The Borrower anticipates that the MBTA will provide appropriate compensation for any economic impact to the Borrower, including the impact of a taking or partial taking of the Russia Wharf property, as a result of this construction project, although no assurances can be made in this regard. The Borrower has not received any formal notice of action from the MBTA regarding the Russian Wharf property and no formal agreement has been reached between the Borrower and the MBTA regarding this project.

                                Schedule 6.22(l)


Not Attached

                                 SCHEDULE 7.14


                               EXHIBIT 1, SHEET 1
                               150 Federal Street
                          Boston, Massachusetts 02110
                                (the "Building")

                                 REFERENCE DATA

Execution Date:

Tenant:                       _____________________________________________
                                   (name)

                              _____________________________________________
                                   (description of business organization)

                              _____________________________________________
                                   (principal place of business-mailing address)

Landlord:                     Beacon Properties, L.P., a Delaware limited
                              partnership (the sole general partner of which is Beacon Properties Corporation, a Maryland corporation). Mailing address: 50 Rowes Wharf,
                              Boston, Massachusetts 02110, Attention: General
                              Partner.

Building and Land:            The 150 Federal Street Condominium (the
                              "Condominium") created under M.G.L. c. 183A pursuant to a Master Deed (the "Master Deed") recorded with the Suffolk Registry of Deeds in Book 15066, Page 201. The Master Deed, the ByLaws of The 150 Federal Street Condominium
                              Association (the "Association") recorded with the Suffolk Registry of Deeds in Book 15067, Page 001
                              (the "By-Laws"), and all rules and regulations adopted pursuant to the By-Laws (the "Rules and Regulations"), as any of them may be amended from time to time, are sometimes referred to herein as the "Condominium Documents". The term "Building" means the building on the Lot, the term "Lot" means the land described in the Master Deed, and the term "Property" means the Building, the Lot and all other appurtenances thereto made subject to the Master Deed.

Art. 2          Premises:

Art. 3.1        Term Commencement
                Date:

Art. 3.2        Termination Date:

Art. 4.3        Final Plans Date:

Art. 5          Use of Premises:

Art. 6          Yearly Rent:

                    Monthly Payment:

                               EXHIBIT 1, SHEET 2
                               150 Federal Street
                          Boston, Massachusetts 02110

                               Tenant: __________
                          Execution Date: ___________


Art. 7              Total Rentable Area:  _____ square feet

Art. 8              Electric current will be furnished by Landlord to Tenant.
                    Electric Rate: $           per kilowatt hour.
                    Base Electric Cost: $        per square foot of Total
                    Rentable Area per year.

Art. 9          Operating and Tax Escalation:

                    Operating Costs in the Base Year:

                    Tax Base:

                    Tenant's Proportionate Share:

Art. 29.3       Broker:

Art. 29.5       Arbitration:

                    Exhibit Dates:


LANDLORD:                                    TENANT:
BEACON PROPERTIES, L.P.

By:     Beacon Properties Corporation,
        General Partner

        By:__________________________        By:__________________________
           Lionel P. Fortin
           Senior Vice President

                                    CONTENTS


1.      REFERENCE DATA                                                1

2.      DESCRIPTION OF PREMISES                                       1
        2.1     Demised Premises                                      1
        2.2     Appurtenant Rights                                    1
        2.3     Exclusions and Reservations                           1

3.      TERM OF LEASE                                                 1
        3.1     Definitions                                           1
        3.2     Habendum                                              2
        3.3     Declaration Fixing Term Commencement Date             2

4.      READINESS FOR OCCUPANCY - ENTRY BY TENANT
        PRIOR TO TERM COMMENCEMENT DATE                               2
        4.1     Completion Date - Delays                              2
        4.2     When Premises Deemed Ready                            2
        4.3     Plans and Specifications                              3
        4.4     Preparation of Premises                               3
        4.5     Quality and Cost of Materials                         4
        4.6     Tenant's Delay - Additional Costs                     4
        4.7     Entry by Tenant Prior to Term Commencement Date       4
        4.8     Conclusiveness of Landlord's Performance              4
        4.9     Tenant Payments of Construction Cost                  4

5.      USE OF PREMISES                                               5
        5.1     Permitted Use                                         5
        5.2     Prohibited Uses                                       5
        5.3     Licenses and Permits                                  5

6.      RENT                                                          5

7.      RENTABLE AREA - ADJUSTMENT OF RENT                            6

8.      SERVICES FURNISHED BY LANDLORD                                6
        8.1     Electric Current                                      8
        8.2     Water                                                 8
        8.3     Elevators, Heat, Cleaning                             8
        8.4     Air Conditioning                                      8
        8.5     Additional Heat, Cleaning and
                Air Conditioning Services                             9
        8.6     Additional Air Conditioning Equipment                 9
        8.7     Repairs 9
        8.8     Interruption or Curtailment of Services               9
        8.9     Energy Conservation                                   9
        8.10    Miscellaneous                                        10

9.      ESCALATION                                                   10
        9.1     Definitions                                          10
        9.2     Tax Excess                                           12
        9.3     Operating Expense Excess                             12
        9.4     Part Years                                           13

                                      (i)

        9.5     Effect of Taking                                     13
        9.6     Disputes, etc                                        13

10.     CHANGES OR ALTERATIONS BY LANDLORD                           13

11.     FIXTURES, EQUIPMENT AND IMPROVEMENTS -
        REMOVAL BY TENANT                                            14

12.     ALTERATIONS AND IMPROVEMENTS BY TENANT                       14

13.     TENANT'S CONTRACTORS - MECHANIC'S AND OTHER LIENS -
        STANDARD OF TENANT'S PERFORMANCE - COMPLIANCE WITH LAWS      15

14.     REPAIRS BY TENANT - FLOOR LOAD                               15
        14.1    Repairs by Tenant                                    15
        14.2    Floor Load - Heavy Machinery                         16

15.     INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION      16
        15.1    General Liability Insurance                          16
        15.2    Certificates of Insurance                            16
        15.3    General                                              17
        15.4    Property of Tenant                                   17
        15.5    Bursting of Pipes, etc.                              17
        15.6    Repairs and Alterations - No Diminution              18
                of Rental Value

16.     ASSIGNMENT, MORTGAGING AND SUBLETTING                        18

17.     MISCELLANEOUS COVENANTS                                      19
        17.1    Rules and Regulations                                19
        17.2    Access to Premises - Shoring                         19
        17.3    Accidents to Sanitary and Other Systems              20
        17.4    Signs, Blinds and Drapes                             20
        17.5    Estoppel Certificate                                 20
        17.6    Prohibited Materials and Property                    21
        17.7    Requirements of Law - Fines and Penalties            21
        17.8    Tenant's Acts - Effect on Insurance                  21
        17.9    Miscellaneous                                        22

18.     DAMAGE BY FIRE, ETC.                                         22

19.     WAIVER OF SUBROGATION                                        23

20.     CONDEMNATION - EMINENT DOMAIN                                24

21.     DEFAULT 24
        21.1    Conditions of Limitation - Re-entry - Termination    24
        21.2    Damages - Assignment for Benefit of Creditors        25
        21.3    Damages - Termination                                26
        21.4    Fees and Expenses                                    27
        21.5    Waiver of Redemption                                 27
        21.6    Landlord's Remedies Not Exclusive                    27
        21.7    Grace Period                                         27

22.     END OF TERM - ABANDONED PROPERTY                             28

                                      (ii)

23.     SUBORDINATION                                                29

24.     QUIET ENJOYMENT                                              30

25.     ENTIRE AGREEMENT  - WAIVER - SURRENDER                       31
        25.1    Entire Agreement                                     31
        25.2    Waiver by Landlord                                   31
        25.3    Surrender                                            31

26.     INABILITY TO PERFORM - EXCULPATORY CLAUSE                    31

27.     BILLS AND NOTICES                                            32

28.     PARTIES BOUND - SEIZIN OF TITLE                              33

29.     MISCELLANEOUS                                                33
        29.1    Separability                                         33
        29.2    Captions, etc                                        33
        29.3    Broker                                               33
        29.4    Modifications                                        33
        29.5    Arbitration                                          34
        29.6    Governing Law                                        34
        29.7    Assignment of Rents                                  34
        29.8    Representation of Authority                          34
        29.9    Expenses Incurred by Landlord Upon Tenant Requests   34
        29.10   Survival                                             34

EXHIBITS

        Exhibit 3 Building Standard Items                            36
        Exhibit 4 Building Services                                  40
        Exhibit 5 Rentable Area                                      43


                                     (iii)

        THIS INDENTURE OF LEASE made and entered into on the Execution Date as stated in Exhibit 1 and between the Landlord and the Tenant named in Exhibit 1.

Landlord does hereby demise and lease to Tenant, and Tenant does hereby hire and take from Landlord, the premises hereinafter mentioned and described (hereinafter referred to as "premises"), upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated:

1.      REFERENCE DATA

        Each reference in this Lease to any of the terms and titles contained in any Exhibit attached to this Lease shall be deemed and construed to incorporate the data stated under that term or title in such Exhibit.

2.      DESCRIPTION OF DEMISED PREMISES

        2.1 Demised Premises. The premises are that portion of the Building as described in Exhibit 1 (as the same may from time to time be constituted after changes therein, additions thereto and eliminations therefrom pursuant to rights of Landlord hereinafter reserved) and is hereinafter referred to as "Building", substantially as shown hatched or outlined on the Lease Plan (Exhibit 2) hereto attached and incorporated by reference as a part hereof. Landlord reserves the right, at its own cost and expense, to require Tenant, upon not less than thirty
(30) days' notice, to relocate its premises elsewhere in the Building or complex of which the Building is a part, to an area of substantially equivalent size, construction and finish as designated by Landlord. Any dispute between the parties as to whether the area designated by Landlord is "substantially equivalent" shall be submitted to arbitration pursuant to Article 29.5 hereof.

        2.2 Appurtenant Rights. Tenant shall have, as appurtenant to the premises, rights to use in common, with others entitled thereto, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice; (a) the common lobbies, hallways, stairways and elevators of the Building, serving the premises in common with others, (b) common walkways necessary for access to the Building, and (c) if the premises include less than the entire rentable area of any floor, the common toilets and other common facilities of such floor; and no other appurtenant rights or easements. Notwithstanding anything to the contrary herein or in the Lease contained, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to Tenant's premises. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion.

        2.3 Exclusions and Reservations. All the perimeter walls of the premises except the inner surfaces thereof, any balconies (except to the extent same are shown as part of the premises on the Lease Plan (Exhibit 2)), terraces or roofs adjacent to the premises, and any space in or adjacent to the premises used for shafts, stacks, pipes, conduits, wires and appurtenant fixtures, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof, as well as the right of access through the premises for the purposes of operation, maintenance, decoration and repair, are expressly excluded from the premises and reserved to Landlord.

3.      TERM OF LEASE

        3.1 Definitions. As used in this Lease the words and terms which follow mean and include the following:

                (a) "Specified Commencement Date" - The date (as stated in
Exhibit 1) on which it is estimated that the premises will be ready for Tenant's occupancy for its use as stated in Exhibit 1.

                (b) "Term Commencement Date" - If the "Term Commencement Date" is a date certain agreed upon by the parties at the time of the execution of this Lease, such date shall be inserted in

Exhibit 1; otherwise, the "Term Commencement Date" is the date on which the premises are ready for Tenant's occupancy (as defined in Article 4.2) for use as set forth in Exhibit 1. If the premises are not ready for such occupancy but if, pursuant to permission therefor duly given by Landlord, Tenant takes possession of the whole or any part of the premises for use as set forth in Exhibit 1, "Term Commencement Date" shall be the date on which Tenant takes such possession.

        3.2 Habendum. TO HAVE AND TO HOLD the premises for a term of years commencing on the Term Commencement Date and ending on the Termination Date as stated in Exhibit 1 or on such earlier date upon which said term may expire or be terminated pursuant to any of the conditions of limitation or other provisions of this Lease or pursuant to law (which date for the termination of the terms hereof will hereafter be called "Termination Date"). Notwithstanding the foregoing, if the Termination Date as stated in Exhibit 1 shall fall on other than the last day of a calendar month, said Termination Date shall be deemed to be the last day of the calendar month in which said Termination Date occurs.

        3.3 Declaration Fixing Term Commencement Date. As soon as may be after the execution date hereof, each of the parties hereto agrees, upon demand of the other party to join in the execution, in recordable form, of a statutory notice, memorandum, etc. of lease and/or written declaration in which shall be stated such Term Commencement Date and (if need be) the Termination Date. If this Lease is terminated before the term expires, then upon Landlord's request the parties shall execute, deliver and record an instrument acknowledging such fact and the date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact in its name and behalf to execute such instrument if Tenant shall fail to execute and deliver such instrument after Landlord's request therefor within ten (10) days.

4.      READINESS FOR OCCUPANCY - ENTRY BY TENANT PRIOR TO TERM
        COMMENCEMENT DATE

        4.1 Completion Date - Delays. Subject to delay by causes beyond the reasonable control of Landlord or caused by the action or inaction of Tenant, Landlord shall use reasonable speed and diligence in the construction of the Building and to have the premises ready for Tenant's occupancy on the Specified Commencement Date. The failure to have the premises ready for Tenant's occupancy on the Specified Commencement Date shall in no way affect the validity of this Lease or the obligations of Tenant hereunder nor shall the same be construed in any way to extend the term of this Lease. If the premises are not ready for Tenant's occupancy within the meaning of Article 4.2 hereof on the Specified Commencement Date, Tenant shall not have any claim against Landlord, and Landlord shall have no liability to Tenant, by reason thereof.

        4.2 When Premises Deemed Ready. The premises shall be conclusively deemed ready for Tenant's occupancy as soon as the initial installations and painting to be done by Landlord (referred to in Exhibit 3, "Memorandum of Work and Installations to be Initially Performed and Furnished in the Premises", annexed hereto and made a part hereof) in the premises have been substantially completed by Landlord insofar as is practicable in view of delays or defaults, if any, of Tenant or its contractors, as hereinafter specified, and the elevator, plumbing, air conditioning and electric facilities are initially substantially available to Tenant, in accordance with the obligations assumed by Landlord hereunder. Such facilities shall not be deemed to be unavailable if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done. The premises shall not be deemed to be unready for Tenant's occupancy or incomplete if only minor or insubstantial details of construction, decoration or mechanical adjustments remain to be done in the premises or any part thereof, or if the delay in the availability of the premises for occupancy is (i) due to special work, changes, alterations or additions required or made by Tenant in the layout or finish of the premises or any part thereof, (ii) caused in whole or in part by Tenant through the delay of Tenant in submitting any plans and/or specifications, supplying information, approving plans, specifications or estimates, giving authorizations or otherwise or (iii) caused in whole or in part by delay and/or default on the part of Tenant or its contractors including, without limitation, the utility companies and other entities furnishing communications, data processing or other service or equipment. If the premises are deemed ready for Tenant's occupancy, pursuant to the foregoing, (and the term shall have commenced by reason thereof), but the premises are not in fact actually ready for Tenant's occupancy, Tenant shall not (except with Landlord's consent) be entitled to take possession of the premises for use as set forth in Exhibit 1 until the premises are in fact actually ready for such occupancy. Landlord's architect's certificate of substantial completion, as hereinabove stated, given in good faith, or of any other facts pertinent to this Article 4.2 shall be deemed conclusive of the statements therein contained and binding upon Tenant. Any of Landlord's work in the premises not fully completed on the Term Commencement Date shall thereafter be so completed with reasonable diligence by Landlord.

        4.3 Plans and Specifications. Tenant shall be solely responsible for the timely preparation and submission to Landlord of the final architectural, electrical and mechanical construction drawings, plans and specifications (called "plans") necessary to construct the premises for Tenant's occupancy, which plans shall be subject to approval by Landlord's architect and engineers and shall comply with their requirements to avoid aesthetic or other conflicts with the design and function of the balance of the Building. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. If requested by Tenant, Landlord's architect will prepare the plans necessary for such construction at Tenant's cost (including charges for not only building standard work, but also for special services of the Landlord's architect and engineer not included in the design of space for occupancy using building standard partitioning, floors, ceiling and mechanical and electrical service). Such special services shall include, but not be limited to, design of built-in equipment, interior design embracing materials and finishes other than building standard, design of private lavatories and other special purpose rooms and interior decorating. Whether or not the layout and plans are prepared with the help (in whole or in part) of Landlord's architect, Tenant agrees to remain solely responsible for the timely preparation and submission of all such plans and for all elements of the design of such plans and for all costs related thereto. Tenant has assured itself by direct communication with the architect and engineers (Landlord's or its own, as the case may be) that the final approved plans can be delivered to Landlord on or before the Final Plans Date as stated in Exhibit 1, provided that Tenant promptly furnishes complete information concerning its requirements to said architect and engineers as and when requested by them; and Tenant covenants and agrees to cause said final, approved plans and specifications to be delivered to Landlord on or before said Final Plans Date and to devote such time as may be necessary in consultation with said architect and engineers to enable them to complete and submit all plans within the required time limit. Time is of the essence in respect of preparation and submission of plans by Tenant. (The word "architect" as used in this Article 4 shall include an interior designer or space planner.)

        4.4     Preparation of Premises.

                (a) By Landlord. Except as is otherwise herein provided or as may be otherwise approved by the Landlord, all work necessary to prepare the premises for Tenant's occupancy, including work to be performed at Tenant's expense, shall be performed by contractors employed by Landlord.

                (b) By Tenant. Subject always to the provisions of Articles 4.2 and 4.3, if other than building standard categories of work are to be performed in preparing the premises for Tenant's occupancy by contractors other than those employed by Landlord, Landlord will give Tenant reasonable advance notice of the date on which the premises will be ready for such other contractors and a reasonable time will be allowed from such date for doing the work to be performed by such other contractors.

                (c) If any work, including but not by way of limitation, installation of built-in equipment by the manufacturer or distributor thereof, shall be performed by contractors not employed by Landlord, Tenant shall take necessary reasonable measures to the end that such contractor shall cooperate in all ways with Landlord's contractors to avoid any delay to the work being performed by Landlord's contractors or conflict in any other way with the performance of such work.

        4.5 Quality and Cost of Materials. If the premises shall not have been constructed for a prior tenant, all materials and workmanship to be furnished and installed by Landlord shall be selected by Tenant, but shall be in accordance with building standard as detailed and defined in Exhibit 3 hereof. Any construction or finish of previously constructed premises, whether by Landlord or Tenant, shall equal or exceed the specifications and quantities provided in Exhibit 3. Tenant shall bear all other costs of preparing the premises for its occupancy in accordance with the final plans including, without limitation, the cost of substitutes for any items specified in Exhibit 3.

        4.6 Tenants Delay - Additional Costs. If Tenant fails or omits to make timely submission to Landlord of the layout and plans referred to in Article 4.3, or other pertinent information, or delays in submitting any other plans or specifications, or in supplying information, or in approving plans, specifications or estimates, or in giving authorizations or fails to comply with
Section 4.4(c) hereof, or otherwise fails to honor or perform its obligations under this Lease, any additional cost to Landlord in connection with the completion of the premises in accordance with the terms of this Lease and
Exhibit 3 shall be promptly paid by Tenant to Landlord if such additional cost is in whole or in part the result of such failure, omission or delay of Tenant. For the purposes of the next preceding sentence, the expression "additional cost to Landlord" shall mean the cost over and above such cost as would have been the aggregate cost to Landlord of completing the premises in accordance with the terms of this Lease and Exhibit 3 had there been no such failure, omission or delay. Nothing contained in this Article 4.6 shall limit or qualify or prejudice any other covenants, agreements, terms, provisions and conditions contained in this Lease, including, but not limited to Article 4.2.

        4.7 Entry by Tenant Prior to Term Commencement Date. With Landlord's prior written consent, which shall not be unreasonably withheld, Tenant shall have the right to enter the premises prior to the Term Commencement Date, during normal business hours and without payment of rent, to perform such work or decoration as is to be performed by, or under the direction or control of, Tenant and as is otherwise in compliance with the terms of this Lease. Such right of entry shall be deemed a license from Landlord to Tenant, and any entry thereunder shall be at the risk of Tenant.

        4.8 Conclusiveness of Landlord's Performance. Tenant shall be conclusively deemed to have agreed that Landlord has performed all of its obligations under this Article 4 unless not later than the end of the second calendar month next beginning after the Term Commencement Date Tenant shall give Landlord written notice specifying the respects in which Landlord has not performed any such obligation.

        4.9 Tenant Payments of Construction Cost. Landlord shall have the same rights and remedies which Landlord has upon the nonpayment of Yearly Rent and other charges due under this Lease for nonpayment of any amounts which Tenant is required to pay to Landlord or Landlord's contractor in connection with the construction and initial preparation of the premises (including, without limitation, any amounts which Tenant is required to pay in accordance with Articles 4.5 and 4.6 hereof) or in connection with any construction in the premises performed for Tenant by Landlord, Landlord's contractor or any other person, firm or entity after the Term Commencement Date.

5.      USE OF PREMISES

        5.1 Permitted Use. Tenant shall continuously during the term hereof occupy and use the premises only for the purposes as stated in Exhibit 1 and for no other purposes. Service and utility areas (whether or not a part of the premises) shall be used only for the particular purpose for which they were designed. Without limiting the generality of the foregoing, Tenant agrees that it shall not use the premises or any part thereof, or permit the premises or any part thereof to be used for the preparation or dispensing of food, whether by vending machines or otherwise. Notwithstanding the foregoing, but subject to the other terms and provisions of this Lease, Tenant may, with Landlord's prior written consent, which consent shall not be unreasonably withheld, install at its own cost and expense so-called hot-cold water fountains, coffee makers and so-called Dwyer refrigerator-sink-stove combinations for the preparation of beverages and foods, provided that no cooking, frying, etc., are carried on in the premises to such extent as requires special exhaust venting, Tenant hereby acknowledging that the Building is not engineered to provide any such special venting.

        5.2 Prohibited Uses. Notwithstanding any other provision of this Lease, Tenant shall not use, or suffer or permit the use or occupancy of, or suffer or permit anything to be done in or anything to be brought into or kept in or about the premises or the Building or any part thereof (including, without limitation, any materials appliances or equipment used in the construction or other preparation of the premises and furniture and carpeting): (i) which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or otherwise applicable to or binding upon the premises; (ii) for any unlawful purposes or in any unlawful manner; (iii) which, in the reasonable judgment of Landlord shall in any way (a) impair the appearance or reputation of the Building; or (b) impair, interfere with or otherwise diminish the quality of any of the Building services or the proper and economic heating, cleaning, ventilating, air conditioning or other servicing of the Building; or premises, or with the use or occupancy of any of the other areas of the Building, or occasion discomfort, inconvenience or annoyance, or injury or damage to any occupants of the premises or other tenants or occupants of the Building; or (iv) which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use, or occupancy. Tenant shall not install or use any electrical or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment, interference, discomfort, inconvenience, annoyance or injury.

        5.3 Licenses and Permits. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, and if the failure to secure such license or permit would in any way affect Landlord, the premises, the Building or Tenant's ability to perform any of its obligations under this Lease, Tenant, at Tenant's expense, shall duly procure and thereafter maintain such license and submit the same to inspection by Landlord. Tenant, at Tenant's expense, shall at all times comply with the terms and conditions of each such license or permit. Tenant shall furnish all data and information to governmental authorities and Landlord as required in accordance with legal, regulatory, licensing or other similar requirements as they relate to Tenant's use or occupancy of the premises or the Building.

6.      RENT

        During the term of this Lease the Yearly Rent and other charges, at the rate stated in Exhibit 1, shall be payable by Tenant to Landlord by monthly payments, as stated in Exhibit 1, in advance and without demand on the first day of each month for and in respect of such month. The rent and other charges reserved and covenanted to be paid under this Lease shall commence on the Term Commencement Date. Notwithstanding the provisions of the next preceding sentence, Tenant shall pay the first monthly installment of rent on the execution of this Lease. If, by reason of any provisions of this Lease, the rent reserved hereunder shall commence or terminate on any day other than the first day of a calendar month, the rent for such calendar month shall be prorated. The rent shall be payable to Landlord or, if Landlord shall so direct in writing, to Landlord's agent or nominee, in lawful money of the United States which shall be legal tender for payment of all debts and dues, public and private, at the time of payment, at the office of the Landlord or such place as Landlord may designate, and the rent and other charges in all circumstances shall be payable without any setoff or deduction whatsoever. Rental and any other sums due hereunder not paid within ten (10) days after the date due shall bear interest for each month or fraction thereof from the due date until paid computed at the annual rate of two percentage points over the so-called prime rate then currently from time to time charged to its most favored corporate customers by the largest national bank (N.A.) located in the city in which the Building is located, or at any applicable lesser maximum legally permissible rate for debts of this nature.

7.      RENTABLE AREA  - ADJUSTMENT OF RENT

        Total Rentable Area and Net Rentable Area of the premises have been determined in accordance with Exhibit 5.

8.      SERVICES FURNISHED BY LANDLORD

        8.1     Electric Current.

                (a) As stated in Exhibit 1, Landlord will either furnish to Tenant, as an incident of this Lease, electric current for the operation of lighting fixtures, the 120-volt electrical outlets initially installed in the premises and such other installations and facilities as stated in Exhibit 3, or Landlord will require Tenant to contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company to be billed directly to, and paid for by, Tenant. If Landlord is furnishing Tenant with electric current hereunder, the Yearly Rent includes the cost of such electric current per square foot of Total Rentable Area (hereafter called "Base Electric Cost"), as set forth on Exhibit 1, based upon a rate (hereafter called "Electric Rate") as set forth on Exhibit 1. The term "Base Electric Cost" as used in this Lease, shall be defined as the composite, effective cost per annum, as of the Execution Date, of electric current per square foot of Building Total Rentable Area for those portions of the Building as to which Landlord is providing electric current. "Electric Rate," as used in this Lease, shall be defined as the composite effective rate per kilowatt-hour taking into account the base utility rate, fuel adjustment factor, premium charges or credits for hours of use, and any other charges which Landlord is required to pay in connection with furnishing electricity to the Building.

                (b) If Landlord is furnishing Tenant electric current hereunder, then upon written demand by Landlord upon Tenant, Tenant shall, to the extent permitted by law, pay Landlord such an amount as shall reimburse Landlord for any increase in the cost to Landlord of the services to be furnished by Landlord to Tenant pursuant to this Article 8.1 including, without limitation, a cost increase due to a change in rates charged by the supplier of electric current. Landlord may make demand upon Tenant for reimbursement pursuant to this Subparagraph 8.1(b) no more frequently than monthly. Whenever a reimbursement shall be demanded by Landlord, Landlord shall furnish to Tenant a statement in writing of Landlord's computation of the appropriate amount of said reimbursement; such statement shall include sufficient detail to enable Tenant to verify Landlord's determination of the amount of the reimbursement referred to therein and, if requested by Tenant, such cost and other records of Landlord as were used by it as the basis for such computation. The amount of such reimbursement, as specified in any such statement of Landlord, shall become binding upon the parties hereto unless within thirty (30) days after Landlord shall have furnished to Tenant such statement, Tenant pays the amount billed and with such payment notifies Landlord in writing that Tenant disputes the amount of such reimbursement as determined by Landlord as aforesaid. In such event the amount of such reimbursement shall, unless the amount of the adjustment is otherwise mutually agreed upon, be determined by arbitration as hereinafter provided, with an appropriate payment to be made thereafter in accordance with such arbitration decision. Any such reimbursement shall become effective as of the date of the making of the demand upon which said reimbursement is predicated.

                (c) If Landlord is furnishing Tenant electric current hereunder, Landlord, at any time, at its option and upon not less than thirty (30) days' prior written notice to Tenant, may discontinue such furnishing of electric current to the premises; and in such case Tenant shall contract with the company supplying electric current for the purchase and obtaining by Tenant of electric current directly from such company. In the event Tenant itself contracts for electricity with the supplier, either initially or pursuant to Landlord's option as above stated, Landlord shall (i) permit its risers, conduits and feeders to the extent available, suitable and safely capable, to be used for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, (ii) without cost or charge to Tenant, make such alterations and additions to the electrical equipment and/or appliances in the Building as such company shall specify for the purpose of enabling Tenant to purchase and obtain electric current directly from such company, and (iii) at Landlord's expense, furnish and install in or near the premises any necessary metering equipment used in connection with measuring Tenant's consumption of electric current and Tenant, at Tenant's expense, shall maintain and keep in repair such metering equipment. In the event that Landlord shall exercise such option, the Yearly Rent otherwise payable under this Lease shall be decreased by an amount equal to the product of: (i) the Base Electric Cost, multiplied by (ii) the Total Rentable Area.

                (d) Whether or not Landlord is furnishing electric current to Tenant, if Tenant shall require electric current for use in the premises in excess of such reasonable quantity to be furnished for such use as hereinabove provided and if (i) in Landlord's reasonable judgment, Landlord's facilities are inadequate for such excess requirements or (ii) such excess use shall result in an additional burden on the Building air conditioning system and additional cost to Landlord on account thereof then, as the case may be, (x) Landlord upon written request and at the sole cost and expense of Tenant, will furnish and install such additional wire, conduits, feeders, switchboards and appurtenances as reasonably may be required to supply such additional requirements of Tenant if current therefor be available to Landlord, provided that the same shall be permitted by applicable laws and insurance regulations and shall not cause damage to the Building or the premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations or repairs or interfere with or disturb other tenants or occupants of the Building or (y) Tenant shall reimburse Landlord for such additional cost, as aforesaid.

                (e) Landlord, at Tenant's expense and upon Tenant's request, shall purchase and install all replacement lamps of types generally commercially available (including, but not limited to, incandescent and fluorescent) used in the premises.

                (f) Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electrical energy is changed or is no longer available or suitable for Tenant's requirements.

                (g) Tenant agrees that it will not make any material alteration or material addition to the electrical equipment and/or appliances in the premises without the prior written consent of Landlord in each instance first obtained, which consent will not be unreasonably withheld, and will promptly advise Landlord of any other alteration or addition to such electrical equipment and/or appliances.

        8.2 Water. Landlord shall furnish hot and cold water for ordinary premises, cleaning, toilet, lavatory and drinking purposes. If Tenant requires, uses or consumes water for any purpose other than for the aforementioned purposes, Landlord may (i) assess a reasonable charge for the additional water so used or consumed by Tenant or (ii) install a water meter and thereby measure Tenant's water consumption for all purposes. In the latter event, Landlord shall pay the cost of the meter and the cost of installation thereof and shall keep said meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on said meter, together with the sewer charge based on said meter charges, as and when bills are rendered, and on default in making such payment Landlord may pay such charges and collect the same from Tenant. All piping and other equipment and facilities for use of water outside the building core will be installed and maintained by Landlord at Tenant's sole cost and expense.

        8.3     Elevators, Heat, Cleaning.

                (a) Landlord at its expense shall: (i) provide necessary elevator facilities (which may be manually or automatically operated, either or both, as Landlord may from time to time elect) on Mondays through Fridays, excepting legal holidays, from 8:00 a.m. to 6:00 p.m. and on Saturdays, excepting legal holidays, from 8:00 a.m. to 1:00 p.m. (called "business days") and have one elevator in operation available for Tenant's use, non-exclusively, together with others having business in the Building, at all other times; (ii) furnish heat (substantially equivalent to that being furnished in comparably aged similarly equipped office buildings in the same city) to the premises during the normal heating season on business days; and (iii) cause the office areas of the premises to be cleaned on business days (except on Saturdays) provided the same are kept in order by Tenant. Either Exhibit 4 (if annexed hereto) or, otherwise, the cleaning standards generally prevailing in first-class office buildings in the city or town where the Building is located, shall represent substantially the extent and scope of the cleaning by Landlord referred to in this Article 8.3.

                (b) The parties agree and acknowledge that, despite reasonable precautions in selecting cleaning and maintenance contractors and personnel, any property or equipment in the premises of a delicate, fragile or vulnerable nature may nevertheless be damaged in the course of cleaning and maintenance services being performed. Accordingly, Tenant shall take reasonable protective precautions with such property and equipment (including, without limitation, computers or other data processing components or equipment and optical or electronic equipment, etc.), e.g., housing the property and equipment in a separate, locked room, so as to render it inaccessible to the Building's cleaning personnel.

        8.4 Air Conditioning. Landlord shall through the air conditioning equipment of the Building furnish to and distribute in the premises air conditioning as normal seasonal changes may require on business days during the hours as aforesaid in Article 8.3 when air conditioning may reasonably be required for the comfortable occupancy of the premises by Tenant. Tenant agrees to lower and close the blinds or drapes when necessary because of the sun's position, whenever the air conditioning system is in operation, and to cooperate fully with Landlord with regard to, and to abide by all the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the air conditioning system. The air conditioning system referred to in this Article 8.4 shall be capable of providing 780 F dry bulb and 50% relative humidity with outside conditions of 920 F dry bulb and 740 F wet bulb. The foregoing design conditions shall be based upon an occupancy within each separately partitioned area in the premises of not more than one person per 100 square feet of Net Rentable Area and upon a combined lighting and standard electrical load not to exceed 2 1/2 watts per square foot of Net Rentable Area.

        8.5     Additional Heat, Cleaning and Air Conditioning Services.

                (a) Landlord will use reasonable efforts upon reasonable advance written notice from Tenant of its requirements in that regard, to furnish additional heat, cleaning or air conditioning services to the premises on days and at times other than as above provided.

                (b) Tenant will pay to Landlord a reasonable charge (i) for any such additional heat, cleaning or air conditioning service required by Tenant,
(ii) for any extra cleaning of the premises required because of the carelessness or indifference of Tenant or because of the nature of Tenant's business, and
(iii) for any cleaning done at the request of Tenant of any portions of the premises which may be used for storage, shipping room or other non-office purposes. If the cost to Landlord for cleaning the premises shall be increased due to the installation in the premises, at Tenant's request, of any materials or finish other than those which are building standard, Tenant shall pay to Landlord an amount equal to such increase in cost.

        8.6 Additional Air Conditioning Equipment. In the event Tenant requires additional air conditioning for business machines, meeting rooms or other special purposes, or because of occupancy or excess electrical loads, any additional air conditioning units, chillers, condensers, compressors, ducts, piping and other equipment, such additional air conditioning equipment will be installed and maintained by Landlord at Tenant's sole cost and expense, but only if, in Landlord's reasonable judgment, the same will not cause damage or injury to the Building or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants; and Tenant shall reimburse Landlord in such an amount as will compensate it for the cost incurred by it in operating such additional air conditioning equipment.

0        8.7 Repairs. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, Landlord shall keep and maintain the roof, exterior walls, structural floor slabs, columns, elevators, public stairways and corridors, lavatories, equipment (including, without limitation, sanitary, electrical, heating, air conditioning, or other systems) and other common facilities of the Building in good condition and repair.

        8.8 Interruption or Curtailment of Services. When necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary to be made, or of difficulty or inability in securing supplies or labor, or of strikes, or of any other cause beyond the reasonable control of Landlord, whether such other cause be similar or dissimilar to those hereinabove specifically mentioned until said cause has been removed, Landlord reserves the right to interrupt, curtail, stop or suspend (i) the furnishing of heating, elevator, air conditioning, and cleaning services and (ii) the operation of the plumbing and electric systems. Landlord shall exercise reasonable diligence to eliminate the cause of any such interruption, curtailment, stoppage or suspension, but there shall be no diminution or abatement of rent or other compensation due from Landlord to Tenant hereunder, nor shall this Lease be affected or any of the Tenant's obligations hereunder reduced, and the Landlord shall have no responsibility or liability for any such interruption, curtailment, stoppage, or suspension of services or systems.

        8.9 Energy Conservation. Notwithstanding anything to the contrary in this Article 8 or in this Lease contained, Landlord may institute, and Tenant shall comply with, such policies, programs and measures as may be necessary, required, or expedient for the conservation and/or preservation of energy or energy services, or as may be necessary or required to comply with applicable codes, rules regulations or standards.

        8.10 Miscellaneous. Other than air conditioning, all services provided by Landlord to Tenant are based upon an assumed maximum premises population of one person per two hundred (200) square feet of Total Rentable Area, which limit Tenant shall in no event exceed.

9.      ESCALATION

        9.1 Definitions. As used in this Article 9, the words and terms which follow mean and include the following:

                (a) "Operating Year" shall mean a calendar year in which occurs any part of the term of this Lease.

                (b) "Operating Costs in the Base Year" shall be the amount as stated in Exhibit 1.

                (c) "Tenant's Proportionate Share" shall be the figure as stated in Exhibit 1.

                (d) "Taxes" shall mean the real estate taxes and other taxes, levies and assessments imposed upon the Building and the land on which it stands and upon any personal property of Landlord used in the operation thereof, or Landlord's interest in the Building or such personal property; charges, fees and assessments for transit, housing, police, fire or other governmental services or purported benefits to the Building; service or user payments in lieu of taxes; and any and all other taxes, levies, betterments, assessments and charges arising from the ownership, leasing, operating, use or occupancy of the Building or based upon rentals derived therefrom, which are or shall be imposed by National, State, Municipal or other authorities. As of the Execution Date, "Taxes" shall not include any franchise, rental, income or profit tax, capital levy or excise, provided, however, that any of the same and any other tax, excise, fee, levy, charge or assessment, however described, that may in the future be levied or assessed as a substitute for or an addition to, in whole or in part, any tax, levy or assessment which would otherwise constitute "Taxes," whether or not now customary or in the contemplation of the parties on the Execution Date of this

Lease, shall constitute "Taxes," but only to the extent calculated as if the Building and the land upon which it stands is the only real estate owned by Landlord. "Taxes" shall also include expenses of tax abatement or other proceedings contesting assessments or levies.

                (e) "Tax Base" shall be the amount stated in Exhibit 1 and shall apply to a Tax Period of twelve (12) months. Tax Base shall be reduced pro rata if and to the extent that the Tax Period contains fewer than twelve (12) months.

                (f) "Tax Period" shall be any fiscal/tax period in respect of which Taxes are due and payable to the appropriate governmental taxing authority, any portion of which period occurs during the term of this Lease, the first such Period being the one in which the Term Commencement Date occurs.

                (g) "Operating Costs:"

                (1) Definition of Operating Costs. "Operating Costs" shall mean all costs incurred and expenditures of whatever nature made by Landlord in the operation and management, for repair and replacements, cleaning and maintenance of the Building and grounds including, without limitation, vehicular and pedestrian passageways related to the Building (but excluding those areas, if any, outside the Building and for which operating expenses are chargeable to non-office (i.e., commercial) tenants), related equipment, facilities and appurtenances, elevators, cooling and heating equipment. In the event that Landlord or Landlord's managers or agents perform services for the benefit of the Building off-site which would otherwise be performed on-site (e.g., accounting), the cost of such services shall be reasonably allocated among the properties benefitting from such service and shall be included in Operating Costs. Operating Costs shall include, without limitation, those categories of "Specifically Included Operating Costs," as set forth below, but shall not include "Excluded Costs," as hereinafter defined.

                (2) Definition of Excluded Costs. "Excluded Costs" shall be defined as mortgage charges, brokerage commissions, salaries of executives and owners not directly employed in the management/operation of the Building, the cost of work done by Landlord for a particular tenant for which Landlord has the right to be reimbursed by such Tenant, and, subject to Subparagraph (3) below, such portion of expenditures as are not properly chargeable against income.

                (3) Capital Expenditures.

                     (i) Replacements. If, during the term of this Lease,
                Landlord shall replace any capital items or make any capital expenditures (collectively called "capital expenditures") the total amount of which is not properly includible in Operating Costs for the Operating Year in which they were made, there shall nevertheless be included in such Operating Costs and in Operating Costs for each succeeding Operating Year the amount, if any, by which the Annual Charge-Off (determined as hereinafter provided) of such capital expenditure (less insurance proceeds, if any, collected by Landlord by reason of damage to, or destruction of the capital item being replace) exceeds the annual Charge-Off of the capital expenditure for the item being replaced.

                     (ii) New Capital Items. If a new capital item is acquired
                which does not replace another capital item which was worn out, has become obsolete, etc., then there shall be included in Operating Costs for each Operating Year in which and after such capital expenditure is made the Annual Charge-Off of such capital expenditure.

                     (iii) Annual Charge-Off. "Annual Charge-Off" shall be
                defined as the annual amount of principal and interest payments which would be required to repay a loan ("Capital Loan") in equal monthly installments over the Useful Life, as hereinafter defined, of the capital item in question on a direct reduction basis at an annual interest rate equal to the Capital Interest Rate, as hereinafter defined, where the initial principal balance is the cost of the capital item in question. Notwithstanding the foregoing, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in Building operating expenses including, without limitation, energy-related costs, and that such projected savings will, on an annual basis ("Projected Annual Savings"), exceed the Annual Charge-Off of such capital expenditure computed as aforesaid, then and in such events, the Annual Charge-Off shall be increased to an amount equal to the Projected Annual Savings; and in such circumstances, the increased Annual Charge-Off (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the capital item in question, together with interest thereon at the Capital Interest Rate as aforesaid, in equal monthly payments, each in the amount of one-twelfth (1/12th) of the Projected Annual Savings, with such payments being applied first to interest and the balance to principal.

                     (iv) Useful Life. "Useful Life" shall be reasonably
                determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item.

                     (v) Capital Interest Rate. "Capital Interest Rate" shall be defined as an annual rate of either one percentage point over the AA Bond rate (Standard & Poor's corporate composite or, if unavailable, its equivalent) as reported in the financial press at the time the capital expenditure is made or, if the capital item is acquired through third-party financing, then the actual (including fluctuating) rate paid by Landlord in financing the acquisition of such capital item.

                (4) Specifically Included Categories of Operating Costs. Operating Costs shall include, but not be limited to, the following:

                Taxes (other than real estate taxes): Sales, Federal Social Security, Unemployment and Old Age Taxes and contributions and State Unemployment taxes and contributions accruing to and paid by the Landlord on account of all employees of Landlord and/or Landlord's managing agent, who are employed in, about or on account of the Building, except that taxes levied upon the net income of the Landlord and taxes withheld from employees, and "Taxes" as defined in
           Article 9.1(d) shall not be included herein.

                Water: All charges and rates connected with water supplied to the Building and related sewer use charges.

                Heat and Air Conditioning: All charges connected with heat and air conditioning supplied to the Building.

                Wages: Wages and cost of all employee benefits of all employees of the Landlord and/or Landlord's managing agent who are employed in, about or on account of the Building.

                Cleaning: The cost of labor and material for cleaning the Building, surrounding areaways and windows in the Building.

                Elevator Maintenance: All expenses for or on account of the upkeep and maintenance of all elevators in the Building.

                Electricity: The cost of all electric current for the operation of any machine, appliance or device used for the operation of the premises and the Building, including the cost of electric current for the elevators, lights, air conditioning and heating, but not including electric current which is paid for directly to the utility by the user/tenant in the Building. (If and so long as Tenant is billed directly by the electric utility for its own consumption as determined by its separate meter, then Operating Costs shall include only Building and public area electric current consumption and not any demised premises electric current consumption. Wherever separate metering is unlawful, prohibited by utility company regulation or tariff or is otherwise impracticable, relevant consumption figures for the purposes of this Article 9 shall be determined by fair and reasonable allocations and engineering estimates made by Landlord. Furthermore, if and to the extent that the Operating-Costs-in-the-Base-Year figure shall include any component representing the cost to the Landlord of electric current supplied to any tenant's premises under so-called "rent-inclusion" lease arrangements, then if such cost is eliminated from Operating Costs in an Operating Year in accordance with the foregoing provisions, the figure for Operating Costs in the Base Year for the purposes of this
           Article 9 shall likewise be reduced by the amount for such cost component.)

                Insurance, etc.: Fire, casualty, liability and such other insurance as may from time to time be required by lending institutions on first-class office buildings in the City or Town wherein the Building is located and all other expenses customarily incurred in connection with the operation and maintenance of first-class office buildings in the City or Town wherein the Building is located including, without limitation, rental costs associated with the Building's management office.

        9.2 Tax Excess. If in any Tax Period the Taxes exceed the Tax Base, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess, such amount being hereinafter referred to as "Tax Excess." Tax Excess shall be due when billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Tax Excess, calculated by Landlord on the basis of the most recent Tax data available. If the total of such monthly remittances on account of any Tax Period is greater than the actual Tax Excess for such Tax Period, Tenant may credit the difference against the next installment of rental or other charges due to Landlord hereunder. If the total of such remittances is less than the actual Tax Excess for such Tax Period, Tenant shall pay the difference to Landlord when billed therefor.

        Appropriate credit against Tax Excess shall be given for any refund obtained by reason of a reduction in any Taxes by the Assessors or the administrative, judicial or other governmental agency responsible therefor. The original computations, as well as reimbursement or payments of additional charges, if any, or allowances, if any, under the provisions of this Article 9.2 shall be based on the original assessed valuations with adjustments to be made at a later date when the tax refund, if any, shall be paid to Landlord by the taxing authorities. Expenditures for legal fees and for other similar or dissimilar expenses incurred in obtaining the tax refund may be charged against the tax refund before the adjustments are made for the Tax Period.

        9.3 Operating Expense Excess. If the Operating Costs in any Operating Year exceed the Operating Costs in the Base Year, Tenant shall pay to Landlord Tenant's Proportionate Share of such excess, such amount being hereinafter referred to as "Operating Expense Excess." Operating Expense Excess shall be due when billed by Landlord. In implementation and not in limitation of the foregoing, Tenant shall remit to Landlord pro rata monthly installments on account of projected Operating Expense Excess, calculated by Landlord on the basis of the most recent Operating Costs data or budget available. If the total of such monthly remittances on account of any Operating Year is greater than the actual Operating Expense Excess for such Operating Year, Tenant may credit the difference against the next installment of rent or other charges due to Landlord hereunder. If the total of such remittances is less than actual Operating Expense Excess for such Operating Year, Tenant shall pay the difference to Landlord when billed therefor.

        9.4 Part Years. If the Term Commencement Date or the Termination Date occurs in the middle of an Operating Year or Tax Period, Tenant shall be liable for only that portion of the Operating Expense or Tax Excess, as the case may be, in respect of such Operating Year or Tax Period represented by a fraction the numerator of which is the number of days of the herein term which falls within the Operating Year or Tax Period and the denominator of which is three hundred sixty-five (365), or the number of days in said Tax Period, as the case may be.

        9.5 Effect of Taking. In the event of any taking of the Building or the land upon which it stands under circumstances whereby this Lease shall not terminate under the provisions of Article 20 then, for the purposes of determining Tax Excess, there shall be substituted for the Tax Base originally provided for herein a fraction of such Tax Base, the numerator of which fraction shall be the Taxes for the first Tax Period subsequent to the condemnation or taking which takes into account such condemnation or taking, and the denominator of which shall be the Taxes for the last Tax Period prior to the condemnation or taking, which did not take into account such condemnation or taking. Tenant's Proportionate Share shall be adjusted appropriately to reflect the proportion of the premises and/or the Building remaining after such taking.

        9.6 Disputes, etc. Any disputes arising under this Article 9 may, at the election of either party, be submitted to arbitration as hereinafter provided. Any obligations under this Article 9 which shall not have been paid at the expiration or sooner termination of the term of this Lease shall survive such expiration and shall be paid when and as the amount of same shall be determined to be due.

10.     CHANGES OR ALTERATIONS BY LANDLORD

        Landlord reserves the right, exercisable by itself or its nominee, at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Building (including the premises) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, elevators, escalators, and stairways thereof, as it may deem necessary or desirable, and to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets, or other public parts of the Building, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use and enjoyment of, the premises by Tenant. Nothing contained in this Article 10 shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair, replacement or improvement or complying with any law, order or requirement of any governmental or other authority. Landlord reserves the right to adopt and at any time and from time to time to change the name or address of the Building. Neither this Lease nor any use by Tenant shall give Tenant any right or easement for the use of any door or any passage or any concourse connecting with any other building or to any public convenience, and the use of such doors, passages and concourses and of such conveniences may be regulated or discontinued at any time and from time to time by Landlord without notice to Tenant and without affecting the obligation of Tenant hereunder or incurring any liability to Tenant therefor, provided, however, that there be no unreasonable obstruction of the right of access to, or unreasonable interference with the use of the premises by Tenant.

        If at any time any windows of the premises are temporarily closed or darkened for any reason whatsoever including but not limited to, Landlord's own acts, Landlord shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatements of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction.

11.     FIXTURES, EQUIPMENT AND IMPROVEMENTS--REMOVAL BY TENANT

        All fixtures, equipment, improvements and appurtenances attached to or built into the premises prior to or during the term, whether by Landlord at its expense or at the expense of Tenant (either or both) or by Tenant shall be and remain part of the premises and shall not be removed by Tenant during or at the end of the term unless Landlord otherwise elects to require Tenant to remove such fixtures, equipment, improvements and appurtenances, in accordance with Articles 12 and/or 22 of the Lease. All electric, telephone, telegraph, communication, radio, plumbing, heating and sprinkling systems, fixtures and outlets, vaults, paneling, molding, shelving, radiator enclosures, cork, rubber, linoleum and composition floors, ventilating, silencing, air conditioning and cooling equipment, shall be deemed to be included in such fixtures, equipment, improvements and appurtenances, whether or not attached to or built into the premises. Where not built into the premises, all removable electric fixtures, carpets, drinking or tap water facilities, furniture, or trade fixtures or business equipment or Tenant's inventory or stock in trade shall not be deemed to be included in such fixtures, equipment, improvements and appurtenances and may be, and upon the request of Landlord will be, removed by Tenant upon the condition that such removal shall not materially damage the premises or the Building and that the cost of repairing any damage to the premises or the Building arising from installation or such removal shall be paid by Tenant. If this Lease shall be terminated by reason of Tenant's breach or default, then, notwithstanding anything to the contrary in this Lease contained, Landlord shall have a lien against all Tenant's property in the premises or elsewhere in the Building at the time of such termination to secure Landlord's rights under
Article 21 hereof. Tenant shall, within ten (10) days of Landlord's written request, from time to time, execute and deliver to Landlord such documentation (e.g., UCC statements) as may be necessary to enable Landlord to perfect such lien.

12.     ALTERATIONS AND IMPROVEMENTS BY TENANT

        Tenant shall make no alterations, decorations, installations, removals, additions or improvements in or to the premises without Landlord's prior written consent and then only those (i) which equal or exceed the specifications and quantities provided in Exhibit 3, and (ii) made by contractors or mechanics approved by Landlord. No installations or work shall be undertaken or begun by Tenant until: (i) Landlord has approved written plans and specifications and a time schedule for such work; (ii) Tenant has made provision for either written waivers of liens from all contractors, laborers and suppliers of materials for such installations or work, the filing of lien bonds on behalf of such contractors, laborers and suppliers, or other appropriate protective measures approved by Landlord; and (iii) Tenant has procured appropriate surety payment and performance bonds. No amendments or additions to such plans and specifications shall be made without the prior written consent of Landlord. Landlord's consent and approval required under this Article 12 shall not be unreasonably withheld. Landlord's approval is solely given for the benefit of Landlord and neither Tenant nor any third party shall have the right to rely upon Landlord's approval of Tenant's plans for any purpose whatsoever. Without limiting the foregoing, Tenant shall be responsible for all elements of the design of Tenant's plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the premises and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's plans shall in no event relieve Tenant of the responsibility for such design. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, appliances or equipment selected by Tenant in connection with any work performed by or on behalf of Tenant in the premises including, without limitation, furniture, carpeting, copiers, laser printers, computers and refrigerators. Any such work, alterations, decorations, installations, removals, additions and improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time designate. If Tenant shall make any alterations, decorations, installations, removals, additions or improvements then Landlord may elect to require the Tenant at the expiration or sooner termination of the term of this Lease to restore the premises to substantially the same condition as existed at the Term Commencement Date. Tenant shall pay, as an additional charge, the entire increase in real estate taxes on the Building which shall, at any time prior to or after the Term Commencement Date, result from or be attributable to any alteration, addition or improvement to the premises made by or for the account of Tenant in excess of the specifications and quantities provided in
Exhibit 3.

13. TENANT'S CONTRACTORS--MECHANICS' AND OTHER LIENS--STANDARD OF TENANT'S PERFORMANCE--COMPLIANCE WITH LAWS

        Whenever Tenant shall make any alterations, decorations, installations, removals, additions or improvements in or to the premises--whether such work be done prior to or after the Term Commencement Date--Tenant will strictly observe the following covenants and agreements:

                (a) Tenant agrees that it will not, either directly or indirectly, use any contractors and/or materials if their use will create any difficulty, whether in the nature of a labor dispute or otherwise, with other contractors and/or labor engaged by Tenant or Landlord or others in the construction, maintenance and/or operation of the Building or any part thereof.

                (b) In no event shall any material or equipment be incorporated in or added to the premises, so as to become a fixture or otherwise a part of the Building, in connection with any such alteration, decoration, installation, addition or improvement which is subject to any lien, charge, mortgage or other encumbrance of any kind whatsoever or is subject to any security interest or any form of title retention agreement. No installations or work shall be undertaken or begun by Tenant until (i) Tenant has made provision for written waiver of liens from all contractors, laborers and suppliers of materials for such installations or work, and taken other appropriate protective measures approved by Landlord; and (ii) Tenant has procured appropriate surety payment and performance bonds which shall name Landlord as an additional obligee and has filed lien bond(s) (in jurisdictions where available) on behalf of such contractors, laborers and suppliers. Any mechanic's lien filed against the premises or the Building for work claimed to have been done for, or materials claimed to have been furnished to, Tenant shall be discharged by Tenant within ten (10) days thereafter, at Tenant's expense by filing the bond required by law or otherwise. If Tenant fails so to discharge any lien, Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for any expense or cost incurred by Landlord in so doing within fifteen (15) days after rendition of a bill therefor.

                (c) All installations or work done by Tenant shall be at its own expense and shall at all times comply with (i) laws, rules, orders and regulations of governmental authorities having jurisdiction thereof; (ii) orders, rules and regulations of any Board of Fire Underwriters, or any other body hereafter constituted exercising similar functions, and governing insurance rating bureaus; (iii) Rules and Regulations of Landlord; and (iv) plans and specifications prepared by and at the expense of Tenant theretofore submitted to and approved by Landlord.

                (d) Tenant shall procure all necessary permits before undertaking any work in the premises; do all of such work in a good and workmanlike manner, employing materials of good quality and complying with all governmental requirements; and defend, save harmless, exonerate and indemnify Landlord from all injury, loss or damage to any person or property occasioned by or growing out of such work. Tenant shall cause contractors employed by Tenant to carry Worker's Compensation Insurance in accordance with statutory requirements, Automobile Liability Insurance and, naming Landlord as an additional insured, Commercial General Liability Insurance covering such contractors on or about the premises in the amounts stated in Article 15 hereof or in such other reasonable amounts as Landlord shall require and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work.

14.     REPAIRS BY TENANT--FLOOR LOAD

        14.1 Repairs by Tenant. Tenant shall keep all and singular the premises neat and clean (including periodic rug shampoo and waxing of tiled floors and cleaning of blinds and drapes) and in such repair, order and condition as the same are in on the Term Commencement Date or may be put in during the term hereof, reasonable use and wearing thereof and damage by fire or by other casualty excepted. Tenant shall be solely responsible for the proper maintenance of all equipment and appliances operated by Tenant, including, without limitation, copiers, laser printers, computers and refrigerators. Tenant shall make, as and when needed as a result of misuse by, or neglect or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, invitees, or licensees or otherwise, all repairs in and about the premises necessary to preserve them in such repair, order and condition, which repairs shall be in quality and class equal to the original work. Landlord may elect, at the expense of Tenant, to make any such repairs or to repair any damage or injury to the Building or the premises caused by moving property of Tenant in or out of the Building, or by installation or removal of furniture or other property, or by misuse by, or neglect, or improper conduct of, Tenant or Tenant's servants, employees, agents, contractors, or licensees.

        14.2 Floor Load--Heavy Machinery. Tenant shall not place a load upon any floor of the premises exceeding the floor load per square foot of area which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant's expense in settings sufficient in Landlord's judgment to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter, or fixtures into or out of the Building without Landlord's prior written consent. If such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger's License to do said work, and that all work in connection therewith shall comply with applicable laws and regulations. Any such moving shall be at the sole risk and hazard of Tenant and Tenant will defend, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving. Proper placement of all such business machines, etc., in the premises shall be Tenant's responsibility.

15.     INSURANCE, INDEMNIFICATION, EXONERATION AND EXCULPATION

        15.1 General Liability Insurance. Tenant shall procure, and keep in force and pay for Commercial General Liability Insurance insuring Tenant on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time Tenant and/or its contractors enter the premises in accordance with Article 4 of this Lease, of not less than Two Million ($2,000,000) Dollars in the event of personal injury to any number of persons or damage to property, arising out of any one occurrence, and from time to time thereafter shall be not less than such higher amounts, if procurable, as may be reasonably required by Landlord and are customarily carried by responsible similar tenants in the City or Town wherein the Building is located.

        15.2 Certificates of Insurance. Such insurance shall be effected with insurers approved by Landlord, authorized to do business in the State wherein the Building is situated under valid and enforceable policies wherein Tenant names Landlord and Landlord's managing agent as additional insureds. Such insurance shall provide that it shall not be canceled or modified without at least thirty (30)

                                      -16
days' prior written notice to each insured named therein. On or before the time Tenant and/or its contractors enter the premises in accordance with Articles 4 and 14 of this Lease and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, original copies of the policies provided for in Article 15.1 issued by the respective insurers, or certificates of such policies setting forth in full the provisions thereof and issued by such insurers together with evidence satisfactory to Landlord of the payment of all premiums for such policies, shall be delivered by Tenant to Landlord and certificates as aforesaid of such policies shall upon request of Landlord, be delivered by Tenant to the holder of any mortgage affecting the premises.

        15.3 General. Tenant will save Landlord, its agents and employees, harmless and will exonerate, defend and indemnify Landlord, its agents and employees, from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority arising from the Tenant's breach of the Lease or:

                (a) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring on the premises on account of or based upon the act, omission, fault, negligence or misconduct of any person whomsoever (except to the extent the same is caused by Landlord, its agents, contractors or employees);

                (b) On account of or based upon any injury to person, or loss of or damage to property, sustained or occurring elsewhere (other than on the premises) in or about the Building (and, in particular, without limiting the generality of the foregoing, on or about the elevators, stairways, public corridors, sidewalks, concourses, arcades, malls, galleries, vehicular tunnels, approaches, areaways, roof, or other appurtenances and facilities used in connection with the Building or premises) arising out of the use or occupancy of the Building or premises by the Tenant, or by any person claiming by, through or under Tenant, or on account of or based upon the act, omission, fault, negligence or misconduct of Tenant, its agents, employees or contractors; and

                (c) On account of or based upon (including monies due on account of) any work or thing whatsoever done (other than by Landlord or its contractors, or agents or employees of either) on the premises during the term of this Lease and during the period of time, if any, prior to the Term Commencement Date that Tenant may have been given access to the premises.

                (d) Tenant's obligations under this Article 15.3 shall be insured either under the Commercial General Liability Insurance required under
Article 15.1, above, or by a contractual insurance rider or other coverage; and certificates of insurance in respect thereof shall be provided by Tenant to Landlord upon request.

        15.4 Property of Tenant. In addition to and not in limitation of the foregoing, Tenant covenants and agrees that, to the maximum extent permitted by law, all merchandise, furniture, fixtures and property of every kind, nature and description related or arising out of Tenant's leasehold estate hereunder, which may be in or upon the premises or Building, in the public corridors, or on the sidewalks, areaways and approaches adjacent thereto, shall be at the sole risk and hazard of Tenant, and that if the whole or any part thereof shall be damaged, destroyed, stolen or removed from any cause or reason whatsoever no part of said damage or loss shall be charged to, or borne by, Landlord.

        15.5 Bursting of Pipes, etc. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, unless caused by or due to the negligence of Landlord, its agents, servants or employees, and then only after (i) notice to Landlord of the condition claimed to constitute negligence and

(ii) the expiration of a reasonable time after such notice has been received by Landlord without Landlord having taken all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Landlord, Tenant shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. In no event shall Landlord be liable for any loss, the risk of which is covered by Tenant's insurance or is required to be so covered by this Lease; nor shall Landlord or its agents be liable for any such damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall Landlord be liable for any latent defect in the premises or in the Building.

        15.6 Repairs and Alterations--No Diminution of Rental Value. Except as otherwise provided in Article 18, there shall be no allowance to Tenant for diminution of rental value and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to Tenant arising from any repairs, alterations, additions, replacements or improvements made by Landlord, or any related work, Tenant or others in or to any portion of the Building or premises or any property adjoining the Building, or in or to fixtures, appurtenances, or equipment thereof, or for failure of Landlord or others to make any repairs, alterations, additions or improvements in or to any portion of the Building, or of the premises, or in or to the fixtures, appurtenances or equipment thereof.

16.     ASSIGNMENT, MORTGAGING AND SUBLETTING

        Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, voluntarily, by operation of law or otherwise, and that neither the premises, nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied, or permitted to be used or occupied, or utilized for desk space or for mailing privileges, by anyone other than Tenant, or for any use or purpose other than as stated in Exhibit 1, or be sublet, or offered or advertised for subletting. Notwithstanding the foregoing, it is hereby expressly understood and agreed however, if Tenant is a corporation, that the assignment or transfer of this Lease, and the term and estate hereby granted, to any corporation into which Tenant is merged or with which Tenant is consolidated which corporation shall have a net worth at least equal to that of Tenant immediately prior to such merger or consolidation (such corporation being hereinafter called "Assignee"), shall not be deemed to be prohibited hereby if, and upon the express condition that Assignee and Tenant shall promptly execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby Assignee shall agree to be independently bound by and upon all the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed, and whereby Assignee shall expressly agree that the provisions of this Article 16 shall, notwithstanding such assignment or transfer, continue to be binding upon it with respect to all future assignments and transfers.

        If Tenant is an individual who uses and/or occupies the premises with partners, or if Tenant is a partnership, then:

                (i) Each present and future partner shall be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be performed; and

                (ii) In confirmation of the foregoing, Landlord may (but without being required to do so) request (and Tenant shall duly comply) that Tenant, at the time that Tenant admits any new partner to its partnership, shall require each such new partner to execute an agreement in form and substance satisfactory to Landlord whereby such new partner shall agree to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions of this Lease on the part of Tenant to be performed, without regard to the time when such new partner is admitted to partnership or when any obligations under any such covenants, etc., accrue.

        The listing of any name other than that of Tenant, whether on the doors of the premises or on the Building directory, or otherwise, shall not operate to vest in any such other person, firm or corporation any right or interest in this Lease or in the premises or be deemed to effect or evidence any consent of Landlord, it being expressly understood that any such listing is a privilege extended by Landlord revocable at will by written notice to Tenant.

        If this Lease be assigned, or if the premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, at any time and from time to time, collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved then due and thereafter becoming due, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as a tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. Any consent by Landlord to a particular assignment or subletting shall not in any way diminish the prohibition stated in the first sentence of this Article 16 or the continuing liability of the Tenant named on Exhibit 1 as the party Tenant under this Lease. No assignment or subletting shall affect the purpose for which the premises may be used as stated in Exhibit 1.

17.     MISCELLANEOUS COVENANTS

        Tenant covenants and agrees as follows:

        17.1 Rules and Regulations. Tenant will faithfully observe and comply with the Rules and Regulations, if any, annexed hereto and such other and further reasonable Rules and Regulations as Landlord hereafter at any time or from time to time may make and may communicate in writing to Tenant, which in the reasonable judgment of Landlord shall be necessary for the reputation, safety, care or appearance of the Building, or the preservation of good order therein, or the operation or maintenance of the Building, or the equipment thereof, or the comfort of tenants or others in the Building, provided, however, that in the case of any conflict between the provisions of this Lease and any such regulations, the provisions of this Lease shall control, and provided further that nothing contained in this Lease shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations or the terms, covenants or conditions in any other lease as against any other tenant and Landlord shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, contractors, visitors, invitees or licensees.

        17.2 Access to Premises--Shoring. Tenant shall: (i) permit Landlord to erect, use and maintain pipes, ducts and conduits in and through the premises, provided the same do not materially reduce the floor area or materially adversely affect the appearance thereof; (ii) upon prior oral notice (except that no notice shall be required in emergency situations), permit Landlord and any mortgagee of the Building or the Building and land or of the interest of Landlord therein, and any lessor under any ground or underlying lease, and their representatives, to have free and unrestricted access to and to enter upon the premises at all reasonable hours for the purposes of inspection or of making repairs, replacements or improvements in or to the premises or the Building or equipment (including, without limitation, sanitary, electrical, heating, air conditioning or other systems) or of complying with all laws, orders and requirements of governmental or other authority or of exercising any right reserved to Landlord by this Lease (including the right during the progress of any such repairs, replacements or improvements or while performing work and furnishing materials in connection with compliance with any such laws, orders or requirements to take upon or through, or to keep and store within, the premises all necessary materials, tools and equipment); and (iii) permit Landlord, at reasonable times, to show the premises during ordinary business hours to any existing or prospective mortgagee, ground lessor, space lessee, purchaser, or assignee of any mortgage, of the Building or of the Building and the land or of the interest of Landlord therein, and during the period of 12 months next preceding the Termination Date to any person contemplating the leasing of the premises or any part thereof. If, during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. If Tenant shall not be personally present to open and permit an entry into the premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same, without rendering Landlord or such agents liable therefor (if during such entry Landlord or Landlord's agents shall accord reasonable care to Tenant's property), and without in any manner affecting the obligations and covenants of this Lease. Provided that Landlord shall incur no additional expense thereby, Landlord shall exercise its rights of access to the premises permitted under any of the terms and provisions of this Lease in such manner as to minimize to the extent practicable interference with Tenant's use and occupation of the premises. If an excavation shall be made upon land adjacent to the premises or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the premises for the purpose of doing such work as said person shall deem necessary to preserve the Building from injury or damage and to support the same by proper foundations without any claims for damages or indemnity against Landlord, or diminution or abatement of rent.

        17.3 Accidents to Sanitary and Other Systems. Tenant shall give to Landlord prompt notice of any fire or accident in the premises or in the Building and of any damage to, or defective condition in, any part or appurtenance of the Building including, without limitation, sanitary, electrical, ventilation, heating and air conditioning or other systems located in, or passing through, the premises. Except as otherwise provided in Articles 18 and 20, and subject to Tenant's obligations in Article 14, such damage or defective condition shall be remedied by Landlord with reasonable diligence, but if such damage or defective condition was caused by Tenant or by the employees, licensees, contractors or invitees of Tenant, the cost to remedy the same shall be paid by Tenant. In addition, all reasonable costs incurred by Landlord in connection with the investigation of any notice given by Tenant shall be paid by Tenant if the reported damage or defective condition was caused by Tenant or by the employees, licensees, contractors, or invitees of Tenant. Tenant shall not be entitled to claim any eviction from the premises or any damages arising from any such damage or defect unless the same (i) shall have been occasioned by the negligence of the Landlord, its agents, servants or employees and (ii) shall not, after notice to Landlord of the condition claimed to constitute negligence, have been cured or corrected within a reasonable time after such notice has been received by Landlord; and in case of a claim of eviction unless such damage or defective condition shall have rendered the premises untenantable and they shall not have been made tenantable by Landlord within a reasonable time.

        17.4 Signs, Blinds and Drapes. Tenant shall put no signs in any part of the Building. No signs or blinds may be put on or in any window or elsewhere if visible from the exterior of the Building, nor may the building standard drapes or blinds be removed by Tenant. Tenant may hang its own drapes, provided that they shall not in any way interfere with the building standard drapery or blinds or be visible from the exterior of the Building and that such drapes are so hung and installed that when drawn, the building standard drapery or blinds are automatically also drawn. Any signs or lettering in the public corridors or on the doors shall conform to Landlord's building standard design. Neither Landlord's name, nor the name of the Building or any Center, Office Park or other complex of which the Building is a part, or the name of any other structure erected therein shall be used without Landlord's consent in any advertising material (except on business stationery or as an address in advertising matter), nor shall any such name, as aforesaid, be used in any undignified, confusing, detrimental or misleading manner.

        17.5 Estoppel Certificate. Tenant shall at any time and from time to time upon not less than ten (10) days' prior notice by Landlord to Tenant, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Yearly Rent and other charges have been paid in advance, if any, stating whether or not Landlord is in default in performance of any covenant, agreement, term, provision or condition contained in this Lease and, if so, specifying each such default and such other facts as Landlord may reasonably request, it being intended that any such statement delivered pursuant hereto may be relied upon by any prospective purchaser of the Building or of the Building and the land or of any interest of Landlord therein, any mortgagee or prospective mortgagee thereof, any lessor or prospective lessor thereof, any lessee or prospective lessee thereof, or any prospective assignee of any mortgage thereof. Time is of the essence in respect of any such requested certificate, Tenant hereby acknowledging the importance of such certificates in mortgage financing arrangements, prospective sale and the like. Tenant hereby appoints Landlord Tenant's attorney-in-fact in its name and behalf to execute such statement if Tenant shall fail to execute such statement within such ten-(10)-day period.

        17.6 Prohibited Materials and Property. Tenant shall not bring or permit to be brought or kept in or on the premises or elsewhere in the Building (i) any inflammable, combustible or explosive fluid, material, chemical or substance including, without limitation, any hazardous substances as defined under Massachusetts General Laws chapter 21E, the Federal Comprehensive Environmental Response Compensation and Liability Act (CERCLA), 42 USC S9601 et seq., as amended, under Section 3001 of the Federal Resource Conservation and Recovery Act of 1976, as amended, or under any regulation of any governmental authority regulating environmental or health matters (except for standard office supplies stored in proper containers), (ii) any materials, appliances or equipment (including, without limitation, materials, appliances and equipment selected by Tenant for the construction or other preparation of the premises and furniture and carpeting) which pose any danger to life, safety or health or may cause damage, injury or death; (iii) any unique, unusually valuable, rare or exotic property, work of art or the like unless the same is fully insured under all-risk coverage, or (iv) any data processing, electronic, optical or other equipment or property of a delicate, fragile or vulnerable nature unless the same are housed, shielded and protected against harm and damage, whether by cleaning or maintenance personnel, radiations or emanations from other equipment now or hereafter installed in the Building, or otherwise. Nor shall Tenant cause or permit any potentially harmful air emissions, odors of cooking or other processes, or any unusual or other objectionable odors or emissions to emanate from or permeate the premises.

        17.7 Requirements of Law--Fines and Penalties. Tenant at its sole expense shall comply with all laws, rules, orders and regulations, including, without limitation, all energy-related requirements, of Federal, State, County and Municipal Authorities and with any direction of any public officer or officers, pursuant to law, which shall impose any duty upon Landlord or Tenant with respect to or arising out of Tenant's use or occupancy of the premises. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained or incurred by, Landlord due to nonperformance or noncompliance with or breach or failure to observe any item, covenant, or condition of this Lease upon Tenant's part to be kept, observed, performed or complied with. If Tenant receives notice of any violation of law, ordinance, order or regulation applicable to the premises, it shall give prompt notice thereof to Landlord.

        17.8 Tenant's Acts--Effect on Insurance. Tenant shall not do or permit to be done any act or thing upon the premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the premises which shall subject Landlord to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said premises or for any other reason. Tenant at its own expense shall comply with all rules, orders, regulations and requirements of the Board of Fire Underwriters, or any other similar body having jurisdiction, and shall not (i) do, or permit anything to be done, in or upon the premises, or bring or keep anything therein, except as now or hereafter permitted by the Fire Department, Board of Underwriters, Fire Insurance Rating Organization, or other authority having jurisdiction, and then only in such quantity and manner of storage as will not increase the rate for any insurance applicable to the Building, or (ii) use the premises in a manner which shall increase such insurance rates on the Building, or on property located therein, over that applicable when Tenant first took occupancy of the premises hereunder. If by reason of the failure of Tenant to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, the Tenant shall reimburse Landlord for that part of any insurance premiums thereafter paid by Landlord, which shall have been charged because of such failure by Tenant.

        17.9 Miscellaneous. Tenant shall not suffer or permit the premises or any fixtures, equipment or utilities therein or serving the same, to be overloaded, damaged or defaced, nor permit any hole to be drilled or made in any part thereof. Tenant shall not suffer or permit any employee, contractor, business invitee or visitor to violate any covenant, agreement or obligations of the Tenant under this Lease.

18.     DAMAGE BY FIRE, ETC.

        During the entire term of this Lease, and adjusting insurance coverages to reflect current values from time to time:--(i) Landlord shall keep the Building (excluding work, installations, improvements and betterments in the premises which exceed the specifications provided in Exhibit 3, [called "Over-Building-Standard Property"] and any other property installed by or at the expense of Tenant) insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) of the full insurable value thereof above foundation walls; and (ii) Tenant shall keep its personal property in and about the premises and the Over-Building-Standard Property insured against loss or damage caused by any peril covered under fire, extended coverage and all risk insurance in an amount equal to one hundred percent (100%) of the full insurable value thereof. Such Tenant's insurance shall insure the interests of both Landlord and Tenant as their respective interests may appear from time to time and shall name Landlord as an additional insured; and the proceeds thereof shall be used only for the replacement or restoration of such personal property and the Over-Building-Standard Property.

        If any portion of the premises required to be insured by Landlord under the preceding paragraph shall be damaged by fire or other insured casualty, Landlord shall proceed with diligence, subject to the then applicable statutes, building codes, zoning ordinances, and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee and/or ground lessor of the real property of which the premises are a part) to repair or cause to be repaired such damage, provided, however, in respect of any over-Building Standard Property as shall have been damaged by such fire or other casualty and which (in the judgment of Landlord) can more effectively be repaired as an integral part of Landlord's repair work on the premises, that such repairs to such Tenant's alterations, decorations, additions and improvements shall be performed by Landlord but at Tenant's expense; in all other respects, all repairs to and replacements of Tenant's property and Over-Building-Standard Property shall be made by and at the expense of Tenant. If the premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage the Yearly Rent or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be suspended or abated until the premises (except as to the property which is to be repaired by or at the expense of Tenant) shall have been restored as nearly as practicably may be to the condition in which they were immediately prior to such fire or other casualty, provided, however, that if Landlord or any mortgagee of the Building or of the Building and the land shall be unable to collect the insurance proceeds (including rent insurance proceeds) applicable to such damage because of some action or inaction on the part of Tenant, or the employees, licensees or invitees of Tenant, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for delays in the making of any such repairs which are due to government regulation, casualties and strikes, unavailability of labor and materials, and other causes beyond the reasonable control of Landlord, nor shall Landlord be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from delays in repairing such damage. If (i) the premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty months of the term hereof that the cost to repair such damage is reasonably estimated to exceed one third of the total Yearly Rent payable hereunder for the period from the estimated date of restoration until the Termination Date, or (ii) the Building (whether or not including any portion of the premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the

Building shall in Landlord's judgment be required, then and in either of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following such fire or other casualty, the effective termination date of which shall be not less than thirty
(30) days after the day on which such termination notice is received by Tenant. In the event of any termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in Exhibit 1 and the Yearly Rent shall be apportioned as of such date; and if the premises or any part thereof shall have been rendered unfit for use and occupation by reason of such damage the Yearly Rent for the period from the date of the fire or other casualty to the effective termination date, or a just and proportionate part thereof, according to the nature and extent to which the premises shall have been so rendered unfit, shall be abated.

19.     WAIVER OF SUBROGATION

        In any case in which Tenant shall be obligated to pay to Landlord any loss, cost, damage, liability, or expense suffered or incurred by Landlord, Landlord shall allow to Tenant as an offset against the amount thereof (i) the net proceeds of any insurance collected by Landlord for or on account of such loss, cost, damage, liability or expense, provided that the allowance of such offset does not invalidate or prejudice the policy or policies under which such proceeds were payable, and (ii) if such loss, cost, damage, liability or expense shall have been caused by a peril against which Landlord has agreed to procure insurance coverage under the terms of this Lease, the amount of such insurance coverage, whether or not actually procured by Landlord.

        In any case in which Landlord or Landlord's managing agent shall be obligated to pay to Tenant any loss, cost, damage, liability or expense suffered or incurred by Tenant, Tenant shall allow to Landlord or Landlord's managing agent, as the case may be, as an offset against the amount thereof (i) the net proceeds of any insurance collected by Tenant for or on account of such loss, cost, damage, liability, or expense, provided that the allowance of such offset does not invalidate the policy or policies under which such proceeds were payable and (ii) the amount of any loss, cost, damage, liability or expense caused by a peril covered by fire insurance with the broadest form of property insurance generally available on property in buildings of the type of the Building, whether or not actually procured by Tenant.

        The parties hereto shall each procure an appropriate clause in, or endorsement on, any property insurance policy covering the premises and the Building and personal property, fixtures and equipment located thereon and therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery in favor of either party, its respective agents or employees. Having obtained such clauses and/or endorsements, each party hereby agrees that it will not make any claim against or seek to recover from the other or its agents or employees for any loss or damage to its property or the property of others resulting from fire or other perils covered by such property insurance.

20.     CONDEMNATION - EMINENT DOMAIN

        In the event that the premises or any part thereof, or the whole or any part of the Building, shall be taken or appropriated by eminent domain or shall be condemned for any public or quasi-public use, or (by virtue of any such taking, appropriation or condemnation) shall suffer any damage (direct, indirect or consequential) for which Landlord or Tenant shall be entitled to compensation, then (and in any such event) this Lease and the term hereof may be terminated at the election of Landlord by a notice in writing of its election so to terminate which shall be given by Landlord to Tenant within sixty (60) days following the date on which Landlord shall have received notice of such taking, appropriation or condemnation. In the event that a substantial part of the premises or of the means of access thereto shall be so taken, appropriated or condemned, then (and in any such event) this Lease and the term hereof may be terminated at the election of Tenant by a notice in writing of its election so to terminate which shall be given by

Tenant to Landlord within sixty (60) days following the date on which Tenant shall have received notice of such taking, appropriation or condemnation.

        Upon the giving of any such notice of termination (either by Landlord or Tenant) this Lease and the term hereof shall terminate on or retroactively as of the date on which Tenant shall be required to vacate any part of the premises or shall be deprived of a substantial part of the means of access thereto, provided, however, that Landlord may in Landlord's notice elect to terminate this Lease and the term hereof retroactively as of the date on which such taking, appropriation or condemnation became legally effective. In the event of any such termination, this Lease and the term hereof shall expire as of such effective termination date as though that were the Termination Date as stated in
Exhibit 1, and the Yearly Rent shall be apportioned as of such date. If neither party (having the right so to do) elects to terminate Landlord will, with reasonable diligence and at Landlord's expense, restore the remainder of the premises, or the remainder of the means of access, as nearly as practicably may be to the same condition as obtained prior to such taking, appropriation or condemnation in which event (i) the Total Rentable Area shall be adjusted as in
Exhibit 5 provided, (ii) a just proportion of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resulting permanent injury to the premises and the means of access thereto, shall be permanently abated, and (iii) a just proportion of the remainder of the Yearly Rent, according to the nature and extent of the taking, appropriation or condemnation and the resultant injury sustained by the premises and the means of access thereto, shall be abated until what remains of the premises and the means of access thereto shall have been restored as fully as may be for permanent use and occupation by Tenant hereunder. Except for any award specifically reimbursing Tenant for moving or relocation expenses, there are expressly reserved to Landlord all rights to compensation and damages created, accrued or accruing by reason of any such taking, appropriation or condemnation, in implementation and in confirmation of which Tenant does hereby acknowledge that Landlord shall be entitled to receive all such compensation and damages, grant to Landlord all and whatever rights (if any) Tenant may have to such compensation and damages, and agree to execute and deliver all and whatever further instruments of assignment as Landlord may from time to time request. In the event of any taking of the premises or any part thereof for temporary (i.e., not in excess of one (1) year) use, (i) this Lease shall be and remain unaffected thereby, and (ii) Tenant shall be entitled to receive for itself any award made to the extent allocable to the premises in respect of such taking on account of such use, provided, that if any taking is for a period extending beyond the term of this Lease, such award shall be apportioned between Landlord and Tenant as of the Termination Date or earlier termination of this Lease.

21.     DEFAULT

        21.1 Conditions of Limitation - Re-entry - Termination. This Lease and the herein term and estate are, upon the condition that if (a) subject to
Article 21.7, Tenant shall neglect or fail to perform or observe any of the Tenant's covenants or agreements herein, including (without limitation) the covenants or agreements with regard to the payment when due of rent, additional charges, reimbursement for increase in Landlord's costs, or any other charge payable by Tenant to Landlord (all of which shall be considered as part of Yearly Rent for the purposes of invoking Landlord's statutory or other rights and remedies in respect of payment defaults); or (b) Tenant shall desert or abandon the premises or the same shall become, or shall appear to have become, vacant (whether or not the keys shall have been surrendered or the rent shall have been paid); or (c) Tenant shall be involved in financial difficulties as evidenced by an admission in writing by Tenant of Tenant's inability to pay its debts generally as they become due, or by the making or offering to make a composition of its debts with its creditors; or (d) Tenant shall make an assignment or trust mortgage, or other conveyance or transfer of like nature, of all or a substantial part of its property for the benefit of its creditors, or
(e) an attachment on mesne process, on execution or otherwise, or other legal process shall issue against Tenant or its property and a sale of any of its assets shall be held thereunder; or (f) any judgment, final beyond appeal or any lien, attachment or the like shall be entered, recorded or filed against Tenant in any court, registry, etc. and Tenant shall fail to pay such judgment within thirty (30) days after the judgment shall have become final beyond appeal or to discharge or secure by surety bond such lien, attachment, etc. within thirty
(30) days of such entry, recording or filing, as the case may be; or (g) the leasehold hereby created shall be taken on execution or by other process of law and shall not be revested in Tenant within thirty (30) days thereafter; or (h) a receiver, sequesterer, trustee or similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any part of Tenant's property and such appointment shall not be vacated within thirty (30) days; or (i) any proceeding shall be instituted by or against Tenant pursuant to any of the provisions of any Act of Congress or State law relating to bankruptcy, reorganizations, arrangements, compositions or other relief from creditors, and, in the case of any proceeding instituted against it, if Tenant shall fail to have such proceedings dismissed within thirty (30) days or if Tenant is adjudged bankrupt or insolvent as a result of any such proceeding, or (j) any event shall occur or any contingency shall arise whereby this Lease, or the term and estate thereby created, would (by operation of law or otherwise) devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted under Article 16 hereof - then, and in any such event (except as hereinafter in Article 21.2 otherwise provided) Landlord may, by notice to Tenant, elect to terminate this Lease; and thereupon (and without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of covenant or agreement and without prejudice to Tenant's liability for damages as hereinafter stated), upon the giving of such notice, this Lease shall terminate as of the date specified therein as though that were the Termination Date as stated in Exhibit 1. Without being taken or deemed to be guilty of any manner of trespass or conversion, and without being liable to indictment, prosecution or damages therefor, Landlord may, forcibly if necessary, enter into and upon the premises (or any part thereof in the name of the whole); repossess the same as of its former estate; and expel Tenant and those claiming under Tenant. Wherever "Tenant" is used in subdivisions (c), (d), (e), (f), (g), (h) and (i) of this Article 21.1, it shall be deemed to include any one of (i) any corporation of which Tenant is a controlled subsidiary and (ii) any guarantor of any of Tenant's obligations under this Lease. The words "re-entry" and "re-enter" as used in this Lease are not restricted to their technical legal meanings.

        21.2 Damages - Assignment for Benefit of Creditors. For the more effectual securing to Landlord of the rent and other charges and payments reserved hereunder, it is agreed as a further condition of this Lease that if at any time Tenant shall make any transfer similar to or in the nature of an assignment of its property for the benefit of its creditors, the term and estate hereby created shall terminate ipso facto, without entry or other action by Landlord; and notwithstanding any other provisions of this Lease, Landlord shall forthwith upon such termination, without prejudice to any remedies which might otherwise be available for arrears of rent or other charges due hereunder or preceding breach of this Lease, be ipso facto entitled to recover as liquidated damages the sum of (a) the amount described in clause (x) of Article 21.3 and
(b) (in view of the uncertainty of prompt re-letting and the expense entailed in re-letting the premises) an amount equal to the rent and other charges payable for and in respect of the twelve-(12)-month period next preceding the date of termination, as aforesaid.

        21.3 Damages - Termination. Upon the termination of this Lease under the provisions of this Article 21, then except as hereinabove in Article 21.2 otherwise provided, Tenant shall pay to Landlord the rent and other charges payable by Tenant to Landlord up to the time of such termination, shall continue to be liable for any preceding breach of covenant, and in addition, shall pay to Landlord as damages, at the election of Landlord either:

                (x) the amount by which, at the time of the termination of this Lease (or at any time thereafter if Landlord shall have initially elected damages under subparagraph (y), below), (i) the aggregate of the rent and other charges projected over the period commencing with such termination and ending on the Termination Date as stated in Exhibit 1 exceeds (ii) the aggregate projected rental value of the premises for such period;

        or:

                (y) amounts equal to the rent and other charges which would have been payable by Tenant had this Lease not been so terminated, payable upon the due dates therefor specified herein following such termination and until the Termination Date as specified in Exhibit 1, provided, however, if Landlord shall re-let the premises during such period, that Landlord shall credit Tenant with the net rents received by Landlord from such re-letting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such re-letting the expenses incurred or paid by Landlord in terminating this Lease, as well as the expenses of re-letting, including altering and preparing the premises for new tenants, brokers' commissions, and all other similar and dissimilar expenses properly chargeable against the premises and the rental therefrom, it being understood that any such re-letting may be for a period equal to or shorter or longer than the remaining term of this Lease; and provided, further, that (i) in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder and (ii) in no event shall Tenant be entitled in any suit for the collection of damages pursuant to this Subparagraph (y) to a credit in respect of any net rents from a re-letting except to the extent that such net rents are actually received by Landlord prior to the commencement of such suit. If the premises or any part thereof should be re-let in combination with other space, then proper apportionment on a square foot area basis shall be made of the rent received from such re-letting and of the expenses of re-letting.

        In calculating the rent and other charges under Subparagraph (x), above, there shall be included, in addition to the Yearly Rent, Tax Excess and Operating Expense Excess and all other considerations agreed to be paid or performed by Tenant, on the assumption that all such amounts and considerations would have remained constant (except as herein otherwise provided) for the balance of the full term hereby granted.

        Suit or suits for the recovery of such damages, or any installments thereof, may be brought by Landlord from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the term of this Lease would have expired if it had not been terminated hereunder.

        Nothing herein contained shall be construed as limiting or precluding the recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant.

        21.4    Fees and Expenses.

                (a) If Tenant shall default in the performance of any covenant on Tenant's part to be performed as in this Lease contained, Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of Tenant. If Landlord at any time is compelled to pay or elects to pay any sum of money, or do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provision hereof, or if Landlord is compelled to or does incur any expense, including reasonable attorneys' fees, in instituting, prosecuting, and/or defending any action or proceeding instituted by reason of any default of Tenant hereunder, Tenant shall on demand pay to Landlord by way of reimbursement the sum or sums so paid by Landlord with all costs and damages, plus interest computed as provided in
Article 6 hereof.

                (b) Tenant shall pay Landlord's cost and expense, including reasonable attorneys' fees, incurred (i) in enforcing any obligation of Tenant under this Lease or (ii) as a result of Landlord, without its fault, being made party to any litigation pending by or against Tenant or any persons claiming through or under Tenant.

        21.5 Waiver of Redemption. Tenant does hereby waive and surrender all rights and privileges which it might have under or by reason of any present or future law to redeem the premises or to have a continuance of this Lease for the term hereby demised after being dispossessed or ejected therefrom by process of law or under the terms of this Lease or after the termination of this Lease as herein provided.

        21.6 Landlord's Remedies Not Exclusive. The specified remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be lawfully entitled, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

        21.7 Grace Period. Notwithstanding anything to the contrary in this Article contained, Landlord agrees not to take any action to terminate this Lease (a) for default by Tenant in the payment when due of any sum of money, if Tenant shall cure such default within ten (10) days after written notice thereof is given by Landlord to Tenant, provided, however, that no such notice need be given and no such default in the payment of money shall be curable if on two (2) prior occasions there had been a default in the payment of money which had been cured after notice thereof had been given by Landlord to Tenant as herein provided or (b) for default by Tenant in the performance of any covenant other than a covenant to pay a sum of money, if Tenant shall cure such default within a period of thirty (30) days after written notice thereof given by Landlord to Tenant (except where the nature of the default is such that remedial action should appropriately take place sooner, as indicated in such written notice), or within such additional period as may reasonably be required to cure such default if (because of governmental restrictions or any other cause beyond the reasonable control of Tenant) the default is of such a nature that it cannot be cured within such thirty-(30)-day period, provided, however, (1) that there shall be no extension of time beyond such thirty-(30)-day period for the curing of any such default unless, not more than ten (10) days after the receipt of the notice of default, Tenant in writing (i) shall specify the cause on account of which the default cannot be cured during such period and shall advise Landlord of its intention duly to institute all steps necessary to cure the default and
(ii) shall, as soon as reasonably practicable, duly institute and thereafter diligently prosecute to completion all steps necessary to cure such default and,
(2) that no notice of the opportunity to cure a default need be given, and no grace period whatsoever shall be allowed to Tenant, if the default is incurable or if the covenant or condition the breach of which gave rise to default had, by reason of a breach on a prior occasion, been the subject of a notice hereunder to cure such default.

        Notwithstanding anything to the contrary in this Article 21.7 contained, except to the extent prohibited by applicable law, any statutory notice and grace periods provided to Tenant by law are hereby expressly waived by Tenant.

22.     END OF TERM - ABANDONED PROPERTY

        Upon the expiration or other termination of the term of this Lease, Tenant shall peaceably quit and surrender to Landlord the premises and all alterations and additions thereto, broom clean, in good order, repair and condition (except as provided herein and in Articles 8.7, 18 and 20) excepting only ordinary wear and use and damage by fire or other casualty for which, under other provisions of this Lease, Tenant has no responsibility of repair or restoration. Tenant shall remove all of its property and, to the extent specified by Landlord, all alterations and additions made by Tenant and all partitions wholly within the premises, and shall repair any damages to the premises or the Building caused by their installation or by such removal. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

        Tenant will remove any personal property from the Building and the premises upon or prior to the expiration or termination of this Lease and any such property which shall remain in the Building or the premises thereafter shall be conclusively deemed to have been abandoned, and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, that Landlord may receive and retain the proceeds of such sale and apply the same, at its option, against the expenses of the sale, the cost of moving and storage, any arrears of Yearly

Rent, additional or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under Article 21 hereof or pursuant to law.

        If Tenant or anyone claiming under Tenant shall remain in possession of the premises or any part thereof after the expiration or prior termination of the term of this Lease without any agreement in writing between Landlord and Tenant with respect thereto, then, prior to the acceptance of any payments for rent or use and occupancy by Landlord, the person remaining in possession shall be deemed a tenant-at-sufferance. Whereas the parties hereby acknowledge that Landlord may need the premises after the expiration or prior termination of the term of the Lease for other tenants and that the damages which Landlord may suffer as the result of Tenant's holding-over cannot be determined as of the Execution Date hereof, in the event that Tenant so holds over, Tenant shall pay to Landlord in addition to all rental and other charges due and accrued under the Lease prior to the date of termination, charges (based upon fair market rental value of the premises) for use and occupation of the premises thereafter and, in addition to such sums and any and all other rights and remedies which Landlord may have at law or in equity, an additional use and occupancy charge in the amount of fifty percent (50%) of either the Yearly Rent and other charges calculated (on a daily basis) at the highest rate payable under the terms of this Lease, but measured from the day on which Tenant's hold-over commenced and terminating on the day on which Tenant vacates the premises or the fair market value of the premises for such period, whichever is greater. Notwithstanding the foregoing, Landlord shall have the right to elect to recover any other damages which Landlord is permitted to recover under this Lease in lieu of said liquidated damages by giving Tenant written notice of such election. From and after the date on which Landlord gives Tenant such notice, said liquidated damages shall cease to accrue and Tenant shall be liable to Landlord for any damages recoverable under this Lease which accrue thereafter.

23.     SUBORDINATION

        (a) Subject to any mortgagee's or ground lessor's election, as hereinafter provided for, this Lease is subject and subordinate in all respects to all matters of record (including, without limitation, deeds and land disposition agreements), ground leases and/or underlying leases, and all mortgages, any of which may now or hereafter be placed on or affect such leases and/or the real property of which the premises are a part, or any part of such real property, and/or Landlord's interest or estate therein, and to each advance made and/or hereafter to be made under any such mortgages, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Article 23 shall be self-operative and no further instrument or subordination shall be required. In confirmation of such subordination, Tenant shall execute, acknowledge and deliver promptly any certificate or instrument that Landlord and/or any mortgagee and/or lessor under any ground or underlying lease and/or their respective successors in interest may request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided. Tenant acknowledges that, where applicable, any consent or approval hereafter given by Landlord may be subject to the further consent or approval of such mortgagee and/or ground lessor; and the failure or refusal of such mortgagee and/or ground lessor to give such consent or approval shall, notwithstanding anything to the contrary in this Lease contained, constitute reasonable justification for Landlord's withholding its consent or approval.

        (b) Any such mortgagee or ground lessor may from time to time subordinate or revoke any such subordination of the mortgage or ground lease held by it to this Lease. Such subordination or revocation, as the case may be, shall be effected by written notice to Tenant and by recording an instrument of subordination or of such revocation, as the case may be, with the appropriate registry of deeds or land records and to be effective without any further act or deed on the part of Tenant. In confirmation of such subordination or of such revocation, as the case may be, Tenant shall execute, acknowledge and promptly deliver any certificate or instrument that Landlord, any mortgagee or ground lessor may request, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

        (c) Without limitation of any of the provisions of this Lease, if any ground lessor or mortgagee shall succeed to the interest of Landlord by reason of the exercise of its rights under such ground lease or mortgage (or the acceptance of voluntary conveyance in lieu thereof) or any third party (including, without limitation, any foreclosure purchaser or mortgage receiver) shall succeed to such interest by reason of any such exercise or the expiration or sooner termination of such ground lease, however caused, then such successor may, upon notice and request to Tenant (which, in the case of a ground lease, shall be within thirty (30) days after such expiration or sooner termination), succeed to the interest of Landlord under this Lease, provided, however, that such successor shall not: (i) be liable for any previous act or omission of Landlord under this Lease; (ii) be subject to any offset, defense, or counterclaim which shall theretofore have accrued to Tenant against Landlord;
(iii) have any obligation with respect to any security deposit unless it shall have been paid over or physically delivered to such successor; or (iv) be bound by any previous modification of this Lease or by any previous payment of Yearly Rent for a period greater than one (1) month, made without such ground lessor's or mortgagee's consent where such consent is required by applicable ground lease or mortgage documents. In the event of such succession to the interest of the Landlord -- and notwithstanding that any such mortgage or ground lease may antedate this Lease -- the Tenant shall attorn to such successor and shall ipso facto be and become bound directly to such successor in interest to Landlord to perform and observe all the Tenant's obligations under this Lease without the necessity of the execution of any further instrument. Nevertheless, Tenant agrees at any time and from time to time during the term hereof to execute a suitable instrument in confirmation of Tenant's agreement to attorn, as aforesaid, subject to Landlord's, mortgagee's and ground lessor's right to do so for, on behalf and in the name of Tenant under certain circumstances, as hereinafter provided.

        (d) The term "mortgage(s)" as used in this Lease shall include any mortgage or deed of trust. The term "mortgagee(s)" as used in this Lease shall include any mortgagee or any trustee and beneficiary under a deed of trust or receiver appointed under a mortgage or deed of trust. The term "mortgagor(s)" as used in this Lease shall include any mortgagor or any grantor under a deed of trust.

        (e) Tenant hereby irrevocably constitutes and appoints Landlord or any such mortgagee or ground lessor, and their respective successors in interest, acting singly, Tenant's attorney-in-fact to execute and deliver any such certificate or instrument for, on behalf and in the name of Tenant, but only if Tenant fails to execute, acknowledge and deliver any such certificate or instrument within ten (10) days after Landlord or such mortgagee or such ground lessor has made written request therefor.

        (f) Notwithstanding anything to the contrary contained in this Article 23, if all or part of Landlord's estate and interest in the real property of which the premises are a part shall be a leasehold estate held under a ground lease, then: (i) the foregoing subordination provisions of this Article 23 shall not apply to any mortgages of the fee interest in said real property to which Landlord's leasehold estate is not otherwise subject and subordinate; and (ii) the provisions of this Article 23 shall in no way waive, abrogate or otherwise affect any agreement by any ground lessor (x) not to terminate this Lease incident to any termination of such ground lease prior to its term expiring or
(y) not to name or join Tenant in any action or proceeding by such ground lessor to recover possession of such real property or for any other relief.

        (g) In the event of any failure by Landlord to perform, fulfill or observe any agreement by Landlord herein, in no event will the Landlord be deemed to be in default under this Lease permitting Tenant to exercise any or all rights or remedies under this Lease until the Tenant shall have given written notice of such failure to any mortgagee (ground lessor and/or trustee) of which Tenant shall have been advised and until a reasonable period of time shall have elapsed following the giving of such notice, during which such mortgagee (ground lessor and/or trustee) shall have the right, but shall not be obligated, to remedy such failure.

24.     QUIET ENJOYMENT

        Landlord covenants that if, and so long as, Tenant keeps and performs each and every covenant, agreement, term, provision and condition herein contained on the part and on behalf of Tenant to be kept and performed, Tenant shall quietly enjoy the premises from and against the claims of all persons claiming by, through or under Landlord subject, nevertheless, to the covenants, agreements, terms, provisions and conditions of this Lease and to the mortgages, ground leases and/or underlying leases to which this Lease is subject and subordinate, as hereinabove set forth.

        Without incurring any liability to Tenant, Landlord may permit access to the premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant's property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments.

25.     ENTIRE AGREEMENT -- WAIVER -- SURRENDER

        25.1 Entire Agreement. This Lease and the Exhibits made a part hereof contain the entire and only agreement between the parties and any and all statements and representations, written and oral, including previous correspondence and agreements between the parties hereto, are merged herein. Tenant acknowledges that all representations and statements upon which it relied in executing this Lease are contained herein and that the Tenant in no way relied upon any other statements or representations, written or oral. Any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Lease in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

        25.2 Waiver by Landlord. The failure of Landlord to seek redress for violation, or to insist upon the strict performance, of any covenant or condition of this Lease, or any of the Rules and Regulations promulgated hereunder, shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. The failure of Landlord to enforce any of such Rules and Regulations against Tenant and/or any other tenant in the Building shall not be deemed a waiver of any such Rules and Regulations. No provisions of this Lease shall be deemed to have been waived by Landlord unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

        25.3 Surrender. No act or thing done by Landlord during the term hereby demised shall be deemed an acceptance of a surrender of the premises, and no agreement to accept such surrender shall be valid, unless in writing signed by Landlord. No employee of Landlord or of Landlord's agents shall have any power to accept the keys of the premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord's agents shall not operate as a termination of the Lease or a surrender of the premises. In the event that Tenant at any time desires to have Landlord underlet the premises for Tenant's account, Landlord or Landlord's agents are authorized to receive the keys for such purposes without releasing Tenant from any of the obligations under this Lease, and Tenant hereby relieves

Landlord of any liability for loss of or damage to any of Tenant's effects in connection with such underletting.

26.     INABILITY TO PERFORM - EXCULPATORY CLAUSE

        Except as provided in Article 4.1 and 4.2 hereof, this Lease and the obligations of Tenant to pay rent hereunder and perform all the other covenants, agreements, terms, provisions and conditions hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repairs, replacements, additions, alterations, improvements or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any other similar or dissimilar cause whatsoever beyond Landlord's reasonable control, including but not limited to, governmental preemption in connection with a national emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any governmental agency or by reason of the conditions of supply and demand which have been or are affected by war, hostilities or other similar or dissimilar emergency. In each such instance of inability of Landlord to perform, Landlord shall exercise reasonable diligence to eliminate the cause of such inability to perform.

        Tenant shall neither assert nor seek to enforce any claim against Landlord, or Landlord's agents or employees, or the assets of Landlord or of Landlord's agents or employees, for breach of this Lease or otherwise, other than against Landlord's interest in the Building of which the premises are a part and in the uncollected rents, issues and profits thereof, and Tenant agrees to look solely to such interest for the satisfaction of any liability of Landlord under this Lease, it being specifically agreed that in no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives, and the like, disclosed or undisclosed, thereof) ever be personally liable for any such liability. This paragraph shall not limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or to take any other action which shall not involve the personal liability of Landlord to respond in monetary damages from Landlord's assets other than the Landlord's interest in said real estate, as aforesaid. In no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for consequential or incidental damages. Without limiting the foregoing, in no event shall Landlord or Landlord's agents or employees (or any of the officers, trustees, directors, partners, beneficiaries, joint venturers, members, stockholders or other principals or representatives and the like, disclosed or undisclosed, thereof) ever be liable for lost profits of Tenant. If by reason of Landlord's failure to acquire title to the real property of which the premises are a part or to complete construction of the Building or premises, Landlord shall be held to be in breach of this Lease, Tenant's sole and exclusive remedy shall be a right to terminate this Lease.

27.     BILLS AND NOTICES

        Any notice, consent, request, bill, demand or statement hereunder by either party to the other party shall be in writing and, if received at Landlord's or Tenant's address, shall be deemed to have been duly given when either delivered or served personally or mailed in a postpaid envelope, deposited in the United States mail addressed to Landlord at its address as stated in Exhibit 1 and to Tenant at the premises (or at Tenant's address as stated in Exhibit 1, if mailed prior to Tenant's occupancy of the premises), or if any address for notices shall have been duly changed as hereinafter provided, if mailed as aforesaid to the party at such changed address. Either party may at any time change the address or specify an additional address for such notices, consents, requests, bills, demands or statements by delivering or mailing, as aforesaid, to the other party a notice stating the change and setting forth the changed or additional address, provided such changed or additional address is within the United States.

        If Tenant is a partnership, Tenant, for itself, and on behalf of all of its partners, hereby appoints Tenant's Service Partner, as identified on Exhibit 1, to accept service of any notice, consent, request, bill, demand or statement hereunder by Landlord and any service of process in any judicial proceeding with respect to this Lease on behalf of Tenant and as agent and attorney-in-fact for each partner of Tenant.

        All bills and statements for reimbursement or other payments or charges due from Tenant to Landlord hereunder shall be due and payable in full ten (10) days, unless herein otherwise provided, after submission thereof by Landlord to Tenant. Tenant's failure to make timely payment of any amounts indicated by such bills and statements, whether for work done by Landlord at Tenant's request, reimbursement provided for by this Lease or for any other sums properly owing by Tenant to Landlord, shall be treated as a default in the payment of rent, in which event Landlord shall have all rights and remedies provided in this Lease for the nonpayment of rent.

28.     PARTIES BOUND -- SEIZING OF TITLE

        The covenants, agreements, terms, provisions and conditions of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party hereto is named or referred to, except that no violation of the provisions of Article 16 hereof shall operate to vest any rights in any successor or assignee of Tenant and that the provisions of this Article 28 shall not be construed as modifying the conditions of limitation contained in Article 21 hereof.

        If, in connection with or as a consequence of the sale, transfer or other disposition of the real estate (land and/or Building, either or both, as the case may be) of which the premises are a part, Landlord ceases to be the owner of the reversionary interest in the premises, Landlord shall be entirely freed and relieved from the performance and observance thereafter of all covenants and obligations hereunder on the part of Landlord to be performed and observed, it being understood and agreed in such event (and it shall be deemed and construed as a covenant running with the land) that the person succeeding to Landlord's ownership of said reversionary interest shall thereupon and thereafter assume, and perform and observe, any and all of such covenants and obligations of Landlord.

29.     MISCELLANEOUS

        29.1 Separability. If any provision of this Lease or portion of such provision or the application thereof to any person or circumstance is for any reason held invalid or unenforceable, the remainder of the Lease (or the remainder of such provision) and the application thereof to other persons or circumstances shall not be affected thereby.

        29.2 Captions, etc. The captions are inserted only as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof. References to "State" shall mean, where appropriate, the District of Columbia and other Federal territories, possessions, as well as a state of the United States.

        29.3 Broker. Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of office space in the Building or any Center, Office Park or other complex of which it is a part (called "Building, etc." in this Article 29.3) with any broker or had its attention called to the premises or other space to let in the Building, etc. by anyone other than the broker, person or firm, if any, designated in Exhibit 1. Tenant agrees to defend, exonerate and save harmless and indemnify Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising out of the execution and delivery of this Lease or out of negotiations between Landlord and Tenant with respect to the leasing of other space in the Building, etc., provided that Landlord shall be solely responsible for the payment of brokerage commissions to the broker, person or firm, if any, designated in Exhibit 1.

        29.4 Modifications. If in connection with obtaining financing for the Building, a bank, insurance company, pension trust or other institutional lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not withhold, delay or condition its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created.

        29.5 Arbitration. Any disputes relating to provisions or obligations in this Lease as to which a specific provision for a reference to arbitration is made herein shall be submitted to arbitration in accordance with the provisions of applicable state law (as identified on Exhibit 1), as from time to time amended. Arbitration proceedings, including the selection of an arbitrator, shall be conducted pursuant to the rules, regulations and procedures from time to time in effect as promulgated by the American Arbitration Association. Prior written notice of application by either party for arbitration shall be given to the other at least ten (10) days before submission of the application to the said Association's office in the City wherein the Building is situated (or the nearest other city having an Association office). The arbitrator shall hear the parties and their evidence. The decision of the arbitrator shall be binding and conclusive, and judgment upon the award or decision of the arbitrator may be entered in the appropriate court of law (as identified on Exhibit 1); and the parties consent to the jurisdiction of such court and further agree that any process or notice of motion or other application to the Court or a Judge thereof may be served outside the State wherein the Building is situated by registered mail or by personal service, provided a reasonable time for appearance is allowed. The costs and expenses of each arbitration hereunder and their apportionment between the parties shall be determined by the arbitrator in his award or decision. No arbitrable dispute shall be deemed to have arisen under this Lease prior to (i) the expiration of the period of twenty (20) days after the date of the giving of written notice by the party asserting the existence of the dispute together with a description thereof sufficient for an understanding thereof; and (ii) where a Tenant payment (e.g., Tax Excess or Operating Expense Excess under Article 9 hereof) is in issue, the amount billed by Landlord having been paid by Tenant.

        29.6 Governing Law. This Lease is made pursuant to, and shall be governed by, and construed in accordance with, the laws of the State wherein the Building is situated and any applicable local municipal rules, regulations, by-laws, ordinances and the like.

        29.7 Assignment of Rents. With reference to any assignment by Landlord of its interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to or held by a bank, trust company, insurance company or other institutional lender holding a mortgage or ground lease on the Building, Tenant agrees:

                (a) that the execution thereof by Landlord and the acceptance thereof by such mortgagee and/or ground lessor shall never be deemed an assumption by such mortgagee and/or ground lessor of any of the obligations of the Landlord thereunder, unless such mortgagee and/or ground lessor shall, by written notice sent to the Tenant, specifically otherwise elect; and

                (b) that, except as aforesaid, such mortgagee and/or ground lessor shall be treated as having assumed the Landlord's obligations thereunder only upon foreclosure of such mortgagee's mortgage or deed of trust or termination of such ground lessor's ground lease and the taking of possession of the demised premises after having given notice of its exercise of the option stated in Article 23 hereof to succeed to the interest of the Landlord under this Lease.

        29.8 Representation of Authority. By his execution hereof each of the signatories on behalf of the respective parties hereby warrants and represents to the other that he is duly authorized to execute this Lease on behalf of such party. If Tenant is a corporation, Tenant hereby appoints the signatory whose name appears below on behalf of Tenant as Tenant's attorney-in-fact for the purpose of executing this Lease for and on behalf of Tenant.

        29.9 Expenses Incurred by Landlord Upon Tenant Requests. Tenant shall, upon demand, reimburse Landlord for all reasonable expenses, including, without limitation, legal fees, incurred by Landlord in connection with all requests by Tenant for consents, approvals or execution of collateral documentation related to this Lease, including, without limitation, costs incurred by Landlord in the review and approval of Tenant's plans and specifications in connection with proposed alterations to be made by Tenant to the premises, requests by Tenant to sublet the premises or assign its interest in the Lease, the execution by Landlord of estoppel certificates requested by Tenant, and requests by Tenant for Landlord to execute waivers of Landlord's interest in Tenant's property in connection with third party financing by Tenant. Such costs shall be deemed to be additional rent under the Lease.

        29.10 Survival. Without limiting any other obligation of the Tenant which may survive the expiration or prior termination of the term of the Lease, all obligations on the part of Tenant to indemnify, defend, or hold Landlord harmless, as set forth in this Lease (including, without limitation, Tenant's obligations under Articles 13(d), 15.3, and 29.3) shall survive the expiration or prior termination of the term of the Lease.

        IN WITNESS WHEREOF the parties hereto have executed this Indenture of Lease in multiple copies, each to be considered an original hereof, as a sealed instrument on the day and year noted in Exhibit 1 as the Execution Date.

LANDLORD:                               TENANT:


By:___________________________          By:_________________________________
                                               (Name)  (Title)
                                               Hereunto Duly Authorized



        IF TENANT IS A CORPORATION, A SECRETARY'S OR CLERK'S CERTIFICATE OF THE AUTHORITY AND THE INCUMBENCY OF THE PERSON SIGNING ON BEHALF OF
TENANT SHOULD BE ATTACHED.




COMMONWEALTH, DISTRICT OR
STATE OF

COUNTY OF

        On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of the Tenant, to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the officer of the above named Tenant, as noted, and that he signed his name hereto by order of the Board of Directors of said Tenant.


                                       _____________________________________
                                       Notary Public
                                       My Commission Expires:_______________



COMMONWEALTH OF MASSACHUSETTS

COUNTY OF SUFFOLK

        On the Execution Date stated in Exhibit 1, the person above signing this Lease for and on behalf of Landlord to me personally known, did sign and execute this Lease and, being by me duly sworn, did depose and say that he is the duly authorized representative of Landlord.

                                        _____________________________________
                                        Notary Public
                                        My Commission Expires:_______________

                                   EXHIBIT 3

                            BUILDING STANDARD ITEMS

        The following exhibit sets forth the Building standard level of leasehold improvements and does not, notwithstanding anything to the contrary in this Exhibit 3 contained, impose any obligation on Landlord to provide any such items in the premises.

A.      Exterior Walls, Lobby Walls and Core Walls

        1.      Finish

                The exposed surfaces are to receive a drywall finish. The toilet room walls are to be finished with ceramic tile and drywall, or equal.

        2.      Doors-Frames

                Flush hollow metal doors or solid core wood doors 1-3/4" in thickness will be installed in pressed metal door frames.

        3.      Hardware

                Each swing door shall be provided with one and one-half pairs of butts, a latch set, or lockset where required, and a door stop where required. A surface mounted door closer will be provided at such additional locations as may be required by the local code. All hardware shall be Sargent, Schlage, Yale and Towne or equal.

B.      Partitions and Doors

        1.      Partitions Separating Premises (Demising)

                a.   Partitions

                     Partitions separating premises shall be constructed of metal studs with two layers of 5/8" wallboard on each side extending above the ceiling, with one layer of wallboard on each side extended to the underside of the floor construction above, or equal.

                b.   Doors

                     All doors shall have pressed metal door frames or wood door frames and casings, as Landlord may elect. The doors shall be solid core wood doors and shall be provided with two pairs of butts, a lockset, and doorstop where required. A door closer will be provided for the principal entrance to the premises and at such additional locations as may be required by the local code. The locksets which are provided at the entrance will be master-keyed to building standard and shall be Sargent, Yale and Towne, Schlage or equal.


        2.      Partitions Separating Offices within Single Premises

                a.   Partitions

                     The partitions shall be constructed of metal studs with one layer of 5/8" wallboard on each side or equal.

                b.   Doors

                     The swing doors shall have pressed metal door frames or wood frames and casings, as Landlord may elect. The doors shall be solid core and shall be provided with two pairs of butts, latch sets, and doorstop where required. The number of doors shall not exceed one door for each 25 lineal feet of allowed partitions. All hardware shall be Sargent, Yale and Towne, Schlage or equal.

        3.      Standard Quality of Partitions

                The total lineal footage of partitions shall not exceed one lineal foot for each 15 square feet of (i) Net Rentable Area(1) for multi-tenant floors or (ii) Gross Area1, not including building core area, for single-tenant floors.

C.      Ceilings

        1. Mechanically suspended, 24" x 24" exposed slotted tee system with fissured acoustic ceiling tiles, Class "A" (incombustible), 24" x 24", square edged.

        2.   The mechanical suspension system shall be of the concealed type.

D.      Lighting

        1. At Landlord's election, either: (i) recessed 18 cell parabolic lighting fixtures (2' x 4') with three (3) 35-watt rapid start tubes to the extent of one such fixture per 85 square feet (average) of (x) New Rentable Area for multi-tenant floors or (y) Gross Area, excluding core area, for single-tenant floor, or (ii) a (1' x 4') recessed fluorescent lighting fixture with two (2) 35-watt rapid start tubes to the extent of one such fixture per seventy (70) square feet (average) of (x) New Rentable Area for multi-tenant floors or (y) Gross Area, excluding core area, for single-tenant floors, shall be installed by Landlord. Where required by design conditions, smaller recessed florescent fixtures may be substituted at Landlord's option.

        2. Miscellaneous fixtures, fluorescent and/or incandescent, shall be installed in mechanical spaces, toilet areas, stairwell and utility areas to conform to building operation requirements and existing codes.

        3. Wall switches of the single pole, quiet type to the extent of one switch for each ten lighting fixtures averaged shall be installed by Landlord. Each private office shall have at least one wall switch (which will be counted in the allowance).

E.      Electrical and Telephone

        1. Duplex wall base and floor receptacles (not to exceed one per 125 square feet of (i) Net Rentable Area for multi-tenant floors or
             (ii) Gross Area, not including building core area,

______________________________
(1)The terms "Gross Area" and "Net Rentable Area" used in computing allowances under this Exhibit 3 refer to definitions appearing in Article 7 of the Lease.

             for single-tenant floors) shall be installed by Landlord. It is understood that not more than 10% of the total number of such receptacles may be located in the floor.

        2. Landlord will make the necessary provisions for wall and baseboard telephone outlets (not to exceed one per 200 square feet of (i) Net Rentable Area for multi-tenant floors or (ii) Gross Area, not including building core area, for single-tenant floors). Installation of the wiring by the telephone company is the responsibility of Tenant. It is understood that not more than 10% of the total number of such outlets may be located in the floor.

        3. Power wiring circuits, including terminal device (208 Volt, 3 Phase, grounded) shall be made available to Tenant as may be agreed between the parties in connection with Tenant equipment at the rate of one per 6,000 square feet of (i) Net Rentable Area for multi-tenant floors or (ii) Gross Area, not including building core area, for single tenant floors.

F.      Plumbing

        1. Wet stacks will be available on the typical office floor containing cold water, waste, and vents. Tenant equipment can be connected at these points by the Landlord at the Tenant's expense.

G.      Painting and Wall Covering

        1. All wall surface shall receive a finish coat of building standard Polomyx paint over one prime coat, or equal, as Landlord may elect. Doors and frames shall receive one coat of enamel over one prime coat or shall have a natural finish of one coat of sealer and one coat of varnish.

        2. Paint colors shall be selected from the building standard color chart with not more than one accent color (flat paint) on one wall in each individual office.

        3. Where Tenant desires wall covering, Landlord shall initially prepare walls to receive wall covering as designated by Tenant. Such wall covering shall be furnished and installed at Tenant's expense. Wall covering shall be subject to Landlord's approval prior to installation.

        4. Public areas, corridors and lobbies shall be finished in accordance with the Landlord's Architect's schedule of room finish.


H.      Sun-Control Blinds

        Landlord shall furnish and install sun-control blinds or drapes, including the tracks therefor, in colors selected by Landlord.

I.      Mechanical

        1. Landlord will install one thermostat for every four perimeter units in premises served by the Building perimeter system.

        2. Landlord will install one supply diffuser with 6 feet of flexible hose for every 200 square feet of (i) Net Rentable Area for multi-tenant floors or (ii) Gross Area, not including core area, for single-tenant floors in any premises served by the Building central air distribution system.

                                      -38

        3. Landlord will install a sprinkler system for the public areas and tenant premises to the extent of one head per 225 square feet of
             (i) Net Rentable Area for multi-tenant floors or (ii) Gross Area, not including building core area, for single-tenant floors.

             Such head shall be a chrome pendant head. Heads will be installed in accordance with approved Tenant's final plans and all other governing agencies and regulations.

                                      -39

                                   EXHIBIT 4

                               BUILDING SERVICES

A.      General Cleaning (Monday through Friday)

        1. All stone, ceramic, tile, marble, terrazzo and other unwaxed flooring to be swept nightly, using approved dust-down preparation.

        2. All wood, linoleum, vinyl-asbestos, vinyl and other similar types of floors to be swept or dry mopped nightly, using dust-down preparation; all carpeting and rugs in the main traffic areas (corridors, reception areas, etc.) to be vacuumed nightly and all other carpeted areas to be vacuumed at least once each week.

        3.   Wax all public areas monthly.

        4.   Hand dust all furniture, files and fixtures nightly.

        5. Empty all waste receptacles nightly and remove waste paper and waste materials, including folded paper boxes and cartons, to a designated area.

        6.   Empty and clean all ash trays and screen all sand urns nightly.

        7. Wash and clean all water fountains and coolers nightly. Sinks and floors adjacent to sinks to be washed nightly.

        8. Hand dust all door and other ventilating louvers within reach, as necessary, but not less often than monthly.

        9.   Dust all telephones as necessary.

        10. Keep lockers and janitor sink rooms in a neat, orderly condition at all times.

        11.  Wipe clean all bright metal work as necessary.

        12. Check all stairwells throughout entire building nightly and keep in clean condition.

        13. Metal doors and trim of all public elevator cars to be properly maintained and kept clean.

B.      Common Area Lavatories

        1. Sweep and wash all lavatory floors nightly, using proper non-scented disinfectants.

        2. Clean all mirrors, powder shelves, bright work and enameled surfaces in all lavatories nightly. Scour, wash and disinfect all basins, bowls and urinals using non-scented disinfectants.

        3. Police lavatories during the day with matron or porter to pick up waste and replenish materials.

        4.   Wash all toilet seats nightly.

        5.   Fill toilet tissue holders nightly.

        6.   Empty paper towel receptacles nightly.

        7.   Empty sanitary disposal receptacles nightly.

        8.   Thoroughly clean all wall tile and stall surfaces as necessary.

C.      High Dusting

        Do all high dusting (not reached in nightly cleaning) quarterly which includes the following:

        1. Dust all pictures, frames, charts, graphs, and similar wall hangings.

        2. Dust exposed pipes, ventilation and air conditioning louvers, ducts and high moldings.

D.      Window Cleaning

        1. All exterior windows (except for any retail/commercial areas) from the second floor and above will be cleaned inside and outside except when cleaning is rendered impracticable by inclement weather.

        2. Entrance doors and elevator lobby glass to be cleaned daily and kept in a clean condition at all times during the day.

        3. Wipe down all metal window frames as necessary but not less often than monthly.

E.      Building Lobbies

        1. Floors to be swept and washed or vacuumed nightly, and machine scrubbed according to Building Standard frequency.

        2.   Carpeting in passenger elevator cabs to be vacuum cleaned nightly.

        3. Lobby walls to be dusted as often as necessary, but not less than weekly.

        4.   Screen and clean sand urns nightly.

        5. Clean all unpainted metal work in a manner appropriate to original finish.

F.      Porters

        Necessary number of day porters under supervision will be assigned for the following services:

        1. Service all public and building operating space throughout the Building.

        2.   Keep elevator cars clean and neat during the day.

        3. Maintain lobbies clean and, during wet weather, mopped dry to the extent practicable.

        4. Dust and rub down all elevator doors, frames, telephone booths and directories daily.

        5.   Sweep sidewalks, ramps, etc. daily.

        6.   Clean roofs and setbacks as often as necessary.

        7.   Maintain firehose and equipment clean.

        8.   Lay and remove lobby runners as necessary.

        9.   Replenish toilet tissue, towels and other supplies in lavatories.

        10. Maintain fan rooms, motor rooms and air conditioning rooms in clean condition.

        11.  Check stairways and keep same neat and clean during the day.

        12. Clean exterior columns, exterior signs and metal work, standpipe and sprinkler system, walkways and stairs as necessary.

        13. If directed by superintendent, fill towel and soap dispensers and perform any emergency cleaning required.

                                   EXHIBIT 5

                                 RENTABLE AREA

(1)     Measurement Standards - Single Tenancy Floors

        Three steps, in sequence, are to be followed to determine the Total Rentable Area: (i) compute gross area; (ii) deduct certain areas; and
        (iii) add applicable share of areas to be apportioned. (See below paragraph (c), below).

        (a) Gross Area: The gross area of a floor shall be the entire area within the exterior walls. If the exterior or demising wall consists in whole or part of windows, fixed clear glass or other transparent material, the measurement along the entire such wall shall be taken to a line established by the horizontal place of the inside of the glass or other transparent material. If it consists solely of a non-transparent material, the measurement shall be taken to the inside surface of the outer building wall. If a floor has no exterior wall within the property line, measurements shall be taken to the property line. If a floor has no full-height enclosing wall, measurements shall be taken to the edge of the floor slab.

        (b) Deductions from Gross Area: The following non-rentable building areas with one-half of their enclosing walls are to be deducted.

            1. Public elevator shafts and associated elevator machine rooms.

            2. Required egress stairways.

            3. Areas within the gross area which are to be apportioned pursuant to paragraph (c) below.

        (c) Areas to be Apportioned ("Attributable Area"):

        1. Common facilities including without limitation, all heating, ventilating, air conditioning, mechanical, electrical, cooling tower, telephone and other service floors, rooms or areas, containing equipment or supplies (exclusive of any tenant's special air conditioning or mechanical area or facilities) and all public lobbies (including monumental stair and/or escalator), loading, and other common service areas, throughout and within the Building including one-half of their enclosing walls, are to be apportioned based upon the relative areas of the tenants' premises served by such facilities.

        2. Whenever the height of any room or space used for a heating, ventilation, air conditioning, mechanical, or electrical facility above the ground floor shall exceed the average story height in the Building by more than 25%, then the floor area of such room or space shall be determined by multiplying the actual floor area by the percentage that the height of the room or space exceeds the average story height, and adding the area so determined to the actual floor area of such room or space; however, if any such rooms or spaces penetrate the next higher floor, then the entire area of such room or space on both floors shall be apportioned under this paragraph
            (c) based upon the relative area of the tenants' premises served by such facility, room or space.

(2)     Measurement Standards - Multiple Occupancy Floors

        The sum of the Total Rentable Area for two or more tenants in a floor shall be the Total Rentable Area for that floor as computed in the manner for single tenancy floors.

        Three steps are to be followed to determine the Total Rentable Area for each tenant on a multiple occupancy floor: (i) compute the Net
        Rentable Area for such floor pursuant to (a) below; (ii) compute the Net Rentable Area for each tenant pursuant to (b) below; and (iii) multiply the Total Rentable Area of such floor by a fraction whose numerator is the Net Rentable Area for such tenant and whose denominator is the Net Rentable Area for such floor.

        (a) Net Rentable Area for Any Floor: The Net Rentable Area shall be the gross area as described for single tenancy floors less the entire core area (measured to the finished enclosing walls thereof, but excluding any part of the core rented to a tenant) and public corridors measured to the corridor side of the enclosing walls thereof.

        (b) Net Rentable Area for Each Tenant: Exterior walls are to be measured as described in the procedure for gross area. Demising walls between tenants are to be equally divided. Corridor walls to the finished corridor side are to be included in the Net Rentable Area of each tenant.

        (c) Retail Area: The Total Rentable Area of a store or other retail facility in the Building shall be computed in accordance with the foregoing measurement standards for multiple occupancy floors.

                           REVOLVING CREDIT AGREEMENT

                                  Schedule 8.1

                         Existing Mortgage Indebtedness

                       (Outstanding as of March 31, 1996)


I.  Non-Collateral Properties


    Property                       Amount              Mortgagee

1.  Center Plaza, Boston,          $60,000,000         Connecticut General Life
    MA                                                 Insurance Company

2.  150 Federal Street,            $57,207,242         John Hancock Mutual Life
    Boston, MA (Units 0-11)                            Insurance Company
     through 0-25)

3.  175 Federal Street,            $13,171,205         The Travelers Insurance
    Boston, MA                                         Company (successor-in-
                                                       interest to Aetna Life
                                                       Insurance Company)

4.  Perimeter Center,              $218,000,000        Metropolitan Life
     Atlanta, GA                                       Insurance Company

5.  Wellesley Office Park          $55,000,000         Connecticut General Life
     Wellesley, MA                                     Insurance Company

II.     Partially-Owned Real Estate Holding Entities

                                                 The Borrower's
                             Total Mortgage    Share of Mortgage
        Property                  Debt               Debt             Mortgagee

1.      75-101 Federal        $91,170,343         $47,054,837           Connecticut General
        Street, Boston,                                                 Life Insurance
        MA                                                              Company and New
                                                                        York State Teachers
                                                                        Retirement System

2.      One Post Office       $94,410,496         $47,205,248           Connecticut General
        Square, Boston,                                                 Life Insurance
        MA                                                              Company and Aetna
                                                                        Life Insurance
                                                                        Company

Note: The foregoing does not include Indebtedness in respect to the Loans, the Center Plaza Subordinate Debt, the Rowes Wharf Debt or the subordinated mortgage debt on Russia Wharf held by the Guarantor and described in the Russia Wharf Subordination Agreement.

                           REVOLVING CREDIT AGREEMENT

                                Schedule 8.1(h)


1.      Legal Proceedings described in Schedule 6.7.

2. Commitments and Contingencies set forth in Note 12 of the Notes to the Consolidated Financial Statements of the Guarantor contained in the Guarantor's Form 10-K filed with the SEC for the period ending December 31, 1995.

3. The Borrower has entered into a so-called "make whole" agreement with One Post Office Square Associates and The Equitable Life Assurance Society of the Untied States with respect to One Post Office Square, Boston, Massachusetts, in the event of a reduction in net revenues from parking garage operations as a result of the lease of the parking facilities at One Post Office Square entered into contemporaneously with and incident to the formation of the Borrower and the Guarantor.

4. Contingent environmental liabilities described in the portion of the Guarantor's Form 10-K for the period ending December 31, 1995 filed with the SEC entitled "BUSINESS - Environmental Matters" and in the portion of the March, 1996 Prospectus and Prospectus Supplement entitled "RISK FACTORS - Possible Environmental Liabilities." The terms "Gross Area" and "Net Rentable Area" used in computing allowances under this Exhibit 3 refer to definitions appearing in Article 7 of the Lease.

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